                                                           Rule 424(b)(4)
                                                        File No. 33-96378
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 10, 1995)


                          $341,336,714 (APPROXIMATE)
                     AETNA 1995 COMMERCIAL MORTGAGE TRUST
             MULTICLASS PASS-THROUGH CERTIFICATES, SERIES 1995-C5

   Structured Asset Securities Corporation (the "Depositor") is forming a trust, designated as Aetna 1995 Commercial Mortgage Trust (the "Trust"), which will issue Multiclass Pass-Through Certificates, Series 1995-C5 (the "Certificates") in the aggregate principal amount of approximately $443,294,435. The Certificates will consist of twelve classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Senior Certificates"); the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Subordinate Certificates"); the Class X Certificates; and the Class R-I and Class R-II Certificates (collectively, the "Residual Certificates"). Only the Senior Certificates and the Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are being offered hereby. It is a condition to their issuance that the Class A-1 Certificates and the Class A-2 Certificates be rated "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services ("S&P", and together with Fitch, the "Rating Agencies"), that the Class B Certificates be rated "AA" by S&P and "AAA" by Fitch, that the Class C Certificates be rated "A" by S&P and "AA" by Fitch, and that the Class D Certificates be rated "BBB" by S&P and "A-" by Fitch.

   The Certificates will evidence, in the aggregate, the entire beneficial ownership interest in the Trust, which will be established by the Depositor pursuant to the Trust Agreement, to be dated as of December 1, 1995, among the Depositor, Bankers Trust Company of California, N.A., as trustee (the "Trustee"), Fleet Real Estate Capital, Inc., as servicer (the "Servicer"), and J. E. Robert Company, Inc., as special servicer (the "Special Servicer"). The Certificates will be payable solely from amounts received with respect to the assets of the Trust. The Certificates will not constitute obligations of the Depositor or the Seller (as defined herein) or any of their affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or by Lehman Brothers Inc. ("Lehman Brothers" or the "Underwriter") or the Seller or any affiliate thereof or by any other person or entity. SEE "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

   The primary assets of the Trust will be a segregated pool (the "Mortgage Pool") of 41 fixed rate, commercial and multifamily mortgage loans (or, with respect to 4 such mortgage loans, a senior participation interest therein) and loan groups (collectively, the "Mortgage Loans") and certain Collection and Distribution Accounts (collectively, the "Trust Fund"). The Mortgage Loans had an aggregate principal balance as of December 1, 1995 (the "Cut-off Date") of approximately $443,294,435 (the "Initial Pool Balance"). On or before the date of initial issuance of the Certificates, the Mortgage Loans will be acquired by the Depositor from Aetna Life Insurance Company, a Connecticut corporation (the "Seller"), which originated the Mortgage Loans or acquired the Mortgage Loans from an affiliate or, in the case of two Mortgage Loans, from unaffiliated third party originators.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 INITIAL AGGREGATE                       ASSUMED FINAL        RATED FINAL
               CERTIFICATE PRINCIPAL    CERTIFICATE       DISTRIBUTION        DISTRIBUTION
CLASS                AMOUNT(1)         INTEREST RATE        DATE(2)             DATE(3)        CUSIP NUMBER
------------  ---------------------  ---------------  ------------------  ------------------  ------------
Class A-1  ..      $109,378,994            6.422%     October 25, 2000     December 26, 2030  008098 AA3
Class A-2  ..      $130,000,000            6.590%     March 25, 2003       December 26, 2030  008098 AB1
Class B .....      $ 31,030,611            6.740%     January 25, 2004     December 26, 2030  008098 AC9
Class C .....      $ 31,030,610            6.890%     December 27, 2004    December 26, 2030  008098 AD7
Class D .....      $ 39,896,499            7.100%     September 25, 2007   December 26, 2030  008098 AE5

                                             (Footnotes to table on next page)


   The Offered Certificates will be offered by Lehman Brothers from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds (excluding accrued interest) to the Depositor from sale of the Offered Certificates will be approximately $340,738,706, before deduction of expenses payable by the Depositor.


   The Offered Certificates will be offered by Lehman Brothers subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and certain further conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about December 19, 1995.

                               LEHMAN BROTHERS


December 12, 1995

The footnotes to the table on the previous page are as follows:


(1) The initial aggregate certificate principal amount ("Certificate Principal Amount") of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the Mortgage Loans actually delivered to the Trustee. The Certificate Principal Amounts and the Cut-Off Date Balances of the Mortgage Loans set forth above and herein and the Initial Pool Balance set forth herein are based on the aggregate principal balances of the Mortgage Loans on the date hereof after reducing the same by the principal payments scheduled to be made on December 1, 1995. In certain cases, the terms of the Mortgage Loans provide for the payment of additional principal amounts that have not yet been determined. Accordingly, the Certificate Principal Amounts of each Class of Certificates may be reduced (pro rata or otherwise) by a variance equal to such additional principal payments, in addition to the variance described in the third preceding sentence. Furthermore, the Tradewinds Resort Hotel Loan borrower has demanded that a prepayment in full of such Loan, with full yield maintenance, be accepted in December, 1995. If such Loan is prepaid in December, 1995 (as to which there can be no assurance), a substantial reduction of the outstanding balance of the Class A-1 Certificates will result on the first Distribution Date. See "Appendix B -- DESCRIPTION OF THE 15 LARGEST MORTGAGE LOANS AND MORTGAGED PROPERTIES -- Tradewinds Resort Hotel Loan and Property".

(2) Determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

(3) The "Rated Final Distribution Date" is December 26, 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "CERTIFICATE RATING" herein.


   Lehman Brothers, directly or through one or more of its affiliates, currently intends to make a secondary market in the Offered Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "RISK FACTORS" herein.

   This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors must read both the Prospectus and this Prospectus Supplement to obtain material information about the offering. Sales of Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and the Prospectus Supplement.

   Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and the Prospectus with respect to their unsold allotments or subscriptions.

                              TABLE OF CONTENTS

Summary of Terms ...................................................................  S-5
Risk Factors ....................................................................... S-28
 The Certificates .................................................................. S-28
 The Mortgage Loans ................................................................ S-29
DESCRIPTION OF THE CERTIFICATES .................................................... S-38
 General ........................................................................... S-38
 Certificate Principal Amounts and Certificate Notional Amounts .................... S-39
 Registration; Denominations ....................................................... S-40
 Certificate Interest Rates ........................................................ S-40
 Distributions ..................................................................... S-41
 Subordination; Allocation of Losses and Certain Expenses .......................... S-50
 Prepayment Interest Shortfalls and Excess Prepayment Interest ..................... S-52
 Advances .......................................................................... S-54
 Reports to Certificateholders; Available Information .............................. S-55
 Example of Distributions .......................................................... S-59
 Assumed Final Distribution Date; Rated Final Distribution Date .................... S-60
 Optional Termination .............................................................. S-61
 Voting Rights; Lists of Certificateholders ........................................ S-61
 Amendment ......................................................................... S-62
 The Trustee ....................................................................... S-62
 The Collection and Distribution Accounts .......................................... S-64
THE SELLER ......................................................................... S-64
UNDERWRITING PRACTICES ............................................................. S-64
DESCRIPTION OF THE MORTGAGE POOL ................................................... S-66
 General ........................................................................... S-66
 Mortgage Loan History ............................................................. S-67
 Certain Terms and Conditions of the Mortgage Loans ................................ S-68
 Assessments of Property Condition ................................................. S-70
 Secondary Financing ............................................................... S-72
 Other Liens ....................................................................... S-74
 Senior Participations ............................................................. S-75
 Additional Mortgage Loan Information .............................................. S-75
 Assignment of the Mortgage Loans; Repurchases ..................................... S-85
 Representations and Warranties; Repurchases ....................................... S-86
 Changes in Mortgage Pool Characteristics .......................................... S-88
SERVICING OF MORTGAGE LOANS ........................................................ S-89
 General ........................................................................... S-89
 The Servicer ...................................................................... S-90
 The Special Servicer .............................................................. S-92
 The Operating Adviser ............................................................. S-95
 The Extension Adviser ............................................................. S-97
 Due-on-Sale and Due-on-Encumbrance Provisions ..................................... S-98
 Maintenance of Insurance .......................................................... S-99
 Mortgage Loan Modifications ....................................................... S-100
 Sale of Defaulted Mortgage Loans and REO Properties ............................... S-101
 Foreclosures ...................................................................... S-102
 Certain Matters Regarding the Servicer and the Special Servicer ................... S-104
 Events of Default ................................................................. S-106
 Termination of the Servicer or Special Servicer ................................... S-107

                               S-3


 Appointment of a Successor Servicer or Special Servicer ........................... S-107
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...................................... S-107
 General ........................................................................... S-107
 Effects of Losses on the Mortgage Loans, Additional Trust Fund Expenses and
  Other Matters .................................................................... S-109
 Weighted Average Life ............................................................. S-109
LEGAL INVESTMENT CONSIDERATIONS .................................................... S-113
Certain Legal Aspects of Mortgage Loans Located in California, Pennsylvania, and
 Florida ........................................................................... S-114
 California ........................................................................ S-114
 Pennsylvania ...................................................................... S-114
 Florida ........................................................................... S-114
USE OF PROCEEDS .................................................................... S-114
ERISA Considerations ............................................................... S-115
Federal Income Tax Considerations .................................................. S-117
UNDERWRITING ....................................................................... S-118
Legal Matters ...................................................................... S-118
Certificate Rating ................................................................. S-119
Index of Principal Terms ........................................................... S-120
Appendix A--Summary of the Mortgage Loans and Mortgaged Properties  ................ A-1
Appendix B--Description of the 15 Largest Mortgage Loans and Mortgaged Properties  . B-1
Appendix C--Servicer Reports ....................................................... C-1

                               SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. An "Index of Principal Terms" is included at the end of this Prospectus Supplement and a "Glossary" is included at the end of the Prospectus.

DEPOSITOR ..............         Structured Asset Securities Corporation (the
                                   "Depositor"). The Depositor's principal
                                    offices are located at 3 World Financial
                                    Center, New York, New York 10285,
                                    telephone (212) 526-5594. See "THE
                                    ISSUER--The Company" in the Prospectus.

TITLE OF CERTIFICATES AND
 DESIGNATION OF CLASSES ...      Multiclass Pass-Through Certificates, Series
                                    1995-C5 (the "Certificates") to be issued in the aggregate Certificate Principal Amount of approximately $443,294,434.70 and to consist of twelve classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Senior Certificates"); the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Subordinate Certificates"); the Class X Certificates (collectively with the Senior Certificates and the Subordinate Certificates, the "Regular Interest Certificates"); and the Class R-I and Class R-II Certificates (collectively, the "Residual Certificates"). See "DESCRIPTION OF THE CERTIFICATES" herein.

OFFERED CERTIFICATES ...         Only the Senior Certificates and the Class
                                    B, Class C and Class D Certificates
                                    (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates, in each case, will be issued in the initial aggregate Certificate Principal Amount set forth on the cover page of this Prospectus Supplement. The initial aggregate Certificate Principal Amount of any Class of Offered Certificates is subject to a permitted variance as set forth on the inside cover page of this Prospectus Supplement.

                                    The Offered Certificates will bear
                                    interest at the respective rates per annum set forth on the cover page hereof. Interest on the Certificates will be payable on the 25th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day) (each such date, a "Distribution Date"), commencing in January 1996. Principal payments on the Certificates of each Class (other than the Class X and Residual Certificates) will be made in the amounts and in accordance with the priorities described herein on a pro rata basis among the Certificates of any particular Class. If and to the extent collected, Prepayment Premiums (as defined herein) will generally be distributed among the holders of each of the respective Classes of Certificates whose aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, is reduced in connection with the distribution of the related prepayment of principal, in the amounts and in accordance with the priorities described herein. Realized Losses (as defined herein) with respect to the Mortgage Loans and Additional Expense Losses (as defined herein) will be allocated to the Subordinate Certificates prior to allocation thereof to the Senior Certificates and will be allocated to each Class of the Subordinate Certificates and each Class of the Senior Certificates in accordance with the priorities described herein.


CERTIFICATES NOT OFFERED         The Class E, Class F, Class G, Class H,
                                    Class X, Class R-I and Class R-II
                                    Certificates (collectively, the
                                    "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. The initial aggregate Certificate Principal Amount of the Non-Offered Certificates is approximately $101,957,720 (subject to permitted variances similar to those applicable to the Offered Certificates, as set forth on the inside cover page of this Prospectus Supplement), representing approximately 23.0% of the Initial Pool Balance. The Non-Offered Certificates will be acquired by a wholly-owned subsidiary of Aetna Life Insurance Company. Such holder expects initially to hold the Non-Offered Certificates but is not obligated to do so and may sell the same at any time.


DENOMINATIONS ..........         The Class A-1, Class A-2, Class B, Class C
                                    and Class D Certificates will be issued in book-entry form in original denominations of $100,000 Certificate Principal Amount and in integral multiples of $1 in excess thereof. One Certificate of each of the foregoing Classes may be issued in a different Certificate Principal Amount, to accommodate the remainder of the initial aggregate Certificate Principal Amount of the Certificates of such Class. See "DESCRIPTION OF THE CERTIFICATES-- Registration; Denominations" herein and "DESCRIPTION OF THE SECURITIES-- Book-Entry Registration" in the Prospectus.

SELLER .................         On or before the Closing Date, the Depositor
                                    will acquire the Mortgage Loans from Aetna
                                    Life Insurance Company, a Connecticut
                                    corporation (the "Seller"), which
                                    originated the Mortgage Loans, with the
                                    exception of six Mortgage Loans which were originated by Aetna Casualty and Surety Company, an affiliate of the Seller, and with the exception of the 500 Westchester Avenue Loan and the St. Marks Co-Op Apartments Loan which were acquired directly or indirectly from unaffiliated lenders as part of the Seller's ongoing business of purchasing and selling
                                    mortgage loans and other mortgage related assets. See "DESCRIPTION OF THE MORTGAGE POOL--Mortgage Loan History" herein. The Seller is a wholly-owned subsidiary of Aetna Life and Casualty Company, one of the largest insurance and financial services organizations in the United States. See "THE SELLER" herein.
                               S-6

TRUSTEE ...............          Bankers Trust Company of California, N.A.
                                   (the "Trustee") will act as trustee for
                                    the Trust and will also be obligated to
                                    make any Advance (as defined herein) that the Servicer is required, but fails, to make. See "DESCRIPTION OF THE
                                    CERTIFICATES--Advances" and "--The
                                    Trustee" herein.

SERVICER ...............         Fleet Real Estate Capital, Inc. (the
                                    "Servicer") will be responsible for
                                    servicing the Mortgage Loans except to the extent that servicing of the Specially Serviced Mortgage Loans (as defined below) is the responsibility of the Special Servicer. See "SERVICING OF MORTGAGE LOANS--The Servicer" herein.

SPECIAL SERVICER .......         J.E. Robert Company, Inc. (the "Special
                                    Servicer") will be responsible for
                                    performing certain servicing functions
                                    with respect to Mortgage Loans ("Specially
                                    Serviced Mortgage Loans") that, in
                                    general, are in default (and, depending on the default, have been so for a specified period of time) or as to which such a default is imminent or as to which certain bankruptcy or insolvency events have occurred with respect to the related borrower. The Special Servicer will also be responsible for the management of REO Properties (as defined herein) acquired on behalf of the Trust. See "SERVICING OF MORTGAGE LOANS--The Special Servicer" herein.

OPERATING ADVISER ......         The majority holder (or holders) of the
                                    Class of Certificates (other than the
                                    Class X Certificates and the Residual
                                    Certificates) with the latest alphabetical
                                    Class designation will have the right,
                                    subject to certain conditions described
                                    herein, to elect an adviser (the
                                    "Operating Adviser") from whom the Special
                                    Servicer will seek advice and approval and take direction under the various circumstances described herein. The initial Operating Adviser will be CMBS Holdings, Inc., a wholly owned subsidiary of the Seller. See "SERVICING OF MORTGAGE LOANS--The Operating Adviser" herein.

EXTENSION ADVISER ......         The holders of Certificates evidencing
                                    greater than 66 2/3 % of the aggregate
                                    Certificate Principal Amount of all of the Certificates (other than the Class X Certificates and the Residual
                                    Certificates) with earlier alphabetical
                                    Class designations than that of the Class of Certificates whose holders are entitled to elect an Operating Adviser, if any, will have the right, subject to certain conditions described herein, to elect an adviser (the "Extension Adviser") from whom the Special Servicer will seek approval prior to extending the maturity of any Mortgage Loan beyond the third anniversary of such loan's stated maturity date. The initial Extension Adviser will be the Operating Adviser. See "SERVICING OF MORTGAGE LOANS--The Extension Adviser" herein.

CLOSING DATE ..........          On or about December 19, 1995.

CUT-OFF DATE ...........         December 1, 1995.

RECORD DATE ............         The record date (the "Record Date") for each
                                    Class of Offered Certificates for each
                                    Distribution Date will be the last day of the month immediately preceding the month in which such Distribution Date occurs or, if such day is not a Business Day (as defined below), the Business Day immediately preceding such day.

DISTRIBUTION DATE ......         The 25th day of each month or, if such day
                                    is not a Business Day, then the next
                                    succeeding Business Day, commencing in
                                    January 1996.

DESCRIPTION OF THE
 CERTIFICATES ...........        The Certificates will be issued, and the
                                    trust (the "Trust") designated as the
                                    Aetna 1995 Commercial Mortgage Trust will be created, pursuant to a trust agreement (the "Trust Agreement"), to be dated as of the Cut-off Date, among the Depositor, the Trustee, the Servicer and the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES" herein.

                                    CLASSES OF REGULAR INTEREST CERTIFICATES


          [Graphic Material (1) omitted: Graphic depicts credit support (as a percentage) and ratings given by the Rating Agencies for each class of the Certificates, also indicating the balance for each class of the Certificates in dollars and as a percent of the Initial Pool Balance. Graphic also indicates which certificates are publicly offered and which are not.]

* Ratings indications appearing in parentheses on the left refer to the ratings assigned by S&P; ratings indications appearing on the right refer to the ratings assigned by Fitch. Classes in which the letters "NR" appear in the position in which the rating of a particular Rating Agency should appear will not be rated by such Rating Agency.

CERTIFICATE PRINCIPAL
AMOUNTS AND
CERTIFICATE NOTIONAL
AMOUNTS ................         Upon initial issuance, and in each case
                                    subject to the permitted variances as set forth on the inside cover page of this Prospectus Supplement,

                                   (i)the Class A-1 Certificates will have an
                                      aggregate Certificate Principal Amount
                                      of $109,378,994, which will represent
                                      approximately 24.7% of the Initial Pool
                                      Balance;

                                  (ii)the Class A-2 Certificates will have an
                                      aggregate Certificate Principal Amount
                                      of $130,000,000, which will represent
                                      approximately 29.3% of the Initial Pool
                                      Balance;

                                 (iii)the Class B Certificates will have an
                                      aggregate Certificate Principal Amount
                                      of $31,030,611, which will represent
                                      approximately 7.0% of the Initial Pool
                                      Balance;

                                 (iv) the Class C Certificates will have an
                                      aggregate Certificate Principal Amount
                                      of $31,030,610, which will represent
                                      approximately 7.0% of the Initial Pool
                                      Balance;

                                 (v)  the Class D Certificates will have an
                                      aggregate Certificate Principal Amount
                                      of $39,896,499, which will represent
                                      approximately 9.0% of the Initial Pool
                                      Balance; and

                                 (vi) the Class E, Class F, Class G and Class
                                      H Certificates will have an aggregate
                                      Certificate Principal Amount of
                                      $101,957,720, which will represent
                                      approximately 23.0% of the Initial Pool
                                      Balance.

                                      The "Certificate Principal Amount" of
                                      any of the Class A-1 through Class H
                                      Certificates, as of any date of
                                      determination, represents the maximum
                                      specified dollar amount of principal to
                                      which the holder thereof is then
                                      entitled pursuant to the Trust
                                      Agreement, such amount being equal to
                                      the initial principal amount set forth
                                      on the face of such Certificate less
                                      the amount of all principal
                                      distributions previously made with
                                      respect to such Certificate and less
                                      all Realized Losses and Additional
                                      Expense Losses (each as defined herein)
                                      previously allocated to such
                                      Certificate pursuant to the Trust
                                      Agreement.

                                      The Class X Certificates will not have
                                      Certificate Principal Amounts or
                                      entitle their holders to distributions
                                      of principal. Each such Certificate
                                      will, however, represent the right to
                                      receive distributions of interest
                                      accrued as described herein on a
                                      notional amount (a "Certificate
                                      Notional Amount") equal to the product
                                      of the Percentage Interest (as defined
                                      herein) represented by such Certificate
                                      in such Class, multiplied by the
                                      aggregate Certificate Notional Amount
                                      of the Class X Certificates. The
                                      aggregate Certificate Notional Amount
                                      of the Class X Certificates will equal
                                      the sum of the following six components
                                      (each, a "Component"): (a) the
                                      aggregate Certificate Principal Amount
                                      of the Class A-1 Certificates
                                      outstanding from time to time
                                      ("Component A-1"); (b) the aggregate
                                      Certificate Principal Amount of the
                                      Class A-2 Certificates outstanding from
                                      time to time ("Com-
                                      ponent A-2"); (c) the aggregate
                                      Certificate Principal Amount of the
                                      Class B Certificates outstanding from
                                      time to time ("Component B"); (d) the
                                      aggregate Certificate Principal Amount
                                      of the Class C Certificates outstanding
                                      from time to time ("Component C"); (e)
                                      the aggregate Certificate Principal
                                      Amount of the Class D Certificates
                                      outstanding from time to time
                                      ("Component D"); and (f) the aggregate
                                      Certificate Principal Amount of the
                                      Class E Certificates outstanding from
                                      time to time ("Component E''). The
                                      Class A-1 through Class E Components of
                                      the Class X Certificates are not
                                      separately transferable.
                                      The Residual Certificates will not have
                                      Certificate Principal Amounts or
                                      Certificate Notional Amounts. See
                                      "DESCRIPTION OF THE
                                      CERTIFICATES--Certificate Principal
                                      Amounts and Certificate Notional
                                      Amounts" herein.

CERTIFICATE INTEREST
RATES ..................          The Certificate Interest Rate applicable to
                                    the Class A-1 Certificates for each
                                    Distribution Date will be a per annum rate equal to 6.422%. The Certificate Interest Rate applicable to the Class A-2 Certificates for each Distribution Date will be a per annum rate equal to 6.590%. The Certificate Interest Rate applicable to the Class B Certificates for each Distribution Date will be a per annum rate equal to 6.740%. The Certificate Interest Rate applicable to the Class C Certificates for each Distribution Date will be a per annum rate equal to 6.890%. The Certificate Interest Rate applicable to the Class D Certificates for each Distribution Date will be a per annum rate equal to 7.100%. The Certificate Interest Rate applicable to the Class E Certificates for each Distribution Date will be a per annum rate equal to 8.091%. The Certificate Interest Rate applicable to the Class F, Class G and Class H Certificates for each Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.
                                    The Certificate Interest Rate applicable to the Class X Certificates with respect to each Distribution Date will be a per annum rate equal to the excess, if any, of
                                    (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the weighted average of the Certificate Interest Rates for the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, weighted by their respective aggregate Certificate Principal Amounts immediately prior to such Distribution Date.

                                    The "Weighted Average Net Mortgage Rate" for each Distribution Date is a per annum rate equal to the weighted average, expressed as a percentage and rounded to five decimal places, of the Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective unpaid principal balances outstanding at the beginning of the Due Period ending prior to such Distribution Date. The "Net

                                    Mortgage Rate" on each Mortgage Loan is a fixed rate per annum equal to the Mortgage Rate on the Due Date occurring in the related Due Period (a) reduced by the Administrative Cost Rate and (b) if the accrual of interest on such Mortgage Loan is computed other than on the basis of a 360-day year consisting of twelve 30-day months, then adjusted to a rate of interest computed on such basis.

DISTRIBUTIONS ..........         As more particularly described herein, the
                                    total of all payments or other collections
                                    (or advances in lieu thereof) on or in
                                    respect of the Mortgage Loans that are
                                    available for distribution to
                                    Certificateholders on any Distribution
                                    Date (exclusive of Prepayment Premiums) is herein referred to as the "Available Distribution Amount" for such Distribution Date. See "DESCRIPTION OF THE
                                    CERTIFICATES-- Distributions--The
                                    Available Distribution Amount" herein.
                                    On each Distribution Date, the Trustee or a Paying Agent (as defined in the Prospectus) will (except as otherwise described under "DESCRIPTION OF THE CERTIFICATES-- Optional Termination" herein) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                 (i)  to distributions of interest to the
                                      holders of the Class A-1 Certificates,
                                      the holders of the Class A-2
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with the respective amounts
                                      of interest distributable on such
                                      Classes of Certificates on such
                                      Distribution Date described in this
                                      clause (i), in an amount equal to all
                                      Distributable Certificate Interest (as
                                      defined below) in respect of the Class
                                      A-1 Certificates, the Class A-2
                                      Certificates, Component A-1 of the
                                      Class X Certificates, and Component A-2
                                      of the Class X Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                 (ii) to distributions of principal to the
                                      holders of the Class A-1 Certificates
                                      in an amount (not to exceed the then
                                      outstanding aggregate Certificate
                                      Principal Amount of such Class of
                                      Certificates) equal to the Principal
                                      Payment Amount (as defined below) for
                                      such Distribution Date, and then, if
                                      the Class A-1 Certificates have been
                                      retired, to distributions of principal
                                      to the holders of the Class A-2
                                      Certificates in an amount (not to
                                      exceed the then outstanding aggregate
                                      Certificate Principal Amount of such
                                      Class of Certificates) equal to the
                                      Principal Payment Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in retirement of
                                      the Class A-1 Certificates; provided,
                                      however, that if Realized Losses or
                                      Additional Expense Losses are allocable
                                      to either of such Classes of
                                      Certificates on such Distribution Date
                                      or
                              S-11
                                      prior Distribution Dates, such
                                      distribution shall be made to the
                                      holders of the Class A-1 Certificates
                                      and the holders of the Class A-2
                                      Certificates pro rata on the basis of
                                      their respective aggregate outstanding
                                      Certificate Prin- cipal Amounts on each
                                      Distribution Date until such holders
                                      have been paid in full;

                                (iii) to distributions to the holders of the
                                      Class A-1 Certificates and the holders
                                      of the Class A-2 Certificates, in an
                                      amount equal to, and in reimbursement
                                      of, all Realized Losses and Additional
                                      Expense Losses, if any, previously
                                      allocated to each such Class of
                                      Certificates and for which no
                                      reimbursement has previously been
                                      received, pro rata on the basis of such
                                      amounts so allocated to each such
                                      Class;

                                 (iv) to distributions of interest to the
                                      holders of the Class B Certificates and
                                      the holders of the Class X
                                      Certificates, pro rata in accordance
                                      with the respective amounts of interest
                                      distributable on such Classes of
                                      Certificates on such Distribution Date
                                      described in this clause (iv), in an
                                      amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class B Certificates and Component B of
                                      the Class X Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                  (v) if the Class A-1 and Class A-2
                                      Certificates have been retired, to
                                      distributions of principal to the
                                      holders of the Class B Certificates in
                                      an amount (not to exceed the then
                                      outstanding aggregate Certificate
                                      Principal Amount of such Class of
                                      Certificates) equal to the Principal
                                      Payment Amount for such Distribution
                                      Date, less any portion thereof
                                      distributed in retirement of the Class
                                      A-1 or Class A-2 Certificates;

                                 (vi) to distributions to the holders of the
                                      Class B Certificates, in an amount
                                      equal to, and in reimbursement of, all
                                      Realized Losses and Additional Expense
                                      Losses, if any, previously allocated to
                                      such Class of Certificates and for
                                      which no reimbursement has previously
                                      been received;

                                (vii) to distributions of interest to the
                                      holders of the Class C Certificates and
                                      the holders of the Class X
                                      Certificates, pro rata in accordance
                                      with the respective amounts of interest
                                      distributable on such Classes of
                                      Certificates on such Distribution Date
                                      described in this clause (vii), in an
                                      amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class C Certificates and Component C of
                                      the Class X Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                               (viii) if the Class A-1, Class A-2 and Class B
                                      Certificates have been retired, to
                                      distributions of principal to the
                                      holders
                              S-12
                                      of the Class C Certificates in an
                                      amount (not to exceed the then
                                      outstanding aggregate Certificate
                                      Principal Amount of such Class of
                                      Certificates) equal to the Principal
                                      Payment Amount for such Distribution
                                      Date, less any portion thereof
                                      distributed in retirement of the Class
                                      A-1, Class A-2 or Class B Certificates;

                                 (ix) to distributions to the holders of the
                                      Class C Certificates, in an amount
                                      equal to, and in reimbursement of, all
                                      Realized Losses and Additional Expense
                                      Losses, if any, previously allocated to
                                      such Class of Certificates and for
                                      which no reimbursement has previously
                                      been received;

                                 (x)  to distributions of interest to the
                                      holders of the Class D Certificates and
                                      the holders of the Class X
                                      Certificates, pro rata in accordance
                                      with the respective amounts of interest
                                      distributable on such Classes of
                                      Certificates on such Distribution Date
                                      described in this clause (x), in an
                                      amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class D Certificates and Component D of
                                      the Class X Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                (xi) if the Class A-1, Class A-2, Class B
                                      and Class C Certificates have been
                                      retired, to distributions of principal
                                      to the holders of the Class D
                                      Certificates in an amount (not to
                                      exceed the then outstanding aggregate
                                      Certificate Principal Amount of such
                                      Class of Certificates) equal to the
                                      Principal Payment Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in retirement of
                                      the Class A-1, Class A-2, Class B or
                                      Class C Certificates;

                                (xii) to distributions to the holders of the
                                      Class D Certificates, in an amount
                                      equal to, and in reimbursement of, all
                                      Realized Losses and Additional Expense
                                      Losses, if any, previously allocated to
                                      such Class of Certificates and for
                                      which no reimbursement has previously
                                      been received; and

                               (xiii) to distributions to the holders of the
                                      respective Classes of Non-Offered
                                      Certificates as described herein
                                      (provided that no distributions of
                                      principal will be made in respect of
                                      any Class of Non-Offered Certificates
                                      until the aggregate Certificate
                                      Principal Amount of the Class A-1,
                                      Class A-2, Class B, Class C and Class D
                                      Certificates has been reduced to zero).
                                      See "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions--Application
                                      of the Available Distribution Amount"
                                      herein.

                                      The "Distributable Certificate
                                      Interest" in respect of any Class of
                                      Offered Certificates for any
                                      Distribution Date generally will equal
                                      one month's interest (calculated on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months) accrued at the
                                      applicable Certificate Interest Rate on
                                      the aggregate
                              S-13

                                      Certificate Principal Amount of such
                                      Class of Certificates outstanding
                                      immediately prior to such Distribution
                                      Date, reduced (to not less than zero)
                                      by such Class's allocable share (in
                                      each case, calculated as described
                                      herein) of any Net Aggregate Prepayment
                                      Interest Shortfall (as defined herein)
                                      for such Distribution Date. See
                                      "SERVICING OF MORTGAGE LOANS--The
                                      Servicer--Adjustment to Servicer's Fee
                                      in Connection with Prepaid Mortgage
                                      Loans" and "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions--
                                      Distributable Certificate Interest" and
                                      "--Prepayment Interest Shortfalls and
                                      Excess Prepayment Interest" herein.

                                      As more particularly described herein,
                                      the "Principal Payment Amount" for any
                                      Distribution Date will generally equal
                                      that portion of the Available
                                      Distribution Amount for such
                                      Distribution Date allocable to
                                      principal of the Mortgage Loans. See
                                      "DESCRIPTION OF THE CERTIFICATES--
                                      Distributions--Principal Payment
                                      Amount" herein.

                                      On each Distribution Date, any
                                      Prepayment Premium collected on a
                                      Mortgage Loan during the one month
                                      period that constitutes the "Collection
                                      Period" (as specified herein) for such
                                      Distribution Date will be distributed,
                                      separate from the Available
                                      Distribution Amount for such date, in
                                      the following order of priority, in
                                      each case subject to remaining
                                      available funds:

                                 (i)  to the holders of the Class A-1
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with their respective
                                      entitlements pursuant to this clause
                                      (i), in an amount equal to the PV Yield
                                      Loss Amount (as defined below) for the
                                      Class A-1 Certificates and Component
                                      A-1 of the Class X Certificates in
                                      respect of the prepayment of principal
                                      in connection with which such
                                      Prepayment Premium was received, and
                                      then to the holders of the Class A-2
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with their respective
                                      entitlements pursuant to this clause
                                      (i), in an amount equal to the PV Yield
                                      Loss Amount for the Class A-2
                                      Certificates and Component A-2 of the
                                      Class X Certificates in respect of the
                                      prepayment of principal in connection
                                      with which such Prepayment Premium was
                                      received; provided, however, that if
                                      there are not sufficient funds to pay
                                      the PV Yield Loss Amount for all of the
                                      Class A-1 Certificates, Component A-1
                                      of the Class X Certificates, the Class
                                      A-2 Certificates and Component A-2 of
                                      the Class X Certificates, then such
                                      Prepayment Premium shall be distributed
                                      to the holders of the Class A-1
                                      Certificates, the holders of the Class
                                      A-2 Certificates and the holders of the
                                      Class X Certificates pro rata on the
                                      basis of the PV Yield Loss Amount to
                                      which each such Class is entitled under
                                      this clause (i);

                                 (ii) to the holders of the Class B
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with
                              S-14
                                       their respective entitlements pursuant
                                      to this clause (ii), in an amount equal
                                      to the PV Yield Loss Amount for the
                                      Class B Certificates and Component B of
                                      the Class X Certificates in respect of
                                      the prepayment of principal in
                                      connection with which such Prepayment
                                      Premium was received;

                                (iii) to the holders of the Class C
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with their respective
                                      entitlements pursuant to this clause
                                      (iii), in an amount equal to the PV
                                      Yield Loss Amount for the Class C
                                      Certificates and Component C of the
                                      Class X Certificates in respect of the
                                      prepayment of principal in connection
                                      with which such Prepayment Premium was
                                      received;

                                 (iv) to the holders of the Class D
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with their respective
                                      entitlements pursuant to this clause
                                      (iv), in an amount equal to the PV
                                      Yield Loss Amount for the Class D
                                      Certificates and Component D of the
                                      Class X Certificates in respect of the
                                      prepayment of principal in connection
                                      with which such Prepayment Premium was
                                      received;


                                 (v)  to the holders of the Class E
                                      Certificates and the holders of the
                                      Class X Certificates, pro rata in
                                      accordance with their respective
                                      entitlements pursuant to this clause
                                      (v), in an amount equal to the PV Yield
                                      Loss Amount for the Class E
                                      Certificates and Component E of the
                                      Class X Certificates in respect of the
                                      prepayment of principal in connection
                                      with which such Prepayment Premium was
                                      received;

                                 (vi) sequentially in alphabetical order of
                                      Class designation, to the holders of
                                      the Class F through Class H
                                      Certificates, in each such case in an
                                      amount equal to the PV Yield Loss
                                      Amount for the particular Class of
                                      Certificates in respect of the
                                      prepayment of principal in connection
                                      with which such Prepayment Premium was
                                      received; and

                                 (vi) to the holders of the Class R-I
                                      Certificates, the balance.
                                      A PV Yield Loss Amount will be
                                      calculated as described herein with
                                      respect to each Class of Regular
                                      Interest Certificates (or, in the case
                                      of the Class X Certificates, each
                                      Component thereof) in connection with
                                      each Principal Prepayment (as defined
                                      in the Prospectus); however, unless the
                                      aggregate Certificate Principal Amount
                                      or Certificate Notional Amount, as the
                                      case may be, of such Class of Regular
                                      Interest Certificates is to be reduced
                                      in connection with the distribution of
                                      such Principal Prepayment, the related
                                      PV Yield Loss Amount for such Class of
                                      Regular Interest Certificates will be
                                      zero. The portion of any Prepayment
                                      Premium actually distributed in respect
                                      of any Class of Regular Interest
                                      Certificates may not equal the
                                      corresponding PV Yield Loss
                              S-15

                                      Amount and may be insufficient to
                                      offset any adverse effect on the yield
                                      to maturity of such Class resulting
                                      from the related Principal Prepayment.
                                      See "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions--Distributions
                                      of Prepayment Premiums" and "RISK
                                      FACTORS--The Mortgage Loans--Prepayment
                                      Premiums" herein.

ALLOCATION OF LOSSES AND
  CERTAIN EXPENSES ......        On each Distribution Date, following all
                                    distributions on the Certificates to be
                                    made on such date, the aggregate of all
                                    losses on the Mortgage Loans (as more
                                    particularly described herein, "Realized
                                    Losses") and shortfalls (as more
                                    particularly described herein, "Additional
                                    Expense Losses") resulting from certain
                                    Trust Fund expenses (as more particularly described herein, "Additional Trust Fund Expenses") that, in each case, have been incurred since the Cut-off Date through the end of the related Collection Period, but have not previously been allocated as described below, will be allocated (subject to certain limitations described herein) sequentially to the Class H, Class G, Class F, Class E, Class D, Class C, and Class B Certificates, in that order, and last, to the Class A-2 and Class A-1 Certificates, pro rata based on the outstanding Certificate Principal Amounts of such Classes, until the aggregate Certificate Principal Amount of each such Class is reduced to zero. See "DESCRIPTION OF THE CERTIFICATES--Subordination;
                                    Allocation of Losses and Certain Expenses" herein.

PREPAYMENT INTEREST
 SHORTFALLS
 AND EXCESS PREPAYMENT
 INTEREST ..............         A "Prepayment Interest Shortfall" is a
                                    shortfall in the collection of a full
                                    month's interest on any Mortgage Loan by reason of a full or partial Principal Prepayment (other than a Principal Prepayment in full due to a default, casualty, condemnation or liquidation) or a Balloon Payment (as defined below) made during any Collection Period prior to the Due Date for such Mortgage Loan in the related Due Period. In any case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period but after the Due Date for such Mortgage Loan in the related Due Period, "Excess Prepayment Interest" will arise. The amount of Excess Prepayment Interest in any such case will equal, to the extent collected, the interest that accrues on such Principal Prepayment or the principal portion of such Balloon Payment from the last Due Date for such Mortgage Loan to the date such payment was made. To the extent that the aggregate of all Prepayment Interest Shortfalls for any Collection Period exceeds the aggregate of all Excess Prepayment Interest for such Collection Period, the Servicer's servicing fee (but not the compensation of the Special Servicer or the Trustee) for the corresponding period will be reduced in an amount necessary to offset such additional remaining Prepayment Interest Shortfalls. See "SERVIC
                              S-16

                                    ING OF MORTGAGE LOANS--The
                                    Servicer--Adjustment to Servicer's Fee in
                                    Connection with Prepaid Mortgage Loans"
                                    herein. To the extent that the aggregate of all Prepayment Interest Shortfalls for any Collection Period exceeds the sum of the aggregate of all Excess Prepayment Interest for such Collection Period and the Servicer's servicing fees (prior to reduction as described above) for the corresponding period, such excess (the "Net Aggregate Prepayment Interest Shortfall") for the related Distribution Date generally will be allocated to each Class of Regular Interest Certificates in the ratio that the interest otherwise payable with respect to such Class of Certificates on the related Distribution Date, if there had been no Net Aggregate Prepayment Interest Shortfall, bears to the total of the interest payable with respect to all such Classes of Certificates on the related Distribution Date, if there had been no Net Aggregate Prepayment Interest Shortfall.

TREATMENT OF REO                 Notwithstanding that a Mortgaged Property
PROPERTIES .............            may be acquired on behalf of the
                                    Certificateholders through foreclosure,
                                    deed in lieu of foreclosure or otherwise
                                    (upon acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the
                                    Certificates, allocations of Realized
                                    Losses and Additional Expense Losses to
                                    the Certificates and the amount of fees
                                    payable to the Servicer, the Special
                                    Servicer and the Trustee, as having
                                    remained outstanding until such REO
                                    Property is liquidated. In connection
                                    therewith, operating revenues and other
                                    proceeds derived from such REO Property
                                    (exclusive of related operating costs,
                                    including certain reimbursements payable to the Servicer or the Trustee in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and the Servicer or the Trustee will be obligated to make Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

OPTIONAL TERMINATION ...         The holders of the Class R-I Certificates
                                    and the Servicer (or an affiliate of the Servicer) will, subject to certain conditions, each have the option to purchase, in whole but not in part, the Mortgage Loans and any REO Properties remaining in the Trust Fund, and thereby effect a termination of the Trust and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate unpaid Certificate Principal Amount of the Class A-1 through Class H Certificates is less than or equal to 10% of the initial aggregate Certificate Principal Amount of the Certificates. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.
                              S-17

 THE MORTGAGE POOL .....         The Mortgage Pool will consist of 41 fixed
                                    rate Mortgage Loans, four of which will be Senior Participations with respect to which the Depositor will acquire from Aetna Life Insurance Company, as Seller, and sell and transfer to the Trust such Mortgage Loans subject in each case to a subordinated undivided percentage participation interest in the related underlying Mortgage Loan (each such Mortgage Loan subject to the subordinated undivided percentage participation interest in such Mortgage Loan being a "Senior Participation"), with a subsidiary of such Seller holding the subordinated percentage participation interest in such related underlying Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Senior Participations" herein.

                                 Three of the Mortgage Loans will be Groups
                                    (as defined below) of mortgage loans, each mortgage loan in such Group being due from the same or affiliated borrowers and being cross- collateralized and cross-defaulted with the other mortgage loans in such Group, and each such Group generally being referred to as a single Mortgage Loan herein. The Mortgage Loans (including, in the case of a Senior Participation, only the portion thereof allocable to the Trust's percentage interest in the Mortgage Loan underlying such Senior Participation) will have an aggregate Cut-Off Date Balance of $443,294,434.70 (the "Initial Pool Balance"), subject to the variances described on the inside cover page hereof. The "Cut-Off Date Balance" of any Mortgage Loan is the unpaid principal balance of such Mortgage Loan (or, in the case of a Senior Participation, the Trust's percentage interest of the unpaid principal balance of such Mortgage Loan) as of the Cut-Off Date, after application of all payments of principal due on or before the Cut-Off Date, whether or not received. As used herein, the term "Mortgage Loans" shall include the mortgage loan underlying each Senior Participation; provided that (a) in connection with any calculations relating to or based upon a Mortgage Loan with respect to which the Trust holds only a Senior Participation and in connection with any collections, payments or advances on a Mortgage Loan with respect to which the Trust holds only a Senior
                                    Participation, only the portion (or
                                    percentage interest) of the underlying
                                    Mortgage Loan represented by the Senior
                                    Participation shall be recognized, but not the portion (or percentage interest) thereof allocable to the undivided subordinated interest in such underlying Mortgage Loan retained as described above, and (b) all references herein to Scheduled Payments, Scheduled Principal Balance, Stated Principal Balance, Unpaid Principal Balance, Debt Service Coverage Ratios, Principal Prepayments, Assumed Scheduled Payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Realized Losses, Net Collections and other amounts related to a Mortgage Loan with respect to which the Trust holds only a Senior Participation shall include only
                              S-18
                                    the portion (or percentage interest) of
                                    the underlying Mortgage Loan represented by the Senior Participation. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein and in Appendix A hereto with respect to the Mortgage Loans is provided on an approximate basis.
                                    The Mortgage Loans are in most cases
                                    non-recourse obligations of the related
                                    borrowers. No Mortgage Loan will be
                                    insured or guaranteed by any governmental entity or private insurer.
                                    Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple estate (or, with respect to three Mortgage Loans, on the ground lessor's fee simple estate and the borrower's leasehold estate or, with respect to two Mortgage Loans, on only the borrower's leasehold estate, or with respect to the Blue Cross/Blue Shield Building Loan (as defined below) on a leasehold estate in a portion of the land and improvements and on a fee estate in the remaining land and improvements) in one or more commercial or multifamily properties (each, a "Mortgaged Property"). Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                      NUMBER OF MORTGAGE   PERCENTAGE OF INITIAL
PROPERTY TYPE               LOANS               POOL BALANCE
-------------------  ------------------  ------------------------
Retail ............. 13                  29.2%
Hotel .............. 8                   24.9%
Office ............. 7                   16.2%
Multifamily ........ 4                   9.8%
Medical ............ 3                   9.1%
Industrial/Flex  ... 5                   7.0%
Parking Garage ..... 1                   3.8%
                     ------------------  ------------------------
  Total ............ 41                  100.0%
                     ==================  ========================

                                 The Mortgaged Properties are located in 21
                                    states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the three states with the highest concentrations:

                   NUMBER OF        PERCENTAGE OF
STATE            MORTGAGE LOANS  INITIAL POOL BALANCE
--------------  --------------  --------------------
California .... 7                        18.6%
Pennsylvania  . 6                        18.5%
Florida ....... 6                        17.0%
                --------------  --------------------
  Total ....... 19                       54.1%
                ==============  ====================

                                  Three groups (each, a "Group") of mortgage
                                    loans (the "Cross- Collateralized Mortgage
                                    Loans"), collectively representing 5.1% of the Initial Pool Balance, are, solely as among the mortgage loans in each such particular Group, cross- defaulted and cross-collateralized. In each case, the aggregate unpaid principal amount of the Group is evidenced by four or more Mortgage Notes (as defined herein) and secured by mortgage liens on the borrowers' respective fee simple interests in four or more Mortgaged Properties. Each Mortgaged Property securing a mortgage loan within such a Group is a retail facility leased to Wal-Mart Stores, Inc. pursuant to a "triple net" lease. In each such case, all mortgage loans within a Group are generally treated for purposes of this Prospectus Supplement and the Trust Agreement as one Mortgage Loan. Other manners in which the cross-collateralization is effected are described herein. See "RISK FACTORS--The Mortgage Loans--Limitations on
                                    Enforceability of Cross-Collateralization" and "DESCRIPTION OF THE MORTGAGE POOL" herein. For purposes of this Prospectus Supplement, each Mortgaged Property securing a Group of Cross-Collateralized Mortgage Loans will be designated as the "Primary Mortgaged Property" for one of the mortgage loans in such Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralized Mortgage
                                    Loan" are, in the case of a Mortgaged
                                    Property that secures (or an REO Property that secured) a Group of
                                    Cross-Collateralized Mortgage Loans,
                                    references to the Mortgage Loan as to
                                    which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein and in Appendix A hereto with respect to the Cross-Collateralized Mortgage Loans is so provided without regard to the cross-collateralization, and each
                                    Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property. No representation is made herein as to the enforceability of any cross-collateralization provision with respect to any of the Mortgage Loans.
                                    All of the Mortgage Loans bear interest at fixed annualized rates (each, a "Mortgage Rate") that will remain fixed for their respective remaining loan terms (or, in one case, that will increase by fixed amounts after the Cut-Off Date on a predetermined schedule). Scheduled payments of principal and interest on the mortgage loans ("Monthly Payments") are due monthly on the first day of each month (each such day, as to any Mortgage Loan, its "Due Date").
                                    Thirty-three of the Mortgage Loans,
                                    representing 82.4% of the Initial Pool
                                    Balance, provide for Monthly Payments
                                    based on amortization schedules
                                    significantly longer than their terms to maturity (in several cases after an initial period of interest only payments) and three Mortgage Loans, representing 8.0% of the Initial Pool Balance, provide for Monthly Payments of interest only with no amortization prior to their maturity. As a result, such Mortgage Loans ("Balloon Loans") will have substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Balloon Loans generally involve a greater risk of default than fully-amortizing loans. Five of the Mortgage Loans (including the three Groups secured by Mortgaged Properties leased to Wal-Mart Stores, Inc.), representing 9.7% of the Initial Pool Balance, are fully amortizing. See "RISK FACTORS--The Mortgage Loans-- Balloon Payment at Maturity and Extension of Maturity" herein and "RISK
                                    FACTORS--Certain Mortgage Loans and
                                    Mortgaged Property; Obligor Default" in
                                    the Prospectus.

                                    As of the Cut-off Date, 39 Mortgage Loans, representing 96.6% of the Initial Pool Balance, restrict or prohibit voluntary principal prepayments. In general, as of the Cut-off Date, those Mortgage Loans either (i) permit voluntary prepayments of principal provided that the prepayment is accompanied by an additional amount (a "Prepayment Premium") in excess of the amount of principal and interest prepaid (25 Mortgage Loans, representing 59.9% of the Initial Pool Balance), (ii) prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a specified date after the Cut-Off Date and impose Prepayment Premiums in connection with prepayments made thereafter (11 Mortgage Loans, representing 29.9% of the Initial Pool Balance), (iii) permit voluntary prepayments without payment of a Prepayment Premium for a period (the "Chase-Away Period"), and impose Prepayment Premiums in connection with prepayments made thereafter (2 Mortgage Loans, representing 4.6% of the Initial Pool Balance) or (iv) prohibit voluntary prepayments (1 Mortgage Loan, representing 2.2% of the Initial Pool Balance). The Prepayment Premium requirements generally expire in the last two to six months of the Mortgage Loan term. The two remaining Mortgage Loans permit voluntary prepayments of principal without material restriction. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage
                                    Loans--Prepayment Provisions" herein. If and to the extent collected, Prepayment Premiums will generally be distributed among the holders of each of the respective Classes of

                                    Regular Interest Certificates whose
                                    aggregate Certificate Principal Amount or
                                    Certificate Notional Amount, as the case may be, is reduced in connection with the distribution of the related prepayment of principal, in the amounts and in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--
                                    Distributions of Prepayment Premiums"
                                    herein. No representation is made as to
                                    the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans-- Prepayment Premiums" herein.

                                    As discussed herein, on December 11, 1995, the Tradewinds Resort Hotel borrower offered to prepay the Tradewinds Resort Hotel Loan in whole, together with the required prepayment premium, in December 1995. It is presently anticipated that such prepayment will be accepted if certain additional conditions are satisfied. If the Tradewinds Resort Hotel Loan is prepaid in whole in December 1995, either before or after the issuance of the Certificates, the principal amount of such prepayment, interest on such principal amount to January 1, 1996, and the related prepayment premium will be deposited in the Collection Account and distributed to Certificateholders on the Distribution Date in January 1996 as described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions." For
                                    additional information regarding the
                                    possible prepayment of the Tradewinds

                                    Resort Hotel Loan, see Appendix B,
                                    "DESCRIPTION OF THE 15 LARGEST MORTGAGE
                                    LOANS AND MORTGAGED PROPERTIES--Tradewinds
                                    Resort Hotel Loan and Property." There can be no assurance as to whether the Tradewinds Resort Hotel Loan will or will not be prepaid in December 1995, or at any time thereafter.

                                    Five of the Mortgage Loans, representing
                                    8.9% of the Initial Pool Balance, were
                                    originated prior to 1986. Thirty-five
                                    Mortgage Loans, representing 90.7% of the Initial Pool Balance, were originated during the years 1986 through 1990. The remaining one Mortgage Loan, representing 0.4% of the Initial Pool Balance, was originated after 1990.

                                    Set forth below is certain information
                                    regarding the Mortgage Loans and the
                                    Mortgaged Properties as of the Cut-off
                                    Date (all weighted averages set forth
                                    below are based on the Cut-off Date
                                    Balances of the respective Mortgage
                                    Loans). Such information is more fully
                                    described, and additional information
                                    regarding the Mortgage Loans and the
                                    Mortgaged Properties is set forth, in the tables under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan

                                    Information" herein and in Appendix A

                                    hereto:

Number of Mortgage Loans ........... 41
Initial Pool Balance ...............  $443,294,434.70

Minimum Cut-off Date Balance  ......  $ 1,815,478.73
Maximum Cut-off Date Balance  ......  $25,939,913.05
Average Cut-off Date Balance  ......  $10,812,059.38
Minimum Mortgage Rate ..............           8.125%
Maximum Mortgage Rate ..............          12.625%
Weighted Average Mortgage Rate  ....           9.641%
Minimum Net Mortgage Rate ..........           8.091%
Maximum Net Mortgage Rate ..........          12.591%
Weighted Average Net Mortgage Rate             9.607%
Minimum Remaining Term to Maturity
 (months) ..........................             9.0
Maximum Remaining Term to Maturity
 (months) ..........................           306.0
Weighted Average Remaining Term to
 Maturity (months) .................            87.1
Minimum Cut-off Date DSC Ratio  ....           0.99x
Maximum Cut-off Date DSC Ratio  ....           2.72x
Weighted Average Cut-off Date DSC
 Ratio .............................           1.29x

   On or prior to the Closing Date, at the direction of the Depositor, the Seller will assign the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders (or to the Depositor with the Depositor then assigning the same, without recourse, to the Trustee for the benefit of the Certificateholders). In connection with such assignment, the Seller will make certain representations and warranties regarding the characteristics of the Mortgage Loans assigned by it and, as more particularly described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan from the Trust. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases" herein.

   See "DESCRIPTION OF THE MORTGAGE POOL" herein.

ADMINISTRATIVE COST RATE         The administrative costs on each Mortgage
                                    Loan will, as of any date of
                                    determination, equal the sum of the
                                    Servicing Fee and the Trustee Fee
                                    (collectively, expressed as a per annum
                                    rate on the Scheduled Principal Balance of each Mortgage Loan, the "Administrative Cost Rate"). The Administrative Cost Rate will equal a fixed rate of 0.034% per annum. See "SERVICING OF MORTGAGE LOANS--The Servicer-- Servicer
                                    Compensation and Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--The Trustee" herein.

ADVANCES ...............         The Servicer will be obligated to make
                                    advances (each, an "Advance") of
                                    delinquent interest and, except for the
                                    principal portion of a Balloon Payment,
                                    principal on the Mortgage Loans and to
                                    cover certain servicing expenses (includ-
                              S-23
                                    ing property protection expenses), in any event under the circumstances and subject to the limitations described herein. In general, the Trustee will be obligated to make any Advance that the Servicer is required but fails to make.

                                    The Servicer and the Trustee will be
                                    obligated to make Advances only to the
                                    extent that such Advances, together with interest that will accrue thereon, are, in the reasonable business judgment of the Servicer or the Trustee (depending upon which party is making the Advance), ultimately recoverable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property. The amount of required Advances are subject to certain limitations based on the appraised value of the related Mortgaged Property. Each Advance will bear interest on the amount thereof for the period during which it is outstanding, such interest accruing at the rate and payable to the Servicer or the Trustee, as the case may be, under the circumstances described herein. See "DESCRIPTION OF THE
                                    CERTIFICATES--Advances" herein.

CERTAIN INVESTMENT
CONSIDERATIONS ........          The yield to maturity of a Class A-1, Class
                                    A-2, Class B, Class C or Class D
                                    Certificate purchased at a discount or
                                    premium will be affected by the rate of
                                    prepayments and other unscheduled
                                    collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Amount of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.
                                    In addition, insofar as an investor's
                                    initial investment in any Offered
                                    Certificate is returned in the form of
                                    payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

USE OF PROCEEDS ........          The Depositor will use substantially all of
                                    the net proceeds from the sale of the
                                    Certificates to purchase the Mortgage
                                    Loans from the Seller and to pay certain expenses in connection with the issuance of the Certificates.
                                    See "USE OF PROCEEDS" herein.

FEDERAL INCOME TAX               Two separate "real estate mortgage
 CONSIDERATIONS ........           investment conduit" ("REMIC") elections
                                    will be made with respect to the Trust for federal income tax purposes. The assets of "REMIC I" will consist of the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Collection and Lower-Tier Distribution Accounts (see "DESCRIPTION OF THE CERTIFICATES--The Collection and
                                    Distribution Accounts" herein). For
                                    federal income tax purposes (a) the Class
                                    R-I Certificates will be the sole class of "residual interests" in REMIC I, (b) nine separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute, together with the Upper-Tier Distribution Account, the assets of "REMIC II," (c) the Regular Interest Certificates will evidence the "regular interests" in REMIC II, and (d) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II.

                                 Because they represent REMIC regular
                                    interests, the Class A-1 Certificates,
                                    Class A-2 Certificates, Class B
                                    Certificates, Class C Certificates and
                                    Class D Certificates generally will be
                                    treated as debt for federal income tax
                                    purposes. Holders of such Classes of
                                    Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of a Certificateholder's usual method of accounting. See "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                                 The Class A-1, Class A-2 and Class B
                                    Certificates will not, and the Class C and Class D Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR of 0%. However, no representation is made that the Mortgage Loans will not prepay or that they will prepay at any particular rate.

                                    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and "FEDERAL INCOME TAX
                                    CONSIDERATIONS--Taxation of Regular
                                    Interest Securities--Interest and
                                    Acquisition Discount" in the Prospectus.
                                    For further information regarding the
                                    federal income tax consequences of
                                    investing in the Offered Certificates, see
                              S-25

                                     "FEDERAL INCOME TAX CONSIDERATIONS"
                                    herein and in the Prospectus.

CERTIFICATE RATING .....         It is a condition of the issuance of the
                                    Offered Certificates that they receive the following credit ratings from Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P", and together with Fitch, the "Rating Agencies"):

 CLASS            FITCH      S&P
-------------  ---------  -------
Class A-1          AAA       AAA
Class A-2          AAA       AAA
Class B            AAA       AA
Class C            AA         A
Class D            A-        BBB

                                 A securities rating addresses the likelihood
                                    of the receipt by Certificateholders of
                                    distributions due on the Certificates,
                                    including, in the case of the Class A-1, Class A-2, Class B, Class C and Class D Certificates, distribution of all principal thereof by the Rated Final Distribution Date. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates. Each security rating assigned to the Offered Certificates should be evaluated independently of any other security rating.
                                    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a credit rating does not address the likelihood or frequency of voluntary or involuntary prepayments of Mortgage Loans, payments of default interest thereon or the corresponding effect on yield to investors. See "CERTIFICATE RATING" herein.

LEGAL INVESTMENT .......         The Offered Certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Certificates may be purchased by such investors. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.
                              S-26

ERISA CONSIDERATIONS ..          A fiduciary of any employee benefit plan or
                                    other retirement arrangement subject to
                                    the Employee Retirement Income Security
                                    Act of 1974, as amended ("ERISA"), or
                                    Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                    Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                    The U.S. Department of Labor has issued to Lehman Brothers an individual exemption, Prohibited Transaction Exemption 91-14, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Lehman Brothers and the servicing and operation of related asset pools, provided that certain conditions are satisfied.
                                    The Depositor expects that Prohibited
                                    Transaction Exemption 91-14 will generally apply to the Senior Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE CLASS B, CLASS C AND CLASS D CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF, A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF
                                    SECTION 406 OF ERISA AND SECTION 4975 OF
                                    THE CODE UNDER SECTION III OF PROHIBITED
                                    TRANSACTION CLASS EXEMPTION 95-60, WHICH
                                    PROVIDES AN EXEMPTION FROM THE PROHIBITED
                                    TRANSACTION RULES FOR CERTAIN TRANSACTIONS
                                    INVOLVING AN INSURANCE COMPANY GENERAL
                                    ACCOUNT.

                                    BY PURCHASING A CLASS B, CLASS C OR CLASS
                                    D CERTIFICATE EACH PURCHASER SHALL BE
                                    DEEMED TO REPRESENT EITHER THAT IT IS NOT
                                    USING ASSETS OF A PLAN SUBJECT TO ERISA OR
                                    SECTION 4975 OF THE INTERNAL REVENUE CODE
                                    OR THAT IT IS PURCHASING THE CERTIFICATE
                                    WITH THE ASSETS OF AN INSURANCE COMPANY
                                    GENERAL ACCOUNT AND THAT THE EXEMPTIVE
                                    RELIEF AFFORDED UNDER SECTION III OF
                                    PROHIBITED TRANSACTION CLASS EXEMPTION
                                    95-60 IS AVAILABLE FOR THE PURCHASE AND
                                    HOLDING OF THE CERTIFICATE BY SUCH

                                    PURCHASER. See "ERISA CONSIDERATIONS"
                                    herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment in the Offered Certificates.

THE CERTIFICATES

Limited Liquidity

   There is currently no secondary market for the Offered Certificates, and no listing on any securities exchange or other arrangement for secondary market trading of the Offered Certificates is being made. While Lehman Brothers has advised the Depositor that it (or its affiliates) currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of such Certificates.

Certain Yield and Maturity Considerations

   The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the rate, timing and amount of principal payments and other collections on the Mortgage Loans attributable to principal (including Principal Prepayments and proceeds from liquidations of Mortgage Loans or as a result of repurchases of the Mortgage Loans from the Trust by the Seller) and (ii) the order of priority of distributions of principal in respect of the Certificates.

   Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the Mortgage Rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to limitations imposed by lock-out provisions and the cost of refinancing, including the payment of a Prepayment Premium) and the availability of refinancing. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the Mortgage Rates, the rate of prepayment on the Mortgage Loans would be expected to decrease. Most of the Mortgage Loans permit voluntary principal prepayments only after the expiration of a Lock-out Period and/or upon payment of a Prepayment Premium. The Depositor makes no representations as to the effect of such Lock-out Periods or Prepayment Premiums on the rate of prepayment of the related Mortgage Loans.

   No representation is made as to whether the Prepayment Premiums provided for by the Mortgage Loans are enforceable or, if enforceable, would adequately compensate Certificateholders for the loss of value caused by a Mortgage Loan prepayment. The Prepayment Premiums are calculated according to varying formulas.


   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because approximately 90.3% of the Initial Pool Balance consists of Balloon Loans and because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that, following or in anticipation of such a default, the Servicer or the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with working them out. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer, with the approval of the Operating Adviser and, under certain circumstances, the Extension Adviser, is given considerable flexibility under the Special Servicing Agreement (as defined herein) to modify or sell Mortgage Loans as to which a payment or other material default has occurred or is imminent. See "SERVICING OF MORTGAGE LOANS--Mortgage Loan Modifications" and "--Sale of Defaulted Mortgage Loans and REO Properties" herein.

Limited Obligations

   The Certificates will represent beneficial ownership interests solely in the assets of the Trust and will not represent an interest in or obligation of Lehman Brothers, the Servicer, the Special Servicer, the Trustee, the Seller, the Depositor or any of their respective affiliates or any other person. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable in respect of the Class E, Class F, Class G and Class H Certificates on any Distribution Date will be available to make distributions on the Offered Certificates, in the event that Realized Losses and/or Additional Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on the Offered Certificates.

Subordination of Subordinate Certificates and Class X Certificates

   As and to the extent described herein, the rights of the holders of the respective Classes of Subordinate Certificates (including the Class B, Class C and Class D Certificates) to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. With respect to distributions of interest and Prepayment Premiums on the Class X Certificates, Component D of the Class X Certificates will have the same payment priority and level of subordination as the Class D Certificates, Component C of the Class X Certificates will have the same payment priority and level of subordination as the Class C Certificates, Component B of the Class X Certificates will have the same payment priority and level of subordination as the Class B Certificates, Component A-2 of the Class X Certificates and Component A-1 of the Class X Certificates will have the same payment priority and level of subordination as the Class A-2 Certificates and the Class A-1 Certificates, respectively. See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Application of the Available Distribution Amount" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

Special Servicer Actions at Direction of the Operating Adviser

   In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of Operating Adviser, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. As described under "SERVICING OF MORTGAGE LOANS--The Operating Adviser," the Operating Adviser will, in the absence of significant losses, be controlled by the holders of the Class H Certificates or another Class of Non-Offered Certificates, which may have interests in conflict with those of the holders of the Offered Certificates. As a result, it is possible that the Operating Adviser may direct the Special Servicer to take actions which conflict with the interests of certain Classes of Offered Certificates.

THE MORTGAGE LOANS

Limited Recourse

   The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. Most of the Mortgage Loans are non-recourse to the related borrower. Although certain of the Mortgage Loans may be guaranteed by, or provide for recourse under certain situations to, the partners, shareholders or affiliates of the related borrowers (certain of which may also be limited recourse entities), there can be no assurance that any such guaranty or recourse is enforceable or will add significantly to the recoveries of the Trust if a default occurs on the related Mortgage Loan. As a result, it should be assumed that recourse in the case of a default on a Mortgage Loan will be limited to the related Mortgaged Property. In the case of a Group of Cross-Collateralized Mortgage Loans, recourse may also be available to the related Mortgaged Properties, but provisions creating cross-collateralization between those loans may not be enforceable. Recourse provisions, as a practical matter, may be unenforceable in states with "one-form-of action" or anti-deficiency or similar rules.

 Commercial and Multifamily Lending Generally

   Each Mortgage Loan is secured by a first lien on a fee simple interest and/or leasehold interest in a multifamily property or a commercial property. The ability of the borrowers to repay their respective Mortgage Loans and meet their obligations in a timely manner will depend on a number of factors that typically affect such types of properties, including the successful operation of the related property and the value of such property. Various factors, many of which are beyond the control of the borrower or the manager of a Mortgaged Property, may affect the economic viability of the Mortgaged Properties, including but not limited to national, regional and local economic conditions (which may be adversely affected by industry slowdowns, company relocations, prevailing employment conditions and levels of employment and other factors); local real estate conditions (such as an oversupply of facilities having the same businesses as the Mortgaged Properties); changes or weaknesses in specific industry segments; perceptions by prospective tenants of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect a property's value without affecting its then current net operating income, including changes in government regulations, zoning or tax laws; potential environmental liabilities or other legal liabilities; the availability of refinancing; and changes in prevailing market rates of interest.

   Multifamily and commercial lending is generally viewed as exposing the lender to a greater risk of loss than one-to-four-family residential lending, as it typically involves larger loans to a single obligor, or group of related obligors, than residential one-to-four-family mortgage lending. Pools consisting of mortgage loans secured by multifamily apartment buildings and commercial structures may be more likely to be affected by natural disasters, including earthquakes, fires and floods (the effects of which may not in all cases be wholly recoverable from insurance) than pools consisting of mortgage loans secured by one-to-four-family residential properties. Such events may also have adverse effects on the long-term occupancy rates of the affected buildings.

   Additionally, a Mortgaged Property may not readily be converted to an alternative use in the event that the operation of such Mortgaged Property for its original purpose becomes unprofitable for any reason. In such cases, the conversion of the Mortgaged Property to an alternative use would generally require substantial capital expenditures. Thus, if the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount outstanding on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

   In addition, commercial properties typically experience more rapid deterioration when unoccupied. The Mortgaged Property securing the Mobil Oil Building Loan is expected to be vacant beginning in January, 1996 (although Mobil Oil Corporation, which is a 50% limited partner in the borrower, remains liable on its lease until its termination in July, 2001, five months prior to the maturity of the loan). One of the Mortgaged Properties (in Linton, Indiana) securing a Wal-Mart Loan (as defined below) is vacant and another of the Mortgaged Properties (in Irving, Texas) securing a Wal-Mart Loan is vacant and has suffered significant structural damage, including cracked and displaced walls (although Wal-Mart Stores, Inc. remains liable on each of the related leases, which state that they are triple net leases and which terminate after the maturity of the related Mortgage Loans).

Dependence on Management

   Each Mortgaged Property (other than certain Mortgaged Properties occupied by the borrower or an affiliate thereof or by one or two tenants) is managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. Accordingly, concentration of property management of the Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread effect on the Mortgage Pool. Three Mortgage Loans (the "Allendale Loans"), representing in the aggregate 3.4% of the Initial Pool Balance, have been made to the same borrower and the property manager for each of the Mortgaged Properties securing the Allendale Loans is the borrower.


Dependence on Tenants

   The borrower under a mortgage loan secured by income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of borrowers under the Mortgage Loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all. For example, if any borrower under a Mortgage Loan were to relet or renew the existing leases (or renegotiate existing leases) for a significant amount of space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases (or renegotiating existing leases), the borrower under a Mortgage Loan secured by commercial and industrial property will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There will be existing leases that expire during the term of a Mortgage Loan and there can be no assurance that such leases will be renewed. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.


   In the case of retail, office and industrial properties, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a relatively small number of tenants may account for a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant tenant, or other adverse circumstances in respect of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among the tenants at such property. The Mortgaged Properties securing eight Mortgage Loans (three of which are the Wal-Mart Groups), representing in the aggregate 21.4% of the Initial Pool Balance, are each 100% leased (except, in the case of one such Mortgaged Property, 98% leased) to a single tenant. The Mortgaged Property securing the Eagle/Hechinger Loan is 50%/50% leased to two tenants.


   The bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties leased to such tenants and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). As a result of these provisions, a credit lease lender may recover less from a bankrupt credit tenant than it would recover if it held a direct unsecured debt obligation of the same person (additional amounts may be recoverable, however, by foreclosure on the related mortgaged property). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

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

    No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that such tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will continue to make rental payments in a timely manner. In the case of any single tenant property, a bankruptcy of the single tenant would have a greater impact on the borrower and the related Mortgage Loan than if such properties were leased to separate unaffiliated tenant operators. In addition, a tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

   If mortgaged properties are leased to single tenants, the lender does not have the benefit of tenant credit risk diversification, and is substantially reliant upon the creditworthiness of one tenant. The Mortgaged Properties securing the Blue Cross/Blue Shield Loan, the 500 Westchester Avenue Loan, the Mobil Oil Building Loan, the Koll Corporate Center Loan, the Polyclinic Loan, and the three Wal-Mart Groups are in each case leased to one tenant pursuant to net or triple net leases.

   Additional risks are presented when a property is leased to a single tenant and the lease expires prior to maturity of the mortgage loan secured thereby. In the case of the Mobil Oil Building Loan and the Blue Cross/Blue Shield Building Loan, the single tenant's lease expires before the maturity of the related Mortgage Loan, such that the Mortgaged Property may be vacant when substantial principal payments are due.

Risks Particular to Retail Properties


   Mortgage Loans secured by retail properties represent 29.2% of the Initial Pool Balance. Various factors affect the viability of retail properties, including location, local, regional and national economic conditions and increased competition. The success of a retail property is dependent to a certain extent on the quality of the location of the property, which affects the accessibility of the property to potential customers and the volume of consumer traffic at the property. In addition, adverse developments in the local, regional and national economies affect consumer spending and the cost of operating a retail property and can have a significant effect on the success of a retail property. Further, increased competition in the market of a retail property through the addition of competing properties nearby or otherwise can adversely impact the success of a retail operation, even if (and possibly because) the local, regional and national economies are doing well.


Risks Particular to Multifamily Properties


   Mortgage Loans secured by multifamily properties represent 9.8% of the Initial Pool Balance. In the case of multifamily lending in particular, adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.


Risks Particular to Hotel Properties


   Mortgage Loans secured by hotel properties represent 24.9% of the Initial Pool Balance. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted, such that foreclosure can result in loss of the franchise agreement and substantial disruption of operations. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.


   The borrowers in respect of two Mortgage Loans, the Holiday Inn --Fayetteville Loan and the Holiday Inn Conference Center Loan, together representing 3.3% of the Initial Pool Balance, have franchise agreements with the Holiday Inn system. Financial or other difficulties experienced by the Holiday Inn system could have a substantial impact on both borrowers, and could result in a decline in revenue and in the market value of the related Mortgaged Properties. On the other hand, hotel properties without franchise affiliations may suffer from a lack of name recognition.


   In addition, to the extent that a hotel becomes REO Property and is "owner-operated" by the Trust, all of the income earned with respect to such REO Property could be subject to the 100% tax rate applicable to "prohibited transactions" income of a REMIC.

Risks Particular to Medical Properties


   Mortgage Loans secured by medical properties represent 9.1% of the Initial Pool Balance. Mortgage Loans secured by medical properties subject lenders to risks associated with the health care industry. The health care industry is undergoing significant changes as third-party payors attempt to control the cost, utilization and delivery of health care services. Recent health care reform proposals include such elements as universal coverage and the acquisition of coverage through regional health alliances. Political and other cost-control initiatives regarding the cost and delivery of health care are also currently being considered, and reductions in payments to physicians or other changes in reimbursement for health care services by other third-party payors could materially adversely affect the financial condition of health care borrowers.


   Healthcare operators are subject to federal and state laws and regulations which govern financial and other arrangements between healthcare providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health and other requirements relating to the conditions of the licensed facility and quality of care provided. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, or the imposition of civil monetary and criminal penalties.

   Realizing upon a lien on a medical property that operates pursuant to government licenses may be complicated by restrictions or prohibitions on transfer of such licenses.

Risks Particular to Garage Properties

   The Downtown Center Parking Garage Loan represents 3.8% of the Initial Pool Balance. Various factors including location and local economic conditions affect the economic viability of parking garages. The volume of vehicle traffic and demand for parking in the location of a parking garage depends on the volume of daily commuters as well as other travelers such as shoppers and tourists, and varies from location to location. Such things can greatly impact the viability of a garage. Similarly, local economic conditions affect the volume of consumer spending, the mode of transportation chosen by commuters and shoppers, and the amount of tourism, among other factors that contribute to the success of a garage. In addition, to the extent that a parking garage becomes REO Property and is "owner-operated" by the Trust, all of the income earned with respect to such REO Property could be subject to the 100% tax rate applicable to "prohibited transactions" income of a REMIC.

Risks Particular to Other Types of Mortgaged Properties

   With respect to Mortgage Loans secured by retail properties or office buildings, in addition to risks generally associated with real estate, such Mortgage Loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail or office space or the existence or construction of new competitive shopping centers, shopping malls or office buildings), alternative forms of retailing (such as direct mail and video shopping networks, which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at retail properties, and the need to make major repairs or improvements to satisfy the needs of significant tenants. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants of the retail property. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons), even if such tenant is not a tenant in such property. Certain tenants at retail properties may be entitled to have their rent reduced or to terminate their leases if an "anchor tenant" ceases operations at such property.

   Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

 Competition

   Other multifamily residences, hotels, retail shopping facilities, office buildings, combination warehouse/ industrial/office facilities and parking garages located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retail sellers, tenants, customers and guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

Environmental Law Considerations


   Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. See "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters" in the Prospectus. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties within three months prior to the date hereof. For some Mortgaged Properties, depending upon the result of the "Phase I" assessment, a "Phase II" environmental site assessment was performed. Certain of the conditions noted in the "Phase I" and "Phase II" assessments are described herein. In connection with its engagement of Dames & Moore, Inc., the environmental assessment firm that performed the site assessments referred to herein, the Seller did not direct such firm to recommend action in respect of potential sources of contamination, such as leaking underground storage tanks, not located on the Mortgaged Properties. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" herein.


   The Seller has agreed to provide a limited environmental indemnity in respect of liabilities for certain identified potential adverse environmental conditions in respect of certain of the Mortgaged Properties. See
"DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition-- Environmental Assessments" herein.

   The Special Servicer will be required to obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Special Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. In some cases the Special Servicer is permitted to foreclose on a Mortgaged Property notwithstanding the presence of a known or suspected adverse environmental condition. See "SERVICING OF THE MORTGAGE LOANS."

Concentrations of Mortgage Loans and Borrowers


   Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the $10,812,059.38 average Cut-off Date Balance of the Mortgage Loans. The largest Mortgage Loan represents approximately 5.9% of the Initial Pool Balance, the three largest Mortgage Loans represent approximately 15.4% of the Initial Pool Balance, and the ten largest Mortgage Loans represent approximately 41.2% of the Initial Pool Balance.

   There are three Groups of Cross-Collateralized Mortgage Loans. The largest of those groups represents 2.6% of the Initial Pool Balance, and all of the Groups together represent 5.1% of the Initial Pool Balance. Each of the Mortgaged Properties associated with these Groups is leased to Wal-Mart Stores, Inc. ("Wal-Mart") and the Groups were underwritten largely on the basis of the creditworthiness of Wal-Mart. Accordingly, they present a concentration of Wal-Mart credit risk. The three Allendale Corporate Center Loans are all due from one borrower and are secured by Mortgaged Properties that are part of the same complex, and together represent 3.4% of the Initial Pool Balance. The Golfview Apartment Loan and the Doral Loan, together representing 4.5% of the Initial Pool Balance, are both due from one borrower, Milton S. Jennings, who is personally liable thereon.


   In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe (or have more significant effects on yield, in the event of prepayment), relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage pool can pose similar risks because each Mortgage Loan Group can be viewed in some respects as a single loan. Thus, the commonly owned borrowers whose Mortgage Loans are cross-defaulted and cross- collateralized with one another, under certain circumstances, could determine that it was in their collective interest to file bankruptcy petitions that would stay the enforcement of all those Mortgage Loans and that might result in the interruption of related Monthly Payments for an indefinite period. In addition, concentration of property management of the Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread adverse effect on the Mortgage Pool.

 Subordinate Debt and Other Encumbrances


   The Mortgaged Properties securing nine Mortgage Loans (the Plaza at Boca Hamptons Loan, the Hilton Hotel Stockton Loan, the Old Country Plaza Loan, the Sheraton Hotel Loan, the Sturbridge Inn Loan, the St. Marks Co-Op Apartments Loan, the Giant Eagle/Hechinger Loan, the Doral Apartments Loan and the Golfview Apartments Loan), representing 18.4% of the initial Pool Balance, are encumbered by second and in some cases third and fourth mortgages. In the case of certain of these Mortgage Loans, the subordinate lender has entered into an agreement with the Mortgagee prohibiting the subordinate lender from exercising remedies in respect of the borrower or the Mortgaged Property (including foreclosure or the filing of a bankruptcy petition) and agreeing that a modification of the related Mortgage Loan would not affect the subordination of the second, third or fourth lender's lien (an "Intercreditor Agreement"). In most cases, the subordinate lender has not entered into an Intercreditor Agreement.

   In addition, ten of the Mortgage Loans, representing 31.9% of the initial Pool Balance, permit the borrower to enter into subordinate indebtedness without requiring the subordinate lender to enter into an Intercreditor Agreement. In most cases, preconditions (such as combined debt service coverage ratios or combined loan to value ratios, or both) must be satisfied prior to incurring subordinate indebtedness.

    The encumbrance of a property by subordinate indebtedness without execution of an Intercreditor Agreement increases the risk to a first lienholder posed by the subordinate debt. In such cases, there would be no restriction on the junior lienholder's exercise of remedies. The presence of subordinate debt can hinder conveyance to the first lienholder by deed in lieu of foreclosure, effectively forcing foreclosure. Similarly, the presence of subordinate debt can hinder loan modification due to concern that modification may vitiate subordination and place the subordinate lender in pari passu status with the first lienholder in whole or in part.

   In addition to subordinate debt, certain Mortgaged Properties are encumbered by tax liens (for taxes previously due and payable), mechanics liens, or liens in respect of judgments. The Hilton Hotel Stockton Loan has a tax lien for $606,187.62. Pursuant to the borrower's Plan of Reorganization dated December 2, 1992, these taxes are to be paid in deferred cash payments over six years from March 15, 1993. The Seller believes the borrower is current on taxes due for 1994 and 1995. The Plano Property within the Wal-Mart No. 3 Loan has approximately $90,000 in mechanics' liens which were filed in 1987. The Shadyside Medical Center Property has a judgment lien against the owner of approximately $160,000 and unpaid taxes for 1993 of approximately $59,000. Public records reflect that certain other Mortgaged Properties are also subject to similar encumbrances, generally in lesser amounts. The Seller has agreed that if a lienholder in respect of these tax liens (for taxes previously due and payable) or these other liens existing as of the Cut-off Date, and having a priority that is prior to, or equal to, the lien of the related Mortgage, commences an action to enforce such lien against the Mortgaged Property, the Seller will (at its option) either (i) pay the amounts necessary to discharge the same, or (ii) cause the same to be covered by a bond or by title insurance, and will subordinate, or will cause the surety or title company to subordinate, any rights of the lienholder acquired by subrogation to the rights of the Trust as first lienholder.


Borrower Bankruptcies; Modifications

   The borrowers in respect of five of the Mortgage Loans have been the subject of bankruptcy proceedings (which in each case have concluded prior to the date hereof). The common borrower for the Golfview Apartments Loan and the Doral Park Loan filed a petition for Chapter 11 bankruptcy protection on February 8, 1991, and the Plan of Reorganization was confirmed on June 15, 1992. The Hilton Hotel Stockton Loan borrower filed a bankruptcy petition on September 23, 1991, and the Plan of Reorganization was confirmed on December 2, 1992. The Plaza at Boca Hampton borrower filed a bankruptcy petition on May 11, 1993 and its Plan of Reorganization was confirmed on December 2, 1994. The Holiday Inn Fayetteville borrower filed a bankruptcy petition on September 18, 1990, and the Plan of Reorganization was confirmed on May 7, 1992. In addition, certain of the Mortgage Loans have been modified, in many cases due to difficulties experienced by the borrowers in making timely payments. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and Appendix A-5, "Summary of Mortgage Loan Modifications."

No Appraisals

   Most of the Mortgaged Properties were appraised at the time of origination of the related Mortgage Loans. However, neither the Seller nor the Depositor has caused an appraisal to be performed recently, and neither of such persons has reliable information as to the current market values of the Mortgaged Properties. Because many real estate markets in the United States have experienced declining values since the period during which most of the Mortgage Loans were originated, it is likely that some of the Mortgaged Properties have declined in market value since that time.

Limitations on Enforceability of Cross-Collateralization


   The Mortgage Pool includes three Groups of Cross-Collateralized Mortgage Loans that collectively represent 5.1% of the Initial Pool Balance. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing each such Group to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, cross-collateralization provisions may not be enforceable, particularly (as a practical matter) in states with "one-form-of action" or similar rules. Moreover, certain Groups of the Cross-Collateralized Mortgage Loans are secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the Mortgages is not impaired or released. In addition, the grant of a lien on a property to secure debt in respect of another property in some circumstances may be subject to attack as a fraudulent conveyance or fraudulent transfer.

Geographic Concentration

   Repayments by borrowers and the market value of the Mortgaged Properties can be affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors that are beyond the control of the borrowers.


   Nineteen Mortgage Loans, representing 54.1% of the Initial Pool Balance, are secured by Mortgaged Properties located in one of three states:
California (seven Mortgage Loans, representing 18.6% of the Initial Pool Balance); Pennsylvania (six Mortgage Loans, representing 18.5% of the Initial Pool Balance) and Florida (six Mortgage Loans, representing 17.0% of the Initial Pool Balance). In general, that concentration increases the exposure of the Certificateholders to any adverse economic or other developments or acts of nature that may occur in those states. Three out of the seven Mortgaged Properties located in California are not covered by earthquake insurance. Of those Mortgage Loans that are covered by earthquake insurance, some are covered for less than their principal balance and others have significant deductibles.


Balloon Payment at Maturity and Extension of Maturity


   Thirty-six Mortgage Loans, representing 90.3% of the Initial Pool Balance, do not fully amortize over their terms to maturity and thus, in each case will have a substantial payment (that is, a Balloon Payment) due at scheduled maturity, unless previously prepaid. Mortgage loans with Balloon Payments involve a greater risk to a lender than self-amortizing loans because the ability of a borrower to make a Balloon Payment will normally depend on its ability to fully refinance the loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect such a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates is under any obligation to refinance any Mortgage Loan.


   The Servicer and the Special Servicer are permitted, and are obligated if so directed by the Operating Adviser, to extend and modify a defaulted Mortgage Loan (or one as to which default is reasonably foreseeable) under certain circumstances and subject to certain limitations. See "SERVICING OF MORTGAGE LOANS--Mortgage Loan Modifications" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether due to default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates.

Prepayment Premiums

   Substantially all of the Mortgage Loans require for a specified period following the related date of origination or, if applicable, the end of the related Lock-out Period that any Principal Prepayment (as defined in the Prospectus) be accompanied by a Prepayment Premium. Some Mortgage Loans provide for prepayment without a Prepayment Premium in the event of a casualty or condemnation of the related Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   If and to the extent received, Prepayment Premiums will generally be distributed among the holders of each of the respective Classes of Regular Interest Certificates whose aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, is reduced in connection with the distribution of the related prepayment of principal, in the amounts and in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums" herein. No representation is made herein as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Depositor or the Seller for a material breach of representation or warranty on the part of the Depositor or the Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Servicer or the Class R-I Certificateholders in connection with the termination of the Trust Fund. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" and "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Multiclass Pass-Through Certificates, Series 1995-C5 (the "Certificates") will be issued, and the trust (the "Trust") designated as Aetna 1995 Commercial Mortgage Trust will be created, pursuant to a trust agreement (the "Trust Agreement"), to be dated as of the Cut-off Date, among the Depositor, the Trustee, the Servicer and the Special Servicer. The following summaries describe certain provisions relating to the Certificates. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Trust Agreement, provided that the information contained in this Prospectus Supplement supersedes any contrary information set forth in the Prospectus. See "DESCRIPTION OF THE SECURITIES" and "THE TRUST AGREEMENT" in the Prospectus.

   The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust (collectively, the "Trust Fund"), consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); and (iii) such funds or assets as from time to time are deposited in the Collection and Distribution Accounts hereinafter described.

    The Certificates will consist of twelve Classes: the Class A-1 and Class A-2 Certificates (collectively, the "Senior Certificates"); the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Subordinate Certificates"); the Class X Certificates (collectively with the Senior Certificates and the Subordinate Certificates, the "Regular Interest Certificates"); and the Class R-I and Class R-II Certificates (collectively, the "Residual Certificates"). Only the Senior Certificates and the Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are being offered hereby. The Class E, Class F, Class G, Class H, Class X, Class R-I and Class R-II Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Non-Offered Certificates is provided primarily because of its potential relevance to a prospective purchaser of an Offered Certificate.

CERTIFICATE PRINCIPAL AMOUNTS AND CERTIFICATE NOTIONAL AMOUNTS

   Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will have the respective aggregate Certificate Principal Amounts set forth in the following table, in each case subject to a permitted variance as set forth on the cover page of this Prospectus Supplement.

                          INITIAL AGGREGATE CERTIFICATE  APPROXIMATE % OF INITIAL
CLASS OF CERTIFICATES           PRINCIPAL AMOUNT               POOL BALANCE
-----------------------  -----------------------------  ------------------------
Class A-1 Certificates            $109,378,994                     24.7%
Class A-2 Certificates             130,000,000                     29.3
Class B Certificates  ..            31,030,611                      7.0
Class C Certificates  ..            31,030,610                      7.0
Class D Certificates  ..            39,896,499                      9.0
                         -----------------------------  ------------------------
  Total ................          $341,336,714                     77.0%
                         =============================  ========================



   Upon initial issuance, the Class E, Class F, Class G and Class H Certificates will have an aggregate Certificate Principal Amount of approximately $101,957,720 (subject to a permitted variance similar to that applicable to the Offered Certificates, as set forth on the cover page to this Prospectus Supplement), representing approximately 23.0% of the Initial Pool Balance.


   The "Certificate Principal Amount" of any Certificate, as of any date of determination, represents the maximum specified dollar amount of principal to which the holder thereof is then entitled pursuant to the Trust Agreement, such amount being equal to the initial principal amount set forth on the face of such Certificate less the amount of all principal distributions previously made with respect to such Certificate and less all Realized Losses and Additional Expense Losses previously allocated to such Certificate pursuant to the Trust Agreement.


   The Class X Certificates will not have Certificate Principal Amounts or entitle their holders to distributions of principal. Each such Certificate will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Certificate Notional Amount") equal to the product of the Percentage Interest represented by such Certificate in such Class, multiplied by the aggregate Certificate Notional Amount of the Class X Certificates. The aggregate Certificate Notional Amount of the Class X Certificates will equal the sum of the following six components (each, a "Component"): (a) the aggregate Certificate Principal Amount of the Class A-1 Certificates outstanding from time to time ("Component A-1"); (b) the aggregate Certificate Principal Amount of the Class A-2 Certificates outstanding from time to time ("Component A-2"); (c) the aggregate Certificate Principal Amount of the Class B Certificates outstanding from time to time ("Component B"); (d) the aggregate Certificate Principal Amount of the Class C Certificates outstanding from time to time ("Component C"); (e) the aggregate Certificate Principal Amount of the Class D Certificates outstanding from time to time ("Component D"); and (f) the aggregate Certificate Principal Amount of the Class E Certificates outstanding from time to time ("Component E").


   The Residual Certificates will not have Certificate Principal Amounts or Certificate Notional Amounts.

 REGISTRATION; DENOMINATIONS

   The Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Book-Entry Certificates") will be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of $100,000 Certificate Principal Amount and in integral multiples of $1 in excess thereof. One Certificate of each of the foregoing Classes may be issued in a different principal amount to accommodate the remainder of the initial aggregate Certificate Principal Amount of the Certificates of such Class.

   Each Class of Book-Entry Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Certificate of any Class thereof (each, a "Certificate Owner") will be entitled to receive a fully registered Certificate (a "Definitive Certificate") representing its interest in such Class except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE SECURITIES--Book-Entry Registration." Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "DESCRIPTION OF THE SECURITIES-- Book-Entry Registration" in the Prospectus.

CERTIFICATE INTEREST RATES

   The Certificate Interest Rates applicable to the respective Classes of Offered Certificates for each Distribution Date are set forth on the cover page hereof.


   The Certificate Interest Rate applicable to the Class E Certificates for each Distribution Date will be a per annum rate equal to 6.500% and the Certificate Interest Rate applicable to each other Class of Non-Offered Certificates (other than the Class X Certificates and the Residual Certificates) for each Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date. The Certificate Interest Rate applicable to the Class X Certificates with respect to each Distribution Date will be a per annum rate equal to the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the weighted average of the Certificate Interest Rates for the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, weighted by the respective aggregate Certificate Principal Amount of each such Class immediately prior to such Distribution Date. The Residual Certificates will not bear interest.

   The "Weighted Average Net Mortgage Rate" for each Distribution Date is a per annum rate equal to the weighted average, expressed as a percentage and rounded to five decimal places, of the Net Mortgage Rates for all of the Mortgage Loans, weighted on the basis of their respective unpaid principal balances outstanding at the beginning of the Due Period ending prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will be a fixed rate per annum equal to the Mortgage Rate on the Due Date occurring in the related Due Period (a) reduced by the Administrative Cost Rate and (b) if the accrual of interest on such Mortgage Loan is computed other than on the basis of a 360 day year consisting of twelve 30-day months, then adjusted to a rate of interest computed on such basis.


   The "Stated Principal Balance" of any Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), as of any date of determination coinciding with or following the Cut-off Date, will generally be equal to the Cut-off Date Balance of such Mortgage Loan, reduced (to not less than zero) by: (i) that portion of the Principal Payment Amount for the Distribution Date immediately preceding such date of determination (calculated without regard to clause

(f) of the definition of "Principal Payment Amount" set forth under "--Distributions--Principal Payment Amount" below) that is attributable to such Mortgage Loan; and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the Collection Period related to the Distribution Date immediately preceding such date of determination. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or, if acquired in respect thereof, the related Mortgaged Property, is liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust, the "Stated Principal Balance" of such Mortgage Loan will be zero commencing as of the Distribution Date on which amounts received in connection with such payment in full, liquidation, purchase or other disposition would be distributed on the Certificates.

   The "Due Period" for any Distribution Date will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Due Period, commencing on the day immediately following the Cut-Off Date) and ending on the first day of the month in which such Distribution Date occurs. The "Collection Period" for any Distribution Date will end at the close of business on the Determination Date for such Distribution Date and commence on the day immediately following the end of the prior such period (or, in the case of the initial Collection Period, commence immediately following the Cut-off Date). The "Determination Date" for each Distribution Date will be the 12th day of the month in which such Distribution Date occurs or, if such 12th day is not a Business Day, then the next succeeding Business Day. For purposes of the Prospectus, the Collection Period is the "Prepayment Period" for the related Distribution Date.


   As used herein, the term "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York, or in the city and state of the principal place of business of the Trustee, the Servicer or the Special Servicer, or (iii) a day on which banking institutions or savings associations in New York, New York, or in the city and state of the principal place of business of the Trustee, the Servicer or the Special Servicer, are authorized or obligated by law or executive order to be closed.


DISTRIBUTIONS

General

   Distributions of principal and interest on the Certificates will be made by the Trustee or a Paying Agent (as defined in the Prospectus) out of the related Available Distribution Amount on the 25th day of each month (or, if such day is not a Business Day, then on the next succeeding Business Day) (each such date, a "Distribution Date"), commencing in January 1996. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class. The "Percentage Interest" in any Class (other than a Class of Residual Certificates) evidenced by a Certificate thereof at any time will equal a fraction (expressed as a percentage), the numerator of which is the Certificate Principal Amount or the Certificate Notional Amount, as the case may be, of such Certificate determined as of the close of business on the Distribution Date immediately preceding such time, and the denominator of which is the aggregate Certificate Principal Amount or the aggregate Certificate Notional Amount, as the case may be, of such Class determined as of the close of business on the Distribution Date immediately preceding such time.

   The "Record Date" for each Class of Offered Certificates for each Distribution Date will be the last day of the month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

The Available Distribution Amount

   The aggregate amount available for distribution of principal and/or interest to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

       (a) the aggregate of all cash amounts received on or in respect of the Mortgage Loans and any REO Properties that is on deposit in the Collection and Distribution Accounts as of the commencement of business on the second Business Day preceding such Distribution Date (the "Servicer Remittance Date"), exclusive of any portion thereof that represents one or more of the following:


          (i) Monthly Payments collected but due on a Due Date subsequent to the related Due Period;


          (ii) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and any other income collected with respect to any REO Property, net of related expenses ("Net REO Income") received after the end of the related Collection Period (together with any accompanying payments of interest for, in the case of any prepaid Mortgage Loan, the period following the Due Date in the related Due Period);


          (iii) Prepayment Premiums;


          (iv) amounts that are currently payable or reimbursable to the Servicer, the Special Servicer, the Trustee or any other person (including as compensation or to reimburse the Servicer or the Trustee, as the case may be, for outstanding Advances, together with interest thereon, or to indemnify or reimburse the Trustee and certain related persons as contemplated under "--The Trustee" below, or to indemnify or reimburse the Servicer, the Special Servicer and certain related persons as contemplated under "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Servicer and the Special Servicer" herein) or used to pay certain unanticipated expenses of the Trust Fund, including certain Additional Trust Fund Expenses not previously referenced;


          (v) amounts received on Mortgage Loans and REO Properties previously repurchased by the Seller or otherwise removed from the Trust Fund; and

          (vi) amounts deposited in the Collection Account or either Distribution Account in error; and

       (b) all P&I Advances made by the Servicer or the Trustee with respect to such Distribution Date (see "--Advances" below).

   With respect to the final Distribution Date, any Termination Price paid as contemplated under "--Optional Termination" would constitute part of the related Available Distribution Amount, subject to any withdrawals therefrom to cover the items described in clause (a)(iv) above.

 Application of the Available Distribution Amount

   On each Distribution Date, the Trustee or a Paying Agent will (except as otherwise described under "--Optional Termination" below) apply amounts on deposit in the Distribution Account (as herein defined), to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority, in each case subject to remaining funds:

       (1) to distributions of interest to the holders of the Class A-1 Certificates, the holders of the Class A-2 Certificates and the holders of the Class X Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date described in this clause (1), in an amount equal to all Distributable Certificate Interest in respect of the Class A-1 Certificates, the Class A-2 Certificates, Component A-1 of the Class X Certificates and Component A-2 of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class A-1 Certificates) equal to the Principal Payment Amount for such Distribution Date, and then, if the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class A-2 Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1 Certificates; provided, however, that if Realized

    Losses or Additional Expense Losses are allocable to such Classes of Certificates on such Distribution Date or have been allocated to such Classes of Certificates on prior Distribution Dates, such distribution of principal shall be made to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates pro rata on the basis of their respective outstanding aggregate Certificate Principal Amounts on each Distribution Date until such holders have been paid in full;

       (3) to distributions to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received, pro rata on the basis of such amounts so allocated to each such Class;

       (4) to distributions of interest to the holders of the Class B Certificates and the holders of the Class X Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date described in this clause
    (4), in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates and Component B of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (5) if the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class B Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1 or Class A-2 Certificates on such Distribution Date;

       (6) to distributions to the holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

       (7) to distributions of interest to the holders of the Class C Certificates and the holders of the Class X Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date described in this clause
    (7), in an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates and Component C of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (8) if the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class C Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2 or Class B Certificates on such Distribution Date;

       (9) to distributions to the holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

       (10) to distributions of interest to the holders of the Class D Certificates and the holders of the Class X Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date described in this clause
    (10), in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates and Component D of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (11) if the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class D Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2, Class B or Class C Certificates on such Distribution Date;

        (12) to distributions to the holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;


       (13) to distributions of interest to the holders of the Class E Certificates and the holders of the Class X Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date described in this clause
    (13), in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates and Component E of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


       (14) if the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class E Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2, Class B, Class C or Class D Certificates on such Distribution Date;

       (15) to distributions to the holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

       (16) to distributions of interest to the holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (17) if the Class A-1, Class A-2, Class B, Class C, Class D and Class
    E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class F Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates on such Distribution Date;

       (18) to distributions to the holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

       (19) to distributions of interest to the holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (20) if the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class G Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class F Certificates on such Distribution Date;

       (21) to distributions to the holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

       (22) to distributions of interest to the holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (23) if the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class H Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F or Class G Certificates;

       (24) to distributions to the holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

       (25) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (24) above.


   Distributions of the Principal Payment Amount will constitute the only distributions of principal on the Certificates; provided that, notwithstanding anything to the contrary herein, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses (2), (5),
(8), (11), (14), (17), (20) and (23) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the holders of the relevant Class of Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire aggregate Certificate Principal Amount of such Class outstanding immediately prior to the Final Distribution Date. Reimbursements of previously allocated Realized Losses and Additional Expense Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amounts of the Certificates in respect of which any such reimbursements are made. No distributions of principal will be made in respect of the Non-Offered Certificates until the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C and Class D Certificates is reduced to zero.


Distributable Certificate Interest

   The "Distributable Certificate Interest" in respect of each Class of Regular Interest Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class' allocable share (calculated as described below) of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of Regular Interest Certificates for each Distribution Date is equal to one month's interest at the Certificate Interest Rate applicable to such Class of Certificates for such Distribution Date accrued on the aggregate Certificate Principal Amount of such Class of Certificates (or, in the case of the Class X Certificates, on either the aggregate Certificate Notional Amount or a Component thereof, as the context may require) outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Without affecting the amount of Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Distribution Date, the "accrual period" in respect of such Class for such Distribution Date shall be the calendar month most recently ended prior to such Distribution Date.

   The Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Regular Interest Certificates, pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date, and any such allocation of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date to the Class X Certificates shall be further allocated among the Components of the Class X Certificates, pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Components for such Distribution Date.

Principal Payment Amount

   The "Principal Payment Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

        (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Due Period;

       (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period that were received prior to the related Collection Period;

       (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

       (d) without duplication, the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds and Net REO Income received on or in respect of the Mortgage Loans and any REO Properties during the related Collection Period and identified and applied by the Servicer as recoveries of principal thereof (or, in the case of an REO Property, of the related Mortgage Loan), in each case net of any portion of such amounts that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

       (e) the aggregate of the principal portions of any P&I Advances made by the Servicer or the Trustee for such Distribution Date; and

       (f) if such Distribution Date is subsequent to the initial
    Distribution Date, the excess, if any, of the Principal Payment Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

Treatment of REO Properties

   Notwithstanding that any Mortgaged Property may be acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan (which, if such Mortgaged Property secures a Group of Cross-Collateralized Mortgage Loans, will for purposes of this Prospectus Supplement be the Mortgage Loan as to which such Mortgaged Property was the related Primary Mortgaged Property) will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Expense Losses to the Certificates, and the amount of fees payable to the Servicer, the Special Servicer and the Trustee, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Servicer or the Trustee in connection with the operation or disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and the Servicer and the Trustee will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Distributions of Prepayment Premiums

   On each Distribution Date, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period will be distributed, separate from but in the same manner as the Available Distribution Amount for such date, in the following order of priority, in each case subject to remaining funds:

       (1) to the holders of the Class A-1 Certificates and the holders of the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause (1), in an amount equal to the PV Yield Loss Amount for the Class A-1 Certificates and Component A-1 of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received, and then to the holders of the Class A-2 Certificates and the holders of the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause

    (1), in an amount equal to the PV Yield Loss Amount for the Class A-2 Certificates and Component A-2 of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received; provided, however, that if there are not sufficient funds to pay the PV Yield Loss Amount for all of the Class A-1 Certificates, Component A-1 of the Class X Certificates, the Class A-2 Certificates and Component A-2 of the Class X Certificates, then such Prepayment Premium shall be distributed to the holders of the Class A-1 Certificates, the holders of the Class A-2 Certificates and the holders of the Class X Certificates pro rata on the basis of the PV Yield Loss Amount to which each such Class is entitled under this clause (1);

       (2) to the holders of the Class B Certificates and the holders of the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause (2), in an amount equal to the PV Yield Loss Amount for the Class B Certificates and Component B of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;

       (3) to the holders of the Class C Certificates and the holders of the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause (3), in an amount equal to the PV Yield Loss Amount for the Class C Certificates and Component C of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;

       (4) to the holders of the Class D Certificates and the holders of the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause (4), in an amount equal to the PV Yield Loss Amount for the Class D Certificates and Component D of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;


       (5) to the holders of the Class E Certificates and the holders fo the Class X Certificates, pro rata in accordance with their respective entitlements pursuant to this clause (5), in an amount equal to the PV Yield Loss Amount for the Class E Certificates and Component E of the Class X Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;


       (6) to the holders of the Class F Certificates, in an amount equal to the PV Yield Loss Amount for the Class F Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;

       (7) to the holders of the Class G Certificates, in an amount equal to the PV Yield Loss Amount for the Class G Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received;

       (8) to the holders of the Class H Certificates, in an amount equal to the PV Yield Loss Amount for the Class H Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received; and

       (9) to the holders of the Class R-I Certificates, the balance, if any, of such Prepayment Premium remaining after the distributions made on such Distribution Date pursuant to clauses (1) through (8) above.

   The "PV Yield Loss Amount" with respect to the Class A-1 through Class H Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan received during the related Collection Period, will equal the present value of a series of monthly payments each equal to the Interest Payment Adjustment for such Class of Certificates in connection with such prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for such Class of Certificates, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date. The "Interest Payment Adjustment" in respect of the Class A-1 through Class H Certificates in connection with a prepayment of principal of a Mortgage Loan during any Collection Period is equal to one-twelfth of the product of (a) the amount, if any, by which the Certificate Interest Rate for such Class of Certificates for the related Distribution Date exceeds the applicable Reinvestment Yield, multiplied by
(b) the amount of such prepayment, multiplied by (c) a fraction, the numerator of which is the portion of the Principal Payment Amount for such Distribution Date payable in reduction of the aggregate Certificate Principal Amount of such Class of Certificates, and the denominator of which is the Principal Payment Amount for such Distribution Date.


   The "PV Yield Loss Amount" with respect to each Component of the aggregate Certificate Notional Amount of the Class X Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan received during the related Collection Period, will equal the aggregate of the present values of a series of monthly payments each equal to the Interest Payment Adjustment for such Component in connection with such prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for the Class A-1 Certificates in the case of Component A-1, the Class A-2 Certificates in the case of Component A-2, the Class B Certificates in the case of Component B, the Class C Certificates in the case of Component C, the Class D Certificates in the case of Component D and the Class E Certificates in the case of Component E, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date. The "Interest Payment Adjustment" in respect of any Component of the aggregate Certificate Notional Amount of the Class X Certificates in connection with a prepayment of principal of a Mortgage Loan during any Collection Period is equal to one-twelfth of the product of (x) the related Component Rate (that is, the Component Rate with the same letter designation as such Component) for the related Distribution Date, multiplied by (y) the amount of such prepayment, multiplied by (z) a fraction, the numerator of which is the portion of the Principal Payment Amount for such Distribution Date deemed payable in reduction of the amount of such Component, and the denominator of which is the Principal Payment Amount for such Distribution Date. The "Component Rate" for each Component of the aggregate Certificate Notional Amount of the Class X Certificates for any Distribution Date will be: (a) with respect to Component A-1, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class A-1 Certificates for such Distribution Date (the "Component A-1 Rate"); (b) with respect to Component A-2, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class A-2 Certificates for such Distribution Date (the "Component A-2 Rate"); (c) with respect to Component B, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class B Certificates for such Distribution Date (the "Component B Rate"); (d) with respect to Component C, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class C Certificates for such Distribution Date (the "Component C Rate"); (e) with respect to Component D, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class D Certificates for such Distribution Date (the "Component D Rate"); and (f) with respect to Component E, a per annum rate equal to the difference between the Weighted Average Net Mortgage Rate for such Distribution Date and the Certificate Interest Rate for the Class E Certificates for such Distribution Date (the "Component E Rate").

   The "Reinvestment Yield" applicable to any of the Class A-1 through Class H Certificates (and to the Component of the aggregate Certificate Notional Amount of the Class X Certificates with the same letter designation as such Class) for the foregoing purposes will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Distribution Date for such Class of Certificates. See "--Assumed Final Distribution Date; Rated Final Distribution Date" below.

   The following is an example of the foregoing allocation of Prepayment Premiums, and is based on the assumptions that (i) a Mortgage Loan with a $10,000,000 unpaid principal balance, a Mortgage Rate of 10% per annum and a stated maturity date of January 1, 2006, prepays in full on its Due Date during the initial Collection Period, (ii) such Mortgage Loan provides for the payment of a Prepayment Premium calculated in accordance with the "treasury" yield maintenance formula described in clause (a) of this example below, (iii) the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date of such Mortgage Loan (the "Treasury Yield") is 6% per annum (with an equivalent annual rate of approximately 5.926% paid monthly), (iv) the Mortgage Loans provide for scheduled payments of interest only on their respective Due Dates during the initial Collection Period, (v) no other payment of principal is received on any Mortgage Loan during the initial Collection Period and (vi) the applicable Reinvestment Yield for the Class A-1 Certificates and Component A-1 of the aggregate Certificate Notional Amount of the Class X Certificates is 5.75% per annum (with an equivalent annual rate of approximately 5.682% paid monthly), and is otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein:

       (a) The "Payment Differential" for the Mortgage Loan being prepaid would be an amount equal (i) 10% (the loan's Mortgage Rate) minus approximately 5.926% (the equivalent annual rate paid monthly of the applicable Treasury Yield of 6%), divided by (ii) 12, multiplied by (iii) $10,000,000 (the amount being prepaid), or $33,950.00. The Prepayment Premium payable in connection with the assumed Principal Prepayment would equal the present value of a series of payments each equal to such Payment Differential and payable on each Due Date over the remaining term of the Mortgage Loan being prepaid (which is 120 months) discounted at the applicable Treasury Yield for the number of months remaining from the date of prepayment to each such Due Date through the stated maturity date for such loan, or $3,068,253.82.


       (b) Because the assumed Principal Prepayment would be applied only in reduction of the aggregate Certificate Principal Amount of the Class A-1 Certificates and Component A-1 of the aggregate Certificate Notional Amount of the Class X Certificates, only the Class A-1 and Class X Certificates would have a PV Yield Loss Amount greater than zero in connection with such Principal Prepayment.


       (c) The Interest Payment Adjustment for the Class A-1 Certificates in connection with the assumed Principal Prepayment would equal one-twelfth of (i) approximately 6.422% (the Certificate Interest Rate for the Class A-1 Certificates for the initial Distribution Date) minus approximately 5.682% (the equivalent annual rate paid monthly of the applicable Reinvestment Yield of 5.75%), multiplied by (ii) $10,000,000 (the amount prepaid), multiplied by (iii) 100% (the portion of the Principal Payment Amount for the initial Distribution Date payable in reduction of the aggregate Certificate Principal Amount of the Class A-1 Certificates), or $6,166.67.

       (d) The Interest Payment Adjustment for Component A-1 of the aggregate Certificate Notional Amount of the Class X Certificates in connection with the assumed Principal Prepayment would equal one-twelfth of (i) 3.185% (the approximate Component A-1 Rate for the initial Distribution Date), multiplied by (ii) $10,000,000 (the amount prepaid), multiplied by (iii) 100% (the portion of the Principal Payment Amount for the initial Distribution Date payable in reduction of Component A-1 of the aggregate Certificate Notional Amount of the Class X Certificates), or $26,541.67.

       (e) The PV Yield Loss Amount for the Class A-1 Certificates would equal the present value of a series of monthly payments (which is 57 payments) each equal to the Interest Payment Adjustment for such Class of Certificates in connection with the assumed Principal Prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for such Class of Certificates, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the initial Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date, or $307,426.92.

       (f) The PV Yield Loss Amount for the Class X Certificates would equal the present value of a series of monthly payments (which is 57 payments) each equal to the Interest Payment Adjustment for Component A-1 of the aggregate Certificate Notional Amount of Class X Certificates in connection with the assumed Principal Prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for the Class A-1 Certificates, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the initial Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date, or $1,323,181.53.

       (g) On the initial Distribution Date, the above referenced
    $3,068,253.82 Prepayment Premium would be paid to the holders of the Class A-1 and Class X Certificates, in each case up to their respective PV Yield Loss Amounts, and the balance would be paid to the holders of the Class R-I Certificates.


   No representation is made herein as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans--Prepayment Premiums" and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES


   The rights of holders of the Non-Offered Certificates (other than the holders of the Class X Certificates) to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Offered Certificates. The rights of holders of the Class D Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the other Classes of Offered Certificates and, with respect to distributions to the holders of the Class X Certificates, will be subordinated to distributions to be made with respect to Component A-1, Component A-2, Component B and Component C of the aggregate Certificate Notional Amount of the Class X Certificates. The rights of holders of the Class C Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class B Certificates and, with respect to distributions to the holders of the Class X Certificates, will be subordinated to distributions to be made with respect to Component A-1, Component A-2 and Component B of the aggregate Certificate Notional Amount of the Class X Certificates. The rights of holders of the Class B Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1 and Class A-2 Certificates and, with respect to distributions to the holders of the Class X Certificates, will be subordinated to distributions to be made with respect to Component A-1 and Component A-2 of the aggregate Certificate Notional Amount of the Class X Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A-1 Certificates, the Class A-2 Certificates, Component A-1 of the Class X Certificates and Component A-2 of the Class X Certificates of the full amount of all interest payable in respect of such Classes on each Distribution Date, and the ultimate receipt by the holders of the Class A-1 Certificates and the Class A-2 Certificates of principal in an amount equal to the entire aggregate Certificate Principal Amount of the Class A-1 Certificates and the Class A-2 Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to, in each such case, the entire aggregate Certificate Principal Amount of such Class of Certificates. The protection afforded to the holders of the Class D Certificates and Component D of the Class X Certificates by means of the subordination of the Class E, Class F, Class G and Class H Certificates and Component E of the aggregate Certificate Notional Amount of the Class X Certificates, to the holders of the Class C Certificates and Component C of the Class X Certificates by means of the subordination of the Class D, Class E, Class F, Class G and Class H Certificates and Component D and Component E of the aggregate Certificate Notional Amount of the Class X Certificates, to the holders of the Class B Certificates and Component B of the Class X Certificates by means of the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates and Component C, Component D and Component E of the aggregate Certificate Notional Amount of the Class X Certificates, and to the holders of the A-1 Certificates and the Class A-2 Certificates and

Components A-1 and A-2 of the Class X Certificates by means of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and Component B, Component C, Component D and Component E of the aggregate Certificate Notional Amount of the Class X Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.


   Allocation to the Class A-1 Certificates, for so long as they are outstanding, of the entire Principal Payment Amount for each Distribution Date (subject to the limitations set forth herein) will generally have the effect of reducing the aggregate Certificate Principal Amount of such Class at a faster rate than the aggregate Stated Principal Balance of the Mortgage Loans. Thus, as principal is distributed to the holders of the Class A-1 Certificates, the percentage interest in the Trust Fund evidenced by the Class A-1 Certificates will generally be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Class A-2 Certificates and the Subordinate Certificates), thereby increasing, relative to their aggregate Certificate Principal Amount, the subordination afforded the Class A-1 Certificates (and, correspondingly, to the Component A-1 of the aggregate Certificate Notional Amount of the Class X Certificates) by the Subordinate Certificates. Following retirement of the Class A-1 Certificates, the herein described successive allocation to the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case for so long as they are outstanding, of the entire Principal Payment Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates (and, correspondingly, to each Component of the aggregate Certificate Notional Amount of the Class X Certificates with the same alphabetical and, if applicable, numeric designation) as regards the relative amount of subordination afforded thereto by the Class E, Class F, Class G and Class H Certificates and, in the case of the Class A-2, Class B and Class C Certificates, by the Class D Certificates and, in the case of the Class A-2 and Class B Certificates, by the Class C Certificates and, in the case of the Class A-2 Certificates, by the Class B Certificates.


   On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Expense Losses that, in each case, have been incurred since the Cut-off Date through the end of the related Collection Period, but have not previously been allocated as described below, will be allocated among the respective Classes of Regular Interest Certificates (other than the Class X Certificates) (in each such case, in reduction of their aggregate Certificate Principal Amount) as follows, but in the aggregate only to the extent that the aggregate Certificate Principal Amount of all the Regular Interest Certificates (other than the Class X Certificates) remaining outstanding after giving effect to the distributions on such Distribution Date (but before giving effect to the allocations below) exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class H Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates is reduced to zero; second, to the Class G Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates is reduced to zero; third, to the Class F Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates is reduced to zero; fourth, to the Class E Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and correspondingly, Component E of the aggregate Certificate Notional Amount of the Class X Certificates) is reduced to zero; fifth, to the Class D Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component D of the aggregate Certificate Notional Amount of the Class X Certificates) is reduced to zero; sixth, to the Class C Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component C of the aggregate Certificate Notional Amount of the Class X Certificates) is reduced to zero; seventh, to the Class B Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component B of the aggregate Certificate Notional Amount of the Class X Certificates) is reduced to zero; and last, to the Class A-1 and Class A-2 Certificates, pro rata, based on the outstanding aggregate Certificate Principal Amount of each such Class until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component A-1 and Component A-2 of the aggregate Certificate

Notional Amount of the Class X Certificates) is reduced to zero. Any Realized Loss or Additional Expense Loss allocated as described above to a Class of Certificates will be allocated among the respective Certificates of such Class pro rata based on their respective Percentage Interests.


   "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the borrower. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan (or deemed principal balance in the case of REO Property) as of the date of final liquidation, together with all accrued and unpaid interest thereon (or interest deemed to have accrued in the case of REO Property) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of such liquidation and unreimbursed Servicing Advances (including interest thereon)). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Realized Losses on a Mortgage Loan will be allocated first to the principal balance of that Mortgage Loan, and then to interest.


   An "Additional Expense Loss" is any loss realized upon payment by the Trust of an Additional Trust Fund Expense; provided that the payment of interest in respect of unreimbursed Advances will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of late payment charges and/or default interest collected on the related Mortgage Loan and the payment of any Additional Trust Fund Expense will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of the portion of Repurchase Proceeds paid in respect of the related Mortgage Loan or REO Property to cover the same.

   "Additional Trust Fund Expenses" include, among other things: (i) any interest paid to the Servicer or the Trustee in respect of Advances unreimbursed out of collections on the related Mortgage Loan or REO Property;
(ii) certain additional compensation payable to the Special Servicer in connection with a Mortgage Loan becoming a Specially Serviced Mortgage Loan or an REO Property; (iii) any outstanding and unreimbursed Servicing Advance that is not reimbursed from recoveries on the related Mortgage Loan or REO Property as described under "--Advances" below; and (iv) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification to the Trustee and certain related persons described under "--The Trustee" below, certain reimbursements and indemnification to the Servicer, the Special Servicer and certain related persons described under "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Servicer and the Special Servicer" herein, certain taxes payable from the assets of the Trust Fund and described under "SERVICING OF MORTGAGE LOANS--Foreclosures" herein and under "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC--Income from Foreclosure Property" and "--Taxation of Holders of Residual Interest Securities--Prohibited Transactions and Contributions Tax" in the Prospectus, certain tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust, in each case to the extent that the Trust has not obtained, and in the reasonable good faith judgment of the Trustee shall not obtain, reimbursement or indemnification thereof from any person or from the proceeds of the liquidation or disposition of any Mortgage Loan or REO Property.

PREPAYMENT INTEREST SHORTFALLS AND EXCESS PREPAYMENT INTEREST

   For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment is made occurs prior to the Due Date for such Mortgage Loan in the related Due Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of such Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Servicer and the Trustee. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over
(b) the aggregate interest that did so accrue during such period through the date such payment was made.

   In any case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for the related Mortgage Loan in the related Due Period, "Excess Prepayment Interest" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of such Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Servicer and the Trustee. The amount of Excess Prepayment Interest in any such case will equal, to the extent collected, the interest that accrues on such Principal Prepayment or the principal portion of such Balloon Payment from such Due Date to the date such payment was made.

   To the extent that the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for any Collection Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Collection Period, the Servicing Fee (but not the compensation of the Special Servicer or the Trustee) for the corresponding period will be reduced in an amount necessary to offset such additional remaining Prepayment Interest Shortfalls. See "SERVICING OF MORTGAGE LOANS--The Servicer-- Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans" herein. To the extent that the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for any Collection Period exceeds the sum of the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Collection Period and the Servicing Fee (prior to reduction as described above) for the corresponding period, such excess (the "Net Aggregate Prepayment Interest Shortfall") for the related Distribution Date will generally be allocated among the respective Classes of Regular Interest Certificates pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date, and any such allocation of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date to the Class X Certificates shall be further allocated among the Components of the Class X Certificates, pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Components for such Distribution Date.

   To the extent that the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for any Collection Period exceeds the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for such Collection Period, such excess amount (the "Net Aggregate Excess Prepayment Interest") for such Collection Period will be payable to the Servicer as additional compensation.

   The "Scheduled Principal Balance" of any Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) will generally be equal to: (i) as of the Cut-off Date, the Cut-off Date Balance of such Mortgage Loan; and (ii) as of any date subsequent to the Cut-off Date, an amount equal to the Cut-off Date Balance of such Mortgage Loan, reduced (to not less than zero) by the sum of the following (without duplication):

       (a) the aggregate of the principal portions of all Monthly Payments (other than any Balloon Payment) due, and of any Assumed Payments deemed due, in respect of such Mortgage Loan on all Due Dates subsequent to the Cut-off Date through and including such date of determination, whether or not received or advanced;


       (b) the aggregate of all payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, any proceeds from the purchase of any Mortgage Loan required to be repurchased by the Seller ("Repurchase Proceeds") and other amounts received on or in respect of such Mortgage Loan (or any related REO Property) during the period subsequent to the Cut-off Date through and including such date of determination that were applied by the Servicer as recoveries of principal of such Mortgage Loan, in each case net of any portion of the particular payment or other collection which represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Payment deemed due, in respect of such Mortgage Loan on a Due Date on or prior to such date of determination; and

        (c) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the period subsequent to the Cut-off Date through and including such date of determination.

   Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or, if acquired in respect thereof, the related Mortgaged Property is liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust Fund, the "Scheduled Principal Balance" of such Mortgage Loan will be zero as of the date on which such payment in full, liquidation, purchase or other disposition occurred and as of each date thereafter.


   The "Assumed Payment" is an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its maturity date occurred and (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. With respect to any such delinquent Balloon Loan or any such Mortgage Loan described in clause (ii) of the preceding sentence, the Assumed Payment with respect to any Mortgage Loan Due Period following the maturity date of such Balloon Loan (but not including any period following the modification, forbearance or extension of such Balloon Mortgage Loan and prior to its modified maturity date) or any Mortgage Loan Due Period following acquisition of an REO Property in respect of such Mortgage Loan, will generally equal the Monthly Payment that would have been due on the Mortgage Loan in accordance with the terms of the Mortgage Note for such Mortgage Loan Due Period if (a) the maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, (c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on such schedule, and (d) in the case of any Mortgage Loan that did not provide for amortization of principal prior to its maturity date, no principal is amortized with respect to such Mortgage Loan.


ADVANCES


   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer fails to do so, will be obligated to make cash advances ("P&I Advances"), with respect to each Distribution Date, of: (i) with respect to all Mortgage Loans other than those described in clause (ii) of this sentence, all delinquent Monthly Payments due during the related Due Period; and (ii) in the case of a Balloon Loan delinquent in respect of its Balloon Payment or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the excess, if any, of the Assumed Payment deemed due in respect of such Mortgage Loan during the related Due Period, over any amounts collected on or in respect of such Mortgage Loan and applied as previously unadvanced principal of or interest on such Mortgage Loan. With respect to any Senior Participation, the amount of any P&I Advance shall be computed by reference to the portion of the underlying Mortgage Loan owned by the Trust, and no advance of overdue principal or interest shall be made with respect to the remaining portion of the underlying Mortgage Loan. Notwithstanding the foregoing, with respect to any Distribution Date, P&I Advances will only be made with respect to any Seriously Delinquent Loan if and to the extent that the Available Distribution Amount for such Distribution Date (exclusive of any P&I Advance with respect to any Seriously Delinquent Loan) is not sufficient to make full distributions to each of the Class A-1 through Class E Certificates (other than any such Class that is then the most subordinate Class of Certificates outstanding) and to each Class of Certificates whose Certificate Principal Amount would not be reduced by the Anticipated Loss with respect to all Seriously Delinquent Loans. A "Seriously Delinquent Loan" is, with respect to any Determination Date, any Mortgage Loan that (i) is 90 days or more delinquent or (ii) has been 90 days or more delinquent after the Cut-off Date and as to which the related borrower has not made, since the most recent date on which such Mortgage Loan was so delinquent, 24 consecutive Monthly Payments. With respect to each Distribution Date, the Servicer is obligated to determine the excess, if any, of (x) an amount equal to the sum of the following amounts with respect to each Seriously Delinquent Loan: (i) the outstanding principal balance thereof; (ii) the interest portion of any unreimbursed P&I Advances with respect thereto; (iii) any unreimbursed Servicing Advances with respect thereto; and (iv) any currently payable or delinquent property taxes with respect thereto, over (y) the appraised value of each Mortgaged Property securing such Seriously Delinquent Loan (based on an independent MAI appraisal obtained by the Special Servicer upon such Mortgage Loan becoming a

Specially Serviced Mortgage Loan or as otherwise required pursuant to the Special Servicing Agreement) (the aggregate of such amounts for all Seriously Delinquent Loans, the "Anticipated Loss"). Therefore, neither (i) the most subordinate Class of Certificates outstanding at any time nor (ii) any other Class of Certificates (other than the Class A-1 through Class E Certificates) whose Certificate Principal Amount would be reduced if Realized Losses occurred in the amount of the Anticipated Loss with respect to all Seriously Delinquent Loans will receive distributions on any Distribution Date on which one or more Mortgage Loans is a Seriously Delinquent Loan unless the Available Distribution Amount for such Distribution Date (exclusive of any P&I Advances with respect to any Seriously Delinquent Loans) exceeds the amount necessary to make full distributions to each Class of Certificates that is senior to such Class.


   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer is required but fails to do so, will also be obligated to make certain cash advances ("Servicing Advances," and together with P&I Advances, "Advances") with respect to any Mortgaged Property to the extent necessary to pay taxes and insurance premiums that the related borrower failed to pay and for certain other servicing expenses.


   The Servicer and the Trustee will not be obligated to make any such Advances to the extent that such Advances, together with interest that will accrue thereon, in the reasonable business judgment of the Servicer or the Trustee, as applicable, are ultimately not recoverable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loans and REO Properties (any Advance that is not so recoverable, a "Nonrecoverable Advance"). Any determination of non-recoverability by the Servicer or the Trustee is to be supported by an analysis by the Servicer or the Trustee, as appropriate, of the possibility for repayment of such Advance, together with interest that will accrue thereon, giving full consideration to the cash flow generated by and the value of the related Mortgaged Property or Properties. To the extent such proceeds are not available in respect of any Mortgage Loan or REO Property in an amount sufficient to reimburse such Advances made thereon (or, in the case of an REO Property, the related Mortgage Loan), the Servicer and/or the Trustee, as applicable, may be reimbursed from collections with respect to other Mortgage Loans prior to allocation thereof to pay interest and principal on the Certificates.


   The Servicer and the Trustee are each entitled to interest on the aggregate amount of Advances made thereby with respect to a Mortgage Loan or REO Property. Interest will accrue on each such Advance at a per annum rate equal to the "Prime Rate" (as published in the "Money Rates" section of The Wall Street Journal or, if such section or publication no longer is available, such other publication as determined by the Trustee in its reasonable discretion) until repaid and will generally be payable out of late payment charges and/or default interest, if any, collected in respect of the related Mortgage Loan or, if such amounts are or will be insufficient, out of any amounts on deposit in the Collection Account at the time such Advance is reimbursed. Pursuant to the terms of the Trust Agreement, with respect to Advances made on all Mortgage Loans, the Trustee will be entitled to recover all of its Advances (and interest accrued thereon) before the Servicer is entitled to recover any of its aggregate Advances (and interest accrued thereon).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


Trustee Reports


   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Operating Adviser and each Rating Agency:

       1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Offered Certificates applied to reduce the respective Certificate Principal Amounts thereof;
    (ii) the amount of distributions, if any, made on such Distribution Date to holders of each Class of Offered Certificates allocable to (A) Distributable Certificate Interest and/or (B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Scheduled Principal Balance, the aggregate unpaid principal balance and the aggregate Stated Principal Balance of the Mortgage Pool at the close of business on such Distribution Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) that are Specially Serviced Mortgage Loans that are not delinquent, or (e) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the Scheduled Principal Balance, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of Repurchase Proceeds, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of Net REO Income and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;
    (ix) the aggregate Certificate Principal Amount of each Class of Offered Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Principal Amount of each such Class due to Realized Losses or Additional Expense Losses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and any Net Aggregate Prepayment Interest Shortfall for such Distribution Date; (xi) the Certificate Interest Rate applicable to each Class of Offered Certificates for such Distribution Date; (xii) the aggregate amount of servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the amount of Realized Losses and/or Additional Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; and (xiv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer and the Trustee. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.


       2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period and Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" (calculated where applicable on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premium.


   The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Operating Adviser and each Rating Agency on each Distribution Date, the following six reports:

       (a) A Comparative Financial Status Report substantially in the form of Appendix C-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan as of the Determination Date immediately preceding the preparation of such report for four periods: (i) the current year-to-date (to the extent of information received), (ii) the previous two full calendar years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).


       (b) A Delinquent Loan Status Report substantially in the form of Appendix C-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

       (c) A Historical Loan Modification Report substantially in the form of Appendix C-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Servicing Agreement or the Special Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

       (d) A Historical Loss Estimate report substantially in the form of Appendix C-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

       (e) A REO Status Report substantially in the form of Appendix C-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of Net Income and other amounts, if any, received on such REO Property during the related Collection Period, and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

       (f) A Watch List substantially in the form of Appendix C-8 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.


   The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer prior to the related Distribution Date.


   The Servicer is also required to deliver to the Trustee the following materials:


       (a) Annually, on or before April 30 of each year, commencing with April 30, 1996, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an Operating Statement Analysis substantially in the form of Appendix C-6 attached hereto as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

       (b) Quarterly, on or before the twentieth day following the end of each calendar quarter, commencing on April 20, 1996, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), the then most current Operating Statement Analysis, together with copies of the then most current operating statements and rent rolls for such Mortgaged Property or REO Property received by the Servicer. The Special Servicer is required to use its best reasonable efforts to obtain quarterly operating statements and rent rolls for each REO Property. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans) is required to use its best reasonable efforts to obtain quarterly operating statements and rent rolls for each Mortgaged Property if the related Mortgage Note or Mortgage requires the borrower to provide such information, but if the related Mortgage Note or Mortgage does not require the borrower to provide such information, the Servicer or the Special Servicer, if applicable, is required nonetheless to request such reports and, to the extent obtained, to deliver such operating statements and rent rolls on the dates specified above for the delivery of the same. None of the Mortgage Loans require the borrowers to deliver quarterly operating statements.


       (c) Upon receipt by the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan of REO Property), an NOI Adjustment Worksheet for such Mortgaged Property substantially in the form of Appendix C-7 attached hereto (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in said Appendix C-7 to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report that it receives from the Servicer to each Certificateholder, the Depositor, the Operating Adviser and each Rating Agency on the Distribution Date following its receipt thereof. Any Certificateholder, the Depositor, the Operating Adviser and either Rating Agency may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.


   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Offered Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 Other Information


   The Trust Agreement requires that the Trustee make available at its offices, during normal business hours, upon not less than two Business Days prior notice, for review by any holder of an Offered Certificate, the Depositor, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser and any Rating Agency, originals or copies of, among other things, the following items to the extent in its possession (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officer's certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements (see "SERVICING MORTGAGE LOANS-- Evidence as to Compliance" in the Prospectus), (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls and/or lease summaries, if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's determination that any

Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

Book-Entry Certificates

   Until such time as Definitive Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any Certificate Owner who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Certificate Owner's ownership interest) at the Trustee's corporate trust office. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

EXAMPLE OF DISTRIBUTIONS

   The following chart sets forth an example of distributions on the Certificates for the first month of the Trust's existence, assuming the Certificates are issued in December, 1995:

 December 1 ...............(A)      Cut-off Date.
December 29 .............. (B)      Record Date for all Classes of Offered Certificates.
December 2-January 1  .... (C)      The Due Period. The Servicer receives Monthly Payments due after the
                                    Cut-off Date and on or prior to January 1, 1996, the last day of the initial Due Period.
December 2-January 12  ... (D)      The Collection Period. The Servicer receives any Principal Prepayments made after the Cut-Off Date and on or prior to January 12, 1996, the last day of the initial Collection Period.
January 12 ............... (E)      Determination Date.
January 23 ............... (F)      P&I Advance Date.
January 23 ............... (G)      Servicer Remittance Date.
January 25 ............... (H)      Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (H) (except as described below).
------------

   (A) The Initial Pool Balance will be the aggregate unpaid principal balance of the Mortgage Loans at the close of business on December 1, 1995 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

   (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record at the close of business on this date.

   (C) Monthly Payments due after the Cut-off Date and on or prior to January 1, 1996, to the extent collected prior to January 12, 1996 (the Determination Date), will be deposited in the Collection Account as described in "--The Collection and Distribution Accounts" herein. Each subsequent Due Period will begin on the second day of the month preceding the month in which the related Distribution Date occurs and will end on the first day of the month in which the related Distribution Date occurs.

   (D) Any Principal Prepayments made after the Cut-Off Date and on or prior to January 12, 1996 will be deposited in the Collection Account as described in "--The Collection and Distribution Accounts" herein. Each subsequent Collection Period will begin immediately following the preceding such period and will end at the close of business on the Determination Date for the related Distribution Date. The Servicer will offset any Prepayment Interest Shortfalls incurred during any Collection Period and not otherwise offset by Excess Prepayment Interest during such Collection Period, to the extent of the aggregate amount of the Servicing Fee payable to the Servicer with respect to the related Due Period. See "SERVICING OF MORTGAGE LOANS--The Servicer--Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans" herein.

   (E) The Determination Date will occur on the 12th day of each month or, if such 12th day is not a Business Day, then on the next succeeding Business Day.

   (F) On the second Business Day preceding each Distribution Date, the Servicer is to make, subject to the conditions described herein, P&I Advances in respect of delinquent Monthly Payments due during the related Due Period.

   (G) On the second Business Day preceding each Distribution Date, the Servicer is to remit to the Lower-Tier Distribution Account that portion of the Available Distribution Amount then on deposit in the Collection Account. See "--The Collection and Distribution Accounts" herein.

   (H) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Regular Interest Certificates is the Distribution Date on which the aggregate Certificate Principal Amount or aggregate Certificate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

  CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
---------------------  -----------------------------------
       Class A-1                    October 25, 2000
       Class A-2                    March 25, 2003
       Class B                      January 25, 2004
       Class C                      December 27, 2004
       Class D                      September 25, 2007
       Class E                      January 25, 2008
       Class X                      January 25, 2008
       Class F                      January 25, 2013
       Class G                      April 25, 2016
       Class H                      September 25, 2022


   The Assumed Final Distribution Dates set forth above were calculated without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).


   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

    The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is December 26, 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, the principal distributions to which they are entitled. See "CERTIFICATE RATING" herein.


OPTIONAL TERMINATION


   The holders of the Class R-I Certificates and the Servicer (or an affiliate of the Servicer) will, subject to certain conditions, each have the option to purchase, in whole but not in part, the Mortgage Loans and any REO Properties remaining in the Trust Fund on any date on which the aggregate Certificate Principal Amount of the Class A-1 through Class H Certificates then outstanding is less than or equal to 10% of the initial aggregate Certificate Principal Amount thereof. Such purchase will be at a price (the "Termination Price") generally equal to the sum of (a) 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than Mortgage Loans as to which the related Mortgaged Property has become an REO Property) on the date of such purchase, plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period during which such purchase occurs, plus any unpaid and outstanding Servicing Advances (with accrued but unpaid interest thereon) related to such Mortgage Loans plus (b) the fair market value of all REO Properties remaining in the Trust Fund. In the event that some but not all of the holders of the Class R-I Certificates desire to exercise the option to purchase set forth above, the holders of the Class R-I Certificates so exercising the option to purchase shall divide the assets being purchased pro rata. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the Trust under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and any REO Properties remaining in the Trust Fund (net of any portion of such purchase price that is allocable to cover the items described in clause
(a)(iv) of the definition of "Available Distribution Amount" set forth under "--Distributions--The Available Distribution Amount" above) will be applied to pay the outstanding Classes of Offered Certificates generally in the manner provided under "--Distributions-- Application of the Available Distribution Amount" above, except that, subject to available funds, distributions of principal on the respective Classes of Regular Interest Certificates (other than the Class X Certificates) will be made, in each such case, until the aggregate Certificate Principal Amount of such Class is reduced to zero. Notice of any optional termination must be mailed by the Trustee at least ten days prior to the date set for optional termination.


   ANY SUCH TERMINATION WOULD RESULT IN PREPAYMENT IN FULL OF THE
CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CLASS X CERTIFICATES AND ANY OTHER OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS. SEE "YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS" HEREIN.

VOTING RIGHTS; LISTS OF CERTIFICATEHOLDERS

   At all times during the term of the Trust Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the various Classes of Regular Interest Certificates (other than the Class X Certificates) in proportion to the respective aggregate Certificate Principal Amounts of those Classes, and none of the Voting Rights will be allocated among the Class X Certificates and the Residual Certificates. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

   If three or more Certificateholders (hereinafter referred to as "applicants," with a single person which (together with its affiliates) is the holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee is required, within five Business Days after the receipt of such application, to send, at the applicants' expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

AMENDMENT


   The Trust Agreement may be amended from time to time by the parties thereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement), without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement), (ii) to cause the provisions in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement) to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or the Trust Agreement (or with respect to the Servicing Agreement or the Special Servicing Agreement) in this Prospectus Supplement or the Prospectus, or to correct or supplement any provision in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement) which may be inconsistent with any other provisions in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement),
(iii) to amend any provision of the Trust Agreement (or of the Servicing Agreement or the Special Servicing Agreement) to the extent necessary or desirable to maintain the status of each of REMIC I and REMIC II as a REMIC for the purposes of federal income tax law or comparable provisions of state income tax law, or (iv) in any other respect which does not adversely affect any Certificateholder in any material respect. No such amendment effected (or agreed to by the Trustee) pursuant to clause (iv) of the preceding sentence shall adversely affect the status of either REMIC I or REMIC II as a REMIC. Any amendment pursuant to clause (iv) of the second preceding sentence will be deemed not to adversely affect in any material respect any holder of a Certificate of any particular Class if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to such Class.

   The Trust Agreement may also be amended from time to time by the parties thereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement) with the consent of the holders of Certificates entitled to not less than 66 2/3 % of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement (or of the Servicing Agreement or the Special Servicing Agreement) or of modifying in any manner the rights of the Certificateholders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentages of Voting Rights, the Certificateholders of which are required to consent to any such amendment, without the consent of all the Certificateholders, (iii) adversely affect the status of REMIC I or REMIC II as a REMIC for federal income tax purposes, or (iv) eliminate the right of the Controlling Class to elect an Operating Adviser or reduce or limit the authority or rights of the Operating Adviser without the consent of Certificateholders representing more than 50% by Certificate Principal Amount of the Certificates of the then Controlling Class. In certain cases, costs of amendments shall be an expense of the Trust.


THE TRUSTEE

   Bankers Trust Company of California, N.A. will act as Trustee of the Trust. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is rated at least AA- by each Rating Agency (or, in the case of either Rating Agency, such lower rating by such Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates) and (iv) unaffiliated with the Seller, the Depositor, the Servicer, the Special Servicer, the Operating Adviser, Lehman Brothers or any other placement agent or underwriter in connection with the sale of the Certificates, or any Mortgagor with respect to any Mortgage Loan or Mortgage Loans representing more than five percent of the aggregate unamortized principal balance of the assets in the Trust on the date of the initial issuance of the Certificates. The corporate trust office of the Trustee responsible for administration of the Trust (the "Corporate Trust Office") is located at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention:
Aetna 1995 Commercial Mortgage Trust.

   The Trustee may be removed by the holders of Certificates entitled to more than 50% of the Voting Rights, for cause, upon 30 days' written notice to the Trustee and the Depositor.


   As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee"), out of general collections on the Mortgage Loans, equal to one-month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.007% per annum (the "Trustee Fee Rate") accrued on the aggregate Scheduled Principal Balance of the Mortgage Pool as of the commencement of each Due Period; provided that in making such calculation in connection with any Senior Participation, only the Trust's participation or beneficial interest in the underlying Mortgage Loan shall be included. The Trustee shall also be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including overhead or similar items or expenses incurred in the ordinary course of performing its duties as Trustee under such agreements and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the specific responsibility of the holders of Certificates or the Trustee under such agreements.

   The Trustee and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trust created under the Trust Agreement, including, without limitation, any loss, liability or expense incurred in connection with any action or inaction of the Servicer pursuant to the Trust Agreement or the Servicing Agreement or of the Special Servicer pursuant to the Trust Agreement or the Special Servicing Agreement and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement; provided that:


       (i) with respect to any such claim, the Trustee shall have given the Depositor and the holders of the Certificates written notice thereof promptly after the Trustee shall have knowledge thereof, except that failure to give such notice will not affect the Trustee's rights to indemnification unless the defense of such claim (or of any related claim against the Trust or the Depositor) is materially prejudiced thereby;

       (ii) while maintaining control over its own defense, the Trustee is to cooperate and consult fully with the Depositor in preparing such defense; and


       (iii) the Trust Fund will not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent is not to be unreasonably withheld or delayed.


   The Trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee in accordance with the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement (and, if it does, all legal expenses and costs of such action will be expenses and costs of the Trust). The Trustee will not be required to expend its own funds or otherwise incur any financial liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

   The Trustee will be responsible for various tax-related administrative duties in respect of the Trust.

    See "THE TRUST AGREEMENT--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the Prospectus.

THE COLLECTION AND DISTRIBUTION ACCOUNTS


   The "Collection Account" for the Trust will be established by the Servicer in the name of the Trustee in an account or accounts as described in the Trust Agreement (each, an "Eligible Account") that are either (i) maintained with a depository institution, under terms and conditions which will not adversely affect the ratings of the Certificates by either Rating Agency as evidenced in writing or (ii) a segregated trust account. The Servicer is required to deposit in the Collection Account on the Business Day following the day of receipt or identification thereof all payments and other collections received with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date), and will be permitted to make withdrawals therefrom as set forth in the Servicing Agreement. See "SERVICING OF MORTGAGE LOANS" in the Prospectus. Funds in the Collection Account may be invested and, if invested, will be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that meet the criteria of S&P, as specified in the Servicing Agreement, that mature not later than three Business Days preceding each Distribution Date (or on the second Business Day preceding the Distribution Date, if invested in obligations of the Servicer) and that may not be sold or disposed of prior to their maturity, unless payable on demand. All income and gain realized from any such investments will accrue to the benefit of the Servicer, as additional servicing compensation, and will be subject to withdrawal from time to time. Likewise, all losses realized from any such investments will be borne by the Servicer.

   The "Lower-Tier Distribution Account" relating to REMIC I and the "Upper-Tier Distribution Account" relating to REMIC II (together, the "Distribution Accounts") will be established by the Trustee in Eligible Accounts. No later than the second Business Day preceding each Distribution Date (the "Servicer Remittance Date"), the net collections and P&I Advances on or in respect of the Mortgage Loans then on deposit in the Collection Account that constitute part of the Available Distribution Amount for such Distribution Date, together with certain other limited amounts then payable to the Trustee and any Prepayment Premiums collected during the related Collection Period and together with all other amounts which the Servicer was required to deposit into the Collection Account prior to such Servicer Remittance Date as provided in the preceding paragraph that would have constituted part of the Available Distribution Amount or Prepayment Premiums for such Distribution Date if the same had been so deposited (which amounts shall not constitute an Advance), are to be remitted by the Servicer to the Trustee for deposit into the Lower-Tier Distribution Account. On each Distribution Date, the Trustee will withdraw all amounts in the Lower-Tier Distribution Account and, after paying fees and expenses described in the Trust Agreement, will make the payments on the Certificates described herein (such payments to be made through the Upper-Tier Distribution Account with respect to the Senior Certificates, the Subordinate Certificates and the Class X and Class R-II Certificates). Funds in the Distribution Accounts may not be invested.


                                  THE SELLER


   The Seller, Aetna Life Insurance Company, is a Connecticut corporation and a subsidiary of Aetna Life and Casualty Company. Aetna Life and Casualty Company was organized in 1967 as a Connecticut insurance corporation. Aetna Life and Casualty Company and its subsidiaries (collectively, the "Company") constitute one of the largest insurance and financial services organizations in the United States. Based on published industry rankings, the Company is one of the nation's largest writers of health care, group life, annuity and pension products. The Seller's principal offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156.


                            UNDERWRITING PRACTICES

   All of the Mortgage Loans, with the exception of the 500 Westchester Avenue Loan and the St. Mark's Co-op Apartments Loan, were originated by the Seller or its subsidiaries or its affiliate, Aetna Casualty and Surety Company (collectively, "Aetna"). Aetna's general procedures relating to the underwriting and origination of the Mortgage Loans are described below.

    Correspondent Network. The Mortgage Loans originated by Aetna were generated through Aetna's nationwide network of approximately 35 to 40 correspondent mortgage banking firms. Generally, each correspondent was responsible for cultivating and canvassing its particular market area for potential mortgage loans that met Aetna's then current criteria for such loans, including that the proposed mortgaged property be a well-leased, well-located income-producing property with strong ownership or other sponsorship. A correspondent identifying a potentially suitable loan opportunity submitted to Aetna a document package including the correspondent's underwriting and valuation (usually based on capitalization of income) analysis and recommendations. Aetna then independently re-underwrote the proposed mortgage loan based on its own criteria (but in many cases based upon appraisals performed by the staff of the correspondent) and, if the proposal satisfied its criteria, Aetna, with its correspondent's continued involvement, negotiated the terms and conditions of the loan directly with the applicant- borrower. Before Aetna issued a loan commitment, the loan application was reviewed and approved by the Aetna officers or employees to whom appropriate authority had been delegated. After Aetna funded the mortgage loan, its correspondent generally serviced the loan for Aetna's benefit pursuant to its servicing agreement or arrangement with Aetna.

   General Underwriting Procedures. Aetna's underwriting procedures were intended to evaluate, among other things, the income derived from the proposed mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the applicant/borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

   Appraisals. An appraisal of each proposed mortgaged property was performed, in many cases by the staff of the correspondent. This appraisal helped establish that at the time of the appraisal, the loan-to-value ratio of the proposed mortgage loan conformed to Aetna's then-current loan-to-value requirement (which was generally 75% during the period in which the Mortgage Loans were originated).

   In general, an appraisal represents the analysis and opinion of a qualified valuation expert and is not a guarantee of present or future value. Moreover, appraisals generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller acting without any particular time or other pressure. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

   Occupancy Statements, Operating Statements and Other Data. In connection with its origination of mortgage loans, Aetna generally reviewed rent rolls and related information or statements of occupancy rates, census data, financial data, operating statements and, with respect to mortgage loans secured by office properties and retail properties, selected major tenant leases.

   Zoning and Building Code Compliance. Under the related mortgage or loan documents, each borrower generally represented as of the date on which the mortgage loan was originated, or provided a legal opinion or other evidence to the effect, that the use and operation of the related mortgaged property was in material compliance with applicable zoning, environmental, building, and other similar laws applicable to the mortgaged property, or covenanted to cure any material violations of such laws that might exist.

   Acquired Mortgage Loans. In evaluating the 500 Westchester Avenue Loan and the St. Marks Co-Op Apartments Loan before acquiring them, Aetna applied procedures substantially similar to those described above for mortgage loans originated by Aetna, except that the 500 Westchester Avenue Loan and the St. Marks Co-Op Apartments Loan were originated by other lenders and were not generated through Aetna's correspondent network.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   A summary description of the Mortgage Loans in tabular form is set forth in Appendix A hereto. A narrative description of the fifteen largest loans by outstanding principal balance is set forth in Appendix B hereto. Individual Mortgage Loans and Mortgage Loan borrowers are identified throughout this Prospectus Supplement by reference to the name of the related Mortgaged Property as set forth in Appendix A.


   The Mortgage Pool will consist of 41 fixed rate mortgage loans (the "Mortgage Loans"), four of which will be Senior Participations (Mortgage Loans with respect to which the Depositor will acquire from Aetna Life Insurance Company, as Seller, and sell and transfer to the Trust the Mortgage Loan subject to an undivided subordinated percentage participation interest being a "Senior Participation"). A subsidiary of the Seller will hold the undivided subordinated percentage participation interest in each Mortgage Loan underlying a Senior Participation. Three of the Mortgage Loans will be Groups (as defined below) of mortgage loans, each mortgage loan in such Group being due from the same or affiliated borrowers and being cross-collateralized and cross-defaulted with the other mortgage loans in such Group, and each such Group generally being referred to as a single Mortgage Loan herein. The Mortgage Loans (including, in the case of a Senior Participation, only the Trust's percentage interest in the Mortgage Loan underlying such Senior Participation) will have an aggregate Cut-Off Date Balance of $443,294,434.70 (the "Initial Pool Balance"), subject to the variances set forth on the cover page to this Prospectus Supplement, with the Senior Participations representing $49,677,550.00 of the Initial Pool Balance, subject to such variances. The "Cut-Off Date Balance" of any Mortgage Loan is the unpaid principal balance of such Mortgage Loan (or, in the case of a Senior Participation, the Trust's percentage interest of the unpaid principal balance of such Mortgage Loan) as of December 1, 1995 (the "Cut-off Date"), after application of all payments due on such Mortgage Loan on or before such date, whether or not received. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All statistical information provided herein with respect to the Mortgage Pool is provided on an approximate basis.

   Each Mortgage Loan (or in the case of the Groups, each Cross-Collateralized Mortgage Loan) is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage"). With respect to 35 Mortgage Loans, the Mortgage creates a first mortgage lien on a borrower's fee simple estate in the Mortgaged Property. With respect to three Mortgage Loans, which represent 9.1% of the Initial Pool Balance, the Mortgage creates a first lien on the ground lessor's fee simple estate and the borrower's leasehold estate. With respect to two Mortgage Loans (the Stanford Park Hotel Loan and the Children's Medical Center Loan), representing in the aggregate 5.4% of the Initial Pool Balance, the Mortgage creates a first lien only on the borrower's leasehold estate, the fee interest in the property not being subject thereto; the Blue Cross/Blue Shield Building Loan (as defined below) is secured by a leasehold estate in a portion of the land and improvements and by a fee estate in the remaining land and improvements. In the case of the Children's Medical Center Loan, consent of the lessor (not to be unreasonably withheld) is required to finance the leasehold estate. The mortgage on the Shadyside Medical Center Property encumbers both the fee estate and the leasehold estate in real property interests consisting of air rights and improvements.

   Thirteen Mortgage Loans, representing 29.2% of the Initial Pool Balance, are secured by retail properties; eight Mortgage Loans, representing 24.9% of the Initial Pool Balance, are secured by hotel properties, some of which are affiliated with nationally recognized hotel franchisors; seven Mortgage Loans, representing 16.2% of the Initial Pool Balance, are secured by office properties; four Mortgage Loans, representing 9.8% of the Initial Pool Balance, are secured by multifamily residential properties; three Mortgage Loans, representing 9.1% of the Initial Pool Balance, are secured by medical properties; five Mortgage Loans, representing 7.0% of the Initial Pool Balance, are secured by industrial/flex properties; and one Mortgage Loan, representing 3.8% of the Initial Pool Balance, is secured by a parking garage.

    The Mortgage Loans are secured by mortgage liens on Mortgaged Properties located in 21 states, including California (7 Mortgage Loans, representing 18.6% of the Initial Pool Balance), Pennsylvania (6 Mortgage Loans, representing 18.5% of the Initial Pool Balance), and Florida (6 Mortgage Loans, representing 17.0% of the Initial Pool Balance). Three out of the seven Mortgaged Properties located in California are not covered by earthquake insurance. In the case of the Buenaventura Plaza Loan, the coverage of $7,500,000 with a 5% deductible is less than the Cut-off Date unpaid principal balance of $9,259,254.33. In the case of the Koll Corporate Center Loan, the coverage is for $69,000,000 with a 5% deductible and in the case of the Collins Business Center Loan, the coverage is for $10,000,000 and recovery is limited to one occurrence. In the case of the Covina Town Square Loan, the coverage of $5,000,000 (with a deductible equal to the greater of $100,000 or 5%), is less than the Cut-off Date unpaid principal balance of $18,234,561.64.

   Three groups (each, a "Group") of mortgage loans (the "Cross-Collateralized Mortgage Loans"), collectively representing 5.1% of the Initial Pool Balance, are, solely as among the mortgage loans in each such particular Group, cross-defaulted and cross-collateralized. In addition, the Mortgaged Properties securing the Cross-Collateralized Mortgage Loans in Group 3 also secure the Cross-Collateralized Mortgage Loans in Group 2. Each Cross-Collateralized Mortgage Loan in each Group is evidenced by a separate Mortgage Note, and the Mortgage on each related Mortgaged Property reflects that it is intended as security for all the Mortgage Loans in such Group (but for purposes of this Prospectus Supplement and the Trust Agreement, each of the Mortgaged Properties securing any such Group has been designated as the "Primary Mortgaged Property" for one of the Mortgage Loans constituting such Group). See "RISK FACTORS--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein and "--Cross-Collateralized Mortgage Loans" below. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross- Collateralized Mortgaged Loan, references to the Mortgaged Property that is (or the REO Property that was) the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgaged Loan" or "related Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Group of Cross-Collateralized Mortgage Loans, references to the Mortgage Loan as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein and in the Appendices hereto with respect to the Cross-Collateralized Mortgage Loans is so provided without regard to the cross-collateralization, and each Cross- Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property.


   None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date. Four of the borrowers (including Milton Jennings, who is the borrower on two Mortgage Loans) have been the subject of bankruptcy proceedings (all of which proceedings have concluded prior to the date hereof).

MORTGAGE LOAN HISTORY


   Thirty-three Mortgage Loans, representing 82.8% of the Initial Pool Balance, were originated by the Seller; six Mortgage Loans, representing 12.2% of the Initial Pool Balance, were originated by Aetna Casualty and Surety Company, an affiliate of the Seller utilizing the Seller's commercial loan underwriting procedures; and two Mortgage Loans, representing 5.0% of the Initial Pool Balance, were purchased directly or indirectly from unaffiliated third-party originators in the secondary mortgage market. Five Mortgage Loans, representing 8.9% of the Initial Pool Balance, were originated prior to January 1, 1986. Thirty-five Mortgage Loans, representing 90.7% of the Initial Pool Balance, were originated subsequent to January 1, 1986 but prior to January 1, 1991. The remaining one Mortgage Loan, representing 0.4% of the Initial Pool Balance, was originated subsequent to January 1, 1991. The Mortgage Loans purchased by the Seller in the secondary mortgage market were re-underwritten by the Seller at the time of their respective purchases to confirm substantial compliance with the Seller's loan underwriting procedures.

 CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at fixed Mortgage Rates that will remain fixed for their remaining terms or, in one case (the Sheraton Maitland Loan), that will increase by fixed amounts after the Cut-Off Date on a predetermined schedule.

   Due Dates. The Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.


   Amortization. Five of the Mortgage Loans, representing 9.7% of the Initial Pool Balance, are fully amortizing over their terms. Of the remaining Mortgage Loans, 33 Mortgage Loans, representing 82.4% of the Initial Pool Balance, provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity (in several cases after an initial period of interest only payments) and three provide for Monthly Payments of interest only with no amortization prior to their maturity, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. One Mortgage Loan (the Holiday Inn, Fayetteville Loan), provides for additional annual payments of principal based on net cash flow from the Mortgaged Property but also provides that if net cash flow in a particular month is not sufficient to pay the basic monthly principal and interest payment, the shortfall will be deferred and added to the principal balance of the Mortgage Loan to the extent that the shortfalls in any one year do not in the aggregate exceed the previous annual principal payment made from net cash flow. Any such shortfall which is deferred and added to principal shall accrue interest. See "RISK FACTORS--Balloon Payment at Maturity and Extension of Maturity" herein.

   Prepayment Provisions. As of the Cut-off Date, 39 of the Mortgage Loans, representing 96.6% of the Initial Pool Balance, restrict or prohibit voluntary principal prepayment. In general, as of the Cut-off Date those Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a date specified in the related Mortgage Note and require that prepayments made thereafter be accompanied by an additional amount (a "Prepayment Premium") in excess of the amount of principal and interest prepaid (11 Mortgage Loans, representing 29.9% of the Initial Pool Balance) or (ii) permit voluntary principal payments provided that the prepayment is accompanied by a Prepayment Premium (25 Mortgage Loans, representing 59.9% of the Initial Pool Balance) or (iii) permit voluntary prepayments without payment of a Prepayment Premium for a period (the "Chase-Away Period") of approximately two years and impose Prepayment Premiums in connection with prepayments made thereafter (2 Mortgage Loans, representing 4.6% of the Initial Pool Balance) or (iv) prohibit voluntary prepayment (1 Mortgage Loan, representing 2.2% of the Initial Pool Balance). The two remaining Mortgage Loans, representing 3.4% of the Initial Pool Balance, permit voluntary principal prepayments in whole without material restriction. Prepayment Premiums are calculated either solely pursuant to a "treasury" yield maintenance formula, calculated based on the greater of a "treasury" yield maintenance formula or a percentage of the amount prepaid (generally 1%) or calculated based solely as a percentage of the amount prepaid (generally declining over time). In general, each Mortgage Loan permits a Principal Prepayment in full (and, in certain cases, in part) to be made without payment of any Prepayment Premium during the two to six month period preceding its stated maturity date. In addition, various Mortgage Loans permit prepayment without penalty in connection with certain casualties and condemnations or certain preapproved property sales. For samples of the "treasury" yield maintenance formulas included in the Mortgage Loans, see the descriptions of the 15 largest Mortgage Loans (by outstanding principal balance) set forth in Appendix B hereto.

   As discussed herein, on December 11, 1995, the Tradewinds Resort Hotel borrower offered to prepay the Tradewinds Resort Hotel Loan in whole, together with the required prepayment premium, in December 1995. It is presently anticipated that such prepayment will be accepted if certain additional conditions are satisfied. If the Tradewinds Resort Hotel Loan is prepaid in whole in December 1995, either before or after the issuance of the Certificates, the principal amount of such prepayment, interest on such principal amount to January 1, 1996, and the related prepayment premium will be deposited in the Collection Account and distributed to Certificateholders on the Distribution Date in January 1996 as described in "DESCRIPTION OF THE CERTIFICATES--Distributions." For additional information regarding the possible prepayment of the Tradewinds Resort Hotel Loan, see Appendix B, "DESCRIPTION OF THE 15 LARGEST MORTGAGE LOANS AND MORTGAGED PROPERTIES-- Tradewinds Resort Hotel Loan and Property." There can be no assurance as to whether the Tradewinds Resort Hotel Loan will or will not be prepaid in December 1995, or at any time thereafter.

    The table and accompanying bar chart set forth below indicate for each of the specified prepayment provisions the portion of the Mortgage Pool (expressed as a percentage of the Initial Pool Balance and without regard to scheduled amortization) to which such provision is applicable as of the first day of each of the specified months based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein.


                          PREPAYMENT PROVISION TABLE

                   % OF POOL  % OF POOL  % OF POOL
PREPAYMENT          DEC. 1     DEC. 1     DEC. 1
PROVISION            1995       1996       1997
----------------  ---------  ---------  ---------
LOP (1) .........    32.06      26.06      18.80
----------------  ---------  ---------  ---------
TYM (2) .........    59.90      54.33      51.88
----------------  ---------  ---------  ---------
7% of PP (3)  ...                2.09
----------------  ---------  ---------  ---------
6% of PP ........                           2.09
----------------  ---------  ---------  ---------
Prepay Window(4)      4.64       4.64       2.82
----------------  ---------  ---------  ---------
None (5) ........     3.40       6.30       1.83
----------------  ---------  ---------  ---------
Loans Matured  ..                6.59      22.58
----------------  ---------  ---------  ---------
Total ...........   100.00%    100.00%    100.00%
----------------  =========  =========  =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   % OF POOL  % OF POOL  % OF POOL  % OF POOL  % OF POOL  % OF POOL  % OF POOL  % OF POOL
PREPAYMENT          DEC. 1     DEC. 1     DEC. 1     DEC. 1     DEC. 1     DEC. 1     DEC. 1     DEC. 1,
PROVISION            1998       1999       2000       2001       2002       2003       2004       2005
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LOP (1) .........    14.23       4.58       4.58       2.17       2.17       2.17       2.17       2.17
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TYM (2) .........    53.43      47.93      40.05      34.78      34.78      32.94      18.95      18.95
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
7% of PP (3)  ...
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
6% of PP ........
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Prepay Window(4)
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
None (5) ........     3.51       7.18       2.82                                        9.87
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Loans Matured  ..    28.84      40.31      52.54      63.06      63.06      64.90      69.01      78.88
----------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total ...........   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
----------------  =========  =========  =========  =========  =========  =========  =========  =========

------------

   (1) LOP: Lock-out Period

   (2) TYM: Prepayment Premium based in whole or in part on a "treasury" yield maintenance formula.

   (3) PP: Principal Prepayment

   (4) Prepay Window: For two Mortgage Loans that were modified, represents the "chase away" period during which they may be prepaid at par before converting to yield maintenance.

   (5) None: No prepayment restriction

                          PREPAYMENT PROVISION CHART

          [Graphic Material (2) omitted: Graphic depicts tabular data provided in Prepayment Provision Table located on page S-69]

    If and to the extent collected, Prepayment Premiums will be distributed among the holders of the respective Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributions of Prepayment Premiums". No representation is made herein as to the enforceability of the terms of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans-- Prepayment Premiums" herein.

   Non-recourse Obligations. Most of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the Mortgaged Property or Properties securing such loan for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person (which in some cases may itself be a limited recourse entity), and prospective investors should thus consider all of the Mortgage Loans to be non-recourse.


   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage; provided that, in the case of ten of the Mortgage Loans, secondary financing would be permitted without Mortgagee consent, in some cases upon the satisfaction of certain criteria relating to, among other things, the loan-to-value ratio and debt service coverage ratio for the related Mortgage Loan and the secondary financing. At least nine of the Mortgaged Properties are currently encumbered by subordinated debt. See "Description of the Mortgage Pool--Secondary Financing" and "SERVICING OF MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance Provisions" herein.


   Escrow and Reserve Provisions. Most of the Mortgage Loans require, at the request of the lender, the establishment of reserves or escrows for taxes and insurance premiums and, in several cases, for other items. However, no reserve or escrow deposits have been required for the majority of the Mortgage Loans. As of the Cut-Off Date, 19 Mortgage Loans have escrow or reserve accounts established (with certain borrowers having multiple reserve or escrow accounts) for such expenses, including tax payments (18 Mortgage Loans), insurance premiums (4 Mortgage Loans), capital improvements (8 Mortgage Loans) and miscellaneous (7 Mortgage Loans).


   Occupancy. Nine Mortgage Loans are secured by Mortgaged Properties occupied by one or two tenants only (the Giant Eagle/Hechingers Loan, the Polyclinic Loan, the Blue Cross/Blue Shield Loan, the 500 Westchester Avenue Loan, the Mobil Oil Building Loan, the Koll Corporate Center Loan, and the three Wal-Mart Groups). For the Giant Eagle/Hechingers Loan, there are two tenants, each leasing 50% of the property. Both leases state that they are "triple net" leases; both expire approximately nine years after the maturity of the loan. The annual lease payments exceed the annual debt service on the loan.

   The lender/borrower/tenant relationships for the Polyclinic Property, the Blue Cross/Blue Shield Property, the 500 Westchester Avenue Property, the Mobil Oil Building Property and the three Wal-Mart Group Properties are more fully described in Appendix B. In the case of the Mobil Oil Building Property, the lease expires five months prior to the maturity of the loan.


   Although the annual rent (including payment of taxes, insurance, utilities and other costs) from the sole tenant of the Blue Cross/Blue Shield Property exceeds the annual debt service of the loan, the lease expires approximately nine months prior to the maturity of the loan (subject to two five-year extension options). For all of the Wal-Mart Groups, the annual rent exceeds the annual debt service and the loans mature prior to the expiration of the leases.

ASSESSMENTS OF PROPERTY CONDITION

Environmental Assessments

   A "Phase I" environmental site assessment was performed by Dames & Moore, Inc. with respect to each of the Mortgaged Properties within three months prior to the date hereof. In connection with its engagement of Dames & Moore, Inc., the Seller did not direct such firm to recommend action in respect of potential sources of contamination, such as leaking underground storage tanks, not located on the Mortgaged Properties. With respect to certain of the Mortgaged Properties, depending on the results of the "Phase I" assessment, a "Phase II" environmental assessment, was also performed.

   With respect to the Wal-Mart facility in Durant, Oklahoma, the environmental assessment noted acid staining from a used battery storage area, oil staining from a used oil above-ground storage tank and past undocumented removal of two underground storage tanks removed in 1992. With respect to the Wal-Mart facility in Tulsa, Oklahoma, the environmental assessment noted acid staining from a used battery storage area. Both assessments recommended soil borings to determine if soil contamination exists. However, the Seller believes that Wal-Mart Stores, Inc., pursuant to indemnity provisions of the leases for these facilities and/or under applicable environmental laws, is liable for any expenses or liabilities that may be associated with the environmental conditions observed at these two facilities, and has determined that it will take no further action.

   In connection with the Covina Town Square Property, the environmental assessment noted the removal by Sears of two underground gasoline, and one underground waste oil, storage tanks without documentation, and recommended soil borings and groundwater wells to determine if soil or groundwater contamination exists. However, the Seller believes that Sears, as the owner and/or tenant of the parcel involved, and as the facility operator, would be responsible for any expenses or liabilities associated with the environmental conditions observed at this facility under environmental laws. Based on its view of the creditworthiness of Sears, the Seller has determined to take no further action in respect of these conditions.

   In connection with the Shadyside Medical Center Property, groundwater wells were recommended by Dames & Moore Inc. because of past use of the property as an automobile wrecking yard, gas station and bottling plant; the Seller has decided to take no further action because the lien of the mortgage does not extend to, and the borrower does not own or operate, the land underlying the building.

   Asbestos-containing materials were identified at several Mortgaged Properties. Dames & Moore Inc. recommended that these materials be left in place using operations and maintenance programs in all cases except for the Tradewinds Property, the 3400 Carlisle Property and the Buenaventura Plaza Property where abatements estimated to cost $80,000, $9,600 and $50,000, respectively, were recommended.

   Lead in drinking water was identified at the Doral Manor Apartments Property; however, the source of this lead has not been identified. No testing for lead in drinking water was performed at the Buenaventura Plaza Property because site access was denied.

   Some radon gas was found to have migrated into buildings at the Woodhawk Club Apartments Property. Further investigation of this radon issue has not been conducted.

   The Dames & Moore Inc. environmental assessments also identified the following issues: (i) Oak Park Commons Property: soil gas and soil samples have been taken to determine the extent of contamination from an on-site dry cleaner; the assessment indicated dry cleaning solvent contamination, which has migrated to the top of bedrock; further investigation into the extent of contamination has been recommended; (ii) Buenaventura Plaza Property: off-site leaking underground storage tank site (Desert Petroleum); in addition soil borings and/or wells have been recommended to evaluate the impact of a former dry cleaner, former gas stations and former underground storage tanks on the property; however, access to this site has been denied for this investigation as well as for asbestos testing; (iii) Blue Cross/Blue Shield Property: two underground storage tanks removed from the adjacent property in the 1980s; in addition, monitoring wells recommended because of past use of the site as a sawmill; however, access to this site has been denied; (iv) 500 Westchester Property: the environmental assessment noted the undocumented removal of two underground storage tanks in the 1980's and recommended soil borings and groundwater wells to determine if any soil or groundwater contamination exists; this investigation has not been conducted; and (v) St. Mark's Co-op Apartments Property: no testing was performed for lead in paint or asbestos because access was denied.

    With respect to the Mortgaged Properties described in the preceding paragraph (the "Covered Properties"), the Seller and the Trustee will enter into a limited environmental agreement, dated as of December 1, 1995 (the "Environmental Agreement"), solely with respect to the specific potential adverse environmental conditions described in the preceding paragraph (the "Covered Conditions"). The Environmental Agreement will provide that if, prior to foreclosing upon, accepting a deed in lieu of foreclosure or otherwise taking or accepting title to a Covered Property, the Trustee (or the Special Servicer acting on behalf of the Trustee) obtains a "Phase II" environmental site assessment for such Covered Property and such "Phase II" assessment states that a Covered Condition for such Covered Property then exists and is required under applicable law to be remediated, removed or otherwise cured, the Seller shall, at its option, either (1) purchase the related Mortgage Loan from the Trust at the Purchase Price, (2) deliver to the Trustee its written undertaking to remediate, remove or otherwise cure the Covered Condition in accordance with applicable law, or (3) deliver to the Trustee a written undertaking pursuant to which the Seller will, subject to certain conditions, agree to pay for all reasonable direct out-of-pocket expenses incurred by the Trustee for the remediation, removal or curing of the Covered Condition in accordance with applicable law.


Engineering Assessments

   In connection with the transfer of the Mortgage Loans by the Seller, an architectural and/or engineering firm inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports (the "A&E Reports") indicated a variety of deferred maintenance items that required attention generally in the first six months or year of the Mortgage Loan, and recommended capital improvements at each of the properties. The estimated cost of the recommended repairs or replacements, on a property-by-property basis, ranged from $3,000 to $856,000.

SECONDARY FINANCING


   Nine of the Mortgaged Properties, which represent security for 18.4% of the Initial Pool Balance, are encumbered by subordinated debt. Such Mortgaged Properties secure the following Mortgage Loans: the Sheraton Maitland Loan, the Sturbridge Inn Loan, the St. Marks Co-Op Apartments Loan, the Hilton Hotel - Stockton Loan, the Plaza at Boca Hamptons Loan, the Golfview Apartments Loan, the Doral Apartments Loan, the Giant Eagle/Hechingers Loan and the Old Country Plaza Loan.


   The property securing the Golfview Apartments Mortgage Loan is encumbered by a $3,560,000 second mortgage held by Barnett Bank of South Florida, N.A. The second mortgage has an outstanding balance of $3,400,000, accrues interest at prime plus 1% and matures on December 31, 1995. The Seller believes that payments are current. A Subordination Agreement between Barnett Bank and the senior lender, dated May 1, 1994, provides that Barnett Bank's second mortgage is and will always be subordinate and subject to the senior lender's lien and the its rights thereunder. Barnett Bank agreed that the lender may modify its first mortgage without giving notice to or obtaining the consent of Barnett Bank but has not agreed to refrain from exercising remedies. The borrower has informed the Seller that it is attempting to negotiate an extension of the maturity of this loan, in connection with which the second lienholder may request a partial paydown.

   With respect to the Doral Apartments Loan, Milton Jennings granted a second mortgage on the Property in favor of Steven and Susan Clark in the original principal amount of $30,000, dated December 18, 1990.

   In connection with the second modification of the Sheraton Maitland Loan on January 1, 1994, the lender agreed to allow a subordinate second lien on the Sheraton Maitland Center Property in the amount of approximately $2.5 million in favor of Charles Wilson. The subordinate loan matures in August, 2001 (seven months before the maturity of the Sheraton Maitland Center Loan), with interest accruing at 8.5%. In connection with the subordinate loan, Wilson entered into a Subordination Agreement with the lender that provides that Wilson receives current payments on the subordinate loan as long as there is no default on the Sheraton Maitland Center Loan. Pursuant to the subordination agreement, Wilson waives any right to marshal property pursuant to a foreclosure and agrees not to exercise remedies without the consent of the senior lienholder. In addition, the senior lender may modify the Sheraton Maitland Center Loan without Wilson's consent.

   The property securing the Sturbridge Inn Loan is encumbered by a second mortgage in the original face amount of $7,500,000 which was purchased at a discount by Loan Funding and Management Limited Partnership ("LFMLP"), a Massachusetts limited partnership pursuant to an Absolute Assignment of Mortgages dated as of August 31, 1993 between LFMLP and LW-SP2, L.P. (successor in interest to Westinghouse Electric Corporation). The amount of this second mortgage loan was increased by $992,059 in an Agreement dated October 25, 1993, in connection with which Westinghouse and the Seller simultaneously terminated an earlier $1,000,000 participation held by Westinghouse in the Sturbridge Inn Loan and deemed the outstanding amount thereof, $992,059, prepaid to the Seller. The second mortgage loan accrues interest at the prime rate plus 2%, with a maturity that is coterminous with the Sturbridge Inn loan. Westinghouse Credit Corporation (predecessor to LW-SP2, L.P.) and the lender entered into a Subordination Agreement dated December 5, 1986 that provides that the second mortgage is at all times subordinate to the Sturbridge Inn Loan and mortgage; however, the second mortgagee has not agreed to refrain from exercising remedies and has not agreed that the senior lienholder can modify the Sturbridge Inn Loan without its consent. The second mortgage may be replaced subject to certain conditions, including that the new financing must be subject to the same subordination provisions as the existing second mortgage. If the second mortgage is satisfied in full, additional subordinate financing is allowed subject to certain conditions, including that such financing must include subordination provisions acceptable to the lender. However, no intercreditor agreement is required. The Sturbridge Inn Property is also encumbered by a third mortgage in the original face amount of $900,000. The Seller has no information as to whether the second and third mortgage loans on the Sturbridge Inn Property are current.

   The property securing the St. Marks Co-Op Apartments Loan is encumbered by a $50,000 mortgage created pursuant to a splitting agreement and supplemental mortgage dated December 2, 1986, held by 115 East 9th Street Associates. The interest rate is 9.75% and the maturity date is December 1, 2008. The holder of this mortgage has not entered into a subordination agreement or intercreditor agreement. The Seller has no information as to whether this loan is current.


   The property securing the Hilton Hotel - Stockton Loan is encumbered by a second deed of trust, a third deed of trust and a fourth deed of trust. The second deed of trust, dated November 20, 1985, secures an indebtedness in the original face amount of $800,000 in favor of Bank of Agriculture & Commerce. Pursuant to the borrower's Plan of Reorganization dated December, 1992, this indebtedness accrues and pays interest at 10% per annum, and matures on August 1, 1997, which is the same date that the senior indebtedness matures. The outstanding balance is approximately $689,000. The third deed of trust, dated March 25, 1987, secures an indebtedness in the original face amount of $400,000 in favor of Edward S. Hazard, which accrues and pays interest at 12%, and matures on August 1, 1997. The third deed of trust was assigned from Edward S. Hazard to Bank of Agriculture & Commerce and then to John C. Hazard. The Seller believes that the Hilton Hotel-Stockton borrower is current on these second and third mortgage loans. The Hilton Hotel-Stockton Property is also encumbered by a fourth deed of trust dated January 5, 1993 in the original face amount of $439,802 held by certain individuals. The Seller has no information as to whether the fourth mortgage loan is current. None of the subordinate lenders has entered into a subordination agreement or intercreditor agreement.


   The property securing the Plaza at Boca Hamptons Loan is encumbered by a $1,400,000 second mortgage in favor of Bank of America N.T. & S.A. (as successor in interest by assignment to Cenville Development Corp in July
1986) and modified pursuant to a modification agreement dated November 1, 1994. The second mortgage provides for interest at 8.875% and matures in October, 2001. Bank of America has reduced the principal on the second mortgage to $710,000. Bank of America entered into a subordination agreement pursuant to which it agreed to be subordinated, but did not agree to refrain from exercising remedies and did not agree that the senior lienholder could modify the Plaza Boca Hamptons Loan without its consent. The Seller believes that this second mortgage loan is current.

    The Property securing the Old Country Plaza Loan is encumbered by a second deed of trust dated December 28, 1990 in favor of the former owner of the property Tanglewood Investors. Such deed of trust secures the obligation of the current owner to Tanglewood Investors (i) to make payments to the subordinate lender of 50% of net cash flow through December 31, 1999 up to $2,500,000, (ii) to make certain additional payments on December 31, 1999 from the equity in the property provided first the total paid out of cash flow and equity will not exceed $2,500,000, and (iii) with respect to a $350,000 escrow established by Tanglewood Investors, the owner and the Seller for the benefit of the property. The second deed of trust is expressly subordinate to the Old Country Plaza Mortgage Loan, as amended, and to refinancings thereof. The subordinate lender did not enter into a subordination agreement or intercreditor agreement with the Seller. The Seller has no information as to whether this second mortgage is current.

   The property securing the Giant Eagle/Hechingers Mortgage Loan is encumbered by a second mortgage in favor of L&M Associates, the prior owner of the property. The mortgage provides for fixed monthly payments of $901.45 through June 1, 2000 which payments increase periodically until the mortgage's maturity on December 1, 2015. The mortgage does not have a stated principal amount. These payments may be reduced based on a formula provided for in the note and the payments may also be deferred if rent does not exceed certain thresholds set forth in the note. All deferred payments of principal are due upon maturity, December 21, 2015. The mortgage also requires payments calculated by reference to additional sources of income, including percentage rent and common area maintenance charges collected by the Giant Eagle/Hechingers Borrower. The second mortgage is expressly subordinate to the Giant Eagle/Hechingers Mortgage Loan and to all refinancings thereof not to exceed $7,100,000.

   Other than as indicated above, the Seller and the Depositor are unable to confirm if any other subordinate financing currently encumbers any Mortgaged Property.


   In addition, ten of the Mortgage Loans (the Tradewinds Loan, the Tech Data Loan, the Oak Park Loan, the 500 Westchester Avenue Loan, the Holiday Inn Conference Center Loan, the Children's Medical Center Loan, the Polyclinic Loan, the Shadyside Medical Center Loan, the Woodhawk Apartments Loan, and the Waterworks Loan), representing 31.9% of the Initial Pool Balance, permit the borrower to enter into subordinate indebtedness without the senior lienholder's consent. The security documents generally do not require the subordinate lender to enter into an intercreditor or subordination agreement. In most cases, preconditions (such as combined debt service coverage ratios or combined loan to value ratios, or both) must be satisfied prior to incurring subordinate indebtedness.


   The encumbrance of a property by subordinate indebtedness without execution of an intercreditor agreement increases the risk to a first lienholder posed by the subordinate debt. In such cases, there would be no restriction on the junior lienholder's exercise of remedies. The presence of subordinate debt can hinder conveyance to the first lienholder by deed in lieu of foreclosure, effectively forcing foreclosure. Similarly, the presence of subordinate debt can hinder loan modification due to concern that modification may vitiate subordination and place the subordinate lender in pari passu status with the first lienholder in whole or in part.

   The existence of subordinated indebtedness encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

   In addition, various borrowers under the Mortgage Loans are likely to be obligors on various unsecured debt.

OTHER LIENS

   The Hilton Hotel Stockton Property is subject to a lien for unpaid property taxes in the amount of $606,187. Pursuant to the borrower's Plan of Reorganization dated December 2, 1992, these taxes are to be paid in deferred cash payments over six years from March 15, 1993. The Seller believes the borrower is current on taxes due for 1994 and 1995. The Plano Property within the Wal-Mart No. 3 Loan is subject to approximately $90,000 in mechanic's liens which were filed in 1987. The Shadyside Medical Center Property has a judgement lien against the owner of approximately $160,000 and unpaid taxes for 1993 of approximately $59,000. Public records reflect that certain other Mortgaged Properties are also subject to similar encumbrances, generally in lesser amounts. The Seller has agreed that if a lienholder in respect of these tax liens (for taxes previously due and payable) or other liens existing as of the Cut-off Date, and having a priority that is prior to, or equal to, the lien of the related Mortgage, commences an action to enforce such lien against the Mortgaged Property, the Seller will (at its option) either (i) pay the amounts necessary to discharge the same, or (ii) cause the same to be covered by a bond or by title insurance, and will subordinate, or will cause the title or surety company to subordinate, any rights of the lienholder acquired by subrogation to the rights of the Trust as first lienholder.


SENIOR PARTICIPATIONS


   The Mortgage Pool includes four Senior Participations, each of which is a whole mortgage loan subject to a subordinated undivided percentage participation interest (a "Junior Participation") in the related mortgage loan. Each Junior Participation will be held by a wholly-owned subsidiary of the Seller. Each of the participation agreements creating and governing the Junior Participations provides that before default all payments received on account of the loan will be allocated between the Senior Participation and the Junior Participation pro rata in proportion to their respective percentage interests in the loan, and the holder of the Junior Participation will not be required to refund amounts properly distributed to it. However, if any payment received on account of the loan is less than the full amount then due, it will first be used to pay the holder of the Senior Participation the full amount it is then scheduled to receive before any amount is paid on account of the Junior Participation. Furthermore, if any default shall occur under the loan that results in the acceleration of the loan, all payments received on the loan will first be used to pay the holder of the Senior Participation the full amount of interest it is then scheduled to receive, with the balance of such payment being applied to pay principal on the Senior Participation until the Senior Participation is paid in full. If the mortgagee becomes the owner of the related Mortgaged Property after a loan default (such as through foreclosure or a conveyance in lieu of foreclosure), all distributable cash received from or on account of the property (whether as net operating cash flow, net sale proceeds or otherwise) will first be applied to pay the unpaid balance of the Senior Participation in full before any payment is made on account of the Junior Participation. The Senior Participation holder will administer the loan and have the authority to make all decisions with respect thereto.

   The four Mortgage Loans underlying the Senior Participations and their respective Senior Participations are as follows:


                                  CUT-OFF DATE   CUT-OFF DATE BALANCE
                                    BALANCE            (SENIOR         SENIOR PARTICIPATION
            PROPERTY             (ENTIRE LOAN)      PARTICIPATION)     PERCENTAGE INTEREST
------------------------------  --------------  --------------------  --------------------
Waterworks Shopping Center II    $25,246,316.79     $20,197,000.00             80.0%
Sheraton Hotel ................  $15,091,761.69     $12,520,000.00             83.0%
J.C. Penney Office Building  ..  $11,504,702.52     $ 8,805,000.00             76.5%
Holiday Inn Conference Center    $10,505,356.10     $ 8,155,550.00             77.6%


ADDITIONAL MORTGAGE LOAN INFORMATION


   The tables appearing on the following pages set forth certain information with respect to the entire Mortgage Pool and with respect to the Mortgage Loans secured by mortgage liens on the various types of Mortgaged Properties and, in each such case, certain information with respect to the related Mortgaged Properties. The statistics in certain of such tables were derived primarily from unaudited information furnished by or on behalf of the related borrowers and/or property managers, and such information has not been independently verified by the Depositor, the Seller or the Underwriter. In preparing such tables, each Cross-Collateralized Mortgage Group was treated as an individual Mortgage Loan secured by a mortgage lien on the related Primary Mortgaged Properties. For purposes of this Prospectus Supplement, and in particular the following tables and Appendices A and B hereto:

    1. "Normalized NOI" as used herein with respect to any Mortgaged Property means the accrual calendar 1994 Annual Gross Operating Revenues less the Annual Gross Operating Expenses making certain adjustments as detailed below, and after making further deductions for ongoing capital items such as leasing commissions, tenant improvements, and replacement reserves, with the following exceptions: (i) in the cases of the 3400 Carlisle Property and the Collins Business Center Property, the most recent available 1995 rent rolls were used in order to account for new leases in place and paying, (ii) in the case of the Hilton Hotel-Stockton Property, the most recent available year-to-date property operations statements were annualized for 1995 to account for improved performance, (iii) in the cases of the triple net leased Wal-Mart and 500 Westchester Avenue loans, actual lease terms were used to determine the Normalized NOI, and (iv) in the case of the owner-occupied Tech Data Office Building for which the borrower is not required to provide annual property statements, market revenues and expenses were modeled to derive a Normalized NOI. The adjustments that were made to arrive at Normalized NOI were as follows:

 o Taxes were adjusted to the actual annual amount as verified by comparison to the actual tax bills;

 o Insurance premiums as stated in operating statements were compared to industry standards for reasonableness;


 o Non-recurring extraordinary income and expenses, to the extent determinable, were excluded;


 o Legal and consulting fees not pertaining to the operation of the Mortgaged Property were removed;

 o Capital expenses were removed from operating expense categories and reclassified as capital expenses;


 o Multifamily. For Mortgaged Properties that are multifamily rental properties management fees are assumed to equal 4% of effective gross income. Annual Gross Operating Expenses for such Mortgaged Properties also generally reflect replacement reserves based on $175/unit/year for multifamily rental properties that are less than ten years old and $200/unit/year for multifamily rental properties that are between 10 and 20 years old;

 o Hotels. For Mortgaged Properties that are hotels: (i) management fees are assumed to equal 4% of gross revenue, (ii) franchise fees were verified with the actual franchise agreements, which in all cases were between 3% and 5% of gross room revenues unless there was a demonstrated history of successful operation as an independent, in which case no franchise fee was imposed; and (iii) replacement reserves are assumed to equal 4% of gross revenues;


 o  Other Commercial Properties. For other types of commercial properties:
    (i) management fees are set between 3% and 5% of total revenue, (ii) replacement reserves are calculated at $.15/sq. ft./year in the case of office properties that are less than 10 years old, $.20/sq. ft./year in the case of office properties that are between 10 and 20 years old, and $.30/sq. ft./year in the case of office properties that are more than 20 years old, $.15/sq. ft./year in the case of retail properties, and $.05/sq. ft./year in the case of industrial properties; (iii) leasing commissions are assumed to equal $2.50/sq. ft. in the case of office properties, and $2.00/sq. ft. in the case of retail and industrial properties (in all cases these amounts have been applied to both new and renewal rentals); and (iv) tenant improvements are assumed to equal $20/sq. ft. in the case of Class A office properties, $15/sq. ft. in the case of Class B office properties, $10/sq. ft. in the case of retail properties, and $.50/sq. ft. in the case of industrial properties (in all cases these amounts have been applied to both new and renewal rentals).

   No representation is made as to the future net operating income or net cash flow of the Mortgaged Properties, nor is the Normalized NOI set forth herein intended to represent such future operating income or cash flow.


   Normalized NOI and the revenues and expenses used to determine Normalized NOI for each Mortgaged Property are derived from unaudited information provided by the respective borrowers and/or property managers. Net operating income and cash flow from operating activities for a Mortgaged Property determined under Generally Accepted Accounting Procedures ("GAAP") would not be the same as the Normalized NOI for such Mortgaged Property set forth in Appendix A hereto and used in calculating the Cut-off Date DSC Ratio for the related Mortgage Loan set forth in the tables herein or in Appendix A hereto. Normalized NOI is not a substitute for or comparable to net operating income as determined in accordance with GAAP as a measure of the results of a property's operations, nor is 1994 Net Cash Flow a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.


   2. "Annual Debt Service" means, for any Mortgage Loan, 12 times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date, except that, in the case of those Mortgage Loans that have future installments greater than the installments as of the Cut-Off Date, this figure reflects increased debt service for Mortgage Loans with step-up interest rates.

   3. "Cut-off Date DSC Ratio" or "Cut-off Date Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Normalized NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

   4. "Occupancy" means, with respect to any Mortgaged Property, (a) in the case of multifamily properties, the percentage of units rented, (b) in the case of hotel properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year), and(c) in the case of warehouse/industrial, office and retail properties, the percentage of the net rentable square footage rented. See the column headed "Occupancy as of Date" on page A-4 for the date as of which (or the period for which) the Occupancy Rate set forth herein or on page A-4 with respect to any Mortgaged Property was determined.

   5. References to "weighted average", "wtd avg" or "WA" are references to an average weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

The Mortgage Pool

   The following tables under this "--Additional Mortgage Loan
Information--The Mortgage Pool" section set forth the indicated information as of the Cut-off Date with respect to all the Mortgage Loans and Mortgaged Properties. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                              MORTGAGE LOANS BY
                                PROPERTY TYPE

                                   AGGREGATE        % BY AGG
                     NUMBER OF    CUT-OFF DATE    CUT-OFF DATE
PROPERTY TYPE          LOANS        BALANCE         BALANCE
RETAIL ............ 13            $129,328,145        29.2%
Hotel ............. 8              110,404,870        24.9
Office ............ 7               71,850,046        16.2
Multifamily ....... 4               43,435,523         9.8
Medical ........... 3               40,538,544         9.1
Industrial/Flex  .. 5               30,825,404         7.0
Parking Garage  ... 1               16,911,903         3.8
                    ----------  --------------  --------------
Total/Min/Max/Avg:  41            $443,294,435         100%
                    ==========  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                    WTD AVG     WTD AVG
                                 CUT-OFF DATE BALANCE                 CUT-OFF DATE DSC RATIO       OCCUPANCY    MORTGAGE
PROPERTY TYPE                     ---------------------------------------  --------------------------------- RATE RATE
      MINIMUM                         MAXIMUM        AVERAGE      MINIMUM    MAXIMUM    WTD AVG
------------------  ------------  -------------  -------------  ---------  ---------
Retail ............  $ 2,747,223    $20,197,000    $ 9,948,319     1.06x      2.72x      1.39x       93.2%       9.878%
Hotel .............    6,280,697     25,939,914     13,800,609     1.00       1.47       1.28        72.4        9.437
Office ............    1,815,479     17,350,000     10,264,292     1.02       1.33       1.14        99.6        9.845
Multifamily .......    9,478,851     14,000,000     10,858,881     0.99       1.59       1.27        92.8        9.502
Medical ...........   10,000,000     20,280,934     13,512,848     1.13       1.34       1.22        97.0        9.742
Industrial/Flex  ..    3,678,068      8,713,633      6,165,081     1.06       1.33       1.24        98.0        9.190
Parking Garage  ...   16,911,903     16,911,903     16,911,903     1.47       1.47       1.47        97.0        9.235
                    ------------  -------------  -------------  ---------  ---------  ---------  -----------  ----------
Total/Min/Max/Avg:   $ 1,815,479    $25,939,914    $10,812,059     0.99x      2.72x      1.29x       89.8%       9.641%
                    ============  =============  =============  =========  =========  =========  ===========  ==========

                      MORTGAGED PROPERTIES BY STATE (1)

                                   AGGREGATE      % BY AGG
                      NUMBER OF   CUT-OFF DATE  CUT-OFF DATE
STATE                 PROPERTIES    BALANCE       BALANCE
CALIFORNIA ......... 7            $ 82,624,969      18.6%
Pennsylvania ....... 6              82,198,782      18.5
Florida ............ 6              75,338,905      17.0
New York ........... 3              30,090,292       6.8
Kansas ............. 3              29,462,052       6.6
Washington ......... 1              20,280,934       4.6
Ohio ............... 2              18,855,550       4.3
Virginia ........... 2              16,511,082       3.7
New Jersey ......... 3              14,911,086       3.4
Texas .............. 3              13,582,028       3.1
Massachusetts ...... 1              12,839,549       2.9
Maryland ........... 1              11,678,885       2.6
Georgia ............ 1              10,257,610       2.3
North Carolina ..... 1               6,280,697       1.4
Oklahoma ........... 2               4,704,359       1.1
Indiana ............ 4               3,650,793       0.8
Wisconsin .......... 3               2,677,305       0.6
Illinois ........... 2               2,357,918       0.5
Mississippi ........ 1               2,324,630       0.5
Colorado ........... 1               1,741,309       0.4
Iowa ............... 1                 925,701       0.2
                     ----------   ------------  ------------
Total/Min/Max/Avg:   54           $443,294,435     100.0%
                     ==========   ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        WTD AVG   WTD AVG
                               CUT-OFF DATE BALANCE           CUT-OFF DATE DSC RATIO   OCCUPANCY  MORTGAGE
STATE                          ---------------------------------  --------------------------- RATE RATE
       MINIMUM                      MAXIMUM      AVERAGE    MINIMUM  MAXIMUM  WTD AVG
-------------------  ----------  -----------  -----------  -------  -------
California ......... $ 7,200,685  $18,234,562  $11,803,567   1.00x    2.72x    1.43x      89.0%     9.801%
Pennsylvania .......   6,952,067   22,244,715   13,699,797   1.27     1.59     1.44       87.9      9.196
Florida ............   8,030,900   25,939,914   12,556,484   1.03     1.28     1.17       83.2      9.809
New York ...........   7,981,271   12,500,000   10,030,097   0.99     1.39     1.23      100.0     10.113
Kansas .............   1,123,369   17,350,000    9,820,684   1.05     1.26     1.13       99.3      9.579
Washington .........  20,280,934   20,280,934   20,280,934   1.13     1.13     1.13      100.0      9.480
Ohio ...............   8,155,550   10,700,000    9,427,775   1.06     1.26     1.15       87.9     10.369
Virginia ...........   2,747,223   13,763,859    8,255,541   1.15     1.39     1.19      100.0      9.542
New Jersey .........   3,678,068    5,765,620    4,970,362   1.06     1.32     1.20      100.0      9.250
Texas ..............   1,815,479    8,713,633    4,527,343   1.26     1.33     1.32       71.4      8.790
Massachusetts ......  12,839,549   12,839,549   12,839,549   1.22     1.22     1.22       64.4      9.250
Maryland ...........  11,678,885   11,678,885   11,678,885   1.29     1.29     1.29      100.0      9.600
Georgia ............  10,257,610   10,257,610   10,257,610   1.29     1.29     1.29      100.0     10.375
North Carolina .....   6,280,697    6,280,697    6,280,697   1.25     1.25     1.25       78.9     10.000
Oklahoma ...........   1,544,416    3,159,942    2,352,179   1.25     1.26     1.25      100.0      9.788
Indiana ............     711,410    1,150,199      912,698   1.26     1.44     1.35       74.0      9.788
Wisconsin ..........     695,136    1,078,837      892,435   1.25     1.25     1.25      100.0      9.788
Illinois ...........     875,336    1,482,582    1,178,959   1.44     1.44     1.44      100.0      9.788
Mississippi ........   2,324,630    2,324,630    2,324,630   1.26     1.26     1.26      100.0      9.788
Colorado ...........   1,741,309    1,741,309    1,741,309   1.26     1.26     1.26      100.0      9.788
Iowa ...............     925,701      925,701      925,701   1.25     1.25     1.25      100.0      9.788
                      ----------  -----------  -----------  -------  -------  -------  ---------  --------
Total/Min/Max/Avg:   $   695,136  $25,939,914  $ 8,209,156   0.99x    2.72x    1.29x      89.8%     9.641%
                      ==========  ===========  ===========  =======  =======  =======  =========  ========

------------

   (1) Unlike the other tables shown in this section, this table provides information on the number of properties, not the number of loans. Hence, the information on minimum and average cut-off date balances is different than in the other tables. The differences are entirely attributable to three Wal-Mart loans which are secured by mortgages on sixteen Wal-Mart properties.

                            CALIFORNIA PROPERTIES

                                       AVERAGE       % BY
                        NUMBER OF    CUT-OFF DATE   AVG(1)
GEOGRAPHIC LOCATION    PROPERTIES      BALANCE      BALANCE
-------------------   -------------  ------------  ---------

NORTHERN CALIFORNIA  3               $39,336,349      8.9%
Southern California  4                43,288,620      9.8
                     -------------  ------------  ---------
Total/Min/Max/Avg:   7               $82,624,969     18.6%
                     =============  ============  =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        WTD AVG   WTD AVG
                              CUT-OFF DATE BALANCE           CUT-OFF DATE DSC RATIO    OCCUPANCY  MORTAGE
GEOGRAPHIC LOCATION              ---------------------------------  --------------------------- RATE RATE
       MINIMUM                      MAXIMUM      AVERAGE    MINIMUM  MAXIMUM  WTD AVG
-------------------  ----------  -----------  -----------  -------  -------
Northern California   $8,802,416  $16,911,903  $13,112,116   1.00x    1.47x    1.36x     86.4%     9.276%
Southern California    7,200,685   18,234,562   10,822,155   1.02     2.72     1.50      91.3     10.277
                     ----------  -----------  -----------  -------  -------  -------  ---------  -------
Total/Min/Max/Avg:    $7,200,685  $18,234,562  $11,803,567   1.00x    2.72x    1.43x     89.0%     9.801%
                     ==========  ===========  ===========  =======  =======  =======  =========  =======

------------


   (1)  Represents the percentage of the aggregate Mortgage Pool
        ($443,294,435).


                              MORTGAGE LOANS BY
                             CUT-OFF DATE BALANCE

                                         AGGREGATE      % BY AGG
RANGE OF                       NUMBER   CUT-OFF DATE  CUT-OFF DATE
CUT-OFF DATE BALANCES         OF LOANS    BALANCE       BALANCE
---------------------------  --------  ------------  ------------
0.00-4,999,999.99 .......... 4          $ 12,387,872       2.8%
5,000,000.00-9,999,999.99  . 17          134,881,020      30.4
10,000,000.00-14,999,999.99  13          154,866,516      34.9
15,000,000.00-19,999,999.99  3            52,496,465      11.8
20,000,000.00-24,999,999.99  3            62,722,649      14.1
25,000,000.00-29,999,999.99  1            25,939,914       5.9
                             --------  ------------  ------------
Total/Min/Max/Avg: ......... 41         $443,294,435     100.0%
                             ========  ============  ============
  Average ..................            $ 10,812,059
  Minimum ..................            $  1,815,479
  Maximum ..................            $ 25,939,914

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      CUT-OFF DATE BALANCE           CUT-OFF DATE DSC RATIO
                             ------------------------------------  -------------------------
                                                                                                WTD AVG   WTD AVG
RANGE OF                                                                                       OCCUPANCY  MORTGAGE
CUT-OFF DATE BALANCES          MINIMUM      MAXIMUM      AVERAGE    MINIMUM  MAXIMUM  WTD AVG    RATE       RATE
---------------------------  ----------  -----------  -----------  -------  -------  -------  ---------  --------
0.00-4,999,999.99 .......... $ 1,815,479  $ 4,147,102  $ 3,096,968   1.21x    1.44x    1.35x     90.6%      9.098%
5,000,000.00-9,999,999.99  .   5,467,398    9,609,021    7,934,178   0.99     2.72     1.29      91.3       9.875
10,000,000.00-14,999,999.99   10,000,000   14,000,000   11,912,809   1.06     1.59     1.29      89.1       9.577
15,000,000.00-19,999,999.99   16,911,903   18,234,562   17,498,822   1.05     1.47     1.24      97.6       9.479
20,000,000.00-24,999,999.99   20,197,000   22,244,715   20,907,550   1.13     1.46     1.35      87.5       9.080
25,000,000.00-29,999,999.99   25,939,914   25,939,914   25,939,914   1.19     1.19     1.19      76.4      10.750
                             ----------  -----------  -----------  -------  -------  -------  ---------  --------
Total/Min/Max/Avg: ......... $ 1,815,479  $25,939,914  $10,812,059   0.99x    2.72x    1.29x     89.8%      9.641%
                             ==========  ===========  ===========  =======  =======  =======  =========  ========
  Average ..................
  Minimum ..................
  Maximum ..................

                              MORTGAGE LOANS BY
                          CUT-OFF DATE MORTGAGE RATE

                                   AGGREGATE        % BY AGG
RANGE OF             NUMBER OF    CUT-OFF DATE    CUT-OFF DATE
MORTGAGE RATES         LOANS        BALANCE         BALANCE
--------------      ----------  --------------  --------------
8.000-8.499 ....... 2             $ 24,991,938         5.6%
8.500-8.999 ....... 4               36,671,141         8.3
9.000-9.499 ....... 8               86,974,372        19.6
9.500-9.999 ....... 18             193,739,953        43.7
10.000-10.499 ..... 6               57,562,312        13.0
10.500-10.999 ..... 2               34,095,464         7.7
12.500-12.999 ..... 1                9,259,254         2.1
                    ----------  --------------  --------------
Total Min/Max/Avg:  41            $443,294,435       100.0%
                    ==========  ==============  ==============
Weighted Average ..............          9.641%
 Minimum ......................          8.125%
 Maximum ......................         12.625%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                    WTD AVG     WTD AVG
RANGE OF                         CUT-OFF DATE BALANCE                 CUT-OFF DATE DSC RATIO       OCCUPANCY    MORTGAGE
MORTGAGE RATES                    ---------------------------------------  --------------------------------- RATE RATE
      MINIMUM                         MAXIMUM        AVERAGE      MINIMUM    MAXIMUM    WTD AVG
------------------  ------------  -------------  -------------  ---------  ---------
8.000-8.499 .......   $2,747,223    $22,244,715    $12,495,969     1.39x      1.45x      1.45x       68.7%        8.139%
8.500-8.999 .......    1,815,479     13,622,029      9,167,785     1.28       1.47       1.37        82.4         8.634
9.000-9.499 .......    3,678,068     20,280,934     10,871,797     1.06       1.59       1.29        92.4         9.285
9.500-9.999 .......    4,147,102     20,197,000     10,763,331     0.99       1.46       1.24        95.6         9.674
10.000-10.499 .....    6,280,697     12,500,000      9,593,719     1.00       1.32       1.16        93.0        10.263
10.500-10.999 .....    8,155,550     25,939,914     17,047,732     1.19       1.26       1.21        75.4        10.690
12.500-12.999 .....    9,259,254      9,259,254      9,259,254     2.72       2.72       2.72        67.0        12.625
                    ------------  -------------  -------------  ---------  ---------  ---------  -----------  ----------
Total Min/Max/Avg:    $1,815,479    $25,939,914    $10,812,059     0.99x      2.72x      1.29x       89.8%        9.641%
                    ============  =============  =============  =========  =========  =========  ===========  ==========
Weighted Average ................
 Minimum ........................
 Maximum ........................

                              MORTGAGE LOANS BY
                            CUT-OFF DATE DSC RATIO

                                        AGGREGATE        % BY AGG
RANGE OF                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE
CUT-OFF DATE DSC RATIOS     LOANS        BALANCE         BALANCE
-----------------------  ----------  --------------  --------------

0.9501-1.0000 .......... 2             $ 18,411,437         4.2%
1.0001-1.0500 .......... 3               34,965,708         7.9
1.0501-1.1000 .......... 3               24,198,299         5.5
1.1001-1.1500 .......... 1               20,280,934         4.6
1.1501-1.2000 .......... 3               50,051,424        11.3
1.2001-1.2500 .......... 6               62,420,397        14.1
1.2501-1.3000 .......... 8               76,108,939        17.2
1.3001-1.3500 .......... 5               38,794,732         8.8
1.3501-1.4000 .......... 3               17,680,561         4.0
1.4001-1.4500 .......... 1                4,147,102         0.9
1.4501-1.5000 .......... 4               72,975,647        16.5
1.5501-1.6000 .......... 1               14,000,000         3.2
2.7001-2.7500 .......... 1                9,259,254         2.1
                         ----------  --------------  --------------
Total/Min/Max/Avg:       41            $443,294,435       100.0%
                         ==========  ==============  ==============
Weighted Average ...................           1.29x
 Minimum ...........................            .99x
 Maximum ...........................           2.72x

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                         WTD AVG        WTD AVG     WTD AVG
RANGE OF                             CUT-OFF DATE BALANCE              CUT-OFF DATE    OCCUPANCY    MORTGAGE
CUT-OFF DATE DSC RATIOS                -------------------------------------------- DSC RATIO RATE    RATE
         MINIMUM                           MAXIMUM        AVERAGE
-----------------------  ------------  -------------
0.9501-1.0000 ..........  $ 8,802,416    $ 9,609,021    $ 9,205,719        0.99x          85.2%       9.935%
1.0001-1.0500 ..........    8,594,119     17,350,000     11,655,236        1.04          100.0        9.738
1.0501-1.1000 ..........    5,467,398     10,700,000      8,066,100        1.06           97.0        9.645
1.1001-1.1500 ..........   20,280,934     20,280,934     20,280,934        1.13          100.0        9.480
1.1501-1.2000 ..........   10,347,651     25,939,914     16,683,808        1.17           85.1       10.230
1.2001-1.2500 ..........    3,678,068     18,234,562     10,403,400        1.22           89.6        9.516
1.2501-1.3000 ..........    6,280,697     12,520,000      9,513,617        1.27           86.5        9.710
1.3001-1.3500 ..........    1,815,479     12,500,000      7,758,946        1.33           94.8        9.543
1.3501-1.4000 ..........    2,747,223      7,981,271      5,893,520        1.39          100.0        9.528
1.4001-1.4500 ..........    4,147,102      4,147,102      4,147,102        1.44           77.1        9.788
1.4501-1.5000 ..........   13,622,029     22,244,715     18,243,912        1.46           85.7        8.964
1.5501-1.6000 ..........   14,000,000     14,000,000     14,000,000        1.59           94.0        9.250
2.7001-2.7500 ..........    9,259,254      9,259,254      9,259,254        2.72           67.0       12.625
                         ------------  -------------  -------------  --------------  -----------  ----------
Total/Min/Max/Avg:        $ 1,815,479    $25,939,914    $10,812,059        1.29x          89.8%       9.641%
                         ============  =============  =============  ==============  ===========  ==========
Weighted Average .....................
 Minimum .............................
 Maximum .............................

                              MORTGAGE LOANS BY
                    YEAR OF ORIGINATION OR MODIFICATION(1)

                                      AGGREGATE      % BY AGG
YEAR OF                     NUMBER   CUT-OFF DATE  CUT-OFF DATE
ORIGINATION/MODIFICATION   OF LOANS    BALANCE       BALANCE
------------------------  --------  ------------  ------------
1986 .................... 3          $ 28,020,218       6.3%
1987 .................... 2            12,952,102       2.9
1988 .................... 4            52,376,307      11.8
1989 .................... 8           122,145,868      27.6
1990 .................... 7            58,143,042      13.1
1991 .................... 1             6,952,067       1.6
1992 .................... 5            45,898,298      10.4
1993 .................... 5            53,268,995      12.0
1994 .................... 5            51,858,652      11.7
1995 .................... 1            11,678,885       2.6%
                          --------  ------------  ------------
Total/Min/Max/Avg: ...... 41         $443,294,435     100.0%
                          ========  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                             WTD AVG   WTD AVG
YEAR OF                            CUT-OFF DATE BALANCE           CUT-OFF DATE DSC RATIO    OCCUPANCY  MORTGAGE
ORIGINATION/MODIFICATION              ---------------------------------  --------------------------- RATE RATE
         MINIMUM                         MAXIMUM      AVERAGE    MINIMUM  MAXIMUM  WTD AVG
------------------------  ----------  -----------  -----------  -------  -------
1986 .................... $ 6,762,948  $11,648,249  $ 9,340,073   0.99x    1.26x    1.16x      89.1%     9.818%
1987 ....................   4,147,102    8,805,000    6,476,051   1.27     1.44     1.33       92.0      9.728
1988 ....................   8,155,550   25,939,914   13,094,077   1.03     2.72     1.44       78.1     10.956
1989 ....................  10,000,000   20,280,934   15,268,233   1.13     1.47     1.30       98.0      9.732
1990 ....................   3,678,068   17,350,000    8,306,149   1.05     1.39     1.15      100.0      9.697
1991 ....................   6,952,067    6,952,067    6,952,067   1.39     1.39     1.39      100.0      9.710
1992 ....................   6,280,697   10,988,683    9,179,660   1.00     1.25     1.18       85.7      9.674
1993 ....................   1,815,479   22,244,715   10,653,799   1.22     1.47     1.39       72.4      8.603
1994 ....................   8,030,900   14,000,000   10,371,730   1.02     1.59     1.30       89.0      8.958
1995 ....................  11,678,885   11,678,885   11,678,885   1.29     1.29     1.29      100.0      9.600
                          ----------  -----------  -----------  -------  -------  -------  ---------  --------
Total/Min/Max/Avg: ...... $ 1,815,479  $25,939,914  $10,812,059   0.99x    2.72x    1.29x      89.8%     9.641%
                          ==========  ===========  ===========  =======  =======  =======  =========  ========

------------

   (1) Year shown represents the year each loan was originated unless the loan has been modified, in which case the year of the most recent modification is used.

                              MORTGAGE LOANS BY
                          REMAINING TERM TO MATURITY

RANGE OF
REMAINING TERMS                  AGGREGATE      % BY AGG
     TO MATURITY       NUMBER   CUT-OFF DATE  CUT-OFF DATE
(MONTHS)              OF LOANS    BALANCE       BALANCE
-------------------  --------  ------------  ------------
1-24 ............... 9          $100,082,083      22.6%
25-60 .............. 14         $132,830,712      30.0
61-120 ............. 10          116,778,776      26.3
121-180 ............ 2            29,889,955       6.7
181-240 ............ 4            32,815,910       7.4
241-300 ............ 1            20,197,000       4.6
301-360 ............ 1            10,700,000       2.4
                     --------  ------------  ------------
Total/Min/Max/Avg:   41         $443,294,435     100.0%
                     ========  ============  ============
Weighted Average  ..             87 months
 Minimum ...........              9 months
 Maximum ...........             306 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              CUT-OFF DATE BALANCE           CUT-OFF DATE DSC RATIO
                     ------------------------------------  -------------------------
RANGE OF
REMAINING TERMS                                                                         WTD AVG   WTD AVG
     TO MATURITY                                                                       OCCUPANCY  MORTGAGE
(MONTHS)               MINIMUM      MAXIMUM      AVERAGE    MINIMUM  MAXIMUM  WTD AVG    RATE       RATE
-------------------  ----------  -----------  -----------  -------  -------  -------  ---------  --------
1-24 ............... $ 6,952,067  $22,244,715  $11,120,231   1.00x    1.47x    1.28x      80.5%     9.163%
25-60 ..............   1,815,479   25,939,914    9,487,908   1.06     2.72     1.42       90.8      9.992
61-120 .............   8,030,900   18,234,562   11,677,878   1.03     1.34     1.19       92.0      9.496
121-180 ............   9,609,021   20,280,934   14,944,977   0.99     1.13     1.08      100.0      9.607
181-240 ............   4,147,102   11,648,249    8,203,977   1.25     1.44     1.29       87.8      9.971
241-300 ............  20,197,000   20,197,000   20,197,000   1.46     1.46     1.46      100.0      9.730
301-360 ............  10,700,000   10,700,000   10,700,000   1.06     1.06     1.06      100.0     10.270
                     ----------  -----------  -----------  -------  -------  -------  ---------  --------
Total/Min/Max/Avg:   $ 1,815,479  $25,939,914  $10,812,059   0.99x    2.72x    1.29x      89.8%     9.641%
                     ==========  ===========  ===========  =======  =======  =======  =========  ========
Weighted Average  ..
 Minimum ...........
 Maximum ...........

Additional Information

   For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendices A and B hereto. Certain additional information regarding the Mortgage Loans is contained in the Prospectus under "SECURITY FOR THE BONDS AND CERTIFICATES" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   At the time of issuance of the Certificates, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal, interest and other amounts due on or before the Cut-off Date and Principal Prepayments received on or before the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust Fund to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its Cut-off Date Balance, Mortgage Rate, Monthly Payment as of the Cut-off Date and maturity date.


   In addition, the Depositor will deliver or cause to be delivered to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee (provided that with respect to the $300,000 promissory note constituting part of the indebtedness under the Mortgage Loan commonly referred to as the St. Marks Co-Op Apartments Loan secured by Mortgaged Property located in New York, New York, the Depositor will deliver or cause to be delivered to the Trustee a copy of such promissory note certified by the Seller to be a true and correct copy thereof, together with a Lost Note Affidavit executed by the Seller); (ii) the original or a certified copy of each Mortgage, together with originals or certified copies of any intervening assignments of such Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a certified copy of each related assignment of leases (if such item exists and is a document separate from the corresponding Mortgage), together with originals or certified copies of any intervening assignments of such document, in each case with evidence of recording indicated thereon;
(iv) an original assignment of each Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of each related assignment of leases (if such item exists and is a document separate from the corresponding Mortgage) in favor of the Trustee and in recordable form; (vi) originals or certified copies of all assumption, modification, consolidation, extension and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; (vii) the original or copy of the lender's title insurance policy issued on the date of the origination of such Mortgage Loan; and
(viii) with respect to each Senior Participation, a counterpart original of the participation agreement relating thereto, together with an original assignment of the related Mortgage Loan (subject to the related Junior Participation) in favor of the Trustee.

   The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and such omission or defect could materially and adversely affect the interests of the Certificateholders, the Seller, if it cannot deliver or cause delivery of the document or cure or cause the cure of the defect in all material respects within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement assigned to the Trust within such 90-day period to repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, (iii) any related unreimbursed Servicing Advances and (iv) the amount of any other Additional Trust Fund Expenses specifically related to such Mortgage Loan previously paid or reimbursed to or payable or reimbursable to the Servicer, the Trustee, the Special Servicer or other persons.

    The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any defect or omission in the Mortgage File for a Mortgage Loan. None of the Depositor, the Depositor's affiliates or any other person will be obligated to repurchase any Mortgage Loan as to which there is a material defect or omission in the related Mortgage File if the Seller defaults on its obligation to do so. If the Seller is required to repurchase a Mortgage Loan (or a mortgage loan constituting part of a Group) which is a Cross-Collateralized Mortgage Loan, and if related Cross- Collateralized Mortgage Loans secured by mortgage liens on the same Mortgaged Properties are to remain part of the Trust, then the Seller shall be required to either: (i) execute, acknowledge and deliver to the Trustee all such additional documents and instruments and do or cause to be done at the Seller's expense all such further acts and things (with the Trustee's cooperation and joinder) as may be reasonably necessary to eliminate the cross-collateralization of such Cross-Collateralized Mortgage Loan being repurchased with each such other Cross-Collateralized Mortgage Loan remaining in the Trust, provided that thereafter each related Cross-Collateralized Mortgage Loan (or the Group of remaining related Cross-Collateralized Mortgage Loans) remaining in the Trust must be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, or
(ii) also purchase all related Cross-Collateralized Mortgage Loans secured by mortgage liens on the same Mortgaged Properties at the respective Purchase Price therefor.


   The Trust Agreement will require the Trustee within 30 days of the Closing Date to cause each of the assignments described in clauses (iv) and (v) of the third preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "THE TRUST AGREEMENT--Assignment of Mortgage Assets" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES


   The Mortgage Loans will be acquired by the Depositor from the Seller pursuant to a Mortgage Loan Purchase Agreement dated as of the Cut-off Date, between the Seller and the Depositor (the "Mortgage Loan Purchase Agreement"). The Depositor will assign to the Trustee all of its rights, title and interest in the Mortgage Loan Purchase Agreement insofar as the Mortgage Loan Purchase Agreement relates to representations, warranties, covenants and agreements made by the Seller in respect of the Mortgage Loans and any remedies provided thereunder for any breach of such representations, warranties, covenants and agreements, which remedies may be enforced against the Seller directly by the Trustee on behalf of the Certificateholders. The Trust Agreement will obligate the Servicer (or, with respect to Specially Serviced Mortgage Loans, the Special Servicer) on behalf of the Trust Fund to enforce the relevant provisions of the Mortgage Loan Purchase Agreement relating to the representations, warranties, covenants and agreements of the Seller with respect to the Mortgage Loans. The Depositor will have no responsibility for and will not make any representation with respect to the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or enforceability or sufficiency of the security arrangements with respect to the Mortgage Loans, the status or sufficiency of the Mortgage Note, the Mortgage or any other documents or instruments included in the Mortgage Files, the collectibility of amounts due under the Mortgage Loans, or the validity or enforceability of the representations, warranties, covenants or agreements made by the Seller with respect to the Mortgage Loans or of any remedies provided by the Mortgage Loan Purchase Agreement.


   In the Mortgage Loan Purchase Agreement, the Seller will represent and warrant with respect to each Mortgage Loan (including each Mortgage Loan underlying a Senior Participation), as of the Cut-off Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

       (1) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule to the Trust Agreement was true and correct in all material respects as of the Cut-off Date; provided, however, that in the case of a Senior Participation, certain information pertains to the Senior Participation interest in the related Mortgage Loan rather than the entire Mortgage Loan;

       (2) As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all material requirements of federal, state or local law relating to the origination of such Mortgage Loan;

        (3) The Seller owns the Mortgage Loan, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

       (4) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

       (5) Each of the related Mortgage Note, Mortgage, loan or credit agreement (if any), and other material agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and the Mortgagor has not asserted, and the Seller and the affiliates, servicers and other agents of the Seller have not taken, any action creating any offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage, loan or credit agreement (if any), or other material agreement and, to the Seller's knowledge, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage, loan or credit agreement (if any), or other material agreement;

       (6) The assignment of each related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the Seller to the Depositor or its designee;

       (7) Subject to the exceptions set forth below, the related Mortgage is a valid first lien on the related Mortgaged Property, or, if not a first lien, the first lien on such Mortgaged Property is represented by another Mortgage Loan also included in the Trust, which Mortgaged Property is free and clear of all encumbrances and liens having priority over, or on a parity with, the lien of the Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being of a type or nature which are acceptable to mortgage lending institutions generally, and (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage;

       (8) All taxes and governmental assessments that on or prior to the Cut-off Date became due and owing in respect of, and affect, the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

       (9) There is no proceeding pending for the total or material partial condemnation of the related Mortgaged Property;


       (10) Except for those Mortgage Loans as to which all or substantially all of the related Mortgaged Property has been leased to Wal-Mart and that Mortgage Loan as to which all or substantially all of the related Mortgaged Property has been leased to Mobil Oil Corporation (which lease has been assigned to its affiliate, Mobil Oil Credit Corporation), wherein the related Mortgaged Property is self-insured by Wal-Mart or Mobil Oil Corporation, respectively, and such party has a current long-term investment rating of not less than "A" or its equivalent, the related Mortgaged Property is insured by an all-risk or a fire and extended perils insurance policy (which may be a blanket policy that also covers other properties) providing coverage in an amount not less than the lesser of
    (i) the insurable value of the improvements, and (ii) the greater of (A) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property and (B) the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date; all premiums on such insurance policy have been paid through the Cut-Off Date, such insurance policy requires prior notice to the Mortgagee of termination or cancellation, and no such notice which remains uncured has been received, and the related Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;

        (11) No Mortgage Loan was 30 days or more past due as of, or during the 12-month period preceding, the Cut-Off Date; and

       (12) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulation
    Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period).

   In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Seller, if it fails to cure such breach within a period of 90 days following its discovery or its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement within such 90-day period to repurchase the affected Mortgage Loan at its applicable Purchase Price; provided that, if the Seller certifies to the Depositor and the Trustee that (i) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (ii) such breach and the proposed cure thereof does not and will not cause the related Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a) (3) of the Code, (iii) the Seller is diligently prosecuting the correction or cure of such breach, and (iv) the Servicer has not determined in writing that any P&I Advance for such Mortgage Loan during such additional 90-day period would be a Nonrecoverable Advance, then the Seller shall have an additional period of 90 days in which to correct or cure such breach, or failing such correction or cure, to repurchase such Mortgage Loan.


   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Seller's representations and warranties regarding the Mortgage Loans. The Seller will be the sole warranting party in respect of the Mortgage Loans, and none of the Depositor, its affiliates or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a material breach of the Seller's representations and warranties if the Seller defaults on its obligation to do so. See "THE TRUST AGREEMENT--Repurchase of Non-Conforming Loans" in the Prospectus. If the Seller is required to repurchase a Mortgage Loan (or a mortgage loan constituting part of a Group) which is a Cross-Collateralized Mortgage Loan, and if related Cross-Collateralized Mortgage Loans secured by mortgage liens on the same Mortgaged Properties are to remain part of the Trust, then the Seller shall be required to either: (i) execute, acknowledge and deliver to the Trustee all such additional documents and instruments and do or cause to be done at the Seller's expense all such further acts and things (with the Trustee's cooperation and joinder) as may be reasonably necessary to eliminate the cross-collateralization of such Cross-Collateralized Mortgage Loan being repurchased with each such other related Cross-Collateralized Mortgage Loan remaining in the Trust, provided that thereafter each related Cross-Collateralized Mortgage Loan (or Group of remaining related Cross-Collateralized Mortgage Loans) remaining in the Trust which had been cross-collateralized with the Cross-Collateralized Mortgage Loan being repurchased must be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, or (ii) also purchase all related Cross-Collateralized Mortgage Loans secured by mortgage liens on the same Mortgaged Properties at the respective Purchase Price therefor.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, or in the event the Tradewinds Resort Hotel Loan is prepaid in December, 1995, as described herein, such removal or addition or such prepayment will be noted in the Form 8-K.


                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Trust Agreement, as well as by a servicing agreement (the "Servicing Agreement") and a special servicing agreement (the "Special Servicing Agreement", and together with the Trust Agreement and the Servicing Agreement, the "Transaction Documents"), each to be dated as of the Cut-off Date, among the Trustee, the Depositor, the Servicer and the Special Servicer. The following summaries describe certain provisions of the Transaction Documents relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Transaction Documents. When particular provisions or terms used in the Transaction Documents are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Transaction Documents relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "SERVICING OF MORTGAGE LOANS" and "THE TRUST AGREEMENT" in the Prospectus.

   The Servicer and the Special Servicer each will be required to directly service and administer the Mortgage Loans during the time it is responsible for such servicing and administration, for and on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Transaction Documents, the respective Mortgage Loans and the related Insurance Policies (as defined in the Prospectus) and, to the extent consistent with the foregoing, in accordance with the applicable Accepted Servicing Practices (as described below for each of the Servicer and the Special Servicer under "--The Servicer" and "--The Special Servicer", respectively).

   The Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer (whereupon it will become a "Specially Serviced Mortgage Loan"), but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, to make remittances to the Trustee and prepare certain reports for distribution to the Certificateholders with respect to such Mortgage Loan and to make Servicing Advances and/or to reimburse the Special Servicer for any reimbursable servicing expenses incurred thereby with respect to such Mortgage Loan. If any Mortgaged Property is acquired on behalf of the Trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. The Servicer will have no responsibility for the Special Servicer's performance of its duties under the Transaction Documents.


   A "Servicing Transfer Event" means, with respect to any Mortgage Loan, the occurrence of any of the following: (i) if such Mortgage Loan is a Balloon Loan, a payment default occurs on such Mortgage Loan at its original maturity date and the Servicer does not extend the maturity of such Mortgage Loan within 31 days following its original maturity date or a payment default occurs on such Mortgage Loan at its extended maturity date; (ii) any Monthly Payment (other than a Balloon Payment) becomes more than 60 days delinquent;
(iii) a payment default, in the judgment of the Servicer, is imminent and is not likely to be cured by the related borrower within 60 days of such occurrence (and in the case of a Balloon

Payment, the maturity of such Mortgage Loan is not likely to be extended by the Servicer within 31 days following such Mortgage Loan's original maturity date); (iv) the borrower violates any "due-on-sale" or "due-on-encumbrance" clause in the related Mortgage; (v) any other default occurs that, in the good faith reasonable judgment of the Servicer, materially impairs, or could materially impair, the use or marketability of any related Mortgaged Property or the value thereof as security for such Mortgage Loan; (vi) the related borrower enters into or consents to bankruptcy, appointment of a receiver or conservator, or a similar insolvency or similar proceeding, or the related borrower becomes the subject of a decree or order for such a proceeding that remains in full force undischarged or unstayed for a period of 60 days; (vii) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or (viii) the Servicer receives notice of the foreclosure or proposed foreclosure of any lien on any related Mortgaged Property.


   If any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (i), (ii) or (iii) of the preceding paragraph has occurred becomes a performing Mortgage Loan for at least three consecutive Monthly Payments, in accordance with its original terms or as modified in accordance with the Transaction Documents, and all prior payment defaults have been cured, or if, in the case of any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (iv), (v), (vi),
(vii) or (viii) has occurred, such event has been remedied, cured or otherwise satisfactorily resolved (whereupon, in either case, such Specially Serviced Mortgage Loan shall become a "Rehabilitated Mortgage Loan"), the Special Servicer will transfer back all servicing responsibilities therefor to the Servicer, and the Servicer will be required to resume servicing such Mortgage Loan pursuant to the terms of the Transaction Documents.

                                THE SERVICER

General


   Fleet Real Estate Capital, Inc., a Rhode Island corporation, will act as Servicer with respect to the Mortgage Pool. Fleet Real Estate Capital, Inc. ("FREC") is a nonbank, wholly-owned subsidiary of Fleet Financial Group, Inc. ("FFG"), a bank holding company that reported on a consolidated basis total assets of approximately $50.8 billion as of September 30, 1995. FREC, headquartered in Boston, Massachusetts, offers primary/master loan servicing and nonperforming asset valuation and management/special servicing services to the commercial real estate industry. As of November 1, 1995, FREC is the master, primary or special servicer of approximately $3.6 billion in commercial mortgage loans. The foregoing information concerning the Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


   The Servicer will perform various customary functions of a servicer of mortgage loans comparable to the Mortgage Loans, including the collection of Monthly Payments and, if required by the related Mortgage and/or Mortgage Note, escrow payments, the establishment and maintenance of Escrow Accounts (if permitted by the related Mortgage and/or Mortgage Note) for the collection of escrow payments in respect of hazard insurance premiums, real estate taxes and assessments and similar items with respect to the Mortgage Loans (including Specially Serviced Mortgage Loans), the establishment and maintenance of any capital improvements reserve, replacement reserve or any other reserve fund with respect to any Mortgaged Property pursuant to the terms of the related Mortgage, and conducting inspections of each Mortgaged Property at least once a year in such manner as will be consistent with the applicable Accepted Servicing Practices. The Servicer is not permitted to use sub-servicers.

   The Servicing Agreement will provide that the Servicer will not take any actions that violate the REMIC Provisions.

Accepted Servicing Practices

   "Accepted Servicing Practices" means, in the case of the Servicer, the higher of the following standards of care: (1) the same manner in which and with the same care, skill, prudence and diligence with which the Servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer services and administers mortgage loans owned by the Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Servicing Agreement and the terms of the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and the best interests of the Trust and the Certificateholders, as determined by the Servicer in its reasonable judgment, but without regard to: (i) any relationship that the Servicer or any affiliate of the Servicer may have with the related borrower, the Depositor or other parties to the transaction; (ii) the ownership of any Certificate by the Servicer or any affiliate of the Servicer; (iii) the ownership by the Servicer or any affiliate of the Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan; (iv) the ownership by the Servicer or any affiliate of the Servicer of any subordinate participation interest in a Mortgage Loan; (v) the Servicer's obligation to make Advances as specified in the Transaction Documents; (vi) the Servicer's right to receive compensation for its services under the Transaction Documents or with respect to any particular transaction; (vii) the servicing of Specially Serviced Mortgage Loans by the Special Servicer; and (viii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.


Servicer Compensation and Payment of Expenses


   The Servicer will be entitled to a monthly fee (the "Servicing Fee"), payable out of collections and advances of interest on or in respect of, and equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.027% per annum on the Scheduled Principal Balance as of the first day of each Due Period of, each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has become an REO Property); provided that in making such calculation in connection with any Senior Participation, only the Trust's participation or beneficial interest in the underlying Mortgage Loan shall be included. The Servicing Agreement permits the Servicer to extend the term of a Balloon Loan for a period not to exceed six months past its original maturity date upon the satisfaction of certain conditions stated in the Servicing Agreement, and the Servicer will be entitled to any reasonable extension fee collected in connection therewith up to $10,000. See "--Mortgage Loan Modifications" herein. In addition, the Servicer will be entitled to receive, as additional compensation, (i) late fees that are collected by the Servicer with respect to Mortgage Loans (other than Specially Serviced Mortgage Loans) after first paying therefrom all interest on Advances then due and payable to the Trustee and the Servicer, (ii) a fee in connection with the assumption of any Mortgage Loan not in excess of the lesser of $50,000 or 1% of the unpaid principal balance of the related Mortgage Loan, and (iii) any interest or other income earned on any investment of the funds in the Collection Account. See "SERVICING OF MORTGAGE LOANS--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer, and for information regarding expenses payable by the Servicer.


Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans

   If a borrower makes a Principal Prepayment or Balloon Payment prior to the Due Date for a Mortgage Loan in any Collection Period, a Prepayment Interest Shortfall will result. If a borrower makes a Principal Prepayment or Balloon Payment after the Due Date for a Mortgage Loan during any Collection Period, Excess Prepayment Interest will arise. See "DESCRIPTION OF THE CERTIFICATES--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein. In order to mitigate any Prepayment Interest Shortfalls (not including any such shortfalls arising from Principal Prepayments due to casualty, condemnation or default) in full or in part on the Mortgage Loans, the amount of the Servicing Fee (but not the fees payable to the Special Servicer or the Trustee) payable on the related Distribution Date will be reduced (to not less than zero) by the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans (including, in the case of a Senior Participation, only the portion thereof allocable to the Trust's participation or beneficial interest in the underlying Mortgage Loan) for the related Distribution Date exceeds Excess Prepayment Interest for all

Mortgage Loans (including, in the case of a Senior Participation, only the portion thereof allocable to the Trust's participation or beneficial interest in the underlying Mortgage Loan) for such Distribution Date. Any remaining Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of Regular Interest Certificates as set forth under "DESCRIPTION OF THE CERTIFICATES-- Prepayment Interest Shortfalls and Excess Prepayment Interest" herein. To the extent the aggregate of all Excess Prepayment Interest for all Mortgage Loans (including, in the case of a Senior Participation, only the portion thereof allocable to the Trust's participation or beneficial interest in the underlying Mortgage Loan) for any Distribution Date exceeds the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans (including, in the case of a Senior Participation, only the portion thereof allocable to the Trust's participation or beneficial interest in the underlying Mortgage Loan) for such Distribution Date, such excess amount will be payable to the Servicer as additional compensation.

THE SPECIAL SERVICER
General

   J. E. Robert Company, Inc., a Virginia corporation (the "Special Servicer"), will act as the Special Servicer with respect to the Mortgage Pool and in such capacity will be responsible for servicing and administering the Specially Serviced Mortgage Loans and REO Properties.

   The Special Servicer is a privately owned company whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102.

   The principal business of the Special Servicer is the management and capital recovery of distressed and underperforming real estate mortgage loans, foreclosed real estate and related assets. The Special Servicer and its affiliates have capabilities in a variety of disciplines including asset management, crisis management of troubled financial institutions and subsidiaries, marketing and sales, bulk portfolio acquisitions and litigation support. The Special Servicer has regional offices in Irving, Dallas and Houston, Texas; Milford and Stamford, Connecticut; and Los Angeles, California, and field offices in Fort Lauderdale, Florida and Paris, France.

   As of September 30, 1995, the Special Servicer was managing portfolios including 2,384 loan assets with a book value of approximately $4.015 billion, 483 real estate owned assets with a book value of $1.621 billion and 9 other assets with a book value of $8 million. Of these assets, approximately $5.018 billion, or 89%, comprise commercial real estate assets. Commercial real estate assets include 603 multifamily mortgage loans totaling approximately $1.054 billion and 95 owned multifamily properties totaling approximately $357 million. The Special Servicer's managed assets are located in 43 states.

   The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including, the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer will, among other things, oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Servicer. The Special Servicer will be required, as and to the extent described herein, to seek advice and approval and take direction from the Operating Adviser and/or the Extension Adviser. The Special Servicer is not permitted to use sub-servicers.

   The Special Servicing Agreement will provide that the Special Servicer will not take any actions that violate the REMIC Provisions.

Accepted Servicing Practices

   "Accepted Servicing Practices" means, in the case of the Special Servicer, the higher of the following standards of care: (1) the same manner in which and with the same care, skill, prudence and diligence with

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which the Special Servicer services and administers similar mortgage loans and manages similar REO Properties for other third-party portfolios, giving due consideration to the customary and usual servicing standards and practices and asset management standards and practices for performing and nonperforming commercial and multifamily mortgage loans and REO Properties, as the case may be, and their related properties, that are customarily employed by prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and prudent institutional asset managers managing their own REO Properties, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers mortgage loans and manages REO Properties owned by the Special Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Special Servicing Agreement and the terms of the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and REO Properties and the best interests of the Trust and the Certificateholders, but without regard to: (i) any relationship that the Special Servicer or any affiliate of the Special Servicer may have with the related borrower, the Depositor or other parties to the transaction; (ii) the ownership of any Certificate by the Special Servicer or any affiliate of the Special Servicer; (iii) the ownership by the Special Servicer or any affiliate of the Special Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan; (iv) the ownership by the Special Servicer or any affiliate of the Special Servicer of any subordinate participation interest in a Mortgage Loan; (v) the Special Servicer's right to receive compensation for its services under the Transaction Documents or with respect to any particular transaction; (vi) the servicing by the Servicer of the Mortgage Loans that are not Specially Serviced Mortgaged Loans; and (vii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

   "Net Collections" will generally consist of, with respect to any Specially Serviced Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage Loan) or any REO Property: (i) any payment of principal or interest, net of related expenses, including, but not limited to, extension fees, assumption fees, the Special Servicing Fee, and expenses of enforcing the terms of the Specially Serviced Mortgage Loan (but excluding amounts set forth in the following clauses (ii) and (iii) which are applied to any payment described in this clause (i)), (ii) net operating income, and (iii) net Liquidation Proceeds (calculated without regard to P & I Advances and not including net operating income), that is, in each such case, allocable as a recovery of principal of and/or interest (adjusted to the related Mortgage Rate, net of the Administrative Cost Rate) on such Mortgage Loan or, in the case of an REO Property, the related Mortgage Loan or as a recovery of a Prepayment Premium with respect thereto.


Special Servicer Compensation and Payment of Expenses


   The Special Servicing Agreement will provide that the Special Servicer will be entitled to certain fees, including (a) an administrative monthly fee (the "Special Servicing Fee"), payable out of collections and advances of interest on or in respect of the Specially Serviced Mortgage Loans and the Mortgage Loans as to which the related Mortgaged Properties have become an REO Property, equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.25% per annum on the aggregate Scheduled Principal Balance as of the first day of each Due Period of all such Mortgage Loans (including for purposes of this calculation with respect to each Senior Participation, only the Trust's participation or beneficial interest in the underlying Mortgage Loan), such Special Servicing Fee for any Due Period to be allocated among all the Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Properties have become REO Properties, pro rata in accordance with their respective Scheduled Principal Balances outstanding as of the commencement of such Due Period, (b) with respect to each Specially Serviced Mortgage Loan, a fee (the "Workout Fee"), calculated upon such Specially Serviced Mortgage Loan becoming a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan being sold or liquidated, equal to the product of (i) the applicable Workout Fee Rate, and (ii) Net Collections received with respect to such Mortgage Loan (including both before and after the date on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan). Notwithstanding the foregoing, the Workout Fee payable in connection with a sale of REO Property or upon a liquidation of any Specially Serviced Mortgage Loan will equal the product of (a) the applicable Workout Fee Rate, and (b) a fraction, the numerator of which is equal to the related Net Collections received during the


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Collection Period of sale or liquidation, and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate, and (c) the related Net Collections received during the Collection Period of sale or liquidation. (For purposes of the foregoing calculation of Net Collections with respect to each Mortgage Loan underlying a Senior Participation that is a Specially Serviced Mortgage Loan or with respect to which the related Mortgaged Property has become an REO Property, only the portion thereof allocable to the Trust's participation or beneficial interest therein shall be included and, in the case of the preceding clause (b), the unpaid principal balance shall include only the portion thereof allocable to the Trust's participation or beneficial interest therein.) If a Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan and then again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial rehabilitation thereof shall terminate and a new Workout Fee for such Specially Serviced Mortgage Loan shall be calculated upon such Specially Serviced Mortgage Loan again becoming a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property being sold or liquidated. Under no circumstances may any one Mortgage Loan be subject to more than one Workout Fee at any one time, even if such Mortgage Loan becomes a Specially Serviced Mortgage Loan on more than one occasion, (c) an assumption fee of $1,000 for each Mortgage Loan that is not a Specially Serviced Mortgage Loan and is not a Mortgage Loan as to which the related Mortgaged Property has become an REO Property and that has been assumed with the consent of the Special Servicer, such assumption fee being payable from such amount collected from the related borrower, and (d) an extension fee of $1,000 for each Mortgage Loan that is a Balloon Loan (and is not either a Specially Serviced Mortgage Loan or a Mortgage Loan with respect to which the related Mortgaged Property has become an REO Property) and has had its maturity date extended by the Servicer with the consent of the Special Servicer, such extension fee being payable from such amount collected from the related borrower.


   The "Workout Fee Rate" will be one of the following percentages, as applicable to a specific Specially Serviced Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage Loan):

       (a) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated within 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgaged Loan, one of the following amounts:


          (1) if the Scheduled Principal Balance of such Mortgage Loan (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $7,499,999, 0.65%;

          (2) if the Scheduled Principal Balance of such Mortgage Loan (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $7,500,000 but less than $14,999,999, 0.50%; and

          (3) if the Scheduled Principal Balance of such Mortgage Loan (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $15,000,000, 0.35%.


       (b) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated on a date that is later than 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan, one of the following amounts:


          (1) if the Scheduled Principal Balance of such Mortgage Loan (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $7,499,999, 0.55%;


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           (2) if the Scheduled Principal Balance of such Mortgage Loan
       (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $7,500,000 but less than $14,999,999, 0.43%; and

          (3) if the Scheduled Principal Balance of such Mortgage Loan (including for this purpose with respect to any Senior Participation, the entire underlying mortgage loan and not just the Trust's participation or beneficial interest therein) as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $15,000,000, 0.30%.


   With respect to any Mortgage Loan, as of any date of determination, the Servicing Fee Rate and the Trustee Fee Rate will collectively constitute the "Administrative Cost Rate".

THE OPERATING ADVISER

Election of the Operating Adviser

   On the Closing Date and as otherwise provided, the holder or holders of Certificates with an aggregate Certificate Principal Amount equal to more than 50% of the aggregate Certificate Principal Amount of the Controlling Class will be entitled to elect a representative (the "Operating Adviser") from whom the Special Servicer will seek advice and approval and take direction as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Operating Adviser from the holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class, (ii) the resignation or removal of the person acting as Operating Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Operating Adviser will be held commencing as soon as practicable thereafter. The Operating Adviser may be removed at any time by the written vote of holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class. The initial Operating Adviser shall be CMBS Holdings, Inc., a wholly-owned subsidiary of the Seller. In the event that after the Closing Date an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser; and, notwithstanding anything to the contrary described herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval or direction from an Operating Adviser, and the provisions of the Transaction Documents relating thereto shall be of no effect, in any event during any such period that there is no Operating Adviser.

   The "Controlling Class" will be, as of any date of determination, the Class of Regular Interest Certificates (other than the Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Principal Amount of such Class of Regular Interest Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) of all the Regular Interest Certificates (other than the Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class H Certificates.

   If, at any time, the aggregate Assigned Asset Value of the Mortgage Pool is less than the aggregate Certificate Principal Amount of the Regular Interest Certificates (other than the Class X Certificates), such deficit will be allocated among the respective Classes of Regular Interest Certificates (other than the Class X Certificates), in reverse alphabetical order of Class designation, in each case, to the extent of the aggregate Certificate Principal Amount of such Class of Certificates. Such allocation will not reduce the aggregate Certificate Principal Amount of any Class of Regular Interest Certificates and is intended solely to identify the portion (the "Uncovered Portion") of the aggregate Certificate Principal Amount of each such Class for which there is at such time no corresponding aggregate Assigned Asset Value of the Mortgage Pool.

   The "Assigned Asset Value" of any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property), as of any

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date of determination, will be the Stated Principal Balance of such Mortgage
Loan as of such date of determination. The "Assigned Asset Value" of any Specially Serviced Mortgage Loan, as of any date of determination, will be the lesser of (a) the Stated Principal Balance of such Mortgage Loan as of such date of determination and (b) an amount equal to (i) 90% of the value of the related Mortgaged Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any done internally by the Servicer or the Special Servicer), reduced (to not less than zero) by (ii) the aggregate of (A) to the extent not previously advanced by the Servicer or another party, all unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage Rate as of such date of determination, (B) all unreimbursed Advances in respect of such Mortgage Loan (together with all accrued but unpaid interest thereon) as of such date of determination, and (C) all currently due but unpaid real estate taxes and assessments in respect of the related Mortgaged Property. The "Assigned Asset Value" of any REO Property, as of any date of determination, will be an amount equal to (x) 90% of the value of such REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any done internally by the Servicer or the Special Servicer), reduced (to not less than zero) by (y) the aggregate of (i) to the extent not previously advanced by the Servicer or another party, all unpaid interest on the related Mortgage Loan (treated as if it had remained outstanding notwithstanding the acquisition of such REO Property) at a per annum rate equal to the related Mortgage Rate as of such date of determination, (ii) all unreimbursed Advances in respect of such REO Property and/or the related Mortgage Loan (treated as if it had remained outstanding notwithstanding the acquisition of such REO Property) (together with all accrued but unpaid interest thereon) as of such date of determination, and (iii) all currently due but unpaid real estate taxes and assessments in respect of such REO Property.


Duties of the Operating Adviser

   The Operating Adviser will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions unless the Operating Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such action from the Operating Adviser has not been received by the Special Servicer within said ten day period, then the Operating Adviser's approval will be deemed to have been given):


       (i) any initiation or consummation of foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default provided that if immediate initiation of foreclosure proceedings is necessary to preserve or protect the Mortgaged Property or income therefrom, the Special Servicer may initiate such proceedings and notify the Operating Adviser thereof within 72 hours thereafter;

       (ii) any modification, amendment or waiver of, or with respect to, a Mortgage Loan other than a modification consisting of the extension of the original maturity date of a Balloon Mortgage Loan for six months or less;


       (iii) any acceptance of a discounted payoff of a Specially Serviced Mortgage Loan;

       (iv) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein);

       (v) any determination to bring an REO Property into compliance with applicable environmental laws;

       (vi) any acceptance of substitute or additional collateral or other credit support for a Mortgage Loan;

       (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

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        (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan; and


       (ix) any item of maintenance, repair or restoration of an REO Property costing in excess of $250,000.

   Provided that for so long as the Seller or an affiliate thereof is the holder of 50 percent or more of the Controlling Class, the Operating Adviser shall not be permitted to advise, or approve the actions of, the Special Servicer with respect to the actions described in item (i) above taken or proposed regarding a Covered Property unless an environmental assessment has been performed and the environmental consultants performing the same have concluded that the Covered Conditions on such Covered Property no longer exist.

   In addition, the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, such other actions as the Operating Adviser may deem advisable; provided that no such direction shall (a) require or cause the Special Servicer to violate the terms of any Mortgage Loan, applicable law or any provision of the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement, including the Special Servicer's obligation to act in accordance with Accepted Servicing Practices and to maintain the REMIC status of each pool of assets designated as a REMIC pursuant to the Trust Agreement, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Seller, the Trust or the Trustee or their officers, directors, employees or agents to claim, suit or liability, or (d) materially expand the scope of the Special Servicer's responsibilities under the Trust Agreement or the Special Servicing Agreement.


Limitation on Liability of Operating Adviser


   The Operating Adviser will be acting solely as a representative of the interests of the Class of Certificateholders that have elected the Operating Adviser, and will have no responsibility or liability to the Trust or any other Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided that the Operating Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Operating Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Operating Adviser, agrees to take no action against the Operating Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


THE EXTENSION ADVISER

 Election of the Extension Adviser


   On the Closing Date and as otherwise provided, the holder or holders of Certificates with an aggregate Certificate Principal Amount equal to more than 66 2/3 % of the aggregate Certificate Principal Amount of all of the Regular Interest Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Interest Certificates subordinate to the Controlling Class) will be entitled to elect a representative (the "Extension Adviser") from whom the Special Servicer will seek approval as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the holders of Certificates representing more than 66 2/3 % of the aggregate Certificate Principal Amount of all of the Regular Interest Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Interest Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the person acting as Extension Adviser, an election of a successor Extension Adviser will be held commencing as soon as practicable thereafter. The Extension Adviser may be removed at any time by the written vote of holders of Certificates representing


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more than 66 2/3 % of the aggregate Certificate Principal Amount of all of the Regular Interest Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Interest Certificates subordinate to the Controlling Class). The initial Extension Adviser shall be the Operating Adviser. In the event that after the Closing Date an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, the Operating Adviser will serve as Extension Adviser (and, if there is no Operating Adviser to serve in such capacity, there shall be no Extension Adviser); and, notwithstanding anything to the contrary described herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval from an Extension Adviser, and the provisions of the Transaction Documents relating thereto shall be of no effect, in any event during any such period that there is no Extension Adviser.

 Duties of the Extension Adviser

   The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such loan's stated maturity date, unless the Extension Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have geen given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Special Servicing Agreement have been satisfied. See "--Mortgage Loan Modifications" below.

 Limitation on Liability of Extension Adviser


   The Extension Adviser will be acting solely as a representative of the interests of the Class of Certificateholders that have elected the Extension Adviser, and will have no responsibility or liability to the Trust or any other Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgement; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Extension Adviser, agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" provisions, that, in general, entitle the holder thereof to accelerate the maturity of the related Mortgage Loan upon any sale or other transfer of, or upon the creation of any lien or other encumbrance upon, a related Mortgaged Property or prohibit the borrower from doing so without the consent of the lender; provided that, in eleven cases, secondary financing would be permitted subject, in some cases, to the satisfaction of certain criteria relating to, among other things, the loan-to-value ratio for the related Mortgage Loan and the secondary financing. The Special Servicer (in the case of any Specially Serviced Mortgage Loan) or the Servicer (in the case of any other Mortgage Loan) will determine whether to exercise any right the Trustee may have under any such due-on-sale provision or under any such due-on-encumbrance provision in a manner consistent with the applicable Accepted Servicing Practices; provided that the Servicer may not waive any rights under a due-on-sale clause or a due-on-encumbrance clause without the consent of the Special Servicer; and provided further that the actions of the Special Servicer in such regard will be subject to the directions of the Operating Adviser. The Servicer and the Special Servicer will be entitled to retain as additional servicing compensation any fee collected from the related borrower in connection with the permitted transfer of a Mortgaged Property securing a Mortgage Loan that is not a Specially Serviced Mortgage Loan and the assumption of such Mortgage Loan by the transferee, provided that any such

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assumption fee so retained by the Servicer may not exceed the lesser of
$50,000 or 1% of the unpaid principal balance of the related Mortgage Loan, and such fee to the Special Servicer is $1,000.

MAINTENANCE OF INSURANCE


   To the extent consistent with applicable Accepted Servicing Practices, for each Mortgage Loan that requires the borrower to, or permits the mortgagee to require the borrower to, maintain such insurance, the Servicer is to use its best reasonable efforts to cause the related borrower to maintain fire and casualty insurance with extended coverage in an amount which is not less than the lesser of (i) the full replacement cost of the improvements securing such Mortgage Loan or (ii) the unpaid principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, with a deductible not to exceed a customary amount for the risk insured, unless otherwise specified by the related Mortgage Loan. If the borrower fails to maintain the fire and casualty insurance required by the related Mortgage Loan, the Servicer will be obligated to obtain such insurance. The cost (including any deductible relating to such insurance) of such insurance, will be a Servicing Advance reimbursable to the Servicer as described herein. See "DESCRIPTION OF THE CERTIFICATES--Advances" herein. If, at any time, a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such an area by virtue of remapping completed by such agency (and such flood insurance has been made available), the Servicer will be obligated, to the extent consistent with Accepted Servicing Practices and if and to the extent the Mortgage Loan requires the borrower or permits the mortgagee to require the borrower to do so, to use its best reasonable efforts to cause the related borrower to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan. If the borrower is required, pursuant to the terms of the Mortgage Loan, to maintain such insurance but fails to maintain such flood insurance, the Servicer will be obligated to obtain such insurance, the cost (including any deductible relating to such insurance) of which shall be a Servicing Advance reimbursable to the Servicer as described herein. The Servicer, consistent with Accepted Servicing Practices, is also to cause to be maintained with respect to each Mortgaged Property all other insurance coverage required by the related Mortgage Loan documents, and to the extent that such Mortgage Loan documents provide that the insurance coverage required with respect to such Mortgaged Property shall be within the discretion of the mortgagee, the Servicer is to require all such coverage required by law and consistent with applicable Accepted Servicing Practices, including insurance relating to vandalism and malicious mischief, business interruption, loss of rental value, business automobile liability, liquor liability, personal and advertising liability, false arrest, libel and slander, as applicable. If the borrower fails to maintain such other insurance coverage, the Servicer will be obligated, consistent with Accepted Servicing Practices, to obtain such insurance, the cost (including any deductible relating to such insurance) of which shall be a Servicing Advance reimbursable to the Servicer as described herein. All such policies are to name the Servicer on behalf of the Trust as loss payee and to be endorsed with a standard mortgagee clause.


   For each REO Property, to the extent consistent with applicable Accepted Servicing Practices, the Special Servicer will be required to maintain fire and casualty insurance with extended coverage in an amount which is not less than the lesser of (i) the full replacement cost of the improvements of such REO Property or (ii) the unpaid principal balance of the related Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and with a deductible not to exceed a customary amount for the risk insured. If, at any time, any REO Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such an area by virtue of remapping completed by such agency (and such flood insurance has been made available), the Special Servicer is to cause a flood insurance policy to be maintained for such REO Property meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance coverage required under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform

Act of 1994, as amended. The Special Servicer will be obligated to cause to be maintained with respect to each REO Property all other insurance coverage required by law and consistent with applicable Accepted Servicing Practices, including insurance relating to vandalism and malicious mischief, business interruption, loss of rental value, business automobile liability, liquor liability, personal and advertising liability, false arrest, libel and slander, as applicable; provided that with respect to any REO Property located in the State of California, the Special Servicer shall consult with, and comply with the direction of, the Operating Adviser regarding the maintenance of earthquake insurance coverage. All such policies are to name the Special Servicer on behalf of the Trust as loss payee. The cost (including any deductible relating to such insurance) of maintaining all such insurance coverage (whether through direct payment or reimbursement to the Special Servicer) shall constitute a Servicing Advance reimbursable to the Servicer as described herein.


   In the event that the Servicer or Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the related Mortgaged Properties (in the case of the Servicer) or the REO Properties (in the case of the Special Servicer), it will conclusively be deemed to have satisfied its obligation to maintain fire and casualty insurance as set forth above. However, in such case the Servicer or the Special Servicer, as the case may be, will, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a fire and casualty insurance policy complying with the requirements described above and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to cover out of its own funds (without right of reimbursement) the amount not otherwise payable under the blanket policy. The cost (including any deductible) of any such blanket policy shall be an expense of the Servicer or the Special Servicer, as the case may be, and not of the Trust, except that any incremental cost attributable to a particular Mortgage Loan or REO Property, and any portion of the deductible amount that is not in excess of a deductible in a customary amount for the risk insured which would have been provided for in a stand alone policy complying with the requirements described above, shall be paid, or reimbursed to the Special Servicer, as the case may be, by a Servicing Advance reimbursable to the Servicer as described herein.

   The Servicer and the Special Servicer will each be required to prepare and present, or cause to be prepared and presented, on behalf of the Trustee, all claims under the Insurance Policies with respect to, as applicable, each Mortgage Loan (in the case of the Servicer) and REO Property (in the case of the Special Servicer), and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any extraordinary costs (but not ordinary and routine costs or anticipated expenses) of taking the actions required by the preceding sentence shall be paid, or reimbursed to the Special Servicer, as the case may be, by a Servicing Advance reimbursable to the Servicer as described herein.


MORTGAGE LOAN MODIFICATIONS


   The Servicer may agree to extend the maturity date of a Balloon Loan for six months or less from or after the original maturity date of such Balloon Loan if: (i) the Servicer determines that such extension is in the best interests of the Trust; (ii) a payment default has occurred at maturity of such Balloon Loan or, in the judgment of the Servicer, is imminent at maturity of the Mortgage Loan and will not be cured within sixty days from the maturity date; (iii) the Servicer has received from the related borrower operating statements for the related Mortgaged Property for the most recent full calendar year for which operating statements are available and for the current year to date and, based on such operating statements, the debt service coverage ratio of such Mortgage Loan has been and, in the reasonable judgment of the Servicer, will continue to be during the ensuing twelve months greater than or equal to 1.25x; (iv) except as contemplated in clause
(ii) above, no payment due from the related borrower on such Mortgage Loan has been 30 or more days delinquent within the past twelve months; (v) the Servicer has performed an inspection of the related Mortgaged Property within the last three months or performs a new inspection of the related Mortgaged Property prior to the contemplated extension; (vi) the Servicer has received from the related borrower the last annual rent roll for the related Mortgaged Property and a current rent roll for the related Mortgaged Property, both certified by the related borrower as being true and correct; (vii) the Servicer expressly notifies the related borrower in writing that such extension is a one time option and diligently discusses exit strategies with the related borrower; and (viii) the Special

Servicer consents to such extension, which consent the Special Servicer is required to use its best reasonable efforts to provide or withhold within ten days after the Special Servicer is notified in writing by the Servicer of such request for extension and has received sufficient information from the Servicer to make an informed decision. However, no extension entered into by the Servicer may be for a period of more than six months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and
(ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the termination of such leasehold estate. No more than one such extension may be granted by the Servicer with respect to any particular Mortgage Loan.

   If, but (except as otherwise described under "--Due-on-Sale and Due-on-Encumbrance Provisions" above) only if, the Special Servicer determines, after consultation with the Operating Adviser, that a modification, waiver or amendment (including the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer, may, but is not required to, with the approval or deemed approval of the Operating Adviser and, in the case of an extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such loan's stated maturity date, the Extension Adviser, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.


   The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

       (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the termination of such leasehold;

       (ii) provide for the deferral of interest unless (A) interest accrues thereon at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 5% of the unpaid principal balance of the Specially Serviced Mortgage Loan;


       (iii) reduce the Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the sum of (A) the highest rate of interest then payable on the then outstanding Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates plus (B) 0.034%; or


       (iv) result in a prepayment (other than from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) other than on the Mortgage Loan's Due Date.


   In addition, the Special Servicer may not, without the prior approval or deemed approval of the Operating Adviser, agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would result in the forgiveness of any portion of the unpaid interest on or principal of such Specially Serviced Mortgage Loan or permit the satisfaction of the indebtedness under such Specially Serviced Mortgage Loan at a discount.


   In addition, the Servicer and the Special Servicer must in certain cases receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

   The Special Servicer may, with the approval or deemed approval of the Operating Adviser, and is required to, at the direction of the Operating Adviser, sell, in accordance with the terms of the Trust Agreement, any defaulted Mortgage Loan, without recourse, or any REO Property to any person (including, subject to certain limitations, the Servicer, the Special Servicer or any Certificateholder, but excluding the Trustee and its affiliates) for cash, but in any event shall so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or before the date specified under "--Foreclosures" below. Subject to the approval or deemed approval of the Operating Adviser, the Special Servicer will accept the highest cash bid received from any person (including the holder(s) of the Controlling Class) in an amount (the "Sale Price") at least equal to the sum of the unpaid principal balance of the defaulted Mortgage Loan or, in the case of an REO Property, the related Mortgage Loan, as the case may be, plus all unpaid interest accrued thereon at the Mortgage Rate to but not including the Due Date in the Collection Period during which such sale occurs and all related unreimbursed Servicing Advances, minus, in the case of REO Property, the total of all Net REO Income derived from the operation of such REO Property that was deposited in the Collection Account. In the absence of any such bid, the Special Servicer will, subject to the approval or deemed approval of the Operating Advisor, accept the highest cash bid received from any person, so long as such bid is a fair price and, subject to the objection of the Operating Adviser, accepting a lower bid would not in the judgment of the Special Servicer be in the best interests of the Certificateholders. Notwithstanding anything to the contrary contained herein: (i) neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or REO Property; (ii) in connection with the sale of any defaulted Mortgage Loan, unless such bid is a price equal to or greater than the Sale Price, neither the Servicer, the Special Servicer, the holder of more than 50% (by Certificate Principal Amount) of the Controlling Class, any holder of any subordinate lien on the related Mortgaged Property nor any affiliate of any thereof or any other interested person designated in the Trust Agreement may purchase such defaulted Mortgage Loan; and (iii) in connection with the sale of any REO Property (A) unless such bid is a price equal to or greater than the Sale Price, neither the Servicer, the Special Servicer, any holder of any subordinate lien on such REO Property nor any affiliate of any thereof or any other interested person designated in the Trust Agreement may purchase such REO Property, and (B) unless such bid is a price equal to or greater than the lesser of (1) the Purchase Price for such REO Property, and (2) the greater of (x) the fair market value of such REO Property as determined by an appraisal of such REO Property performed by an independent appraiser in accordance with MAI standards and methodologies within the past twelve months, and (y) a price such that any Realized Loss resulting from the sale of such REO Property at such price, when combined with all other Realized Losses not yet allocated to the Certificates as of such date of sale, would only be allocable to the most subordinated Class of Regular Interest Certificates (other than the Class X Certificates) then outstanding, to the Controlling Class and to Classes of Regular Interest Certificates (other than the Class X Certificates) senior to the Controlling Class that are wholly-owned by the purchaser of such REO Property or any affiliate thereof, neither the holder of more than 50% (by Certificate Principal Amount) of the Controlling Class nor any affiliate thereof may purchase such REO Property.

   If the Trustee or the Special Servicer receives any bid or bids to purchase a Mortgage Loan as to which a default has occurred and is continuing for a price at least equal to the Sale Price, the Trustee is to sell such Mortgage Loan to the highest cash bidder, subject to certain limitations set forth in the Trust Agreement. The Trustee is under no obligation to solicit any such bid. The Depositor, its affiliates or any other person (other than the Trustee and its affiliates) may make any such bid for a defaulted Mortgage Loan.


FORECLOSURES


   The Special Servicer, on behalf of the Trust, is required, in accordance with applicable Accepted Servicing Practices but subject to the approval or deemed approval of the Operating Advisor, to use its best reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon; provided that the Special Servicer may not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and may not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trust or the Trustee would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA (as defined in the Prospectus), or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has previously determined in accordance with applicable Accepted Servicing Practices, based on a report (the cost of which will generally be an expense of the Trust) prepared by a person (who may be an employee or affiliate of the Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA, in the case of Specially Serviced Mortgage Loans that are multifamily mortgage loans, and applicable Accepted Servicing Practices, in the case of Specially Serviced Mortgage Loans that are commercial mortgage loans, for environmental assessments, that:


       (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not taking such actions and the Special Servicer has obtained the approval or deemed approval of the Operating Adviser to taking such actions; and

       (ii) there are no circumstances or conditions, present or threatened, at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such circumstances or conditions are present for which any such actions could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not taking such actions and the Special Servicer has obtained the approval or deemed approval of the Operating Adviser to taking such actions.


   The cost of any such compliance or other action contemplated by clauses
(i) and/or (ii) above shall be paid, or reimbursed to the Special Servicer, by a Servicing Advance reimbursable to the Servicer or other appropriate person as described herein; provided that such compliance pursuant to clause
(i) above or the taking of such actions pursuant to this clause (ii) above shall only be permitted if no portion of the Servicing Advance that would be required to be made to cover the cost thereof is determined to be a Nonrecoverable Advance.


   If the Special Servicer determines that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, cleanup or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting such Mortgaged Property, is not reasonably likely to produce a greater recovery of Net Collections on a present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interests of the Trust, including, without limitation, releasing the lien of the related Mortgage(s). If the Special Servicer determines that a material possibility exists that liquidation expenses with respect to a Mortgaged Property (taking into account the cost of bringing it into compliance with applicable environmental laws) would exceed the unpaid principal balance of the related Mortgage Loan, the Special Servicer is not to attempt to bring such Mortgaged Property into compliance and is not to acquire title to such Mortgaged Property unless it has received the written consent of the Trustee and the Operating Adviser to such action.

   Subject to any required approval or deemed approval of the Operating Adviser under "--The Operating Adviser--Duties of the Operating Adviser" above, the Special Servicer may maintain any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan, if it determines that such action is likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not taking such action.

   If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer will use its best reasonable efforts to sell the REO Property within two years of acquisition or any applicable extension period granted by the Internal Revenue Service, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO

Property by the Trust Fund subsequent to two years after its acquisition or such extension period will not result in imposition of taxes on prohibitive transactions of either REMIC I or REMIC II under the REMIC provisions of the Code at any time that any Certificate is outstanding. If the Trust acquires a Mortgaged Property, the Special Servicer has full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of the Special Servicing Agreement and the Trust Agreement, to do any and all things in connection therewith as are consistent with Accepted Servicing Practices, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interests of the Trust and the holders of the Certificates.


   In general, the Special Servicer must act in accordance with the Special Servicing Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of both REMIC I and REMIC II as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer may not take any action or cause either REMIC I or REMIC II to take any action that could (i) endanger the status of either REMIC I or REMIC II as a REMIC under the Code or (ii) result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) unless the Special Servicer and the Trustee have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer must comply with the provisions of Article XI of the Trust Agreement. Notwithstanding the foregoing, if the Special Servicer determines that directly operating a Mortgaged Property as an REO Property could result in the REO Property failing to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or could result in the imposition of a 100 percent "prohibited transaction" tax, then, if the Special Servicer determines in its good faith and reasonable judgment that it is commercially feasible to acquire such Mortgaged Property as an REO Property and lease or operate such REO Property, the Special Servicer shall so acquire such Mortgaged Property as an REO Property and either: (i) lease such REO Property to another party to operate such property, or (ii) if the after tax recovery to the Trust would be greater than leasing such REO Property to another party pursuant to the preceding clause (i), operate such REO Property through an independent contractor, or another method of operating such property, which would not result in income subject to such 100 percent tax but which may instead be subject to a "tax on net income from foreclosure property."


CERTAIN MATTERS REGARDING THE SERVICER AND THE SPECIAL SERVICER

Fidelity Bond and Errors and Omissions Insurance Policy

   The Servicer and the Special Servicer will each be required to maintain a fidelity bond and errors and omissions insurance policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors or omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted under the Transaction Documents.

Resignation

   Except as otherwise provided in the following paragraph in the case of the Special Servicer, neither the Servicer nor the Special Servicer may resign from the obligations and duties imposed on it under the Transaction Documents unless (as evidenced by an opinion of counsel to such effect) it determines that its duties under the Transaction Documents are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on by it.

   The Special Servicer may resign from the obligations and duties imposed on it under the Transaction Documents on or after December 1, 1996 upon reasonable notice to the Operating Adviser and the Trustee, provided that (i) a successor special servicer is (A) available, (B) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee and (C) willing to assume the obligations, responsibilities and covenants to be performed under the Transaction Documents by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation, as therein provided, (ii) the Rating Agencies shall have confirmed in writing that such resignation and designation of a successor special servicer shall not result in and of itself in a qualification, downgrade or withdrawal of any rating of any of the Certificates then rated and (iii) the requirements relating to a merger under the Special Servicing Agreement are met.


   No such resignation by either the Servicer or the Special Servicer will become effective unless and until a successor thereto assumes the obligations and responsibilities thereof under the Transaction Documents.

Limitation on Liability


   None of the Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Servicer or the Special Servicer will be under any liability to each other or the Certificateholders, the Depositor or the Trustee, and, in the case of the Special Servicer, to the Operating Adviser or the Extension Adviser, for any action taken or for refraining from the taking of any action in good faith pursuant to the Transaction Documents, or for errors in judgment; provided that the Servicer, the Special Servicer and such other persons will not be protected against any breach of a representation, warranty or covenant contained in any of the Transaction Documents or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under the Transaction Documents. The Servicer, the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the Transaction Documents. Neither the Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans serviced by it in accordance with the Transaction Documents; provided that the Servicer or the Special Servicer in its sole discretion may undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans serviced by it, and is required to undertake any such action if instructed to do so by the Depositor or the Trustee (unless it reasonably believes such action would result in a material unreimbursed liability of it). All legal expenses and costs of such action will be expenses and costs of the Trust.


Indemnification of the Servicer and Special Servicer


   The Servicer, the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any pending or threatened legal action relating to (i) the Transaction Documents if such legal action is incidental to or arises out of the performance of its obligations and duties under the Transaction Documents, (ii) any action taken by the Servicer or the Special Servicer, as the case may be, in accordance with instructions delivered in writing to the Servicer or the Special Servicer, as the case may be, by the Trustee or, in the case of the Special Servicer, by the Servicer, the Operating Adviser or the Extension Adviser, pursuant to any provision of the Transaction Documents, and (iii) in the case of the Servicer (A) any defect in any Mortgage Loan and related documents as of the Cut-off Date or (B) any action taken based on information provided by the Special Servicer, in each case, other than any loss, liability or expense incurred by reason of the Servicer's or the Special Servicer's, as the case may be, breach of any representation or warranty in any of the Transaction Documents, by reason of the Servicer's or the Special Servicer's, as the case may be, willful misfeasance, bad faith or negligence in the performance of duties under the Transaction Documents or by reason of the Servicer's or the Special Servicer's, as the case may be, reckless disregard of obligations and duties under any of the Transaction Documents. The Servicer or the Special Servicer, as the case may be, is to immediately notify the Trustee if a claim is made by a third party with respect to the Transaction Documents or the Mortgage Loans entitling the Servicer or the Special Servicer, as the case may be, to indemnification, whereupon the

Trustee on behalf of the Trust is to assume the defense of any such claim and, subject to reimbursement out of the Lower-Tier Distribution Account, to pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim.


EVENTS OF DEFAULT


The Servicer

   An "Event of Default" in respect of the Servicer will include:


       (i) any failure by the Servicer to deposit in the Collection Account when required any amount required to be so deposited under the terms of the Transaction Documents, which failure continues unremedied for a period of one Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee;

       (ii) any failure by the Servicer to remit to the Trustee on any Servicer Remittance Date any amount required to be so remitted or deposited on such date under the terms of the Transaction Documents, including, without limitation, any P & I Advance, or any failure by the Servicer to make any Servicing Advance within three days after it is required to be made under the terms of the Transaction Documents, which failure is not cured on the Business Day following the date of such failure;


       (iii) any failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in any of the Transaction Documents, or any breach of the representations and warranties of the Servicer contained in the Servicing Agreement that could materially and adversely affect the interest of the holders of any Class of Certificates, which failure or other breach continues unremedied for a period of 60 days after the date on which written notice of such failure or other breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, except that if the Servicer is in good faith attempting to remedy such failure, the Certificateholders will not be materially and adversely affected thereby, and the Servicer delivers an officer's certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Servicer to remedy such failure or other breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended for an additional period not to exceed 90 days unless otherwise agreed to in writing by the Rating Agencies;

       (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of the Servicer or its assets, and certain actions on the part of the Servicer to indicate its insolvency or inability to pay its obligations; and


       (v) the Trustee or the Depositor has been notified in writing by either Rating Agency that a change has occurred in the status of the Servicer that will result in and of itself in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated by such Rating Agency if the Servicer is not replaced.


The Special Servicer

   An "Event of Default" in respect of the Special Servicer will include:

   (i) any failure by the Special Servicer to remit to the Servicer or the Trustee or to deposit in the Collection Account or any account maintained with respect to an REO Property when due any amount required to be so remitted or deposited under the terms of any of the Transaction Documents;


   (ii) any failure on the part of the Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Transaction Documents, or any breach of the representations and warranties contained in the Special Servicing Agreement that could materially and adversely affect the interest of the holders of any Class of Certificates, which failure or other breach continues unremedied for a period of 60 days after the date on which written notice of such failure or other breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Operating Adviser, the Trustee, the Depositor or the Servicer;

    (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Special Servicer or its assets, and certain actions by or on behalf of the Special Servicer indicating its insolvency or inability to pay its obligations; and


   (iv) a change in the status of the Special Servicer that would result in and of itself in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated.


TERMINATION OF THE SERVICER OR SPECIAL SERVICER


   If an Event of Default in respect of the Servicer or the Special Servicer occurs and is continuing, then either the Trustee or the Depositor or, in the case of the Special Servicer, the Operating Adviser may, and at the direction of the holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee is required to, terminate all authority, power and rights of the defaulting party as Servicer or Special Servicer, as the case may be, under the Transaction Documents.


   The Trustee will be required to terminate the services of the Servicer (at any time after the first anniversary date of the Closing Date) or the Special Servicer (at any time) under the Transaction Documents, without cause, if (i) it receives from the Operating Adviser written notice that the Operating Adviser wishes to appoint a successor Servicer or Special Servicer, and (ii) such successor will, among other things, be reasonably acceptable to the Trustee and the Depositor; provided that (as confirmed in writing by the Rating Agencies) the succession of such proposed successor will not result in a downgrade, withdrawal or qualification of the then current ratings on the Certificates.

   If the Servicer is terminated without cause, or is terminated solely as the result of an Event of Default specified in clause (v) under "Events of Default--The Servicer" above, the Operating Adviser will appoint a successor servicer meeting the standards for a successor servicer set forth in the Servicing Agreement. The Operating Adviser will choose the successor servicer by obtaining competitive bids of qualified prospective successor servicers in accordance with procedures specified in the Servicing Agreement. Upon the appointment of the successor servicer, the terminated Servicer will be entitled to receive a termination fee determined by reference to the bids received in the competitive bidding process. The obligation to pay such termination fee will be borne by the holders of the Controlling Class. In this regard, it should be noted that Fleet Real Estate Capital, Inc. paid a purchase price to the Seller for the servicing rights to the Mortgage Loans.

APPOINTMENT OF A SUCCESSOR SERVICER OR SPECIAL SERVICER


   On or after the time the Servicer or the Special Servicer is terminated or resigns as such, and provided that, in connection with such resignation or the termination thereof at the direction of the Operating Adviser, no acceptable successor has been furnished by the Special Servicer or appointed by the Operating Adviser, as applicable, as described above, the Trustee will be the successor to the Servicer or the Special Servicer, as the case may be, in all respects; provided that if the Trustee is unwilling or unable to so act, the Trustee will appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution meeting the standards for such a successor as are set forth in the Servicing Agreement in the case of the Servicer or the Special Servicing Agreement in the case of the Special Servicer and the appointment of which, as confirmed in writing by the Rating Agencies, will not result in and of itself in a downgrade, withdrawal or qualification of the then current ratings on the Certificates and provided further that the Trustee shall be required, within 90 days of assuming the duties of the Servicer or the Special Servicer, as the case may be, to use its best efforts either to satisfy the standards for such a successor as are set forth in the Servicing Agreement in the case of the Servicer or the Special Servicing Agreement in the case of the Special Servicer or to transfer the duties of the Servicer or the Special Servicer, as the case may be, to a successor who has satisfied such standards.


                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

   The yield to maturity on any Offered Certificate will be affected by the price paid by the holder thereof, the related Certificate Interest Rate, the rate and timing of principal payments on the Mortgage

Loans (including, for this purpose, principal prepayments, which may include amounts received by virtue of voluntary prepayments, condemnation, casualty, defaults and repurchases due to breaches by the Depositor of its representations and warranties contained in the Trust Agreement) and the extent to which such principal payments are applied in reduction of the Certificate Principal Amount of such Offered Certificate.

   The rate of principal payments on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be affected by the rate of principal payments (including voluntary prepayments) on the Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from defaults) will tend to shorten the weighted average lives of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of the Offered Certificates. Any changes in such weighted average lives may adversely affect the yield to holders of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when holders of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates may be unable to reinvest such prepayments at interest rates equal to the Certificate Interest Rates payable on their Offered Certificates, while delays and extensions resulting in the lengthening of such weighted average lives may occur at a time of high interest rates when Certificateholders may have been able to reinvest payments received by them at higher rates.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the Mortgage Rates on such Mortgage Loans (although it should be noted that substantially all of the Mortgage Loans provide for Lock-out Periods and/or Prepayment Premiums). Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on-encumbrance clauses and, as stated above, provisions imposing Lock-out Periods and Prepayment Premiums), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment. The Depositor makes no representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans. Because the Mortgage Loans are subject to prepayment, the aggregate Certificate Principal Amount of one or more Classes of the Offered Certificates may be reduced to zero prior to their respective Assumed Final Distribution Dates. In addition, delinquencies could result in distributions on one or more Classes of Offered Certificates occurring after their respective Assumed Final Distribution Dates. As a result, the aggregate Certificate Principal Amount of each Class of Offered Certificates may be reduced to zero significantly earlier or later than its Assumed Final Distribution Date.

   The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Certificate Interest Rates and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

   If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Amount calculates its anticipated yield to maturity based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

    The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

EFFECTS OF LOSSES ON THE MORTGAGE LOANS, ADDITIONAL TRUST FUND EXPENSES AND OTHER MATTERS

   The yield to maturity of any Class of Offered Certificates will be sensitive to the loss experience on the Mortgage Loans as well as the extent to which Additional Expense Losses (including shortfalls due to certain additional compensation being required to be paid to the Special Servicer as a result of Mortgage Loans becoming Specially Serviced Mortgage Loans and interest on Advances not being fully compensated by default interest and late payment charges) may be incurred from time to time. Because of the priority of payments on the Certificates and the allocation of Realized Losses and Additional Expense Losses, any shortfalls and losses realized at any time generally will be borne as described above in "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein and will, through the diminished cash distributions from the Mortgage Loans to be made in respect of the affected Class of Certificates, negatively impact the yield to maturity of any Certificateholder of such Class. In addition, because the aggregate Certificate Notional Amount used to calculate interest distributions on the Class X Certificates is equal to the aggregate Certificate Principal Amount of the Classes of Offered Certificates, amounts otherwise distributable on the Class X Certificates will be affected by Realized Losses and Additional Expense Losses allocated to reduce the aggregate Certificate Principal Amount of such other Classes of Offered Certificates.

   In addition, to the extent that the holders of any Class of Offered Certificates experience a shortfall in the payment of any Distributable Certificate Interest to which they are entitled, such interest shortfall will be payable on subsequent Distribution Dates, but will not bear interest and would therefore adversely affect the yield to maturity of such Class of Certificates for as long as such interest shortfall is outstanding.

WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The "weighted average life" of a Class A-1, Class A-2, Class B, Class C or Class D Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the original Certificate Principal Amount of such Certificate. The table set forth below for each of the Class A-1, Class A-2, Class B, Class C and Class D Certificates indicates the weighted average life of each such Class of Offered Certificates that would result, and the percentage of the initial aggregate Certificate Principal Amount of each such Class of Offered Certificates that would be outstanding after each of the dates shown, if the Mortgage Loans were to prepay in accordance with the assumptions set forth in the following paragraph.

   The tables below have been prepared generally on the basis of the assumptions (collectively, the "Mortgage Loan Assumptions") that (i) the Class sizes are as shown on the cover of this Pros-pectus Supplement, (ii) the settlement date for the sale of the Certificates is December 19, 1995, (iii) distributions on the Certificates are made on the 25th day of each month, commencing in January 1996, (iv) except as otherwise specifically described in these assumptions, the Mortgage Loans have the characteristics set forth under "DESCRIPTION OF THE MORTGAGE POOL" herein,
(v) there are no delinquencies or defaults with respect to the Mortgage Loans, and all Monthly Payments, on the Mortgage Loans are timely received on their respective Due Dates commencing during the initial Collection Period, except that the maturity dates of all Balloon Loans are extended as set forth above each table, (vi) each of the Mortgage Loans prepays monthly at the specified percentages of CPR as set forth in the following tables (without regard to Lock-out Periods or provisions prohibiting partial Principal Prepayments), (vii) each Principal Prepayment is received on the related Mortgage Loan's Due Date in each month (commencing during the initial Collection Period) and is accompanied by one month's interest thereon, (viii) there are no breaches of the Sellers' representations and warranties with respect to the Mortgage Loans, (ix) no Mortgage Loan is modified except as set forth in clause (v) above, (x) no Additional Trust Fund Expense occurs,
(xi) no Prepayment Premiums are collected, (xii) for certain Mortgage Loans with irregular payment terms, certain simplifying assumptions have been made and (xiii) no optional termination of the Trust occurs.


   It is not likely that all of the Mortgage Loans will have the characteristics assumed, even if the Mortgage Loans have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will all prepay at any of the levels of CPR indicated in the tables or at any constant level.


    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
     FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                         36 MONTH EXTENSION SCENARIO


                                                  PERCENTAGE OF CPR
                                  ------------------------------------------------
Distribution Date                     0%        2%        4%        6%        8%
                                  --------  --------  --------  --------  --------
Initial ......................... 100%      100%      100%      100%      100%
December 26, 1996 ............... 95%       87%       79%       71%       63%
December 26, 1997 ............... 89%       73%       58%       43%       28%
December 28, 1998 ............... 82%       59%       38%       17%       0%
December 27, 1999 ............... 52%       24%       0%        0%        0%
December 26, 2000 ............... 0%        0%        0%        0%        0%
Weighted average life (years)  .. 3.8       3.0       2.3       1.8       1.4


    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
     FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                         36 MONTH EXTENSION SCENARIO


                                          PERCENTAGE OF CPR
                               --------------------------------------
Distribution Date                 0%      2%      4%      6%      8%
                               ------  ------  ------  ------  ------
Initial ......................   100%  100%    100%    100%    100%
December 26, 1996 ............   100   100     100     100     100
December 26, 1997 ............   100   100     100     100     100
December 28, 1998 ............   100   100     100     100     97
December 27, 1999 ............   100   100     98      78      58
December 26, 2000 ............    90   66      44      24      6
December 26, 2001 ............    66   40      17      0       0
December 26, 2002 ............    24   0       0       0       0
December 26, 2003 ............     0   0       0       0       0
Weighted average life (years)    6.4   5.8     5.2     4.7     4.2

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
      FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                         36 MONTH EXTENSION SCENARIO


                                         PERCENTAGE OF CPR
                              --------------------------------------
Distribution Date                0%      2%      4%      6%      8%
                              ------  ------  ------  ------  ------
Initial .....................   100%    100%    100%  100%      100%
December 26, 1996 ...........   100     100     100   100       100
December 26, 1997 ...........   100     100     100   100       100
December 28, 1998 ...........   100     100     100   100       100
December 27, 1999 ...........   100     100     100   100       100
December 26, 2000 ...........   100     100     100   100       100
December 26, 2001 ...........   100     100     100   86          8
December 26, 2002 ...........   100     100      11   0           0
December 26, 2003 ...........    21       0       0   0           0
December 27, 2004 ...........     0       0       0   0           0
Weighted average life
 (years) ....................   7.7     7.2     6.7   6.3       5.9


PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
          CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                         36 MONTH EXTENSION SCENARIO


                                         PERCENTAGE OF CPR
                              --------------------------------------
Distribution Date                0%      2%      4%      6%      8%
                              ------  ------  ------  ------  ------
Initial .....................   100%    100%    100%    100%    100%
December 26, 1996 ...........   100     100     100     100     100
December 26, 1997 ...........   100     100     100     100     100
December 28, 1998 ...........   100     100     100     100     100
December 27, 1999 ...........   100     100     100     100     100
December 26, 2000 ...........   100     100     100     100     100
December 26, 2001 ...........   100     100     100     100     100
December 26, 2002 ...........   100     100     100      33       0
December 26, 2003 ...........   100      35       0       0       0
December 27, 2004 ...........     0       0       0       0       0
December 27, 2005 ...........     0       0       0       0       0
Weighted average life
 (years) ....................   8.8     7.8     7.2     6.9     6.4


PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
          CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                         36 MONTH EXTENSION SCENARIO


                                         PERCENTAGE OF CPR
                              --------------------------------------
Distribution Date                0%      2%      4%      6%      8%
                              ------  ------  ------  ------  ------
Initial .....................    100%   100%    100%    100%    100%
December 26, 1996 ...........    100    100     100     100     100
December 26, 1997 ...........    100    100     100     100     100
December 28, 1998 ...........    100    100     100     100     100
December 27, 1999 ...........    100    100     100     100     100
December 26, 2000 ...........    100    100     100     100     100
December 26, 2001 ...........    100    100     100     100     100
December 26, 2002 ...........    100    100     100     100      73
December 26, 2003 ...........    100    100      69      19       0
December 27, 2004 ...........     82     26       0       0       0
December 27, 2005 ...........     69      9       0       0       0
December 26, 2006 ...........     37      0       0       0       0
December 26, 2007 ...........      0      0       0       0       0
Weighted average life
 (years) ....................   10.6    9.1     8.3     7.6     7.1

    The following tables have been prepared on the basis of the same assumptions used in preparing the tables above, except that no extensions were assumed.

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
     FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                            NO EXTENSION SCENARIO


                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
Distribution Date                      0%        2%        4%        6%        8%
                                   --------  --------  --------  --------  --------
Initial .......................... 100%      100%      100%      100%      100%
December 26, 1996 ................ 69%       61%       54%       46%       39%
December 26, 1997 ................ 2%        0%        0%        0%        0%
December 28, 1998 ................ 0%        0%        0%        0%        0%
Weighted average life (years)  ... 1.4       1.2       1.1       1.0       0.9


    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
     FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                            NO EXTENSION SCENARIO


                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
Distribution Date                      0%        2%        4%        6%        8%
                                   --------  --------  --------  --------  --------
Initial .......................... 100%      100%      100%      100%      100%
December 26, 1996 ................ 100%      100%      100%      100%      100%
December 26, 1997 ................ 100%      91%       81%       71%       62%
December 28, 1998 ................ 77%       64%       50%       38%       25%
December 27, 1999 ................ 36%       21%       7%        0%        0%
December 26, 2000 ................ 0%        0%        0%        0%        0%
Weighted average life (years)  ... 3.6       3.3       3.0       2.8       2.5


    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
      FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                            NO EXTENSION SCENARIO


                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
Distribution Date                      0%        2%        4%        6%        8%
                                   --------  --------  --------  --------  --------
Initial .......................... 100%      100%      100%      100%      100%
December 26, 1996 ................ 100%      100%      100%      100%      100%
December 26, 1997 ................ 100%      100%      100%      100%      100%
December 28, 1998 ................ 100%      100%      100%      100%      100%
December 27, 1999 ................ 100%      100%      100%      72%       20%
December 26, 2000 ................ 68%       8%        0%        0%        0%
December 26, 2001 ................ 0%        0%        0%        0%        0%
Weighted average life (years)  ... 5.2       4.6       4.2       4.1       3.8

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
      FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                            NO EXTENSION SCENARIO


                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
Distribution Date                      0%        2%        4%        6%        8%
                                   --------  --------  --------  --------  --------
Initial .......................... 100%      100%      100%      100%      100%
December 26, 1996 ................ 100%      100%      100%      100%      100%
December 26, 1997 ................ 100%      100%      100%      100%      100%
December 28, 1998 ................ 100%      100%      100%      100%      100%
December 27, 1999 ................ 100%      100%      100%      100%      100%
December 26, 2000 ................ 100%      100%      53%       2%        0%
December 26, 2001 ................ 17%       0%        0%        0%        0%
December 26, 2002 ................ 5%        0%        0%        0%        0%
December 26, 2003 ................ 0%        0%        0%        0%        0%
Weighted average life (years)  ... 6.1       5.6       5.0       4.5       4.2


    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
      FOR THE CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                            NO EXTENSION SCENARIO


                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
Distribution Date                      0%        2%        4%        6%        8%
                                   --------  --------  --------  --------  --------
Initial .......................... 100%      100%      100%      100%      100%
December 26, 1996 ................ 100%      100%      100%      100%      100%
December 26, 1997 ................ 100%      100%      100%      100%      100%
December 28, 1998 ................ 100%      100%      100%      100%      100%
December 27, 1999 ................ 100%      100%      100%      100%      100%
December 26, 2000 ................ 100%      100%      100%      100%      65%
December 26, 2001 ................ 100%      71%       33%       0%        0%
December 26, 2002 ................ 100%      57%       15%       0%        0%
December 26, 2003 ................ 75%       26%       0%        0%        0%
December 27, 2004 ................ 22%       0%        0%        0%        0%
December 27, 2005 ................ 0%        0%        0%        0%        0%
Weighted average life (years)  ... 8.5       7.2       6.3       5.7       5.2


                       LEGAL INVESTMENT CONSIDERATIONS


   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities.

   The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
               LOCATED IN CALIFORNIA, PENNSYLVANIA AND FLORIDA


   The following discussion contains summaries of certain legal aspects of mortgage loans secured by real property in California (approximately 18.6% of the Initial Pool Balance) Pennsylvania (approximately 18.5% of the Initial Pool Balance), and Florida (approximately 17.0% of the Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

   Mortgage Loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" effectively prohibits a lender from suing the borrower for the loan or taking certain other actions, such as offsetting funds, prior to a foreclosure of the deed of trust. Further, under the California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.


PENNSYLVANIA


   Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.


FLORIDA

   Mortgage loans involving real property in Florida are generally secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida, except as permitted by federal law. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no later than 35 days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. The mortgagor or any junior lienor may redeem the property at any time before the sale by paying the amount of the judgment. There is no right of redemption after issuance of the certificate of title to the buyer of the property. Florida does not have a "one action rule" or "anti-deficiency legislation". Subsequent to a foreclosure sale, however, a lender must prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

                               USE OF PROCEEDS

   Certain of the net proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans from the Seller and to pay certain expenses in connection with the issuance of the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities, and Keogh plans) and any collective investment fund and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   The U.S. Department of Labor issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 91-14 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class A-1 Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Class A-1 Certificates or Class A-2 Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Class A-1 Certificates or Class A-2 Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A-1 Certificates or Class A-2 Certificates must not be subordinated to the rights and interests evidenced by the other Certificates of the Trust. Third, the Class A-1 Certificates or Class A-2 Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Duff & Phelps Inc. ("Duff & Phelps"), Moody's Investors Service, Inc. ("Moody's"), or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any underwriter, the Depositor, the Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A-1 Certificates or Class A-2 Certificates. Fifth, the sum of all payments made to and retained by the underwriter must represent not more than reasonable compensation for underwriting the Class A-1 Certificates or Class A-2 Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

   Because the Class A-1 Certificates and Class A-2 Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1 Certificates and Class A-2 Certificates that they be rated not lower than "AAA" by S&P and Fitch; thus, the third general condition set forth above is satisfied with respect to Class A-1 Certificates and Class A-2 Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Class A-1 Certificate or Class A-2 Certificate in the secondary market must make its own determination that, at the time of such purchase, the Class A-1 Certificates or Class A-2 Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a

Plan contemplating purchasing any Class A-1 Certificate or Class A-2 Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A-1 Certificate or Class A-2 Certificate as of the date of such purchase.

   The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Duff & Phelps, Moody's or Fitch for at least one year prior to the Plan's acquisition of Class A-1 Certificates or Class A-2 Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A-1 Certificates or Class A-2 Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Class A-1 Certificates or Class A-2 Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the Depositor, any underwriter, the Trustee, the Servicer, the Special Servicer, any sub-servicer or any mortgagor is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Class A-1 Certificates or Class A-2 Certificates by a Plan and (iii) the holding of Class A-1 Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A-1 Certificate or Class A-2 Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A-1 Certificates or Class A-2 Certificates in the initial issuance of Class A-1 Certificates or Class A-2 Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Class A-1 Certificates or Class A-2 Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A-1 Certificates or Class A-2 Certificates by a Plan and (3) the holding of Class A-1 Certificates or Class A-2 Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Class A-1 Certificates and Class A-2 Certificates.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Class A-1 Certificates or Class A-2 Certificates. A purchaser of a Class A-1 Certificate or Class A-2 Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

    Before purchasing a Class A-1 Certificate or Class A-2 Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

   BECAUSE THE CHARACTERISTICS OF THE CLASS B, CLASS C AND CLASS D CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION, THE PURCHASE OR HOLDING OF SUCH CERTIFICATES BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. IN NO EVENT MAY ANY TRANSFER CLASS B, CLASS C OR CLASS D CERTIFICATE OR ANY INTEREST THEREIN BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES EXEMPTIVE RELIEF FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PLAN OR PERSON TO WHOM A TRANSFER OF ANY CLASS B, CLASS C OR CLASS D CERTIFICATE OR INTEREST THEREIN IS MADE SHALL BE DEEMED TO HAVE REPRESENTED TO THE SELLER, THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY BORROWER WITH RESPECT TO THE MORTGAGE LOANS THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

                      FEDERAL INCOME TAX CONSIDERATIONS

   Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, the portions of the Trust Fund designated in the Trust Agreement as the "Lower-Tier REMIC" and the "Upper-Tier REMIC", respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (a) the separate non-certificated regular interests in the Lower-Tier REMIC (referred to herein as "REMIC I") will be the "regular interests" in REMIC I, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the Senior Certificates and the Subordinate Certificates will evidence the "regular interests" in the Upper-Tier REMIC (referred to herein as "REMIC II") and generally will be treated as debt instruments of REMIC II, and (d) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

   Notwithstanding the statement in the Prospectus that interest with respect to certain REMIC regular interests based on a weighted average of the interest rates on the underlying mortgage loans should be treated as original issue discount, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be treated as having been issued with original issue discount only to the extent that the Certificate Principal Amount of any such Offered Certificate exceeds its issue price by more than a de minimis amount. The Class A-1, Class A-2 and Class B Certificates will not, and the Class C and Class D Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will not prepay or that they will prepay at any particular rate.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

   Prepayment Premiums actually collected, will be distributed among the holders of the respective Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributions of Prepayment Premiums". It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX
CONSIDERATIONS" in the Prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement dated the date hereof (the "Underwriting Agreement") relating to the Offered Certificates between the Depositor and Lehman Brothers, the Depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the Depositor, all of the Offered Certificates.

   The Underwriting Agreement provides that Lehman Brothers' obligations thereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of such Certificates if any are purchased.

   The distribution of such Certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive from Lehman Brothers, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. Lehman Brothers and any dealers that participate with Lehman Brothers in the distribution of such Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of such Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify Lehman Brothers against certain liabilities, including liabilities under the Securities Act.

   Lehman Brothers is an affiliate of the Depositor. See "PLAN OF
DISTRIBUTION" in the Prospectus.

                                LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for Lehman Brothers by Weil, Gotshal & Manges, New York, New York and by Mayer, Brown and Platt, Chicago, Illinois.

                              CERTIFICATE RATING

   It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P:

     CLASS        FITCH      S&P
-------------  ---------  -------
Class A-1          AAA       AAA
Class A-2          AAA       AAA
Class B            AAA       AA
Class C            AA         A
Class D            A-        BBB


   The ratings on the Offered Certificates address the likelihood of the receipt by holders thereof of distributions to which they are entitled, including, in the case of the Class A-1, Class A-2, Class B, Class C and Class D Certificates, distribution of all principal thereof by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. The ratings on the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of prepayments on the Mortgage Loans, (ii) the degree to which the frequency of voluntary or involuntary prepayments might differ from that originally anticipated, or
(iii) whether or to what extent Prepayment Premiums or default interest may be received.


   There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either or both of the Rating Agencies.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                           INDEX OF PRINCIPAL TERMS

 Accepted Servicing Practices ...............90, 92
Accrued Certificate Interest ............... 45
Additional Expense Loss .................... 16, 52
Additional Trust Fund Expenses ............. 16, 52
Administrative Cost Rate ................... 23, 94
Advances ................................... 23, 54
A&E Reports ................................ 72
Aetna ...................................... 64
Allendale Loans ............................ 31
Annual Debt Service ........................ 77
Anticipated Loss ........................... 55
Assigned Asset Value ....................... 95
Assumed Final Distribution Date ............ 60
Assumed Payment ............................ 54
Available Distribution Amount .............. 11, 41
Balloon Loans .............................. 21
Balloon Payment ............................ 21
Book-Entry Certificates .................... 40
Certificates ............................... 1, 5, 38
Certificate Notional Amount ................ 9, 39
Certificate Owner .......................... 40
Certificate Principal Amount ............... 2, 9, 39
Chase-Away Period .......................... 21, 68
Class ...................................... 1, 5
Closing Date ............................... 8
Code ....................................... 117
Collection Account ......................... 64
Collection Period .......................... 14, 41
Company .................................... 64
Component .................................. 9, 39
Component A-1 .............................. 9, 39
Component A-2 .............................. 10, 39
Component B ................................ 10, 39
Component C ................................ 10, 39
Component D ................................ 10, 39
Component E ................................ 10, 39
Component A-1 Rate ......................... 48
Component A-2 Rate ......................... 48
Component B Rate ........................... 48
Component C Rate ........................... 48
Component D Rate ........................... 48
Component E Rate ........................... 48
Component Rate ............................. 48
Controlling Class .......................... 95
Corporate Trust Office ..................... 63
Covered Conditions ......................... 72
Covered Properties ......................... 72
CPR ........................................ 109
Cross-Collateralized Mortgage Loans  ....... 20, 67

                              S-120


Custodian .................................. 85
Cut-off Date ............................... 1, 8, 66
Cut-off Date Balance ....................... 18, 66
Cut-off Date Debt Service Coverage Ratio  .. 77
Cut-off Date DSC Ratio ..................... 77
Definitive Certificate ..................... 40
Depositor .................................. 1, 5
Determination Date ......................... 41
Distributable Certificate Interest  ........ 13, 45
Distribution Accounts ...................... 64
Distribution Date .......................... 5, 8, 41
Distribution Date Statement ................ 55
DTC ........................................ 40
Due Date ................................... 21
Due Period ................................. 41
Due-on-Encumbrance ......................... 70, 98
Due-on-Sale ................................ 70, 98
Duff & Phelps .............................. 115
Eligible Account ........................... 64
Environmental Agreement .................... 72
ERISA ...................................... 26, 115
Event of Default ........................... 106
Excess Prepayment Interest ................. 16, 53
Exemption .................................. 115
Extension Adviser .......................... 7, 97
FFG ........................................ 90
Fitch ...................................... 1, 25
Form 8K .................................... 88
FREC ....................................... 91
GAAP ....................................... 76
Group ...................................... 20, 67
Initial Pool Balance ....................... 1, 18, 66
Interest Payment Adjustment ................ 47, 48
Junior Participation ....................... 75
Lehman Brothers ............................ 1
LFMLP ...................................... 73
Lock-out Period ............................ 21, 68
Lower-Tier Distribution Account ............ 64
Lower-Tier REMIC ........................... 117
Monthly Payments ........................... 20
Moody's .................................... 115
Mortgage ................................... 66
Mortgage File .............................. 85
Mortgage Loan Assumptions .................. 109
Mortgage Loan Purchase Agreement ........... 86
Mortgage Loan Schedule ..................... 85
Mortgage Loans ............................. 1, 18, 66
Mortgage Note .............................. 66
Mortgage Pool .............................. 1
Mortgage Rate .............................. 20
Mortgaged Property ......................... 19

                              S-121


Net Aggregate Excess Prepayment Interest  .. 53
Net Aggregate Prepayment Interest Shortfall  17, 53
Net Collections ............................ 93
Net Mortgage Rate .......................... 10, 40
Net REO Income ............................. 42
Non-Offered Certificates ................... 6, 39
Nonrecoverable Advance ..................... 55
Normalized NOI ............................. 75
Occupancy .................................. 77
Offered Certificates ....................... 1, 5, 39
Operating Adviser .......................... 7, 95
Participants ............................... 40
Payment Differential ....................... 49
P&I Advances ............................... 54
Percentage Interest ........................ 41
Plan ....................................... 26, 115
Prepayment Interest Shortfall .............. 16, 52
Prepayment Period .......................... 41
Prepayment Premium ......................... 21, 68
Primary Mortgaged Property ................. 20
Prime Rate ................................. 55
Principal Payment Amount ................... 14, 45
Purchase Price ............................. 85
PV Yield Loss Amount ....................... 47
Rated Final Distribution Date .............. 2, 61
Rating Agencies ............................ 1, 25
Realized Losses ............................ 16, 51
Record Date ................................ 8, 41
Regular Interest Certificates .............. 5, 38
Rehabilitated Mortgage Loan ................ 90
Reinvestment Yield ......................... 48
REMIC ...................................... 24
REMIC I .................................... 25, 117
REMIC II ................................... 25, 117
REO Property ............................... 17, 38
Repurchase Proceeds ........................ 53
Residual Certificates ...................... 1, 5, 39
Restricted Group ........................... 115
S&P ........................................ 1, 25
Sale Price ................................. 101
Scheduled Principal Balance ................ 53
Securities Act ............................. 6, 39
Seller ..................................... 1, 6
Senior Certificates ........................ 1, 5, 38
Senior Participation ....................... 17, 66
Seriously Delinquent Loan .................. 54
Servicer ................................... 1, 7, 89
Servicer Remittance Date ................... 42, 64
Servicing Advances ......................... 55
Servicing Agreement ........................ 89
Servicing Fee .............................. 91

                              S-122


Servicing Transfer Event ................... 89
Special Servicer ........................... 1, 7, 92
Special Servicing Agreement ................ 89
Special Servicing Fee ...................... 93
Specially Serviced Mortgage Loan ........... 7, 89
Stated Principal Balance ................... 40
Subordinate Certificates ................... 1, 5, 39
Termination Price .......................... 61
Transaction Documents ...................... 89
Treasury Yield ............................. 49
Trust ...................................... 1, 8, 38
Trust Agreement ............................ 8, 38
Trust Fund ................................. 1, 38
Trustee .................................... 1, 7
Trustee Fee ................................ 63
Trustee Fee Rate ........................... 63
Uncovered Portion .......................... 95
Underwriter ................................ 1
Underwriting Agreement ..................... 118
Upper-Tier Distribution Account ............ 63
Upper-Tier REMIC ........................... 117
Voting Rights .............................. 61
Wal-Mart ................................... 35
Weighted Average Net Mortgage Rate  ........ 10, 40
Workout Fee ................................ 93
Workout Fee Rate ........................... 94

            SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 LOAN
  NO.   PROPERTY                           PROPERTY TYPE
------  ---------------------------------  ---------------

    1   Tradewinds Resort Hotel            Hotel
    2   Adam's Mark Hotel                  Hotel
    3   Polyclinic                         Medical
    4   Waterworks Shopping Center II      Retail
    5   Covina Town Square                 Retail

    6   Mobil Oil Building                 Office
    7   Downtown Center Parking Garage     Parking Garage
    8   Woodhawk Apartments                Multifamily
    9   Blue Cross/Blue Shield Bldg        Office
   10   Stanford Park Hotel                Hotel

   11   Sturbridge Inn                     Hotel
   12   Sheraton Hotel                     Hotel
   13   500 Westchester Avenue             Office
   14   Festival At Woodholme              Retail
   15   Wal-Mart Group #1 (1)              Retail

   16   Oak Park Commons                   Retail
   17   Fort Steuben Plaza                 Retail
   18   Golfview Apartments                Multifamily
   19   Children's Medical Center          Medical
   20   Shadyside Medical Center           Medical

   21   St. Marks Co-Op Apartments         Multifamily
   22   Doral Manor Apartments             Multifamily
   23   Buenaventura Plaza                 Retail
   24   Tech Data Office Building          Office
   25   J.C. Penney Office Building        Office

   26   Hilton Hotel-Stockton              Hotel
   27   Global Business Park-A,B,C         Industrial/Flex
   28   Koll Corporate Center              Office
   29   Holiday Inn-Conf. Center/I-675     Hotel
   30   Plaza At The Boca Hamptons         Retail

   31   Westchester Square Shop Ctr        Retail
   32   Collins Business Center            Industrial/Flex
   33   Giant Eagle/Hechingers             Retail
   34   Wal-Mart Group #2 (1)              Retail
   35   Holiday Inn-Fayetteville, NC       Hotel

   36   Allendale Corporate Center-90 (2)  Industrial/Flex
   37   Allendale Corporate Center-25 (2)  Industrial/Flex
   38   Wal-Mart Group #3 (1)              Retail
   39   Allendale Corporate Center-80 (2)  Industrial/Flex
   40   Old Country Plaza                  Retail
   41   3400 Carlisle                      Office
        Total/Weighted Average

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN
  NO.   ADDRESS                            CITY                  ST     ZIP CODE
------  ---------------------------------  --------------------  ----  --------

    1   5500 Gulf Boulevard                St. Petersburg Beach  FL      33706
    2   4000 Monument Road                 Philadelphia          PA      19131
    3   1145 Broadway                      Seattle               WA      98122
    4   Freeport Road                      Pittsburgh            PA      15238
    5   1400 North Azusa Avenue            Covina                CA      91722

    6   11300 Corporate Avenue             Lenexa                KS      66219
    7   325 Mason Street                   San Francisco         CA      94102
    8   1000 Johnanna Drive                Pittsburgh            PA      15237
    9   2221 Edward Holland Drive          Richmond              VA      23230
   10   100 El Camino Real                 Menlo Park            CA      94025

   11   366 Main Street                    Sturbridge            MA      01566
   12   600 Lake Destiny Boulevard         Maitland              FL      32853
   13   500 Westchester Avenue             Harrison              NY      10604
   14   1809 Reisterstown Road             Pikesville            MD      21208
   15   Multiple Properties                --                    --         --

   16   NWC 95th Street & Quivira Road     Lenexa                KS      66206
   17   NEC Mall Drive & Lovers Lane       Steubenville          OH      43952
   18   8290 Lake Drive                    Miami                 FL      33166
   19   5455 Meridian Mark Road            Atlanta               GA      30342
   20   5100 Centre Avenue                 Pittsburgh            PA      15232

   21   115 East 9th Street                New York              NY      10003
   22   8150 Geneva Court                  Miami                 FL      33166
   23   3310-3498 Telegraph Road           Ventura               CA      93001
   24   5350 Tech Data Drive               Clearwater            FL      34620
   25   2000 Oxford Drive                  Bethel Park           PA      15102

   26   2323 Grand Canal Boulevard         Stockton              CA      95207
   27   8006 Cameron Road                  Austin                TX      78754
   28   4343 Von Karmen Avenue             Newport Beach         CA      92660
   29   2800 Presidential Drive            Fairborn              OH      45324
   30   9070 Kimberly Boulevard            West Boca Raton       FL      33434

   31   233-277 Central Park Avenue        Hartsdale             NY      10530
   32   SWC Ruffin Road & Calle Fortunada  San Diego             CA      92123
   33   3700 William Penn Highway          Monroeville           PA      15146
   34   Multiple Properties                --                    --         --
   35   1944 Cedar Creek Road              Fayetteville          NC      28301

   36   90 Boroline Road                   Allendale             NJ      07401
   37   25 Commerce Drive                  Allendale             NJ      07401
   38   Multiple Properties                --                    --         --
   39   80 Commerce Drive                  Allendale             NJ      07401
   40   4335-4387 Starkey Road             Roanoke               VA      24014
   41   3400 Carlisle Street               Dallas                TX      75204


   See Pages A-7 and A-8 for explanation of column headings and footnotes.

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

            SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 CUT-OFF DATE    SIZE (RMS,
UNPD PRINCIPAL   SQ. FT. OR  CUT-OFF DATE  ORIGINAL   MOD. DATE IF
    BALANCE        UNITS)      UPB/SIZE    NOTE DATE   APPLICABLE     AMORTIZATION TYPE
  -------------   ---------   -----------   --------   ------------   -------------------

$ 25,939,914          373     $69,544.00    11/6/88                 IO change to Balloon
  22,244,715          515      43,193.62    9/17/90     3/26/93     Balloon
  20,280,934      112,610         180.10   12/12/89                 IO change to Balloon
  20,197,000 (3)  320,948          62.93    8/17/89                 Balloon
  18,234,562      421,551          43.26    8/23/89                 IO change to Balloon

  17,350,000      170,626         101.68    5/15/90                 IO change to Balloon
  16,911,903          944      17,915.15   12/14/89                 IO change to Balloon
  14,000,000          436      32,110.09    6/22/89     5/11/94     Interest Only
  13,763,859      192,807          71.39   12/13/89                 Balloon
  13,622,029          162      84,086.60    7/30/86     10/1/93     Balloon

  12,839,549          241      53,276.14    12/8/86      2/1/93 (4) Balloon
  12,520,000 (3)      394      31,776.65    1/19/84      1/1/94 (4) Balloon
  12,500,000       95,040         131.52    5/26/89                 Interest Only
  11,678,885       81,027         144.14    12/6/89      6/1/95     Balloon
  11,648,249      608,921          19.13    12/1/86                 Self-Amortizing

  10,988,683      116,251          94.53    2/19/90     3/31/92     IO change to Balloon
  10,700,000      212,958          50.24    7/17/90                 IO change to Self-Am
  10,347,651          248      41,724.40    9/14/87     6/15/92     IO change to Balloon
  10,257,610       87,413         117.35    3/27/89                 IO change to Balloon
  10,000,000      148,369          67.40    12/6/89                 IO change to Balloon

   9,609,021          259      37,100.47    12/2/86                 Self-Amortizing
   9,478,851          275      34,468.55    9/14/87     6/15/92     IO change to Balloon
   9,259,254      326,129          28.39    12/1/83      5/1/88     IO change to Balloon
   9,021,589      148,000          60.96    5/13/87    12/15/88     Balloon
   8,805,000 (3)  137,836          63.88   10/14/87                 IO change to Balloon

   8,802,416          198      44,456.65    7/31/81     12/3/92     Interest Only
   8,713,633      269,415          32.34    6/19/86     8/31/94     Balloon
   8,594,119       52,300         164.32    8/26/86    11/15/94     Balloon
   8,155,550 (3)      202      40,374.01    6/15/88                 IO change to Balloon
   8,030,900       93,216          86.15    6/26/86     11/1/94     Balloon

   7,981,271       89,250          89.43    7/26/90                 IO change to Balloon
   7,200,685      119,442          60.29    8/29/90                 IO change to Balloon
   6,952,067      149,603          46.47   10/14/87     9/16/91     Balloon
   6,762,948      343,338          19.70    12/1/86                 Self-Amortizing
   6,280,697          201      31,247.25     4/7/82      5/1/92     Balloon

   5,765,620       78,000          73.92    1/17/90                 IO change to Balloon
   5,467,398       68,251          80.11    1/17/90                 IO change to Balloon
   4,147,102      259,500          15.98    3/11/87                 Self-Amortizing
   3,678,068       45,370          81.07    1/17/90                 IO change to Balloon
   2,747,223       83,230          33.01   12/19/83     12/1/93     Balloon
   1,815,479       76,043          23.87    3/11/93                 IO change to Balloon
--------------
$443,294,435
==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 CUT-OFF DATE    ORIGINAL OR
UNPD PRINCIPAL    MODIFIED      IO    AMORT    AMORT    REMAINING  MATURITY  LOAN
    BALANCE         TERM      PERIOD  PERIOD  SCHEDULE    TERM       DATE    NO.
--------------  -----------  ------  ------  --------  ---------  --------  ----

 $25,939,914         120     11        109      359         36      12/1/98 1
  22,244,715          41     0          41      216          9       9/1/96 2
  20,280,934         240     24        216      336        169       1/1/10 3
  20,197,000 (3)     360     0         360      420        285       9/1/19 4
  18,234,562         180     60        120      360        105       9/1/04 5

  17,350,000         118     60         58      360         72      12/1/01 6
  16,911,903         120     59         61      387         49       1/1/00 7
  14,000,000          61     61          0        0         43       7/1/99 8
  13,763,859         180     0         180      360        109       1/1/05 9
  13,622,029          46     0          46      162         20       8/1/97 10

  12,839,549          48     0          48      288         13       1/1/97 11
  12,520,000 (3)      84     0          84      276         61       1/1/01 12
  12,500,000         120     120         0        0         41      5/26/99 13
  11,678,885          58     0          58      332         52       4/1/00 14
  11,648,249         300     0         300      300        192      12/1/11 15

  10,988,683         179     35        144      358        110       2/1/05 16
  10,700,000         360     60        300      300        306       6/1/21 17
  10,347,651          63     21         42      342         22      10/1/97 18
  10,257,610         288     24        264      359        208       4/1/13 19
  10,000,000         163     60        103      390        109       1/1/05 20

   9,609,021         264     0         264      264        157       1/1/09 21
   9,478,851          63     21         42      342         22      10/1/97 22
   9,259,254         129     60         69      360         37       1/1/99 23
   9,021,589         192     0         192      360        109       1/1/05 24
   8,805,000 (3)     143     59         84      360         46      10/1/99 25

   8,802,416          55     55          0        0         20       8/1/97 26
   8,713,633          84     0          84      262         69       9/1/01 27
   8,594,119          60     0          60      215         21       9/1/97 28
   8,155,550 (3)     179     35        144      360         90       6/1/03 29
   8,030,900          83     0          83      300         70     10/31/01 30

   7,981,271         120     59         61      360         56       8/1/00 31
   7,200,685          84     36         48      360         21       9/1/97 32
   6,952,067         107     59         48      360         10      10/1/96 33
   6,762,948         300     0         300      300        192      12/1/11 34
   6,280,697          84     0          84      243         41      5/31/99 35

   5,765,620         120     59         61      360         50       2/1/00 36
   5,467,398         120     59         61      360         50       2/1/00 37
   4,147,102         300     0         300      300        196       4/1/12 38
   3,678,068         120     59         61      360         50       2/1/00 39
   2,747,223          84     0          84      216         60      12/1/00 40

                                2


 CUT-OFF DATE    ORIGINAL OR
UNPD PRINCIPAL    MODIFIED      IO    AMORT    AMORT    REMAINING  MATURITY  LOAN
    BALANCE         TERM      PERIOD  PERIOD  SCHEDULE    TERM       DATE    NO.
--------------  -----------  ------  ------  --------  ---------  --------  ----

    1,815,479        60      37         23      331        28       4/1/98  41
--------------  -----------                            ---------
 $443,294,435                                              87
==============  -----------                            =========

   See Pages A-7 and A-8 for explanation of column headings and footnotes.

            SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 LOAN                                    1994 NET CASH
  NO.   PROPERTY                              FLOW
------  ------------------------------  --------------
    1   Tradewinds Resort Hotel           $ 4,623,389
    2   Adam's Mark Hotel                   5,291,392
    3   Polyclinic                          2,182,315
    4   Waterworks Shopping Center II       3,319,431
    5   Covina Town Square                  2,718,225

    6   Mobil Oil Building                  1,740,708
    7   Downtown Center Parking Garage      2,425,302
    8   Woodhawk Apartments                 2,169,740
    9   Blue Cross/Blue Shield Bldg         1,793,248
   10   Stanford Park Hotel                 3,256,483

   11   Sturbridge Inn                      2,202,111
   12   Sheraton Hotel                      2,276,052(5)
   13   500 Westchester Avenue              1,728,112
   14   Festival At Woodholme               1,532,988
   15   Wal-Mart Group #1                   1,820,154

   16   Oak Park Commons                    1,566,110
   17   Fort Steuben Plaza                  1,384,767
   18   Golfview Apartments                 1,388,672
   19   Children's Medical Center           1,539,300
   20   Shadyside Medical Center            1,410,176

   21   St. Marks Co-Op Apartments          1,446,645
   22   Doral Manor Apartments              1,356,178
   23   Buenaventura Plaza                  2,833,895
   24   Tech Data Office Building           1,054,500
   25   J.C. Penney Office Building         2,070,170

   26   Hilton Hotel-Stockton               1,257,877
   27   Global Business Park-A,B,C          1,203,305
   28   Koll Corporate Center               1,230,942
   29   Holiday Inn-Conf. Center/I-675      1,343,194
   30   Plaza At The Boca Hamptons            894,161(5)

   31   Westchester Square Shop Ctr         1,159,101
   32   Collins Business Center               799,365
   33   Giant Eagle/Hechingers              1,016,378
   34   Wal-Mart Group #2                   1,055,107
   35   Holiday Inn-Fayetteville, NC        1,194,762

   36   Allendale Corporate Center-90         759,389
   37   Allendale Corporate Center-25         564,983
   38   Wal-Mart Group #3                     734,581
   39   Allendale Corporate Center-80         433,411
   40   Old Country Plaza                     528,724
   41   3400 Carlisle                         255,984
                                        --------------
        Total/Weighted Average            $69,571,324
                                        ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN     NORMALIZED      GROSS      INTEREST    MAXIMUM ANNUAL
  NO.         NOI         RATE        BASIS       DEBT SERVICE    DSCR
------  -------------  ---------  ------------  --------------  -------
    1     $3,592,530     10.750%        30/360     $3,026,700     1.19x
    2      3,694,718      8.125         30/360      2,541,714     1.45
    3      2,426,461      9.480         30/360      2,143,128     1.13
    4      3,066,152      9.730         30/360      2,094,306     1.46
    5      2,277,533      9.600         30/360      1,870,193     1.22

    6      1,846,700      9.590         30/360      1,764,346     1.05
    7      2,460,545      9.235     Actual/360      1,676,041     1.47
    8      2,053,832      9.250         30/360      1,295,000     1.59
    9      1,717,834      9.800         30/360      1,490,968     1.15
   10      2,809,896      8.860         30/360      1,912,500     1.47

   11      1,695,531      9.250         30/360      1,387,922     1.22
   12      1,883,058      8.500         30/360      1,467,846     1.28
   13      1,728,112     10.490         30/360      1,311,250     1.32
   14      1,561,531      9.600         30/360      1,212,099     1.29
   15      1,820,154      9.788         30/360      1,443,558     1.26

   16      1,409,874      9.540         30/360      1,135,634     1.24
   17      1,262,326     10.270         30/360      1,191,300     1.06
   18      1,252,883      9.500         30/360      1,067,237     1.17
   19      1,483,056     10.375         30/360      1,148,959     1.29
   20      1,362,023      9.625     Actual/360      1,019,987     1.34

   21      1,291,486      9.875         30/360      1,310,954     0.99
   22      1,189,330      9.500         30/360        977,663     1.22
   23      3,282,607     12.625         30/360      1,207,994     2.72
   24      1,054,500     10.250         30/360      1,021,555     1.03
   25      1,175,007      9.700         30/360        923,178     1.27

   26       878,889      10.000         30/360        880,242     1.00
   27      1,197,216      8.500         30/360        898,495     1.33
   28      1,105,622      9.500         30/360      1,088,123     1.02
   29      1,163,794     10.500         30/360        920,333     1.26
   30       883,875       9.080         30/360        823,893     1.07

   31      1,150,129      9.810         30/360        829,021     1.39
   32       920,259       9.900         30/360        762,287     1.21
   33      1,016,433      9.710         30/360        729,498     1.39
   34      1,055,107      9.788         30/360        843,139     1.25
   35      1,024,375     10.000         30/360        816,408     1.25

   36       756,180       9.250         30/360        572,582     1.32
   37       577,542       9.250         30/360        542,966     1.06
   38       734,581       9.788         30/360        509,610     1.44
   39       441,909       9.250         30/360        365,268     1.21
   40       431,365       8.250         30/360        309,771     1.39
   41       227,761       8.500         30/360        171,574     1.33

                                3


 LOAN     NORMALIZED      GROSS      INTEREST    MAXIMUM ANNUAL
  NO.         NOI         RATE        BASIS       DEBT SERVICE    DSCR
------  -------------  ---------  ------------  --------------  -------
        -------------  ---------                                -------
          $62,962,716     9.641%                                  1.29x
        =============  =========                                =======

   See Pages A-7 and A-8 for explanation of column headings and footnotes.

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

            SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                  YEAR                   OCCUPANCY
BORROWER NAME                                     BUILT     OCCUPANCY    AS OF DATE
 --------------------------------------------    --------   ----------   -----------
Resort Inns Of America, Inc.                      1955         76.4%        7/94
Seven Seventeen HB Phil No 1 & 2                  1968         64.8        12/94
Harvard Union Company, Inc.                       1964        100.0         8/95
Waterworks Phase II                               1988        100.0         3/95
Alexander Haagen Properties Operating Prtnr       1989         96.0         3/95

Monaxa Limited Partnership                        1991        100.0        10/95
Downtown Center Garage Partnership                1955         97.0         6/95
State of Cal Public Employees Retirement Sys      1989         94.0         3/95
Holland Park Associates I L.P.                    1989        100.0         8/95
Stanford Park Hotel                               1984         84.5         6/94

Cedar Lake Realty Trust                           1975         64.4        12/94
Maitland Hotel Associates Ltd.                    1985         71.8        12/94
Nynex Properties Company                          1954        100.0         9/95
Woodholme Properties                              1989        100.0         6/94
 ----                                             1986(6)      73.8         9/95

Oak Park Commons, L.P.                            1989         98.0        12/94
Tri-State Plaza Partnership, L.P.                 1991        100.0        12/94
Milton S. Jennings                                1986         87.0        10/95
Scottish Rite Medical Arts Ltd                    1989        100.0         4/95
Shadyside Medical Center Associates, I            1991         88.0         3/95

East 9th Street Apartments Corp.                  1966        100.0        10/95
Milton S. Jennings                                1984         90.0        12/94
MCA Buenaventura Associates, L.P.                 1964         67.0         4/95
Tech Data Corporation                             1988        100.0        10/95
L & M Associates                                  1982         99.0         9/95

Stockton Hotel, Ltd.                              1979         69.0        12/94
Crow-Global Partners Ltd.                         1985         93.0        10/95
Koll Corporate Associates                         1977        100.0         9/95
Wright Executive Htl. Ltd. Ptn                    1987         72.0        12/94
Boca Hamptons Plaza Group, Ltd.                   1986         90.9         6/95

Hampshire Management Company                      1982        100.0         3/95
Collins Business Park I                           1982        100.0         6/95
Murray-Bart Associates                            1985        100.0         6/94
 ----                                             1986        100.0         9/95
Fayetteville Motel Enterprises, Inc.              1983         78.9        12/94

Allendale Associates                              1989        100.0        12/94
Allendale Associates                              1989        100.0         7/95
 ----                                             1986(6)      77.1         9/95
Allendale Associates                              1989        100.0         7/95
Tanglewood Square Roanoke General Partnership     1983        100.0         6/95
Dallas Metro Real Estate Fund I                   1985         88.0         5/95

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                  LOCKOUT        YIELD       CUT-OFF DATE
                                                 EXPIRATION    MAINT. EXP    PREPAYMENT                LOAN
BORROWER NAME                                       DATE          DATE     STATUS                      NO.
---------------------------------------------  ------------  ------------  ------------------------  ------
Resort Inns Of America, Inc.                                      9/1/98   Yield Maintenance         1
Seven Seventeen HB Phil No 1 & 2                                  6/1/96   Yield Maintenance         2
Harvard Union Company, Inc.                        1/1/98       10/01/09   Locked Out                3
Waterworks Phase II                                9/1/99         3/1/19   Locked Out                4
Alexander Haagen Properties Operating Prtnr                       3/1/04   Yield Maintenance         5

Monaxa Limited Partnership                         6/1/96         7/1/01   Locked Out                6
Downtown Center Garage Partnership                               10/1/99   Yield Maintenance         7
State of Cal Public Employees Retirement Sys                      4/1/99   Yield Maintenance         8
Holland Park Associates I L.P.                     7/1/97        10/1/04   Locked Out                9
Stanford Park Hotel                                               5/1/97   Yield Maintenance         10

Cedar Lake Realty Trust                                          9/30/96   Yield Maintenance         11
Maitland Hotel Associates Ltd.                                   10/1/00   Prepayable at Par (ITYM)  12
Nynex Properties Company                                         3/26/99   Yield Maintenance         13
Woodholme Properties                                              1/1/00   Yield Maintenance         14
 ----                                              1/1/99         9/1/11   Locked Out                15

Oak Park Commons, L.P.                                           12/1/04   Yield Maintenance         16
Tri-State Plaza Partnership, L.P.                  6/1/01         3/1/21   Locked Out                17
Milton S. Jennings                                                7/1/97   Yield Maintenance         18
Scottish Rite Medical Arts Ltd                     4/1/97         1/1/13   Locked Out                19
Shadyside Medical Center Associates, I                           10/1/04   Yield Maintenance         20

East 9th Street Apartments Corp.                   1/1/09         1/1/09   Locked Out                21
Milton S. Jennings                                                7/1/97   Yield Maintenance         22
MCA Buenaventura Associates, L.P.                  2/1/96         7/1/98   Locked Out (Dcl% 7,6,5)   23
Tech Data Corporation                                            10/1/04   Yield Maintenance         24
L & M Associates                                                  7/1/99   Yield Maintenance         25

Stockton Hotel, Ltd.                                                 N/A   Prepayable at Par         26
Crow-Global Partners Ltd.                                         6/1/01   Yield Maintenance         27
Koll Corporate Associates                                         9/1/97   Yield Maintenance         28
Wright Executive Htl. Ltd. Ptn                    6/15/97         3/1/03   Locked Out                29
Boca Hamptons Plaza Group, Ltd.                                   5/1/01   Prepayable at Par (ITYM)  30

Hampshire Management Company                                      6/1/00   Yield Maintenance         31
Collins Business Park I                                           6/1/97   Yield Maintenance         32
Murray-Bart Associates                                            7/1/96   Yield Maintenance         33
 ----                                              1/1/99         9/1/11   Locked Out                34
Fayetteville Motel Enterprises, Inc.                                 N/A   Prepayable at Par         35

Allendale Associates                                             11/1/99   Yield Maintenance         36
Allendale Associates                                             11/1/99   Yield Maintenance         37
 ----                                              5/1/99        12/1/11   Locked Out                38
Allendale Associates                                             11/1/99   Yield Maintenance         39
Tanglewood Square Roanoke General Partnership                     9/1/00   Yield Maintenance         40
Dallas Metro Real Estate Fund I                                  10/1/97   Yield Maintenance         41

   See Pages A-7 and A-8 for explanation of column headings and footnotes.

                   SUMMARY OF MORTGAGE LOAN MODIFICATIONS(1)

                                                                  MODIFICATIONS
                                                               -----------------
                                                                BORROWER'S FAVOR
                                                               -----------------
                                     MODIFICATION/
                                      ASSUMPTION                        LENGTHEN/
LOAN                                     DATE                   EXTEN-  ELIMINATE
 NO.    PROPERTY NAME                IF APPLICABLE  ASSUMPTION   SION    AMORT.
----  ----------------------------  -------------  ----------  ------  ---------
   1  Tradewinds Resort Hotel
   2  Adam's Mark Hotel                 3/26/93                X
   3  Polyclinic
   4  Waterworks Shop. Ctr. II
   5  Covina Town Square                12/1/93    X

   6  Mobil Oil Building
   7  Downtown Center Pkg. Gar.
   8  Woodhawk Apartments               5/11/94                        X
   9  Blue Cross/Blue Shield Bldg
  10  Stanford Park Hotel               10/1/93                X

  11  Sturbridge Inn                     2/1/93(2)             X
  12  Sheraton Hotel                     1/1/94(2)             X
  13  500 Westchester Avenue
  14  Festival At Woodholme              6/1/95                X
  15  Wal-Mart Group #1

  16  Oak Park Commons                  3/31/92
  17  Fort Steuben Plaza                4/25/95    X
  18  Golfview Apartments               6/15/92
  19  Children's Medical Center
  20  Shadyside Medical Center

  21  St. Marks Co-Op Apts./
  22  Doral Manor Apartments            6/15/92
  23  Buenaventura Plaza                 5/1/88                        X
  24  Tech Data Office Building        12/15/88
  25  J.C. Penney Office Building

  26  Hilton Hotel-Stockton             12/3/92                X       X
  27  Global Business Park-A,B,C        8/31/94                X
  28  Koll Corporate Center            11/15/94                X
  29  Holiday Inn-Conf. Center
  30  Plaza at Boca Hamptons            11/1/94                X

  31  Westchester Square Shop Ctr
  32  Collins Business Center
  33  Giant Eagle/Hechingers            9/16/91    X
  34  Wal-Mart Group #2
  35  Holiday Inn-Fayetteville, NC       5/1/92                X

  36  Allendale Corp. Center-90
  37  Allendale Corp. Center-25
  38  Wal-Mart Group #3
  39  Allendale Corp. Center-80
  40  Old Country Plaza                 12/1/93                X
  41  3400 Carlisle

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           LENDER'S FAVOR
      -------------------------------------------------------
                                  ADD AM./                         ADD        ADD
LOAN   REDUCE  FORGIVE  ACCELER-  SHORTEN   INCREASE  PAY DOWN  CASH FLOW  ESCROWS OR
 NO.    RATE    DEBT     ATION    SCHEDULE    RATE      LOAN      TRAP      RESERVES
----  ------  -------  --------  --------  --------  --------  ---------  ----------
   1
   2  X                          X                   $5.0 mm              X
   3
   4
   5                                                 $7.0 mm

   6
   7
   8  X                                              $2.4 mm
   9
  10  X                          X                   $1.0 mm

  11
  12  X       $1.5 mm            X                   $2.5 mm   X          X
  13
  14                             X                   $1.0 mm              X
  15

  16                                                 $0.8 mm
  17
  18
  19
  20

  21                                                 $0.8 mm
  22
  23
  24
  25

  26  X                                                                   X
  27  X                          X                   $0.4 mm              X
  28                             X         X
  29
  30                             X         X                              X

  31
  32
  33                   X
  34
  35  X       $2.0 mm            X                             X          X

  36
  37
  38
  39

                               A-5


                           LENDER'S FAVOR
      -------------------------------------------------------
                                  ADD AM./                         ADD        ADD
LOAN   REDUCE  FORGIVE  ACCELER-  SHORTEN   INCREASE  PAY DOWN  CASH FLOW  ESCROWS OR
 NO.    RATE    DEBT     ATION    SCHEDULE    RATE      LOAN      TRAP      RESERVES
----  ------  -------  --------  --------  --------  --------  ---------  ----------
  40  X                          X                   $0.5 mm              X
  41

------------

(1) Reflects material modifications made to the Mortgage Loans between their origination date and the present. In some cases a modification date is shown but no other columns are marked, indicating that none of the specified modifications was made.


(2) For the Sturbridge Inn Loan and the Sheraton Hotel Loan, dates shown represent the effective dates of the respective modifications; the execution dates of the modifications were October 25, 1993 for the Sturbridge Inn Loan and August 26, 1994 for the Sheraton Hotel Loan.

                        SUMMARY OF THE WAL-MART LOANS

   LOAN
    NO.    PROPERTY           ADDRESS                       CITY
---------  -----------------  ----------------------------  -------------
    15     WAL-MART GROUP #1  MULTIPLE PROPERTIES           --
           Durant, OK         2418 West Main Street         Durant
           Franklin, IN       1540 N. Morton                Franklin
           Irving, TX         555 Airport Freeway           Irving
           McPherson, KS      2210 E. Kansas Avenue         McPherson
           Pueblo, CO         4080 West Northern Avenue     Pueblo
           Ridgeland, MS      815 South Wheatley Street     Ridgeland
           Spencer, IN        Highway 46 West               Spencer

    34     WAL-MART GROUP #2  MULTIPLE PROPERTIES           --
           Platteville, WI    1535 East Highway 151         Platteville
           Sparta, WI         716 South Black River Street  Sparta
           Tulsa, OK          7777 East 42nd Place          Tulsa
           Viroqua, WI        1202 North Main Street        Viroqua
           Waverly, IA        1201 Fourth Street S.W.       Waverly

    38     WAL-MART GROUP #3  MULTIPLE PROPERTIES           --
           Clinton, IN        163 State Road                Clinton
           Linton, IN         Highway 54 East               Linton
           Plano, IL          15606 West U.S. Route 34      Plano
           Sterling, IL       3302 East Lincoln Highway     Sterling
    Totals:

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            CUT-OFF DATE
   LOAN                    UNPD PRINCIPAL                CUT-OFF DATE
    NO.      ST     ZIP       BALANCE       SIZE (SF)     UPB / SIZE
---------  ----  -------  --------------  -----------  --------------
    15     --         --    $11,648,249       608,921       $19.13
           OK      74701      1,544,416        73,000        21.16
           IN      46131      1,150,199        65,904        17.45
           TX      75062      3,052,916        85,000        35.92
           KS      67470      1,123,369        70,388        15.96
           CO      81005      1,741,309       123,041        14.15
           MS      39157      2,324,630       150,284        15.47
           IN      47430        711,410        41,304        17.22

    34     --         --    $ 6,762,948       343,338       $19.70
           WI      53818      1,078,837        92,280        11.69
           WI      54656        903,332        50,980        17.72
           OK      74145      3,159,942       107,794        29.31
           WI      54665        695,136        41,304        16.83
           IA      50677        925,701        50,980        18.16

    38     --         --    $ 4,147,102       259,500       $15.98
           IN      47842        838,131        55,698        15.05
           IN      47441        951,053        50,968        18.66
           IL      60545        875,336        70,912        12.34
           IL      61081      1,482,582        81,922        18.10
           ----           --------------  -----------  --------------
    Totals:                 $22,558,299     1,211,759       $18.62
           ----           ==============  ===========  ==============

 LOAN                                           YEAR
  NO.   PROPERTY           BORROWER NAME        BUILT
------  -----------------  -----------------  -------
   15   WAL-MART GROUP #1
        Durant, OK         DURANT/ROS, Inc.     1986
        Franklin, IN       FRANK/ROS, Inc.      1987
        Irving, TX         IRV/ROS, Inc.        1986
        McPherson, KS      MCPHER/ROS, Inc.     1986
        Pueblo, CO         GULF/ROS, Inc.       1986
        Ridgeland, MS      RIDGE/MISS, Inc.     1986
        Spencer, IN        SPENCER/ROS, Inc.    1986

   34   WAL-MART GROUP #2
        Platteville, WI    PLAT/KAZ, Inc.       1986
        Sparta, WI         SPARTA/KAZ, Inc.     1986
        Tulsa, OK          TUL/KAZ, Inc.        1986
        Viroqua, WI        VIRQ/KAZ, Inc.       1986
        Waverly, IA        WAV/KAZ, Inc.        1986

   38   WAL-MART GROUP #3
        Clinton, IN        CLINT/KAZ, Inc.      1987
        Linton, IN         LINT/KAZ, Inc.       1987
        Plano, IL          PLANO/KAZ, Inc.      1987
        Sterling, IL       STERL/KAZ, Inc.      1986

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      LOCKOUT        YIELD       CUT-OFF DATE
 LOAN                  OCCUPANCY     EXPIRATION    MAINT. EXP     PREPAYMENT
  NO.     OCCUPANCY    AS OF DATE       DATE          DATE          STATUS
------  -----------  ------------  ------------  ------------  --------------
   15        73.8%        9/95         1/1/99        9/1/11    LOCKED OUT
            100.0         9/95
            100.0         9/95
              0.0(1)      9/95
            100.0         9/95
            100.0         9/95
            100.0         9/95
            100.0         9/95

   34       100.0         9/95         1/1/99        9/1/11    LOCKED OUT
            100.0         9/95
            100.0         9/95
            100.0         9/95
            100.0         9/95
            100.0         9/95

   38        77.1         9/95         5/1/99       12/1/11    LOCKED OUT
            100.0         9/95
              0.0(1)      9/95
            100.0         9/95
            100.0         9/95

------------

(1) Although the property is vacant, Wal-Mart Stores, Inc. remains liable under its triple net lease, which terminates after the maturity of the Mortgage Loan.

                    EXPLANATION OF COLUMN HEADINGS FOR THE
            SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

CUT-OFF DATE UNPAID PRINCIPAL BALANCE ("UPB") is the loan's projected UPB as of December 1, 1995 assuming that the loan amortizes as per its schedule, that no prepayments are received and that all Monthly Payments are paid when due.

SIZE is provided in rooms for the hotel properties, square feet for the office, industrial, retail, and medical properties, and units for the multifamily properties and the parking garage (spaces).

MODIFICATION DATE provides the date of the modification in cases where a loan has been modified. If a loan has been modified more than once, the date shown is the date of the most recent modification.

AMORTIZATION TYPES are as follows:

    Interest Only: Loan pays interest only during its term and has a "bullet" payment due on maturity.
    Balloon: Loan amortizes partially over its term and has a "Balloon Payment" due on maturity.
    IO Change to Balloon: Loan pays interest only for a portion of its term and then switches to a partially amortizing structure.
    IO Change to Self-Amortizing: Loan pays interest only for a portion of its term and then switches to a self-amortizing structure.
    Self-Amortizing: Loan amortizes fully over its term.

ORIGINAL OR MODIFIED TERM is the original term of the loan (in months) unless the loan was modified, in which case it represents the term from the date of modification to maturity. This term will in all cases equal the total of the periods described in the following two columns ("IO Period" and "Amortization Period").

IO PERIOD represents the number of months that a loan pays interest only. For an interest only loan, this period equals the term of the loan (as shown in the "Original or Modified Term" column).

AMORTIZATION PERIOD represents the number of months that a loan pays both principal and interest. For balloon loans or self-amortizing loans, this period equals the term of the loan (as shown in the "Original or Modified Term" column).

AMORTIZATION SCHEDULE indicates the term over which a fully amortizing loan would be reduced to zero. Thus, a loan with a 120 month amortization period and a 360 month amortization schedule (such as Covina Town Square, #5) will amortize on a 30 year schedule for 10 years, then will balloon.


1994 NET CASH FLOW is the property's cash flow after capital expenses, leasing commissions, tenant improvements and other "below the line" items, as reported by the borrower, except in the case of triple net leased and owner occupied properties, in which cases the leases in place and market revenues and expenses were modeled to derive the net cash flow. 1994 Net Cash Flow excludes any extraordinary items relating to the restructuring, repayment, or forgiveness of debt.


NORMALIZED NOI represents the borrower's 1994 Net Cash Flow making certain adjustments as described in "DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan Information" herein.

GROSS RATE represents the current accrual rate and pay rate on the loans as of the Cut-off Date.

MAXIMUM ANNUAL DEBT SERVICE represents the maximum monthly debt service payment that will be payable on the loans, giving effect to any scheduled increases in the interest rate that occur over the life of the loans.

DSCR is the debt service coverage ratio calculated using the Normalized NOI as the numerator and the Maximum Annual Debt Service as the denominator.

LOCKOUT EXPIRATION DATE represents, for those loans that are subject to a prepayment lockout period, the date on which such prepayment lockout ends.

YIELD MAINTENANCE EXPIRATION DATE is the date on which the borrower's obligation to pay the associated prepayment fee in connection with a prepayment of principal on the Mortgage Loan terminates.

FOOTNOTES TOWAL-MART GROUP #1 (LOAN NO. 15), WAL-MART GROUP #2 (LOAN #34) AND
        WAL-MART GROUP #3 (LOAN #38) ARE SECURED BY MORTGAGES ON 7, 5 AND 4 WAL-MART PROPERTIES, RESPECTIVELY. TAKEN TOGETHER, THE THREE LOANS
       AGGREGATE $22,558,299 AND WOULD RANK AS THE THIRD LARGEST LOAN IN THE MORTGAGE POOL. SEE PAGE A-6 FOR A DETAILED BREAKDOWN OF THE WAL-MART
                                      LOANS.

   2. The Allendale Corporate Center Loans (Loan #s 36, 37 and 39) are secured by mortgages on industrial buildings that are located within the same complex and are owned by the same entity. Taken together, the three Loans aggregate $14,911,086 and would rank as the ninth largest loan in the Mortgage Pool (assuming that the Wal-Mart loans were aggregated as described in footnote (1) above and ranked third).


   3. Cut-off Date Unpaid Principal Balances for the Waterworks Shopping Center, Sheraton Hotel, J.C. Penney Office Building, and Holiday Inn Conference Center Mortgage Loans (Loan #s 5, 12, 25 and 29, respectively) represent the Senior Participation interests in their related Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL -- Senior Participations" herein.

   4. For the Sturbridge Inn Loan and the Sheraton Hotel Loan, dates shown represent the effective dates of the respective modifications; the execution dates of the modifications were October 25, 1993 for the Sturbridge Inn Loan and August 26, 1994 for the Sheraton Hotel Loan.

   5. For the Sheraton Hotel Loan, the 1994 Net Cash Flow as reported on the borrower's operating statements was $6,953,092, which is inflated by $4,677,040 due to the borrower's inclusion of (i) a $2.5 million principal repayment, (ii) $1.5 million forgiveness of debt, and (iii) other charges relating to the modification of the loan and concurrent restructuring of the debt that took place in 1994.
        For the Plaza at The Boca Hamptons Loan, the 1994 Net Cash Flow excludes $778,790 of income attributable to cancellation of debt.

   6. For Wal-Mart Group #1 and Wal-Mart Group #3 the year built represents the year in which the oldest property in each group was constructed. Refer to the table on Page A-6 for the year built for each property on an individual basis.

                                                                    APPENDIX B

                 DESCRIPTION OF THE 15 LARGEST MORTGAGE LOANS
                           AND MORTGAGED PROPERTIES


   Set forth below is a description of the Mortgage Loans and the Mortgaged Properties for the 15 largest loans based on unpaid principal balances as of December 1, 1995. Due to the common risks presented by otherwise separate Mortgage Loans, the three Wal-Mart Groups and the three Allendale Corporate Center Loans have been aggregated for this purpose, resulting in aggregate values of $22,558,300 and $14,911,086, respectively, which indicate their ranking as the third and ninth largest Mortgage Loans, respectively. Had the Doral Manor Apartments and Golf-View Apartments Mortgage Loans been aggregated because they have the same recourse borrower, they would have ranked as the sixth largest loan.


   The information set forth below in this section is based primarily on the most recent information contained in the Seller's loan files for the Mortgage Loans. In some cases, this information was provided by the respective borrower, the Seller's environmental consultant or other third parties, without independent verification by the Depositor or the Seller. While the Seller believes that the information set forth below is generally reliable, there can be no assurance that such information is correct in all respects as of the date hereof.

1. TRADEWINDS RESORT HOTEL LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $25,939,913.67          8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Hotel                   9.  Principal Amortization:  Yes
  3.  Year Built:            1955                   10.  Negative Amortization:   No
  4.  Room:                  373                    11.  Rate:                    10.750
  5.  UPB/Room:              $69,544.00             12.  Maturity Date:           12/1/98
  6.  Occupancy Percent:     76.4                   13.  Normalized NOI:          $3,592,530.00
                             1994 Fiscal Year
  7.  Occupancy as of Date:  Avg                    14.  Debt Service Coverage:   1.19x
----  ---------------------  -------------------  -----  -----------------------  ----------------------

THE LOAN

   The Tradewinds Resort Hotel Loan is secured by a first lien on a portion of a full service resort waterfront hotel known as the Tradewinds Resort Hotel, located at 5500 Gulf Boulevard, St. Petersburg Beach, Florida (such portion, the "Tradewinds Property"). The Tradewinds Resort Hotel Loan was originated by the Seller on November 6, 1988.


   The Borrower. The borrower is Resort Inns of America, Inc., a Florida corporation (the "Tradewinds Borrower") and is wholly owned indirectly by Jeffrey Fortune. The Tradewinds Borrower is not a special-purpose entity; it also owns the nearby Radisson Sandpiper Hotel as well as a start-up food and beverage company.


   Security. The Tradewinds Resort Hotel Loan is secured by a Mortgage and Security Agreement and an Assignment of Rents and Leases, among other security documents. The Tradewinds Resort Hotel mortgage is a first lien on a fee simple interest in the Tradewinds Property. The Tradewinds Resort Hotel Loan is a non-recourse loan, subject to certain limited exceptions.


   Payment Terms. The interest rate is fixed at 10.75%. The Tradewinds Resort Hotel Loan requires monthly installments of principal and interest of $252,225 until its maturity on December 1, 1998, at which time all unpaid principal and accrued but unpaid interest is due. Principal amortizes based on an approximately 30 year amortization schedule.


   A charge applies to late payments equal to 6% of any payment not made when due. If the lender accelerates the loan due to an event of default, the security documents require that the Tradewinds Borrower pay a penalty equal to the amount it would have paid if it had prepaid at that time or, if prepayment would not have been allowed, an amount equal to the greater of (i) 6% of the outstanding balance, or (ii) the Unpaid Principal Premium as defined below.

    Prepayment. The Tradewinds Resort Hotel Loan may be prepaid in whole but not in part upon 60 days prior written notice and upon payment of the greater of (i) 1% of the principal outstanding, or (ii) an amount which, together with the amount prepaid, would be sufficient to invest in a U.S. Treasury obligation for the remaining term of the note to produce the same annual effective yield to maturity as the note (the "Unpaid Principal Premium"). The Unpaid Principal Premium is to be calculated in accordance with the lender's then prevailing formula on a discounted cash flow basis incorporating a present value factor which reconciles differences in timing, yield and amortization between the schedule of payments of the note and the substitute treasury obligation. No prepayment premium or penalty is due if the Tradewinds Resort Hotel Loan is prepaid after September 1, 1998.

   In correspondence delivered to the Seller in October, November and December of 1995, the Tradewinds Borrower offered to prepay the Tradewinds Resort Hotel Loan in whole with a prepayment premium that was less than the amount required by the terms of the relevant loan documents. In its December 1995 correspondence, the Tradewinds Borrower notified the Seller of its intention to prepay the Tradewinds Resort Hotel Loan in whole in December 1995. In response to the December correspondence, the Seller notified the Tradewinds Borrower that the proposed prepayment would not be accepted because, among other reasons, the prepayment premium offered by the Tradewinds Borrower was less than the required amount and the notice of proposed prepayment was not delivered at least sixty (60) days prior to the proposed date of prepayment as required by the terms of the Tradewinds Resort Hotel Loan. In subsequent discussions on December 11, 1995, the Tradewinds Borrower demanded to be allowed to prepay the Loan in whole, with the full required prepayment premium, in December 1995. It is presently anticipated that the 60-day notice provision will be waived and such prepayment will be accepted if the Borrower actually tenders the required prepayment amount (including the full prepayment premium) in December 1995 and satisfies certain additional conditions. If the 60-day notice requirement is not waived, or if for any reason the Loan is not prepaid in December 1995, and the Tradewinds Borrower resubmits a notice complying with the requirements of the loan documents, the earliest date on which a prepayment in whole could be made is March 1, 1996. Accordingly, prospective investors should consider the possibility that the Tradewinds Resort Hotel Loan may be prepaid in whole in the very near future. If the Loan is prepaid in December 1995, either before or after the issuance of the Certificates, the principal amount of the prepayment, interest on such principal amount to January 1, 1996, and the related prepayment premium will be deposited in the Collection Account and distributed to Certificateholders on the Distribution Date in January 1996 as described in "DESCRIPTION OF THE CERTIFICATES--Distributions." There can be no assurance as to whether the Tradewinds Resort Hotel Loan will or will not be prepaid in December 1995 or at any time thereafter.


   Transfer of Property or Interest in Borrower. The Tradewinds Resort Hotel Loan becomes immediately due and payable upon (i) the transfer or lease of the Tradewinds Property without the prior consent of the lender and (ii) a change in the composition, organization, structure, ownership or control of the Tradewinds Borrower (unless all of the outstanding stock is sold to an entity owned by Jeffrey Fortune) without the prior written consent of the lender. The lender agreed in advance to consent to one such transfer if it occurs after December 31, 1991 and upon payment of a transfer fee equal to 1% of the outstanding balance plus costs, and if the proposed transferee is acceptable to the lender in terms of creditworthiness and experience.

   Escrow/Reserves. Upon the lender's request, the Tradewinds Borrower must deposit with the lender, on a monthly basis, one-twelfth of the aggregate insurance premiums required by the mortgage and one-twelfth of the estimated tax payments for the year. No other reserves or escrows are required.

   Subordinate/Other Debt. Additional encumbrances are prohibited without the prior consent of the lender, except that the Tradewinds Borrower may incur subordinate debt and encumber all or a portion of the Tradewinds Property without consent provided, among other requirements, the lender is an institutional lender acceptable to the lender, there is no interest accrual feature, the combined indebtedness does not exceed 75% of the total value of the property, and the net cash flow exceeds 1.2 times the combined annual debt service. The security documents do not require that the subordinate lender enter into an intercreditor or similar agreement.

    The lender has agreed to subordinate its lien with respect to three small, unimproved parcels of the Mortgaged Property and consent to a mortgage or mortgages on the air space above the elevations of the building known as the Poinciana, under certain circumstances, including (i) there is no default at the time, (ii) the lender has declined to provide the additional financing, (iii) the terms are acceptable to the lender, and (iv) that the proceeds must be used for constructing additional facilities for the Tradewinds Property.

THE PROPERTY

   The Tradewinds Property is a 373 room full service resort waterfront hotel. It is rated 4-Diamond by AAA and 3-Star by Mobil. The Tradewinds Property is independent with no flag or franchise arrangement and all marketing and reservations are performed by hotel management.

   The Tradewinds Property is comprised of three beach-front parcels situated on an approximately 12.7 acre rectangular parcel of ground with 662 feet of waterfront exposure on the Gulf of Mexico in St. Petersburg Beach, southern Pinellas County, Florida. The property was redeveloped in 1985 which included the construction of a new six-story building and approximately 17,450 square feet of meeting space and the renovation of six other existing hotel buildings. Amenities include two restaurants, a lounge, tennis courts, racquet ball courts, fitness center, two swimming pools and various retail shops. In 1992, approximately 6,000 square feet of additional meeting space was added.


   The Tradewinds Property is part of a larger complex operated by the Tradewinds Borrower and an affiliate as the Tradewinds Resort Hotel. The portion of the Tradewinds Resort Hotel that does not secure the Tradewinds Resort Hotel Loan, known as the Tradewinds Annex (or the "Breckenridge Building"), includes an additional 204 rooms that share facilities and the reservation desk with the Tradewinds Property.


   The average occupancy of the Tradewinds Property for 1991, 1992 and 1993 was 78.5%, 79.2% and 76.4%, respectively, and the average daily rate for such periods was $106.54, $109.25 and $118.34, respectively. The Normalized NOI for 1992, 1993 and 1994 was $3,516,586, $3,660,099 and $3,592,530,
respectively.(1)

   Management. According to information provided by the Seller, as of July 31, 1994, the property was managed by Resort Industries, Inc., an affiliate of the Tradewinds Borrower with an annual management fee of 3% of room revenues. The Seller has no information with respect to current management.


   Environmental Issues. In connection with its environmental assessment, Dames & Moore, Inc. recommended asbestos abatement with respect to certain sprayed-on ceiling material (cost estimate $80,000).


------------

(1)As used herein, "Normalized NOI" refers to net operating income after capital items making adjustments as described in "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein.
                               B-3

 2. WAL-MART LOANS AND PROPERTY



                                      WAL-MART GROUP #1
1.    Cut-off Date UPB:      $11,648,249.07     8.  Amortization Type:       Self-Amortizing
2.    Property Type:         Retail             9.  Principal Amortization:  Yes
3.    Year Built:            1986-1987         10.  Negative Amortization:   No
4.    Square Feet:           608,921           11.  Rate:                    9.788
5.    UPB/Square Foot:       $19.13            12.  Maturity Date:           12/1/11
6.    Occupancy Percent:     73.8              13.  Normalized NOI:          $1,820,154.00
7.    Occupancy as of Date:  September 1995    14.  Debt Service Coverage:   1.26x

                                      WAL-MART GROUP #2
1.    Cut-off Date UPB:      $6,762,947.98      8.  Amortization Type:       Self-Amortizing
2.    Property Type:         Retail             9.  Principal Amortization:  Yes
3.    Year Built:            1986              10.  Negative Amortization:   No
4.    Square Feet:           343,338           11.  Rate:                    9.788
5.    UPB/Square Foot:       $19.70            12.  Maturity Date:           12/1/11
6.    Occupancy Percent:     100.0             13.  Normalized NOI:          $1,055,107.00
7.    Occupancy as of Date:  September 1995    14.  Debt Service Coverage:   1.25x

                                      WAL-MART GROUP #3
1.    Cut-off Date UPB:      $4,147,102.48      8.  Amortization Type:       Self-Amortizing
2.    Property Type:         Retail             9.  Principal Amortization:  Yes
3.    Year Built:            1986-1987         10.  Negative Amortization:   No
4.    Square Feet:           259,500           11.  Rate:                    9.788
5.    UPB/Square Foot:       $18.10            12.  Maturity Date:           4/1/12
6.    Occupancy Percent:     77.1              13.  Normalized NOI:          $734,581.00
7.    Occupancy as of Date:  September 1995    14.  Debt Service Coverage:   1.44x
----  ---------------------  --------------  -----  -----------------------  ---------------


   Three Mortgage Loans consist of Groups of mortgage loans (the "Wal-Mart Groups"), each mortgage loan in each such Group being due from affiliated borrowers and being secured by a first mortgage on a free-standing retail building leased to Wal-Mart Stores, Inc. ("Wal-Mart"). The Wal-Mart Groups are generally referred to herein individually as "Wal-Mart Group #1," "Wal-Mart Group #2" and "Wal-Mart Group #3." All mortgage loans within any one of the Wal-Mart Groups are generally treated for purposes of this Prospectus Supplement and the Trust Agreement as one Mortgage Loan. Wal-Mart Group #1 consists of seven notes totaling $13,716,000, Wal-Mart Group #2 consists of five notes totaling $7,921,000, and Wal-Mart Group #3 consists of four notes totaling $4,868,000.


THE LOANS

   The store locations associated with each of the Wal-Mart Groups are as follows:

   WAL-MART GROUP #1 (COLLECTIVELY, THE "WAL-MART GROUP #1 PROPERTIES").

       (1) Durant, Oklahoma (the "Durant Property");

       (2) Franklin, Indiana (the "Franklin Property");

       (3) Irving, Texas (the "Irving Property");

       (4) McPherson, Kansas (the "McPherson Property");

       (5) Pueblo, Colorado (the "Pueblo Property");

       (6) Ridgeland, Mississippi (the "Ridgeland Property"); and

       (7) Spencer, Indiana (the "Spencer Property").

    WAL-MART GROUP #2 (COLLECTIVELY, THE "WAL-MART GROUP #2 PROPERTIES").

       (1) Platteville, Wisconsin (the "Platteville Property");

       (2) Sparta, Wisconsin (the "Sparta Property");

       (3) Tulsa, Oklahoma (the "Tulsa Property");

       (4) Virquoa, Wisconsin (the "Virquoa Property"); and

       (5) Waverly, Iowa (the "Waverly Property").

   WAL-MART GROUP #3 (COLLECTIVELY, THE "WAL-MART GROUP #3 PROPERTIES").

       (1) Clinton, Indiana (the "Clinton Property");

       (2) Linton, Indiana (the "Linton Property");

       (3) Plano, Illinois (the "Plano Property"); and

       (4) Sterling, Illinois (the "Sterling Property").

   Each of the mortgage loans within Wal-Mart Group #1 and each of the mortgage loans within Wal-Mart Group #2 was originated by the Seller on December 1, 1986. Each of the mortgage loans in Wal-Mart Group #3 was originated by the Seller on March 11, 1987.

   The mortgage loans contained within each Wal-Mart Group are cross-collateralized and cross- defaulted, with maturities of an even date. Each mortgage loan in Wal-Mart Group #1 and each mortgage loan in Wal-Mart Group #2 has a maturity date of December 1, 2011. The maturity date of each mortgage loan in Wal-Mart Group #3 is April 1, 2012. Each mortgage within each Wal-Mart Group secures the payment of the indebtedness evidenced by its corresponding note and all of the other notes included in the same Wal-Mart Group, and each mortgage secures the obligations arising under the other mortgages encumbering the other properties included in the same Wal-Mart Group.


   In addition, the notes associated with Wal-Mart Group #3 are cross-collateralized and cross-defaulted with the notes associated with Wal-Mart Group #2. However, the cross-default and cross-collateralization apply only in "one direction" and the notes associated with Wal-Mart Group #2 do not contain cross-default provisions with Wal-Mart Group #3. Each mortgage associated with Wal-Mart Group #3 secures the payment of the indebtedness evidenced by its corresponding note and all of the other notes included in both Wal-Mart Group #2 and Wal-Mart Group #3.


   For each Wal-Mart Group, all of the Wal-Mart leases state that they are "triple net leases." Under each lease, the tenant is responsible for liability insurance, fire insurance, taxes, repairs, and utilities. The tenant is generally permitted to self-insure. The tenant agrees to indemnify the borrowers for any other claims related to the properties but only to the extent they arise out of the acts or omissions of the tenant; however, the landlord/borrowers release certain claims related to fire and casualty. The leases associated with Wal-Mart Group #1 have expiration dates ranging from January 31, 2012 to January 31, 2013. The leases associated with Wal-Mart Group #2 expire on January 31, 2012, and the leases associated with Wal-Mart Group #3 expire on January 31, 2013.

   For each Wal-Mart Group, all of the Wal-Mart leases provide that if a property is damaged in any amount exceeding 66 2/3 % of reconstruction cost during the last three years of the lease term, then either party may terminate without further liability. In addition, in the event of a total condemnation or a partial condemnation rendering the remaining premises unsuitable for use, the tenant shall make a rejectable offer to purchase the property for an amount specified in each lease, generally in excess of the principal amount of the related note and mortgage. Should any tenant sublease or assign its rights in its lease of the property, such tenant would not be released from any obligations under its lease. Sublessee attornment is not required.

   Rents associated with the Wal-Mart Groups are generally fixed for the term of each lease. On a consolidated, gross basis, the rents associated with each Wal-Mart Group cover each such Group's required debt service. Wal-Mart Group #1 has a debt service coverage ratio of 1.26. Wal-Mart Group #2 has a debt service coverage ratio of 1.25. Wal-Mart Group #3 has a debt service coverage ratio of 1.44.

    The Borrower. The borrowers for each of the mortgage loans in each Wal-Mart Group are separate but related entities consisting of trusts administered by Bank of America.

   Security. Each mortgage loan contained within each Wal-Mart Group is secured by a Mortgage Assignment of Rents and Security Agreement, among other security documents. Each mortgage loan is secured by a first lien on a fee simple interest in the corresponding property. The mortgage loans are non-recourse subject to certain limited exceptions.

   Payment Terms. Each mortgage loan in each Wal-Mart Group has a fixed interest rate of 9.788%. Each mortgage loan in Wal-Mart Group #1 and each mortgage loan in Wal-Mart Group #2 requires monthly payments of principal and interest from January 1, 1987 until maturity on December 1, 2011 as follows:

   WAL-MART GROUP #1

 PROPERTY              PAYMENT
------------------  ------------
Durant Property       $15,949.85
Franklin Property     $11,878.60
Irving Property       $31,528.77
McPherson Property    $11,601.52
Ridgeland Property    $24,007.45
Pueblo Property       $17,983.25
Spencer Property      $ 7,347.03



   WAL-MART GROUP #2

 PROPERTY                PAYMENT
--------------------  ------------
Platteville Property    $11,208.25
Sparta Property         $ 9,384.90
Tulsa Property          $32,829.25
Virquoa Property        $ 7,221.90
Waverly Property        $ 9,617.28

   WAL-MART GROUP #3

   Each mortgage loan in Wal-Mart Group #3 requires monthly payments of principal and interest from May 1, 1987 until maturity on April 1, 2012 as follows:

 PROPERTY             PAYMENT
-----------------  ------------
Clinton Property     $ 8,582.71
Linton Property      $ 9,739.06
Plano Property       $ 8,963.69
Sterling Property    $15,182.07

   Each mortgage loan in the Wal-Mart Groups is fully amortizing. Upon maturity, all unpaid principal and accrued but unpaid interest is due. There is a 6% late charge for any overdue installment. Upon default and acceleration, the lender is entitled to a charge equal to the Prepayment Charge, as described below.

   With respect to Wal-Mart Group #1 and Wal-Mart Group #2, from January 1, 1999 through September 1, 2011, and with respect to Wal-Mart Group #3, from May 1, 1999 through December 1, 2011, the mortgage loans may be prepaid in full, but not in part, by paying a prepayment charge equal to the figure obtained by (i) multiplying such unpaid principal balance so prepaid times the excess of (a) the effective annual yield under the note over (b) the effective annual yield of U.S. Treasury obligations having maturities as close to December 1, 2011 as are reasonably available, and (ii) multiplying the result by a fraction, the numerator of which is the number of months (full or partial) remaining prior to

December 1, 2011 and the denominator of which is 12 (the "Prepayment Charge"). The prepayment of any of the mortgage loans included in one Wal-Mart Group must be concurrent with the prepayment of the other mortgage loans included in that same Group. For Wal-Mart Group #1 and Wal-Mart Group #2, the mortgage loans may be prepaid without penalty from September 1, 2011 until the maturity date. The mortgage loans in Wal-Mart Group #3 may be prepaid without penalty from December 1, 2011 until the maturity date. In addition, for each Group the mortgage loans may be individually prepaid without penalty at anytime if Wal-Mart terminates its lease of the property.

   Transfer of Property or Interest in Borrowers. Each mortgage loan in the Wal-Mart Groups becomes immediately due and payable upon the transfer of any property or a transfer of interest in the borrowers unless prior consent of the lender is obtained.


   Reserves/Escrow. The security documents for each mortgage loan in each Wal-Mart Group require that upon the lender's request, the borrowers pay one-twelfth of the yearly taxes and assessments associated with each property on a monthly basis. The leases do not require such escrows of Wal-Mart as tenant. No other reserves or escrow accounts are required.


   Subordinate/Other Debt. Each mortgage loan in the Wal-Mart Groups becomes immediately due and payable upon the encumbrance of any of the properties within the same Group without the prior consent of the lender.


THE PROPERTIES

   WAL-MART GROUP #1 PROPERTIES

       DURANT PROPERTY: The Durant Property is a 73,000 square foot building built in 1986 and is located near a local college and Lake Texoma. Durant is located 20 miles from Denison, Texas and is 95 miles north of Dallas. The original principal amount of indebtedness associated with this property is $1,803,000.
       FRANKLIN PROPERTY: The Franklin Property is a 65,904 square foot building built in 1987 and is located in a commercial area 10 miles south of Indianapolis. An adjacent mall has been renovated and is substantially occupied. The original principal amount of indebtedness associated with this property is $1,329,000.
       IRVING PROPERTY: The Irving Property is a 85,000 square foot building built in 1986 and is located in a suburb of Dallas. The building is currently vacant and there are signs of structural defects. The original principal amount of indebtedness is $3,660,000.
       MCPHERSON PROPERTY: The McPherson Property is a 70,388 square foot building built in 1986 and is located in a rural town sixty miles north of Wichita, Kansas. The original principal amount of indebtedness associated with this property is $1,318,000.
       PUEBLO PROPERTY: The Pueblo Property is a 123,041 square foot building built in 1986. The original principal amount of indebtedness associated with the property is $2,076,000.
       RIDGELAND PROPERTY: The Ridgeland Property is a 150,284 square foot building built in 1986 and is located in a suburb of Jackson, Mississippi. The original principal amount of indebtedness associated with this property is $2,708,000.
       SPENCER PROPERTY: The Spencer Property is a 41,304 square foot building built in 1986 and is located in a commercial development. Spencer is situated 50 miles southwest of Indianapolis. The original principal amount of indebtedness associated with this property is $822,000.

   WAL-MART GROUP #2 PROPERTIES

       PLATTEVILLE PROPERTY: The Platteville Property consists of a 92,280 square foot building built in 1986 located in a commercial area near Dubuque. The original principal amount of indebtedness associated with this property is $1,280,000.

       SPARTA PROPERTY: The Sparta Property consists of a 50,980 square foot building built in 1986 and is located in a small town twenty miles east of LaCrosse, Wisconsin. There is sufficient vacant land available adjacent to the subject for expansion. The original principal amount of indebtedness associated with the property is $1,050,000.
       TULSA PROPERTY: The Tulsa Property consists of a 107,794 square foot building built 1986 located in a commercial area. The original principal amount of indebtedness associated with the property is $3,693,000.
       VIRQUOA PROPERTY: The Virquoa Property consists of a 41,304 square foot building built in 1986 and is located 20 miles southeast of LaCrosse, Wisconsin. The site is on a large lot with room for expansion. The original principal amount of indebtedness associated with the property is $822,000.
       WAVERLY PROPERTY: The Waverly Property consists of a 50,980 square foot building built in 1986 and is located adjacent to a retail strip center approximately 15 miles north of Waterloo, Iowa. The original principal amount of indebtedness associated with the property is $1,076,000.

WAL-MART GROUP #3 PROPERTIES


       CLINTON PROPERTY: The Clinton Property consists of a 55,698 square foot building built in 1987 and is located 12 miles north of Terre Haute. Land is available at the site for expansion. The original principal amount of indebtedness associated with the property is $993,000.
       LINTON PROPERTY: The Linton Property consists of a 50,968 square foot building built in 1987 and is located in a town approximately 35 miles southeast of Terre Haute. Wal-Mart has recently vacated the property. The original principal amount of indebtedness associated with the property is $1,108,000.
       PLANO PROPERTY: The Plano Property consists of a 70,912 square foot building built in 1987. The building was remodeled in 1992. The original principal amount of indebtedness associated with the property is $1,030,000.
       STERLING PROPERTY: The Sterling Property consists of a 81,922 square foot building built in 1986 and is located in a retail area 35 miles southwest of Rockford, Illinois. The original principal amount of indebtedness associated with the property is $1,737,000.

   Environmental Issues. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments."

3. ADAMS MARK HOTEL LOAN AND PROPERTY


  1.   Cut-off Date UPB:      $22,244,715.07     8.  Amortization Type:       Balloon
  2.   Property Type:         Hotel              9.  Principal Amortization:  Yes
  3.   Year Built:            1968              10.  Negative Amortization:   No
  4.   Rooms:                 515               11.  Rate:                    8.125
  5.   UPB/Room:              $43,193.62        12.  Maturity Date:           9/1/96
  6.   Occupancy Percent:     64.8              13.  Normalized NOI:          $3,694,718.00
  7.   Occupancy as of Date:  1994 Average      14.  Debt Service Coverage:   1.45x
-----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN

   The Adams Mark Hotel Loan is secured by a first lien on the Adams Mark Hotel located in Philadelphia, Pennsylvania (the "Adams Mark Hotel Property"). The Adams Mark Hotel Loan was originated by the Seller on September 17, 1990 and modified on March 26, 1993 in connection with an extension of maturity by the borrower. The modification reduced principal by $5 million (which was paid by the borrower), lowered the interest rate and extended the term.

    The Borrowers. The borrowers are Seven Seventeen HB Philadelphia Corporation No. 1 ("HB No. 1") and Seven Seventeen HB Philadelphia Corporation No. 2 ("HB No. 2" and together with HB No. 1, the "Adams Mark Hotel Borrowers"), both Pennsylvania corporations and wholly owned subsidiaries of HBE Corporation, a Delaware corporation ("HBE"). HBE designs and constructs healthcare, bank, retirement and other facilities and owns 12 hotels operated under the Adams Mark name. HBE is based in St. Louis and its principal shareholder is Fred Kummer.

   Security. The Adams Mark Hotel Loan is secured by a Mortgage and Security Agreement, an Assignment of Rents and Leases, and a Guaranty and Surety Agreement, among other security documents. The mortgage is a first lien on a fee simple interest in the Adams Mark Hotel Property, held by HB No. 1, and a first lien on a leasehold interest in the Adams Mark Hotel Property, held by HB No. 2. Both HB No. 1 and HB No. 2 have executed the mortgage so as to encumber both estates.

   HB No. 2 entered into a ground lease with HB No. 1. The terms of the ground lease are as follows: $96,000 per year for the remaining 24 years of the lease, with 2 automatic 5 year renewals. The ground lease is subordinate to the Adams Mark Hotel Loan.

   Guaranty. The Adams Mark Hotel Loan is fully guarantied by HBE.

   Payment Terms. The interest rate is fixed at 8.125%. The Adams Mark Hotel Borrower is required to make monthly payments of principal and interest of $211,809.47 until the loan's maturity on September 1, 1996, at which time all unpaid principal and accrued but unpaid interest is due. Principal amortizes on an 18 year amortization schedule. The Adams Mark Hotel Loan is non-recourse subject to certain limited exceptions.

   Following an event of default and acceleration of the Loan, the security documents require that the Adams Mark Hotel Borrower pay a premium equal to the greater of (i) 1% of the unpaid principal or (ii) the Yield Maintenance formula described below. There is a 6% late fee on any overdue installments and overdue payments accrue interest at the lesser of 6% over the interest rate of the note or the maximum rate of interest permitted under Pennsylvania law.


   Prepayment. The Adams Mark Hotel Loan may be prepaid in whole, but not in part, upon 60 days prior written notice, provided there is no default, and upon payment of the greater of (i) 1% of the outstanding balance or (ii) a payment computed (the "Yield Maintenance formula") by determining the present value of all scheduled debt service payments remaining until the maturity of the note attributable to the amount of principal being prepaid by discounting all such payments at the rate (divided by 12) which is the mortgage equivalent of the average yield of U.S. Treasury obligations maturing at approximately the same time as the note; such amount is the amount required to invest in U.S. Treasury obligations in order to produce the same yield to maturity as the amount of the principal being prepaid, and if the amount of the additional investment is greater than the principal being prepaid, the difference is the prepayment fee. Prepayment without a premium is permitted on or after June 1, 1996.


   Transfer of Property or Interest in Borrowers. The ownership of HB No. 1 and HB No. 2 may not be changed without the prior written consent of the lender. The Adams Mark Hotel Property may not be transferred without the prior consent of the lender, except that HB No. 1 and HB No. 2 may each transfer their interests in the Adams Mark Hotel Property, on a one time basis, to an entity wholly owned by HBE subject to certain conditions.

   Escrow/Reserves. At the request of the lender under certain limited circumstances, the Adams Mark Hotel Borrower must deposit with the lender an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies required by the mortgage. The Adams Mark Hotel Borrower pays $66,719 per month (one-twelfth of the estimated tax liability) into a non-interest bearing tax escrow account, which had a balance of $636,266 as of October 2, 1995. No other reserves or escrows are required.

   Subordinate/Other Debt. The Adams Mark Hotel Loan becomes immediately due and payable if the property is encumbered or the borrower incurs indebtedness secured by a lien without the prior consent of the lender.

 THE PROPERTY

   The 23 story, 515 room hotel contains 47,000 square feet of meeting, restaurant and exhibit space and parking for 752 cars, including 220 spaces in a 2 1/2 story attached garage, and is rated 3-Diamond by AAA and 3-Star by Mobil. Other amenities include a health club and exercise facility. The Hotel is located on a 13.5 acre site on City Line Avenue (Rt. 1) and is approximately 1/2 mile from the Schuylkill Expressway (Rt. 76) in the Northwest section of the central business district of Philadelphia. The improvements are constructed on land owned by HB No. 1 and leased to HB No.
2. In December, 1994, a Marriott 1200 room convention center was opened in the downtown area.


   The property condition assessment performed on the Adams Mark Hotel Property produced remedial cost estimates of $856,200 for deferred maintenance and existing deficiencies. Noting a water infiltration problem in the concrete parking garage, the assessment recommended an in-depth survey to determine the cause and to test the structural integrity of the concrete.


   Due to a backlog in local recording office volume, a title update regarding the Adams Mark Property subsequent to November 12, 1994 was not available.

   For 1992, 1993 and 1994, the average daily rate was $85.64, $88.08 and $91.89, respectively, the occupancy rate was 55.9%, 58.6% and 64.8%, respectively, and the Normalized NOI was $1,993,642, $2,736,525 and $3,694,718, respectively.


   Environmental Issues. In connection with its environmental assessment, Dames & Moore, Inc. identified asbestos-containing ceiling material totalling 256,200 square feet in good condition and recommended that this material be maintained in place using an operation and maintenance program.

4. POLYCLINIC LOAN AND PROPERTY


  1.  Cut-off Date UPB:      $20,280,933.89     8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Medical            9.  Principal Amortization:  Yes
  3.  Year Built:            1964              10.  Negative Amortization:   No
  4.  Square Feet:           112,610           11.  Rate:                    9.480
  5.  UPB/Square Foot:       $180.10           12.  Maturity Date:           1/1/10
  6.  Occupancy Percent:     100.0             13.  Normalized NOI:          $2,426,461.00
  7.  Occupancy as of Date:  August 1995       14.  Debt Service Coverage:   1.13x
----  ---------------------  --------------  -----  -----------------------  ----------------------

THE LOAN

   The Polyclinic Loan is secured by a first lien on 2.2 acres of land improved by a 112,610 medical office building in Seattle, Washington (the "Polyclinic Property"). The Polyclinic Loan was originated by the Seller on December 12, 1989.

   The Borrower. The borrower is Harvard Union Company, Inc., a Washington corporation (the "Polyclinic Borrower"). The Polyclinic Borrower was set up to hold the real estate assets of the main tenant of the Polyclinic Property, The Polyclinic, a Washington corporation and a medical clinic. All of the shareholders of the Polyclinic Borrower are physicians employed by The Polyclinic, who are required to purchase 30 shares after practicing with The Polyclinic for one year, at a purchase price calculated based on a formula and payable over 10 to 15 years at 6% to 8%. Physicians withdrawing from The Polyclinic must sell their shares to the Polyclinic Borrower at current value, paid out over a 5-10 year period at the same interest rate at which it was paid in.

   Security. The Polyclinic Loan is secured by a first Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, among other security documents. The Polyclinic deed of trust is a first lien on a fee simple interest in the mortgaged property. The Polyclinic Loan is non-recourse, subject to certain limited exceptions.

   Payment Terms. The interest rate is fixed at 9.48% The Polyclinic Loan provides for interest-only payments through January 1, 1992 (requiring monthly payments of $165,900.00 from February 1, 1990 through January 1, 1992), followed by monthly payments of principal and interest of $178,594.00 until its maturity on January 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due. Principal amortizes on a 28 year amortization schedule.

   If there is an event of default and the lender accelerates the loan (i) prior to January 1, 1998, the security documents require that the Polyclinic Borrower pay a premium equal to the greater of (A) 6% of the unpaid principal balance or (B) the lender's make-whole formula as described below, or (ii) on or after January 1, 1998, the Polyclinic Borrower must pay the lender's make-whole formula as described below. There is a 6% late fee on overdue installments, and overdue payments accrue interest at the lesser of 15.48% or the maximum interest rate allowed under law.

   Prepayment. The Polyclinic Loan may be prepaid in whole but not in part at any time after January 1, 1998, upon 60 days prior written notice and upon payment (unless within the last three months prior to maturity) of a the greater of (i) 1% of the outstanding principal balance, or (ii) a make-whole formula which computes a premium by multiplying the outstanding principal balance of the note by a percentage equal to the excess of 11.019% over the Current Available Yield (the effective annual percentage yield which the lender would be able to obtain if, on the prepayment date, it invested the outstanding principal balance being prepaid in U.S. Treasury obligations with maturities as close to the maturity date as are reasonably available), resulting in the Annual Payment Differential (the annual deficiency in payments that would result from an investment of the outstanding principal balance at the Current Available Yield rather than at an effective annual yield of 11.019%), and such amount is discounted based on the Current Available Yield.


   Transfer of Property or Interest in Borrower. The Polyclinic Loan becomes immediately due and payable upon the transfer of the Polyclinic Property or the Polyclinic Borrower (excluding stock issuances to physicians of The Polyclinic) without the prior consent of the lender.


   Release of Collateral. The lender agreed to consider the possibility of releasing or subordinating its lien on a portion of the Polyclinic Property one half block from the property used for parking (the "surface parking parcel") upon the fulfillment of certain conditions.

   Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that subordinate indebtedness is permitted as long as, among other conditions, the subordinate lender is an institutional lender satisfactory to the lender, the net cash flow (after all operating expenses) being generated by the Polyclinic Property remains above 1.15 times the total combined debt service and the combined debt remains below 80% of the total value of the Polyclinic Property. No intercreditor or similar agreement is required.

   Escrow/Reserves. At the request of the lender, the Polyclinic Borrower must deposit with the lender, on a monthly basis, an amount equal to one-twelfth of the aggregate annual insurance premiums on all policies required by the deed of trust and one-twelfth of the estimated tax and other impositions for the year. No other reserves or escrows are required.

THE PROPERTY

   The Polyclinic Property is a medical clinic with a parking garage. The original four-story building of the Polyclinic Property was constructed in 1964 and was remodeled and/or expanded in 1974, 1979 and 1983-84. In 1989, the original building was integrated into a new clinic with the addition of a two-story office addition over a four-level parking garage. In addition, there is a parcel of land one half block from the property, also securing the loan, that is used as staff parking.

   The Polyclinic Property is in the First Hill area, east of I-5 in the Seattle area. This area is home to four major hospitals.

   The Polyclinic master leases 98% of the building from the Polyclinic Borrower, with the balance leased to a pharmacy and a delicatessen. The required monthly payments of the master lease were reduced on December 18, 1989 to $143,000. The master lease is subordinate to the lender's mortgage and, in the event of default by the Polyclinic Borrower, the master lease provides that the Polyclinic must pay to the lender the original monthly rent payments of $214,313. The Polyclinic, as tenant, must pay all license fees, excise fees, occupation and personal property ad valorem taxes, and real property and personal property taxes for the Polyclinic Property. The term of the master lease expires on December 1, 2009.

   Rollover at the property for 1994, 1995 and 1996 is 0%, 0%, and 2%, respectively. The Normalized NOI for 1992, 1993 and 1994 was $2,427,466, $2,424,467 and $2,426,461, respectively.


5. WATERWORKS SHOPPING CENTER II LOAN SENIOR PARTICIPATION AND PROPERTY


  1.  Cut-off Date UPB:      $20,197,000       8.  Amortization Type:       Balloon
  2.  Property Type:         Retail            9.  Principal Amortization:  Yes
  3.  Year Built:            1988             10.  Negative Amortization:   No
  4.  Square Feet:           320,948          11.  Rate:                    9.730
  5.  UPB/Square Foot:       $62.93           12.  Maturity Date:           9/1/19
  6.  Occupancy Percent:     100.0            13.  Normalized NOI:          $3,066,152
  7.  Occupancy as of Date:  March 1995       14.  Debt Service Coverage:   1.46x
----  ---------------------  -------------  -----  -----------------------  ------------


THE PARTICIPATION AND LOAN

   The Waterworks Shopping Center II asset is a Senior Participation. The Waterworks Shopping Center Loan, with a Cut-off Date principal balance of $25,246,316.79, is subject to a 20% Junior Participation with a Cut-off Date principal balance of $5,049,317.79.

   The Waterworks Shopping Center Loan is secured by a first mortgage on an anchored retail center located in Pittsburgh, Pennsylvania (the "Waterworks Shopping Center Property"). The Waterworks Shopping Center Loan was originated by the Seller on August 17, 1989.

   The Borrower. The borrower is Waterworks Phase II, L.P., a Pennsylvania limited partnership (the "Waterworks Shopping Center Borrower") whose general and limited partners are members of the Gumberg family and which is affiliated with The J.J. Gumberg Company, a retail developer in Western Pennsylvania.

   Security. The Waterworks Shopping Center Loan is secured by a Mortgage and Security Agreement and an Assignment of Rents and Leases, among other security documents. The Waterworks Shopping Center mortgage is a first lien on a fee simple interest in the Waterworks Shopping Center Property. The Waterworks Shopping Center Loan is a non-recourse loan, subject to certain limited exceptions.

   Payment Terms. The interest rate is fixed at 9.73%. The Waterworks Shopping Center Loan requires monthly payments of principal and interest of $174,525.53 until its maturity on September 1, 2019, at which time all unpaid principal and accrued but unpaid interest is due. Principal amortizes based on a 35 year amortization schedule.

   There is a late payment charge of 4% of the overdue payment and interest accrues on the principal balance after default at the lesser of 4% above the interest rate of the note or the maximum interest rate allowed under Pennsylvania law. If the lender accelerates the loan due to an event of default, the security documents require the Waterworks Shopping Center Borrower to pay a charge equal to the greater of (i) 6% of the outstanding principal or (ii) the prepayment penalty described below.

   Prepayment. The Waterworks Shopping Center Loan may be prepaid in whole but not in part after September 1, 1999 and upon payment of an amount which, together with the outstanding balance, would produce the same annual effective interest yield to maturity as the note if such amount were to be invested on such date in U.S. Treasury obligations with maturities as close to the maturity of the note as reasonably available. Such prepayment charge is to be calculated on a discounted cash flow basis incorporating a present value factor which reconciles differences in timing, yield and amortization between the payment streams of the note and the substitute treasury obligation investment. There is no prepayment charge if the loan is prepaid within the last six months prior to maturity. Provided there is no default, the lender may apply amounts received from condemnation awards or insurance proceeds to the unpaid balance as a prepayment, such prepayment incurring no prepayment premium.

    Release of Collateral. The Waterworks Shopping Center Borrower may request in writing that the lender release from the lien of the mortgage certain portions of unimproved land along the rear perimeter of the improvements as described in the mortgage. The lender agreed in advance to release such portions of land provided that the Waterworks Shopping Center Borrower certifies that the proposed use of the land will not adversely affect the lender and agrees to provide reasonably adequate access to each of the tenants' premises for service purposes.

   Transfer of Property or Interest in Borrower. The Waterworks Shopping Center Property may not be transferred without the prior written consent of the lender except, as long as no event of default has occurred and is continuing and certain other conditions are met, the property may be transferred to a new borrower with a net worth of not less than $10 million. In addition, it may be sold to the J.J. Gumberg Co. as long as the Gumberg family owns at least 51% of the stock and certain other conditions are met. The Waterworks Shopping Center Borrower may sell interests in itself not to exceed 70%. The partnership agreement or articles of the Waterworks Shopping Center Borrower may not be amended or changed without the prior written consent of the lender, which consent may not be unreasonably withheld.

   Escrow/Reserves. The Waterworks Shopping Center Borrower must deposit with the lender, on a monthly basis, one-twelfth of the estimated aggregate insurance premiums on all policies required by the mortgage and one-twelfth of the estimated tax payments for the year. No other reserves or escrows are required.

   Subordinate/Other Debt. Additional debt and encumbrances are prohibited, unless, among other conditions, the subordinate lender is an institutional lender and the projected combined debt service coverage ratio remains not less than 1.15 for the following 12 months and the combined debt will remain below 85% of the total value of the Waterworks Shopping Center Property. The documentation for the subordinate loan must state that it is subordinate to the lender's loan, but there is no requirement that the subordinate lender enter into an intercreditor or similar agreement.

THE PROPERTY

   The Waterworks Shopping Center Property was built in 1988 and contains 320,948 square feet situated on a 28.288 acre site. Construction is of block exterior walls over steel frame with a flat, built-up roof. Parking is provided for 1,497 cars. Major tenants include Giant Eagle (85,000 square feet (26%) -- expiration June 2007), T.J. Maxx (25,155 square feet (17%) -- expiration August, 1997), and Service Merchandise (53,500 square feet (16%) -- expiration February 2010). Rollover for 1994, 1995 and 1996 is 0%, 2% and 4%, respectively. The average occupancy of the property for 1991, 1992 and 1993 was 97%, 100% and 100%, respectively. The Normalized NOI for 1992, 1993 and 1994 was $3,156,362, $3,093,715 and $3,066,152, respectively.

   A 900,000 square foot regional mall is planned for the trade area in which the Waterworks Shopping Center Property is located, but the project has been delayed by local authorities due to opposition by residents. If built, it will be anchored by J.C. Penney, Kaufmann's and Lazarus. The trade area has an overall occupancy of 95%.

   Management. According to information provided by the Seller, as of May 31, 1994, the property was managed by the J.J. Gumberg Company, an affiliate of the Waterworks Shopping Center Borrower, which owns and/or manages 55 retail properties in Pennsylvania, Ohio, West Virginia and Florida containing approximately 15 million square feet. The Seller has no information with respect to current management.

 6. COVINA TOWN SQUARE LOAN AND PROPERTY

  1.  Cut-off Date UPB:       $18,234,561.64    8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:              Retail        9.  Principal Amortization:  Yes
  3.  Year Built:                  1989        10.  Negative Amortization:   No
  4.  Square Feet:               421,551       11.  Rate:                    9.600
  5.  UPB/Square Foot:            $43.26       12.  Maturity Date:           9/1/04
  6.  Occupancy Percent:           96.0        13.  Normalized NOI:          $2,277,533.00
  7.  Occupancy as of Date:     March 1995     14.  Debt Service Coverage:   1.22x
----  ---------------------  --------------  -----  -----------------------  ----------------------

THE LOAN

   The Covina Town Square Loan is secured by a first lien on a 421,551 square foot retail center in Covina, California (the "Covina Town Square Property"). The Covina Town Square Loan was originated by the Seller on August 23, 1989.

   The Borrower. Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership (the "Covina Town Square Borrower"), is the current owner of the property as a result of a pre-approved, one-time transfer of the property by the original borrower (not involving a contractual assumption of the loan), Lake Forest Shopping Center. The general partner is Alexander Haagen Properties, Inc., a REIT, which as of December 31, 1993 had assets valued at $618 million and owned and managed, as of December 1993, forty retail shopping centers totaling 6.5 million square feet.

   Security. The Covina Town Square Loan is secured by a first Deed of Trust, an Assignment of Rents and a Security Agreement, among other security documents. The Covina Town Square Deed of Trust is a first lien on a fee simple interest in the mortgaged property. The Covina Town Square Loan is a non-recourse loan, subject to certain limited exceptions.

   Guaranty. The Covina Town Square Loan is guarantied by the personal guaranties of Alexander Haagen, Charlotte Haagen, Charals Haagen, Seymour Kreshek and Fred Bruning which guarantees payment to the lender, in the event that Sears terminates its lease, of an amount equal to the lease payments of Sears until such time as a replacement tenant acceptable to the lender is found.

   Payment Terms. The interest rate is fixed at 9.6%. The Covina Town Square Loan requires monthly payments of interest and principal of $155,849.39 until its maturity on September 1, 2004, at which time all unpaid principal and accrued but unpaid interest is due and payable. Principal amortizes based on a 30 year amortization schedule.

   Upon an event of default and acceleration of the loan, the security documents require the Covina Town Square Borrower to pay the premium otherwise applicable to prepayments. The security documents provide for a 6% late fee on overdue installments, and overdue payments accrue interest at 15.60%.

   Prepayment. The Covina Town Square Loan may be prepaid in whole, but not in part, upon 60 days prior written notice and upon payment of the greater of
(i) 1% of the outstanding principal balance or (ii) a sum which together with the amount prepaid, is sufficient to invest in a United States Treasury obligation (with a maturity date as close to the Loan's maturity date as is reasonably available), for the remaining term to produce the same annual effective yield to the Loan's maturity date, the sum of which is calculated in accordance with the Borrower's then prevailing formula on a discounted cash flow basis incorporating a present value factor (based on the annual effective yield to maturity of the substitute United States Treasury Obligation), that reconciles differences in timing, yield, and amortization between the payment streams provided for and by the substitute United States Treasury obligation investment (the "Yield Maintenance formula"). It is assumed in the case of a prepayment prior to September 1, 2001 only that the United States Treasury obligation used as a basis for such computation is producing an annual yield of one-quarter percent more than the actual annual yield of such United States Treasury obligation. No prepayment penalty or premium is due if prepaid within six months prior to maturity.

   Transfer of Properties or Interest in Borrower. The Covina Town Square Loan becomes immediately due and payable upon transfer of the Property unless the prior consent of the lender is granted. The security documents permitted a one-time transfer of the borrower's entire interest in the property subject to certain conditions; such transfer has been made and therefore is no longer available.

   Escrow/Reserves. At the request of the lender, the Covina Town Square Borrower must deposit with the lender, on a monthly basis, one-twelfth of the estimated tax payments for the year. No other reserves or escrows are required.

   Subordinate/Other Debt. The Covina Town Square Loan becomes immediately due and payable if the property is encumbered without the prior consent of the lender.

THE PROPERTY

   The Covina Town Square Property consists of eight buildings on a 36.24 acre parcel of land. Most of the buildings are for single tenant use and are located along the perimeters of the site, with Sears occupying the center. Construction is primarily wood frame with stucco exterior and red Spanish tile roofs. The property offers parking of 5.2 spaces per 1,000 square feet of net rentable area.

   The largest tenant is Sears (165,638 square feet (37%) - expiring December
2021). Its lease is a ground lease; the improvements are owned by Sears and will not revert to the landlord until the termination of the lease. Sears may terminate its lease at any time. In addition to Sears, other major tenants include Home Depot (102,485 square feet (24%) - expiring January 2004), Staples (25,632 square feet (6%) - expiring September 2000) and PetsMart (25,608 square feet (6%) -expiring October 2008). The average occupancy of the property for 1992, 1993 and 1994 was 90%, 90% and 93%, respectively and the Normalized NOI for such periods was $1,728,888, $1,874,519 and $2,277,533, respectively.

   Rollover at the property is 1% for 1994, 0% for 1995, and 1% for 1996.

   A Wal-Mart retail outlet recently opened in the immediate area, and most of the "big box" retailers are also represented in the area. A re-configured power center is scheduled to open in the area in early 1996.

   Environmental Issues. See "DESCRIPTION OF THE MORTGAGE POOL -- Assessments of Property Condition -- Environmental Assessments."

7. THE MOBIL OIL LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $17,350,000.00     8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Office             9.  Principal Amortization:  Yes
  3.  Year Built:            1991              10.  Negative Amortization:   No
  4.  Square Feet:           170,626           11.  Rate:                    9.590
  5.  UPB/Square Foot:       $101.68           12.  Maturity Date:           12/1/01
  6.  Occupancy Percent:     100.0             13.  Normalized NOI:          $1,846,700.00
  7.  Occupancy as of Date:  October 1995      14.  Debt Service Coverage:   1.05x
----  ---------------------  --------------  -----  -----------------------  ----------------------

THE LOAN

   The Mobil Oil Loan is secured by a first mortgage lien on the fee simple estate in a four story Class A office building situated in the 300 acre Southlake Office Industrial Park, Lenexa, Johnson County, Missouri (the "Mobil Oil Property"). The loan was originated on May 15, 1990 by an affiliate of the Seller.


   The Borrower. The Borrower is Monaxa Limited Partnership, a Kansas Limited Partnership (the "Mobil Oil Borrower"). The general partner of the Mobil Oil Borrower is Lenexa Industrial Park, Inc. ("Lenexa"), owning a 50% interest, and the limited partner of the Mobil Oil Borrower is Mobil Corporation, a New York corporation, owning a 50% limited partnership interest. Lenexa is owned by five entities, including Six Plus, Inc., holding a 52% interest, and the A.W. Zimmer Co., holding a 16% interest. A.W. Zimmer Co. manages the Mobil Oil Property as well as over six million square feet of office and industrial space.

    Security. The Mobil Oil Loan is secured by a Mortgage and Security Agreement, Assignments of Rents and Leases, Loan Agreement and Disbursement Agreement, among other security documents. The Mobil Oil Mortgage is a first lien on the fee simple interest in the Mobil Oil Property. After December 24, 1991, the Mobil Oil Loan is non-recourse, subject to certain limited exceptions.

   The Mobil Oil Property is 100% leased to Mobil Oil Corporation, which lease has been assigned to Mobil Oil Credit Corporation ("Tenant"). Under the Lease, Tenant is responsible for taxes, maintenance and insurance. However, Tenant may self-insure, provided that if the lease is assigned to an affiliate such as Mobil Oil Credit Corporation, self insurance will be maintained by Mobil Oil Corporation. Mobil's lease expires in July 2001, four months prior to the Loan's maturity. Mobil Oil Credit Corporation has subleased the property to First Data Resources ("FDR") a wholly owned subsidiary of First Data Corporation. This lease also expires in July of 2001. However, FDR has given notice that it is terminating its sublease and therefore the building will be vacant beginning January 6, 1996.

   Payment Terms. The interest rate is fixed at 9.59%. The Mobil Oil Loan was initially a construction loan, but was converted into a long-term mortgage loan on December 24, 1991. The Mobil Oil Loan provides for interest-only payments through February 1, 1997. Thereafter through November 1, 2001, the monthly payments of interest and principal are $147,028.85. The Loan is amortized over 30 years. Any unpaid principal and accrued but unpaid interest is due on the maturity date, December 1, 2001. Interest is calculated on a 30/360 day basis.

   Upon default and acceleration of the loan, the security documents require that the Borrower pay an amount (to the extent permitted by law) equal to the greater of (i) 1% of the unpaid principal sum on the acceleration date; or
(ii) the Prepayment Charge, described below. Upon default, the security documents require that the interest rate on the entire unpaid principal balance increase to 15.59%. If the lender elects to have a receiver appointed, and the amounts collected by the receiver are insufficient to pay all costs and expenses of the receiver, the security documents provide that the lender may pay such costs and those costs plus 15.59% on such costs will be immediately due and payable by the Borrower. The security documents provide that the interest rate on late payments is 15.59%.

   Prepayment. The Mobil Oil Loan may be prepaid in whole if Tenant exercises its option to purchase the property pursuant to the lease or if the loan is prepaid between June 1, 1996 and July 1, 2001 and upon payment of a yield maintenance premium which is the greater of (i) 1% of the unpaid principal or
(ii) a sum which together with the unpaid principal sum would be sufficient to permit the lender to invest in a U.S. Treasury obligation for the remaining term of the loan which shall produce the same annual effective yield to the maturity date as the loan (the "Prepayment Charge"). There is no Prepayment Charge if the loan is prepaid after July 1, 2001. The Prepayment Charge is to be calculated by the lender in accordance with the lender's then prevailing formula on a discounted cash flow basis incorporating a present value factor which reconciles differences in timing, yield and amortization between the payment streams of the loan and the substitute U.S. Treasury obligation; during the period of time commencing June 1, 1996, and ending May 31, 1999, such annual effective yield is to be calculated by using the applicable U.S. Treasury obligation rate plus .25%. Partial prepayments of principal are permissible without penalty throughout the term of the loan if such partial prepayments occur by reason of the application by the lender of insurance proceeds or condemnation awards to the unpaid principal.


   Transfer of Property. The Mobil Oil Loan becomes immediately due and payable upon (i) the sale or transfer of the Mobil Oil Property, except for:
(A) a sale or transfer by the Borrower pursuant to a purchase option granted to Mobil Oil Corporation in the lease, (B) a sale or transfer pursuant to the Agreement of Limited Partnership for Borrower between Lenexa and Mobil (the "Limited Partnership Agreement"), (C) a one time sale or transfer by the Borrower carried out in compliance with the lender's requirements for such transfer including the payment of a fee in the amount of 1% of the unpaid balance of the Note; (ii) a change in the Limited Partnership Agreement or the ownership interests of the Borrower except as provided in the Limited Partnership Agreement; or (iii) a change in the use of the Mobil Oil Property without prior consent of the lender, except as provided in the Limited Partnership Agreement or the Lease.

    Reserves. The Borrower must deposit with the lender on a monthly basis an amount estimated by the lender to be sufficient to enable the lender to pay 30 days before they come due all taxes, assessments and utilities. If Mobil Oil Corporation or its assigns do not give notice to exercise its first option to renew its lease, Borrower must make six quarterly deposits in escrow in an amount equal to excess cash flow from the mortgaged property after debt service and certain other payments paid by or to Lenexa under the Limited Partnership Agreement which quarterly deposits shall not be less than $16,666.67 each or more than $100,000 in the aggregate. There are no other escrow or reserve provisions.

   Subordinate/Other Debt. The Mobil Oil Loan becomes immediately due and payable upon the encumbrance of the property without the prior consent of the lender except as provided in the lease or the Limited Partnership Agreement.

THE PROPERTY

   The building, which was built in 1991, is 170,626 square feet and is situated on approximately 10.7 acres. The building is of steel frame construction with pre-cast granite aggregate panels with horizontal bands of lightly tinted glass. The main entrance to the building is via the second floor with an atrium lobby on the second, third and fourth floor elevator lobbies. Approximately 30% of the ground floor is either unfinished or contains low level finish since this floor houses the mailroom and receiving area. The unfinished areas are used for supply storage. The property has 506 on-site parking spaces on three sides of the building, and has irrigated landscaping.

   The Normalized NOI for 1992, 1993 and 1994 was $1,846,700, $1,846,385 and
$1,846,700, respectively.

   Management. The Mobil Oil Property is managed by the A.W. Zimmer Co.

8. DOWNTOWN CENTER PARKING GARAGE LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $16,911,902.99     8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Parking Garage     9.  Principal Amortization:  Yes
  3.  Year Built:            1955              10.  Negative Amortization:   No
  4.  Parking Spaces:        944               11.  Rate:                    9.235
  5.  UPB/Parking Space:     $17,915.15        12.  Maturity Date:           1/1/00
  6.  Occupancy Percent:     97.0              13.  Normalized NOI:          $2,460,545.00
  7.  Occupancy as of Date:  June 1995         14.  Debt Service Coverage:   1.47x
----  ---------------------  --------------  -----  -----------------------  ----------------------

THE LOAN

   The Downtown Center Parking Garage Loan is secured by a deed of trust on a nine story building located in downtown San Francisco (the "Downtown Center Parking Garage Property"). The Loan was originated by the Seller on December 14, 1989.

   The Borrower. The borrower is The Downtown Center Garage Partnership, an Oregon general partnership (the "Downtown Center Parking Garage Borrower"). The Downtown Center Parking Garage Borrower has three general partners, the Harsch Investment Corporation, with 27.5% ownership, and Harold and Arlene Schnitzer, collectively with 72.5% ownership. Harsch Investment Corporation owns and manages over 32 properties in five western states. Harold and Arlene Schnitzer are the principal stockholders of Harsch Investment Corporation.

   Security. The Downtown Center Parking Garage Loan is secured by a first Deed of Trust, an Assignment of Rents, and a Security Agreement and Fixture Filing. The Deed of Trust is a first lien on a fee simple interest in the Downtown Center Parking Garage Property. The Downtown Center Parking Garage Loan is non-recourse, subject to certain limited exceptions.

   Payment Terms. The interest rate is fixed at 9.235%. The Downtown Center Parking Garage Loan requires monthly payments of principal and interest of $139,670.07 until its maturity on January 1, 2000, at which time all unpaid principal and accrued but unpaid interest is due. Principal amortizes based on an approximately 32 year amortization schedule. The Downtown Center Parking Garage Loan accrues interest based on actual days per month, rather than on an assumed 30 days per month basis.

    If there is an event of default and the lender accelerates the Downtown Center Parking Garage Loan, the security documents require the Downtown Center Parking Garage Borrower to pay a premium equal to the greater of (i) 1% of the unpaid principal balance or (ii) the Unpaid Principal Premium described below. There is a 6% late fee on overdue installments, and overdue payments accrue interest at 15.235%.

   Prepayment. The Downtown Center Parking Garage Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of the greater of (i) 1% of the outstanding principal balance or (ii) an amount calculated by (a) multiplying the then outstanding balance of the Loan by the difference between (1) the effective annual yield on the mortgage (9.64%), and (2) the effective annual yield of a United States Treasury obligation with a maturity as close as possible to that of the mortgage; (b) dividing the result by 12 to determine the monthly differential; and (c) discounting the monthly differential over the remaining term of the mortgage (expressed in months and fractions) using as the discount rate the monthly equivalent of the effective annual yield of the Treasury obligation (the "Unpaid Principal Premium"). No prepayment penalty or premium is due if the loan is prepaid within the three months prior to maturity.

   Transfer of Properties or Interest in Borrowers. The Downtown Center Parking Garage Loan becomes immediately due and payable upon the transfer of the Downtown Center Parking Garage Property or the transfer of the interest of the Downtown Center Parking Garage Borrower without the prior consent of the lender. However, the Downtown Center Parking Garage Borrower does not need the consent of the lender if, after the transfer of partnership interests by any member of the partnership, (i) Harold Schnitzer and/or Arlene Schnitzer own and control no less than 51% in the aggregate of the Downtown Center Parking Garage Borrower, and (ii) the manager of the Downtown Center Parking Garage Property is the Downtown Center Parking Garage Borrower or is owned by the Borrower.

   Escrow/Reserves. At the request of the lender, the Downtown Center Parking Garage Borrower must deposit with the lender, on a monthly basis, an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies required by the deed of trust and one-twelfth of the estimated tax and other impositions for the year. No other reserves or escrows are required.

   Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that subordinate indebtedness is permitted as long as, among other conditions, the lender reviews and approves all documents related to the subordinate financing, the subordinate lender is an institutional lender satisfactory to the lender, the net cash flow (after all operating expenses) being generated by the Downtown Center Parking Garage Property remains equal to or greater than 1.25 times the total combined debt service and the combined debt remains below 85% of the total value of the Property. The documentation for the subordinate loan must state that it is subordinate to the lender's loan, but there is no requirement that the subordinate lender enter into an intercreditor or similar agreement.

THE PROPERTY

   The Downtown Center Parking Garage Property has 11 levels, including a basement, a ground floor, a mezzanine, floors 2-8 and a roof top. The Downtown Center Parking Garage Property was constructed in 1955 of reinforced concrete and is approximately 397,000 square feet. The Downtown Center Parking Garage Property contains 944 parking spaces and 14,078 square feet of retail and office space situated on the northwest corner of Mason and O'Farrell Streets in the Union Square area of downtown San Francisco. The Downtown Center Parking Garage Property was remodelled in 1979.


   The Normalized NOI for 1992, 1993 and 1994 was $2,188,847, $2,068,663 and
$2,460,545, respectively.

 9. ALLENDALE CORPORATE CENTER LOAN AND PROPERTIES

                        ALLENDALE CORPORATE CENTER-25
  1.  Cut-off Date UPB:      $5,467,398.28       8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Industrial/Flex     9.  Principal Amortization:  Yes
  3.  Year Built:            1989               10.  Negative Amortization:   No
  4.  Square Feet:           68,251             11.  Rate:                    9.250
  5.  UPB/Square Foot:       $80.11             12.  Maturity Date:           2/1/00
  6.  Occupancy Percent:     100.0              13.  Normalized NOI:          $577,542.00
  7.  Occupancy as of Date:  July 1995          14.  Debt Service Coverage:   1.06x
                        ALLENDALE CORPORATE CENTER -80
  1.  Cut-off Date UPB:      $3,678,067.96       8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Industrial/Flex     9.  Principal Amortization:  Yes
  3.  Year Built:            1989               10.  Negative Amortization:   No
  4.  Square Feet:           45,370             11.  Rate:                    9.250
  5.  UPB/Square Foot:       $81.07             12.  Maturity Date:           2/1/00
  6.  Occupancy Percent:     100.0              13.  Normalized NOI:          $441,909.00
  7.  Occupancy as of Date:  July 1995          14.  Debt Service Coverage:   1.21x
                        ALLENDALE CORPORATE CENTER-90
  1.  Cut-off Date UPB:      $5,765,619.96       8.  Amortization Type:       IO changing to Balloon
  2.  Property Type:         Industrial/Flex     9.  Principal Amortization:  Yes
  3.  Year Built:            1989               10.  Negative Amortization:   No
  4.  Square Feet:           78,000             11.  Rate:                    9.250
  5.  UPB/Square Foot:       $73.92             12.  Maturity Date:           2/1/00
  6.  Occupancy Percent:     100.0(1)           13.  Normalized NOI:          $756,180.00
  7.  Occupancy as of Date:  December 1994      14.  Debt Service Coverage:   1.32x
----  ---------------------  ---------------  -----  -----------------------  ----------------------

------------


   1. Current occupancy is significantly less. See text with respect to the September 1995 lease termination with respect to Bionaire Corporation in "The Properties, Allendale Corporate 90" below.


THE LOANS

   The Allendale Corporate Center Loans consist of the Allendale Corporate Center 90 Loan, the Allendale Corporate Center 80 Loan and the Allendale Corporate Center 25 Loan (collectively "the Allendale Loans"). The terms for each of the loans included in the Allendale Loans are identical, except for the property descriptions, tenant lists, rent rolls, and the amounts of the loan payments as set forth below.

   Each of the Allendale Loans is secured by a first mortgage on a research and development building located in Allendale, New Jersey. The three buildings are: the Allendale Corporate Center 90, the Allendale Corporate Center 25 and the Allendale Corporate Center 80 (collectively, the "Allendale Properties"). The Allendale Loans were originated by affiliates of the Seller on January 17, 1990. Each loan is cross-defaulted and cross-collateralized with the other two loans. The cross-default and cross-collateral provisions terminate upon the satisfaction of certain financial conditions; the lender believes that these conditions have been met but the Borrower has not requested a release of such provisions.


   The Borrower. The borrower for all of the Allendale Properties is Allendale Associates, a New Jersey general partnership (the "Allendale Borrower"), whose general partners are Anthony, Michael and Paul Laino.

    Security. Each of the Allendale Loans are secured by an Indenture of Mortgage and Security Agreement and an Assignment of Rents and Leases among other security documents. Each mortgage is a first lien on the fee simple interest in the corresponding Allendale Property. The Allendale Loans are non-recourse, subject to certain limited exceptions.


   Payment Terms. The interest rate is fixed at 9.25%. Principal amortizes on a 30 year schedule. The balance of the principal and any accrued but unpaid interest is due on the maturity date, February 1, 2000.

   The Allendale Loans provide for monthly principal and interest payments for each loan as follows:

       Allendale Corporate Center 90: $47,715.18
       Allendale Corporate Center 25: $45,247.15
       Allendale Corporate Center 80: $30,438.99

   If the Borrower defaults, the security documents provide that the lender is entitled to any prepayment charge to which it would have been entitled had the Note been open to prepayment and prepaid at the time of default. The security documents require a late charge of 6% on any unpaid installment. The security documents require a default rate of interest which is the lesser of
(i) the maximum allowable rate under applicable laws, or (ii) 6% over the Loan's effective rate on the outstanding balance of the Loan.

   Prepayment. Each of the Allendale Corporate Center Loans may be prepaid in whole, but not in part, upon payment of the greater of: (i) 1% of the principal amount prepaid, or (ii) an amount to be calculated by: (A) multiplying the then outstanding balance of the loan by the difference between (1) the effective annual yield on the mortgage (9.652%), and (2) the effective annual yield of a U.S. Treasury obligation with a maturity as close as possible to that of the mortgage; (B) dividing the result by 12 to determine the monthly differential; and (C) discounting the monthly differential over the remaining term of the mortgage (expressed in months and fractions thereof) using as the discount rate the monthly equivalent of the effective annual yield of the above-mentioned U.S. Treasury obligation. The Borrower may prepay any of the Loans in full without a prepayment penalty from November 1, 1999 through the maturity date. Any reduction in the principal balance of the note resulting from the application of funds from insurance proceeds, condemnation awards or escrows are not subject to prepayment penalty.

   Release of Collateral. The lender may at its option release parts of the Mortgaged Property.


   Transfer of Property or Interest in Borrower. The Allendale Corporate Center Loans become immediately due and payable upon the transfer of the Allendale Corporate Center Properties without the prior consent of the lender, and such consent shall not be withheld for certain transfers of partnership interests to family members of certain existing partners, provided that the principals continue to manage the Property.


   Escrow/Reserves. Upon the lender's request, Borrower must deposit with the lender on a monthly basis one-twelfth of the annual taxes and assessments associated with the property.

   Subordinate/Other Debt. The Allendale Corporate Center Loans becomes immediately due and payable if the properties are encumbered without the prior consent of the lender.

THE PROPERTIES


   The Allendale Corporate Center Properties are located in the Allendale Corporate Center, a business park developed by the Allendale Borrower, containing five buildings totaling 280,000 square feet with approvals in place to build three additional buildings totaling 260,000 square feet. The Allendale Properties are all R&D buildings built in 1989 of steel frame with brick exterior, spandrel and clear insulating glass in aluminum frames.


   The square footage, tenant, parking and rollover information for each of the Allendale Properties are as follows:

         ALLENDALE CORPORATE CENTER 80
         The property is 45,370 square feet of which 22,716 square feet ((50%) - expiring February 1998) are leased to Sanyo Semi-Conduct. The leases for the other two tenants, Implex Corporation

         (11,388 square feet (24%)) and Plus Corporation (11,266 square feet (24%)) expire in April 1997. For all three leases, the lessee is responsible for liability insurance, taxes, interior repairs, maintenance, and the lessor pays for fire and extended responsibility insurance. The property has parking for 129 vehicles. Rollover at the property is 0% for 1995, and is expected to be 0% for 1996 and 50% for 1997. For the years 1992, 1993 and 1994 the Normalized NOI was $350,518, $418,665 and $441,909, respectively, and average occupancy was 100%, 100% and 100%, respectively. ALLENDALE CORPORATE CENTER 25
         The property is 68,251 square feet of which 29,905 square feet ((43%) - expiring in January 1999) is leased to Clarion Corporation. The other two tenants are Witel Data Network (21,250 square feet (31%) - expiring in July 1998) and Fuji Hunt Photographic (17,096 square feet (25%) - expiring in January 2000. For all three leases the lessee is responsible for liability insurance, taxes, repairs and maintenance, and the lessor pays for fire and extended responsibility insurance.The property has parking for 196 vehicles. Rollover at the property is 0% for 1995, and is expected to be 0% for 1996 and 50% for 1997. For the years 1992, 1993 and 1994 the Normalized NOI was $680,386, $842,766 and $577,542, respectively, and average occupancy was 100%, 100% and 100%, respectively. ALLENDALE CORPORATE CENTER 90
         The property is 78,000 square feet of which 34,523 square feet is leased to Beckman Instruments ((44%) - expiring July 1999). Bionaire Corporation's lease of 31,318 square feet (40%) expired in September 1995. The Borrower is currently negotiating a lease for the former Bionaire space with the U.S. Postal Service. Marubeni Citizen-Concom, Inc. leases 12,166 square feet (15%) and its lease expires in September 1999. For all three leases, Lessee is responsible for liability insurance, taxes, interior repairs, and al maintenance, and Lessor pays for fire and extended responsibility insurance. The property has parking for 196 vehicles. Rollover at this property is 40% for 1995, and is expected to be 0% for 1996 and 0% for 1997. For the years 1992, 1993 and 1994 the Normalized NOI was $731,038, $749,201 and $756,180, respectively, and average occupancy was 100%, 100% and 100%, respectively.


   Management. According to information provided by the Seller, as of July 31, 1995, the Allendale Properties were managed by the Borrower and leased by a third-party firm, Edward S. Gordon. The Seller has no current information regarding management.


10. WOODHAWK CLUB APARTMENTS LOAN AND PROPERTY


  1.  Cut-off Date UPB:      $14,000,000.00     8.  Amortization Type:       Interest Only
  2.  Property Type:         Multifamily        9.  Principal Amortization:  No
  3.  Year Built:            1989              10.  Negative Amortization:   No
  4.  Units:                 436               11.  Rate:                    9.250
  5.  UPB/Unit:              $32,110.09        12.  Maturity Date:           7/1/99
  6.  Occupancy Percent:     94.0              13.  Normalized NOI:          $2,053,832.00
  7.  Occupancy as of Date:  March 1995        14.  Debt Service Coverage:   1.59x
----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN


   The Woodhawk Club Apartments Loan is secured by a first mortgage on an apartment project located in Pittsburgh, Pennsylvania (the "Woodhawk Club Apartments Property"). The Woodhawk Club Apartments Loan was originated by an affiliate of the Seller on June 22, 1989, assumed by the current borrower on March 28, 1994, and modified on May 11, 1994 in connection with the assumption of the loan by the borrower. The modification also involved a $2.4 million paydown of Principal and a decrease in the interest rate.

    The Borrower. The borrower is the State of California Public Employees Retirement Systems (Calpers), an agency of the State of California and the nation's largest public pension fund with a net worth of $81 billion (the "Woodhawk Club Apartments Borrower").

   Security. The Woodhawk Club Apartments Loan is secured by a Mortgage and Security Agreement and an Assignment of Rents and Leases, among other security documents. The Woodhawk Club Apartments mortgage is a first lien on a fee simple interest in the Woodhawk Club Apartments Property. The Woodhawk Club Apartments Loan is a non-recourse loan, subject to certain limited exceptions.


   Payment Terms. The interest rate is fixed at 9.25%. The Woodhawk Club Apartments Loan requires payments of monthly installments of interest only of $107,916.67, until its maturity on July 1, 1999, at which time all principal and accrued but unpaid interest is due.


   A charge applies to late payments equal to 6% of any payment not made when due. Upon an event of default, interest on the entire unpaid principal increases to the lesser of (a) 4% above the interest rate on the loan or (b) the maximum rate of interest permitted by Pennsylvania law. If the lender accelerates the loan due to an event of default, the security documents require that the Woodhawk Club Apartments Borrower pay a charge equal to the greater of (i) 6% of the outstanding principal or (ii) the Prepayment Charge described below.


   Prepayment. The Woodhawk Club Apartments Loan may be prepaid in whole but not in part upon 60 days prior written notice and upon payment of the greater of (i) 1% of the principal outstanding or (ii) an amount which, together with the amount prepaid, would produce the same annual effective interest yield to maturity as the loan if such amount were to be invested on such date in U.S. Treasury obligations with maturities as close to the maturity date of the loan as are reasonably available (the "Prepayment Charge"). The Prepayment Charge is calculated in accordance with the lender's then prevailing formula on a discounted cash flow basis incorporating a present value factor which reconciles differences in timing, yield and amortization between the payment streams of the note and the substitute Treasury obligations investment. No prepayment premium or penalty is due if the Woodhawk Club Apartments Loan is prepaid after April 1, 1999.


   Transfer of Property or Interest in Borrower. The Woodhawk Club Apartments Property or any interest in the Borrower may not be transferred without the prior consent of the lender.

   Escrow/Reserves. Upon the lender's request, the Woodhawk Club Apartments Borrower must deposit with the lender, on a monthly basis, one-twelfth of the aggregate insurance premiums required by the mortgage and one-twelfth of the estimated tax payments for the year. No other reserves or escrows are required.

   Subordinate/Other Debt. Additional encumbrances are prohibited without the prior consent of the lender, except that the Woodhawk Club Apartments Borrower may incur subordinate debt and encumber all or a portion of the Woodhawk Club Apartments Property upon 30 days prior written notice and provided, among other requirements, the lender is an institutional lender acceptable to the lender, there is no interest accrual feature, and the net cash flow is equal to or exceeds 1.15 times the combined annual debt service. No intercreditor or similar agreement is required in connection with such subordinated debt.

THE PROPERTY

   The Woodhawk Club Apartments Property was built in 1989 on 27.5 acres, is located in Pittsburgh, Pennsylvania, and is comprised of sixteen two- and three-story apartment buildings containing 367,636 square feet and 436 apartment units. The Woodhawk Club Apartments Borrower has 520 surface parking spaces and rents an additional 134 carports for a fee. The Woodhawk Club Apartments Property is constructed of brick and wood siding exterior walls over wood frames with pitched, asphalt shingle roofs. Common amenities include a clubhouse with sauna, pool, two tennis courts, racquetball and volleyball courts, and an exercise room. The Woodhawk Club Apartments Property is located in the North Hills sub-market of Pittsburgh, located 20 minutes north of downtown Pittsburgh, the nearest employment center to the Property.

    For 1992, 1993 and 1994, the Normalized NOI was $1,990,947, $1,990,352,
and $2,053,832, respectively; the average rental rate was $644.25, $659.60, and $682.40 per month, respectively. For 1992 and 1993, the occupancy rate was 92.8% and 93.2%, respectively.

   Environmental Issues. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments."


11. BLUE CROSS/BLUE SHIELD BUILDING LOAN AND PROPERTY

  1.  Cut-off Date UPB:       $13,763,859.13    8.  Amortization Type:       Balloon
  2.  Property Type:              Office        9.  Principal Amortization:  Yes
  3.  Year Built:                  1989        10.  Negative Amortization:   No
  4.  Square Feet:               192,807       11.  Rate:                    9.800
  5.  UPB/Square Foot:            $71.39       12.  Maturity Date:           1/1/05
  6.  Occupancy Percent:          100.0        13.  Normalized NOI:          $1,717,834.00
  7.  Occupancy as of Date:    August 1995     14.  Debt Service Coverage:   1.15x
----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN

   The Blue Cross/Blue Shield Building Loan is secured by a first deed of trust on a 192,807 square foot building in Richmond, Virginia (the "Blue Cross/Blue Shield Property"). The Blue Cross/Blue Shield Building Loan was originated by the Seller on December 13, 1989.

   The Borrower. The borrower is Holland Park Associates I, L.P., a Virginia limited partnership (the "Blue Cross/Blue Shield Building Borrower"), whose general partner is Glen Forest Associates.

   Security. The Blue Cross/Blue Shield Building Loan is secured by a first Deed of Trust and an Assignment of Rents and Security Agreement. The Deed of Trust is a first lien on a fee simple interest on two parcels comprising approximately 5.47 acres of the Blue Cross/Blue Shield Property and a first lien on a leasehold interest on a parcel comprising approximately 7.6 acres of the Property.

   The Blue Cross/Blue Shield Building Borrower has a ground lease with Myrtle and Russell Holland as trustees under a trust agreement dated January 14, 1987. The improvements lie on both the fee interests and leasehold interest. The ground lease is not subordinate to the Blue Cross/Blue Shield Building Loan and runs until December 31, 2046; the ground lease has three additional 10-year extensions at Lessee's option. Current annual rent for the ground lease is $51,038.38, increasing annually by 25% of the CPI and periodically increasing based on appraised value.

   The Blue Cross/Blue Shield Property is leased to Trigon Blue Cross Blue Shield ("Trigon"), formerly known as Blue Cross/Blue Shield of Virginia; the lease expires on April 9, 2004, prior to loan maturity. Pursuant to the lease, Trigon is required to pay all taxes, insurance and maintenance (other than landscaping). Monthly rent equals $151,996.18.

   Payment Terms. The interest rate is fixed at 9.8%. The Blue Cross/Blue Shield Building Loan requires monthly payments of principal and interest of $124,247.32 until its maturity on January 1, 2005, at which time all unpaid principal and accrued but unpaid interest is due. Interest is computed on the basis of a 360-day year of 12 30-day months. Principal amortizes based on a 30 year amortization schedule. The Blue Cross/Blue Shield Building Loan is non-recourse, subject to certain limited exceptions.

   If there is an event of default and the lender accelerates the Loan, the security documents require that the Blue Cross/Blue Shield Building Borrower pay a premium equal to the prepayment charge which the lender would have been entitled to had the note been open to prepayment and had the Borrower exercised its prepayment rights. The security documents require the payment of a 6% late fee and that overdue payments accrue interest at the lesser of 15.80% or the maximum rate of interest permitted by Virginia usury law.


   Prepayment. The Blue Cross/Blue Shield Building Loan may be prepaid in whole at any time on or after July 1, 1997 upon 60 days prior written notice, provided there is no default, and upon payment of the greater of (i) 1% of the outstanding balance or (ii) an amount which, together with the amount prepaid, sufficient to invest in a United States Treasury obligation for the remaining term of the note to produce the same annual effective yield to maturity as the note (the "Yield Maintenance Premium"). The Yield maintenance premium is to be calculated in accordance with the lender's then prevailing formula on a discounted cash flow basis incorporating a present value factor which reconciles differences in timing, yield and amortization between the payment streams of the note and the substitute treasury obligation investment. If Trigon exercises its expansion option in accordance with the terms of its lease and the lender declines to advance funds for the construction of the expansion space, then Borrower may prepay the loan with the applicable prepayment premium. No prepayment penalty or premium is due if the loan is prepaid within three months prior to maturity. Provided there is no default, the lender may apply the insurance or condemnation proceeds of any damage producing $600,000 or more in insurance and condemnation proceeds to the loan as prepayment, such prepayment incurring no prepayment penalty.

   Transfer of Properties or Interest in Borrowers. The Blue Cross/Blue Shield Building Loan becomes immediately due and payable upon transfer of the Blue Cross/Blue Shield Building Property unless the prior consent of the lender is granted, subject to certain exceptions, including: (i) the transfer of a 50% interest in the Blue Cross/Blue Shield Building Borrower to Blue Cross and Blue Shield of Virginia, as a limited partner; (ii) Glen Forest Associates, the general partner of Blue Cross/Blue Shield Building Borrower, may transfer a portion of its interest to any entity affiliated with the Blue Cross/Blue Shield Borrower or Thomas E. Robinson, and may also transfer limited partnership interests so long as Thomas E. Robinson owns at least 25% of the general partnership interest in the Blue Cross/Blue Shield Building Borrower and so long as Thomas E. Robinson is the managing general partner of Blue Cross/Blue Shield Building Borrower.

   Subordinate/Other Debt. Subordinate financing secured by all or any portion of the Blue Cross/Blue Shield Building Property is prohibited without the prior consent of the lender.

   Escrow/Reserves. Upon the occurrence of an event of default and at the request of the lender, the Blue Cross/Blue Shield Building Borrower must deposit with the lender an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies required by the deed of trust. Upon written request of the lender, the Blue Cross/Blue Shield Building Borrower must deposit with the lender one-twelfth of the estimated tax payments and other impositions for the year. No other reserves or escrows are required.

THE PROPERTY

   The six story structure was built in 1989 as a single tenant building for Blue Cross/Blue Shield of Virginia, which is now known as Trigon.
Construction is of steel and concrete with brick and glass exterior. The property is located in the near west end of Richmond with access to I-64.

   The lease to Trigon expires on April 9, 2004 and Trigon has an extension option. Trigon has exercised an option to purchase a 50% limited partnership interest in the Blue Cross/Blue Shield Borrower and has an option to purchase the property.


   For 1992, 1993 and 1994, Normalized NOI was $1,682,192, $1,707,433 and
$1,717,834, respectively. Rollover at the Property is 0% for 1994, 1995, and 1996.

   Environmental Issues. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments."

 12. STANFORD PARK HOTEL LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $13,622,029.18     8.  Amortization Type:       Balloon
  2.  Property Type:         Hotel              9.  Principal Amortization:  Yes
  3.  Year Built:            1984              10.  Negative Amortization:   No
  4.  Room:                  162               11.  Rate:                    8.860
  5.  UPB/Room:              $84,086.60        12.  Maturity Date:           8/1/97
  6.  Occupancy Percent:     84.5              13.  Normalized NOI:          $2,809,896.00
  7.  Occupancy as of Date:  1994 Average      14.  Debt Service Coverage:   1.47x
----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN

   The Stanford Park Hotel Loan is secured by a first leasehold deed of trust on the Stanford Park Hotel, located in Menlo Park, California (the "Stanford Park Hotel Property"). The Stanford Park Hotel Loan was originated by the Seller on July 30, 1986 and modified on August 1, 1991 and October 1, 1993, both in connection with extensions by the borrower. The modification involved a paydown in principal of $1 million, the extension of the maturity and a decrease in the interest rate of the loan.

   The Borrower. The borrower is Stanford Park Hotel, a California general partnership (the "Stanford Park Hotel Borrower"). The general partners are Stanford Rooms Corporation (50%) (formerly known as Western Lodging Corporation) and Inwood Properties (50%) (formerly known as Flume Corporation). Stanford Rooms Corporation operates five other hotels in Lafayette Park, Napa Valley, Bodega Bay, Half Moon Bay and Monterey. Inwood Properties is a partner in the Stanford Park Hotel Property only.

   Security. The Stanford Park Hotel Loan is secured by a Deed of Trust and Assignment of Rents, a Security Agreement, and an Assignment of Leases, Service Agreements and Concession Agreements, among other security documents. The Stanford Park Hotel Borrower is lessee under a ground lease with The Board of Trustees of the Leland Stanford Junior University, the fee holder of the Stanford Park Hotel Property, and Stanford Park Hotel Borrower's leasehold interest in the Stanford Park Hotel Property is the security for the Stanford Park Hotel Loan. The Stanford Park Hotel Loan is subordinate to the ground lease.

   The term of the ground lease is 51 years, expiring on November 30, 2032. The base rent is currently $434,000 and is adjusted every 5 years to the product derived by multiplying the prevailing percentage rate of return used in comparable areas to calculate rental value, but not less than 10% per annum payable monthly by the fair market value of the Property as fixed in the ground lease, but in no event shall the base rental be less than $168,970 per year. The next adjustment date is July 1, 1997. In addition, a percentage rent based on a percentage of gross hotel receipts and a percentage of gross restaurant receipts less $168,970 (the minimum rental paid during July 1987 through June 1992), is paid quarterly. A second ground rent payment (with an initial annual rent of $3,600, adjusted every 3 years by 1/2 of the increase in the Consumer Price Index) is required for a driveway easement.

   The Stanford Park Hotel Loan is a non-recourse loan with certain limited exceptions, including if a default occurs under the environmental indemnity made in favor of the lender.

   Payment Terms. The interest rate is fixed at 8.86%. The Stanford Park Hotel Loan requires monthly payments of interest and principal of $159,375.00 until its maturity on August 1, 1997, at which time all unpaid principal and accrued but unpaid interest is due and payable. Principal amortizes based on a 13 year and 6 month amortization schedule from the date of modification. Upon default and acceleration of the loan, the security documents require the Borrower to pay a premium equal to the prepayment fee to which the lender would have been entitled had the Borrower elected to exercise its prepayment right as of that date. The security documents provide for a 6% late charge on overdue installments, and interest accrues on overdue installments, at the lesser of (i) 6% above the interest rate of the loan, or (ii) the maximum rate allowable under applicable law.

    Prepayment. The Stanford Park Hotel Loan may be prepaid in whole but not in part upon payment of a premium equal to the greater of (i) 1% of the outstanding principal balance or (ii) an amount equal to the product of the outstanding principal balance and the amount by which, if any, (A) the effective annualized yield under the note exceeds (B) the yield reported for a U.S. Treasury Bill or Note with the same or similar maturity date of the note, multiplied by the number of years remaining until the maturity of the note. There is no prepayment premium if the Stanford Park Hotel Loan is prepaid during the final 90 days prior to maturity.

   Transfer of Property or Interest in Borrowers. The Stanford Park Hotel Loan becomes immediately due and payable upon the transfer of the Stanford Park Hotel Property, or any interest therein, or the transfer of any general partnership interest in or addition of any general partner, or the sale of 50% or more of the voting stock of any partner or entity that controls such partner of the Stanford Park Hotel Borrower, without the prior consent of the lender.

   Escrow/Reserves. At the request of the lender, the Stanford Park Hotel Borrower must deposit with the lender, on a monthly basis, an amount equal to one-twelfth of the aggregate annual insurance premiums on all policies required by the deed of trust and one-twelfth of the estimated tax and other impositions for the year. An escrow is maintained for real property taxes. Pursuant to a Special Reserve Fund Agreement dated as of October 1, 1993, The Stanford Park Hotel Borrower must annually deposit an amount equal to 3% of gross income into an account for capital improvements.

   Subordinate/Other Debt. Additional encumbrances are prohibited without the prior consent of the lender.

THE PROPERTY

   The Stanford Park Hotel Property, built in 1984, consists of a three and four-story hotel building containing 162 rooms and 199,400 square feet situated on a 4.109 acre site, which includes a .1356 acre easement for the north entrance to the property. Construction is cedar shingle siding exterior walls over wood frame with a copper-clad gable roof. The building is laid out in a U-shape around a central landscaped courtyard. The lobby area is three-stories high with skylights and an oversized fireplace. Second and third floor balconies overlook the lobby. All guest rooms are sprinklered.

   The hotel has a 120 seat restaurant and a 30 seat lounge with full length bar comprising 3,670 square feet. The gross square footage of the hotel and restaurant/lounge is 123,070. There are four meeting rooms that can accommodate 10-150 guests. Parking is provided for 207 cars.

   For 1992, 1993 and 1994, the average daily room rate was $129.50, $136.03 and $137.00, respectively; the occupancy was 76.7%, 80.5% and 85.9%, respectively; and the Normalized NOI was $2,169,708, $2,462,817 and $2,809,896, respectively.

   Management. According to information provided by the lender, the Stanford Park Hotel Property was managed by Ellis J. Alden, president of Stanford Rooms Corporation, (an affiliate of the Stanford Park Hotel Borrower), pursuant to a Management Agreement dated as of March 20, 1981, providing for an annual fee of 5% of gross room revenues. The lender has no current information with respect to management. Franchise Agreement. Pursuant to a Best Western Membership Application and Agreement dated October 21, 1985, the Stanford Park Hotel uses the Best Western Reservations System.

 13. STURBRIDGE INN LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $12,839,548.74     8.  Amortization Type:       Balloon
  2.  Property Type:         Hotel              9.  Principal Amortization:  Yes
  3.  Year Built:            1975              10.  Negative Amortization:   No
  4.  Rooms:                 241               11.  Rate:                    9.250
  5.  UPB/Room:              $53,276.14        12.  Maturity Date:           1/1/97
  6.  Occupancy Percent:     64.4              13.  Normalized NOI:          $1,695,531.00
  7.  Occupancy as of Date:  1994 Average      14.  Debt Service Coverage:   1.22x
----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN

   The Sturbridge Inn Loan is secured by a first mortgage on a hotel located in Sturbridge, Massachusetts (the "Sturbridge Inn Property"). The Sturbridge Inn Loan was originated by the Seller on December 8, 1986 and modified on October 25, 1993, effective February 1993, due to the borrower's inability to refinance the loan. A $1,000,000 participation was sold to Westinghouse Credit Corporation on December 30, 1992. The October 25, 1993 modification extinguished this participation by adding its outstanding principal amount to the principal balance of Westinghouse's second mortgage and reducing the principal amount of the lender's first mortgage by the same amount; it also lowered the interest rate, extended the term and shortened the principal amortization schedule.

   The Borrower. The borrower, Cedar Lake Realty Trust, transferred two of the three parcels of the property on July 10, 1995 to Gladen Corp., Trustee of Sturbridge Realty Trust, pursuant to a pre-approved transfer of the property, subject to the mortgage (Ceder Lake Realty Trust and Gladen Corp., collectively the "Sturbridge Inn Borrower").

   Security. The Sturbridge Inn Loan is secured by a Mortgage and Security Agreement, among other security documents. The Sturbridge Inn mortgage is a first lien on a fee simple interest in the Sturbridge Inn Property. The Sturbridge Inn Loan is a non-recourse loan except in certain limited circumstances.


   Payment Terms. The interest rate is fixed at 9.25%. The Sturbridge Inn Loan provides for monthly payments of principal and interest of $124,224.00 which was reduced in connection with the satisfaction of the participated amount, as described above, to $115,660.00 until its maturity on January 1, 1997, at which time all unpaid principal and accrued but unpaid interest is due.


   The security documents provide that if the loan becomes due and payable prior to maturity following default, it shall be considered a prepayment and the appropriate premium, described below, is generally due. There is a late payment charge not to exceed an amount equal to 6% of any monthly installment of principal or interest which is not paid on or before the due date.

   Prepayment. The Sturbridge Inn Loan may be prepaid in whole but not in part upon 60 days prior written notice and upon payment of the greater of (i) 1% of the outstanding principal balance or (ii) the present value of all scheduled principal and interest payments remaining to the maturity of the note attributable to the principal balance prepaid, to be determined by discounting all such payments at the rate (divided by 12) which is the mortgage equivalent of the average yield of U.S. Treasury obligations with maturities as close to the maturity date of the note as are reasonably available. If such amount is greater than the amount of the principal balance prepaid, the difference is the prepayment charge. There is no prepayment charge if the loan is prepaid after September 30, 1996.


   Transfer of Property or Interest in Borrower. The Sturbridge Inn Property may not be transferred without the prior consent of the lender. Transfers in the beneficial ownership of the Sturbridge Inn Borrower in excess of a 25% interest are prohibited without the prior consent of the lender.


   Subordinate/Other Debt. The Sturbridge Inn Property is encumbered by a second mortgage in the original face amount of $7,500,000 that was purchased at a discount by Loan Funding and Management Limited Partnership ("LFMLP"), a Massachusetts limited partnership; pursuant to an Absolute Assignment of Mortgages dated as of August 31, 1993 between LFMLP and LW-SP2, L.P. (successor in interest to Westinghouse Electric Corporation). The second mortgage loan accrues interest at the prime rate plus

2%, with a maturity that is coterminous with the Sturbridge Inn Loan. Westinghouse Credit Corporation (predecessor to LW-SP2, L.P.) and the lender entered into a subordination agreement dated December 5, 1986 that provides that the second mortgage is at all times subordinate to the Sturbridge Inn Loan and mortgage. The second mortgage may be replaced subject to certain conditions, including that the new financing must be subject to the same subordination provisions as the existing second mortgage. If the second mortgage is satisfied in full, additional subordinate financing is allowed subject to certain conditions, including that such financing must included subordination provisions acceptable to the lender. However, no intercreditor agreement is required.

   The Sturbridge Inn Borrower entered into a Mortgage and Security Agreement dated July 24, 1990 with Boston Trade Bank, securing a note for $900,000 with the Sturbridge Inn Property. Pursuant to an Intercreditor Agreement dated July 24, 1990 between Westinghouse and Boston Trade Bank, Boston Trade Bank's security interest in the Sturbridge Inn Property is subordinate to LFMLP's security interest in the property.

   Additional subordinate debt and encumbrances are prohibited without the prior consent of the lender.


   Escrow/Reserves. Upon the lender's request, the Sturbridge Inn Borrower must deposit with the lender, on a monthly basis one-twelfth of the estimated tax payments and one-twelfth of the aggregate insurance premiums for the year. The Sturbridge Inn Borrower must deposit (i) monthly, 2.5% of gross revenues of the preceding month into an escrow account to be used for the replacement of furniture, fixtures and equipment and for capital improvements; (ii) quarterly, an amount equal to the net cash flow from the preceding quarter up to a maximum of $400,000 into a separate escrow account to be used for certain expenses for which there is insufficient net cash flow to pay currently or expenditures permitted in (i) above. No other reserves or escrows are required.


THE PROPERTY

   The Sturbridge Inn Property is a 241 room hotel, constructed in two phases with 146 rooms in 1975 and an additional 98 rooms in 1982 and is rated 4-Diamond by AAA and 4-Star by Mobil. Construction of the two and three-story hotel is of reinforced concrete with a brick and cedar siding exterior. The hotel is marketed as a convention center/resort. Amenities include an interior, skylit courtyard, dining facilities and indoor swimming pool. As part of the convention center, the Sturbridge Inn Property contains a ballroom, exhibition hall, seventeen meeting rooms, two boardrooms and a theater-style seminar room. Recreational amenities include a two-story health club with four racquetball courts, tennis courts, miniature golf course, swimming, boating, fishing and ice skating facilities.

   The property was acquired by the Sturbridge Inn Borrower in 1990 and since that time has been undergoing frequent upgrading. The lobby, conference rooms, corridors and fitness center have been renovated and the exterior balconies have been replaced. Major roof repairs have been completed and the rooms have received new case goods.

   For 1992, 1993 and 1994, the average occupancy was 59.9%, 64.4% and 65.0%, respectively, the average daily rate was $80.52, $77.80 and 82.15, respectively, and the Normalized NOI was $1,224,024, $1,505,369 and $1,695,531, respectively. A new convention center, which is likely to compete with the Sturbridge Inn Property, is scheduled to open in Worcester, Massachusetts in 1996.


   Management. According to information provided by the Seller, as of January 31, 1994, the property was managed pursuant to a management agreement dated September 27, 1993 by Fine Hotels, an affiliate of the Sturbridge Inn Borrower, which manages eleven hotels throughout New England and the Middle Atlantic area. The agreement terminates on September 30, 1998. The manager receives 3.5% of gross revenues as a base fee, plus an incentive fee.

 14. SHERATON MAITLAND CENTER LOAN AND PROPERTY

  1.  Cut-off Date UPB:     $12,520,000.00(1)    8.  Amortization Type:       Balloon
  2.  Property Type:               Hotel         9.  Principal Amortization:  Yes
  3.  Year Built:                  1985         10.  Negative Amortization:   No
  4.  Rooms:                        394         11.  Rate:                    8.500
  5.  UPB/Room:                 $31,776.65      12.  Maturity Date:           1/1/01
  6.  Occupancy Percent:           71.8         13.  Normalized NOI:          $1,883,058.00
  7.  Occupancy as of Date:    1994 Average     14.  Debt Service Coverage:   1.28x
----  ---------------------  ---------------  -----  -----------------------  ---------------

THE LOAN


   The Sheraton Maitland Center Loan is secured by a first lien on the Sheraton Orlando North Hotel situated in the Maitland Center Office Park in Maitland, Orange County, Florida (the "Sheraton Maitland Center Property"). The Sheraton Maitland Center Loan was originated by the Seller on January 19, 1984 and modified on February 1, 1992, extending the term of the loan and reducing the interest rate. The loan was modified again on August 26, 1994, effective January 1, 1994, following a default by borrower. Pursuant to this modification, approximately $1.5 million of principal was forgiven, $2.5 million was paid down, the interest rate was lowered and the maturity was extended.


   The Borrower. The borrower is Maitland Hotel Associates Ltd., a Florida limited partnership (the "Sheraton Maitland Center Borrower"). The general partner of the Sheraton Maitland Center Borrower is Charles Wilson.

   Security. The Sheraton Maitland Center Loan is secured by a Mortgage and an Assignment of Rents and Leases, among other security documents. The Sheraton Maitland Center mortgage is a first lien on a fee simple interest in the Sheraton Maitland Center Property. The Sheraton Maitland Center Loan is non-recourse, except for certain limited indemnities made by the Borrower pursuant to an Indemnity Agreement effective January 1, 1994 in connection with the loan modification of the same date.

   Guaranty. The Sheraton Maitland Center Loan is guarantied by joint and several personal guaranties of John Lowndes, Lester Mandell, William O'Brien and James Russell, Jr. up to $1,509,176 in the aggregate, and such limitation decreases as the principal of the Sheraton Maitland Center Loan is reduced through amortization. In addition, Charles Wilson deposited $1,500,000 into the FF&E Account (defined below) in order to guaranty a capital improvement plan for the property.


   Payment Terms. The interest rate is currently 8.5% (requiring monthly payment of interest only of $122,320.46) and increases to 9.5% after January 1, 1996 (requiring monthly principal and interest payments based upon a 21-year amortization schedule) and increases to 10.5% after January 1, 1999 (requiring a monthly principal and interest payment based on an 18-year amortization schedule). All unpaid principal and accrued but unpaid interest is due on maturity January 1, 2001.


   The security documents require a late charge not to exceed an amount equal to the lesser of 6% of the payment due or the maximum amount permitted by law. Upon default, the security documents require (i) that, if the loan is accelerated, the borrower pay an amount equal to the prepayment charge (as described below), and (ii) that interest accrue on the outstanding indebtedness at the lesser of 6% above the interest rate then applicable under the loan or the highest interest rate permitted under the laws of Florida, until cured.

   Prepayment. The Sheraton Maitland Center Loan may be prepaid in whole, but not in part, upon 60 days prior written notice (i) at par prior to January 1, 1998, and (ii) commencing January 1, 1998, upon payment of the greater of (A) 1% of the principal balance of the note or (B) an amount which together with the amount due under the note would be sufficient to invest in a U.S. Treasury obligation which for

------------

(1) Represents the Senior Participation in a loan that has a balance as of the Cut-off Date of $15,091,761.68. See "DESCRIPTION OF THE MORTGAGE POOL--Senior Participations" herein.
                              B-29
the remainder of the term of the note would produce the same annual effective yield as the note. No prepayment penalty is required by the security documents if prepayment occurs during the 90 days prior to maturity. Partial prepayments without penalty are permitted throughout the term of the loan so long as they are paid out of the Escrow Account or out of the FF&E Account as described below.

   Transfer of Property. The Sheraton Maitland Center Loan becomes immediately due and payable upon the transfer of the Sheraton Maitland Center Property without the prior consent of the lender, except upon a transfer to Charles Wilson.


   Escrow/Reserves. Commencing May 20, 1995 until the maturity of the loan, the Sheraton Maitland Center Borrower must, at the lender's request, deposit on a monthly basis, 3% of the preceding month's total gross sales of the Sheraton Maitland Center Property into the furniture, fixture and equipment escrow account (the "FF&E Account"). The FF&E Account funds would be applied to capital improvement expenses, emergency repairs, and, after all improvements have been completed, the retirement of debt.


   The Borrower must remit on a monthly basis an amount equal to 50% of net cash flow over $1,500,000 generated from the Sheraton Maitland Center Property into an escrow account (the "Escrow Account"). The Escrow Account funds are to be used to fund shortfalls in meeting the property's expenses or be applied against the outstanding principal amount of the loan.

   Subordinate/Other Debt. Subordinate debt is generally prohibited. In connection with the second modification of the mortgage of January 1, 1994, the lender agreed to allow a subordinate second lien on the Sheraton Maitland Center Property in the amount of approximately $2.5 million in favor of Charles Wilson (the "Junior Loan"). The Junior Loan matures in August, 2001 (seven months before the maturity of the Sheraton Maitland Center Loan), with interest payable at 8.5%. In connection with the Junior Loan, Wilson entered into a Subordination Agreement which provides that Wilson receives current payments on the Junior Loan as long as there is no default on the Sheraton Maitland Center Loan. Pursuant to the Subordination Agreement, Wilson waives any right to marshal property pursuant to a foreclosure and agrees not to exercise remedies without the consent of the senior lienholder. In addition, the lender may modify the Sheraton Maitland Center Loan without Wilson's consent.

THE PROPERTY

   The Sheraton Maitland Center Property is a 394 room, 6-story full service Sheraton Orlando North Hotel situated in the Maitland Center Office Park in Maitland, Orange County, Florida and was built in 1984. The Sheraton Maitland Center Property is near I-4 and is approximately seven miles north of downtown Orlando. The Sheraton Maitland Center Property is a full service hotel rated 3-Diamond by AAA and 3-stars by Mobil. For the years 1992, 1993 and 1994 the Normalized NOI was $1,740,335, $1,849,903 and $1,883,058,
respectively. For the years 1992, 1993 and 1994 the average daily rate was $62.36, $60.78 and $64.78 respectively.

   Franchise Agreement. The Sheraton Maitland Center Borrower entered into a seven year License Agreement with the Sheraton Franchise Corporation on August 24, 1994 (the "License Agreement"). The monthly license fee is 5% of gross room sales for a one month period. The monthly marketing fee is 1% of gross room sales for a one month period. The license agreement is terminable by the Borrower on six months prior written notice and upon payment of a penalty equal to half of the amount of total payments that would have accrued between the date of termination stipulated in the notice and August 24, 2001. The license is not assignable or transferable without the prior written consent of Sheraton. No transfer or assignment of the general partnership interest or ten percent of the limited partnership interest is permitted without Sheraton's consent. Pursuant to the License Agreement, Borrower has agreed to complete substantial capital improvements to the Sheraton Maitland Center Property.


   Management. The Property is managed by an affiliate of the Borrower.

 15. 500 WESTCHESTER AVENUE LOAN AND PROPERTY

  1.  Cut-off Date UPB:      $12,500,000.00     8.  Amortization Type:       Interest Only
  2.  Property Type:         Office             9.  Principal Amortization:  No
  3.  Year Built:            1954              10.  Negative Amortization:   No
  4.  Square Feet:           95,040            11.  Rate:                    10.490
  5.  UPB/Square Foot:       $131.52           12.  Maturity Date:           5/26/99
  6.  Occupancy Percent:     100.0             13.  Normalized NOI:          $1,728,112.00
  7.  Occupancy as of Date:  September 1995    14.  Debt Service Coverage:   1.32x
----  ---------------------  --------------  -----  -----------------------  ---------------

THE LOAN

   The 500 Westchester Avenue Loan is secured by a first lien on single tenant office building located in Westchester County, New York (the "500 Westchester Avenue Property"). The 500 Westchester Avenue Loan was originated on May 26, 1989 and acquired by the Seller on June 8, 1989.

   The Borrower. DEZ Corporation, a Delaware corporation (the "500 Westchester Avenue Borrower"), a subsidiary of NYNEX Science and Technology Corporation ("NYNEX Science and Technology"), a subsidiary of NYNEX Corporation, is the current owner as a result of a pre-approved transfer of the property by the original borrower, NYNEX Properties Company.

   Security. The 500 Westchester Avenue Loan is secured by a Mortgage, Security Agreement and Assignment of Leases and Rents, among other security documents. The 500 Westchester Avenue mortgage is a first lien on a fee simple interest in the 500 Westchester Avenue Property. The 500 Westchester Avenue Loan is a non-recourse loan, subject to certain limited exceptions.

   Payment Terms. The interest rate is fixed at 10.49%, calculated on a 360 day year of twelve 30 day months, requiring interest only payments monthly until maturity on May 26, 1999.

   Upon default and acceleration of the loan, the security documents provide that the Borrower shall pay an amount equal to the Prepayment Premium as described below.


   Prepayment. The 500 Westchester Avenue Loan may be prepaid in whole but not in part at any time upon 60 days prior written notice and upon payment of a make-whole formula which computes a premium by multiplying the outstanding principal balance of the note by a percentage equal to the excess of 10.49% over the Current Available Yield (the effective annual percentage yield which the lender would be able to obtain if, on the prepayment date, it invested the outstanding principal balance being prepaid in U.S. Treasury obligations with maturities as close to the maturity date as are reasonably available), resulting in the Annual Payment Differential (the annual deficiency in payments that would result from an investment of the outstanding principal balance at the Current Available Yield rather than at an effective annual yield of 10.49%), and such amount is discounted based on the Current Available Yield (the "Prepayment Premium"). No prepayment premium or penalty is due if The 500 Westchester Avenue Loan is prepaid during the final two months prior to maturity.


   In the event of a casualty or condemnation resulting in proceeds in excess of $500,000, the lender has the right and option to accelerate the maturity date of the Loan and to apply insurance proceeds to the unpaid balance without payment of a prepayment premium provided the following conditions are met: (i) neither the casualty, condemnation nor the restoration of the 500 Westchester Avenue Property following such casualty or condemnation gives the tenant the right to terminate its obligations under the lease or to permanently cease operations, and the lease continues with full force and effect; (ii) no event of default exists at the time of the casualty or condemnation; and (iii) restoration can be completed within 18 months of the date of the casualty or condemnation. Further, in the event of a condemnation, such condemnation must be of an insubstantial portion of the 500 Westchester Avenue Property so that, in the lender's judgment, the remaining portion remains suitable for the Borrower's continued use. Should the lender elect not to exercise the right to accelerate the maturity date and apply the insurance proceeds to the Loan, the 500 Westchester Avenue Borrower may direct the lender to apply the insurance proceeds to prepayment of the Loan without the imposition of a prepayment premium provided that the entire outstanding balance is paid.

    Transfer of Property or Interest in Borrower. The 500 Westchester Avenue Loan becomes immediately due and payable upon (i) the transfer or encumbrance of the 500 Westchester Avenue Property (other than to an affiliate) without the prior consent of the lender (which consent may not be unreasonably withheld) and (ii) the transfer of any of the shares in the 500 Westchester Avenue Borrower without the prior written consent of the lender.

   Subordinate/Other Debt. Additional encumbrances are prohibited without the prior consent of the lender. However, the 500 Westchester Avenue Borrower may incur a mortgage subordinate to the lender's mortgage provided that certain conditions are met, including (i) the proceeds must only be used to renovate or expand the 500 Westchester Avenue Property, (ii) a subordination agreement shall be signed satisfactory to the lender, (iii) the lender must have a right of notice of default and right to cure defaults, (iv) the fair market value of the 500 Westchester Avenue Property must be sufficient to create a combined loan-to-value ratio of not greater than 75%, (v) the combined debt service coverage is at least 1.05 times the proposed new aggregate debt service, and (vi) the holder of the junior mortgage is either an institutional lender or an affiliate of the 500 Westchester Avenue Borrower.

   Escrow/Reserves. There are no escrow or reserve requirements.

THE PROPERTY

   The 500 Westchester Avenue Property is a 95,040 square foot, single tenant office building located in Westchester County, New York. The property was built in 1954 and completely reconstructed by the 500 Westchester Avenue Borrower in 1988. The sole tenant is NYNEX Science and Technology (95,040 square feet (100%)). The term of the lease is through December 31, 1998, approximately five months prior to the Loan's maturity, and NYNEX Science and Technology has the option to renew the lease for two additional terms of five years each upon 12 months prior written notice. The rent is $149,688 per month, plus payment of all taxes, charges and assessments with respect to the property. The Normalized NOI for 1992, 1993 and 1994 was $1,350,138, $1,728,112 and $1,728,112, respectively.

   The Westchester County office market had an overall office vacancy factor in 1994 of approximately 25% and has showed negative absorption for the years 1993 and 1994. The downsizing of major tenants such as IBM, TWA and NYNEX Corporation have contributed to these negative numbers. NYNEX Corporation has been going through a corporate re-engineering which will result in a reduction by year-end 1996 of 17,000 employees.

   Environmental Issues. See "DESCRIPTION OF THE MORTGAGE POOL -- Assessments of Property Condition -- Environmental Assessments."

        [Graphic material (3) omitted: Graphic depicts form of financial status report to be provided in the future with respect to the Mortgage Loans. Graphic contains the following fields for information to be provided for each property to be listed: the Current Scheduled Balance, the Paid Through Date, Original Underwriting Information (Last Property Inspection Date, Financial Information as of Date, Percent Occupancy, Total Revenues, NOI and DSCR), Prior Full Year Operating Information (Last Property Inspection Date, Financial Information as of Date, Percent Occupancy, Total Revenues, NOI (normalized) and DSCR (normalized)), Current Annual Operating Information (Last Property Inspection Date, Financial Information as of Date, Percent Occupancy, Total Revenues, NOI (normalized) and DSCR (normalized)), Actual Year-to-Date Financial Information (Last Property Inspection Date, Financial Information as of Date, Percent Occupancy, Total Revenues, NOI (normalized) and DSCR (normalized)), Net Change Current and Basis (Percent Occupancy, Percent Total Revenues, DSCR.

        The chart also contains a space for a summary of data received, indicating the loans (number and percent) and balance (number and percent) for which certain financial information (current full year, current full year received with debt service coverage less than 1, prior full year, prior full year received with debt service coverage less than 1 and quarterly financials) was received and was required.]

        [Graphic material (4) omitted: Graphic depicts form of delinquent loan status report to be provided in the future with respect to certain of the Mortgage Loans. Graphic contains the following fields for information to be provided for each property to be listed: Square Feet or Units Occupied (%), Paid to Date, Scheduled Loan Balance, Total P&I Advances to Date, Other Advances (Taxes and Escrow), Total Expenses to Date, Total Exposure, Current Monthly P&I, Current Interest Rate, Maturity Date, NOI Date, Latest Twelve Months NOI and DSCR, Valuation Date, Most Accurate Property Value, Appraisal BPO Internal Value, Transfer Date/Closing Date, Loss using 92% Appraisal or BPO, Date in Frclsr; Frclsr Sale Date, Status and Comments. For each Mortgage Loan listed the chart indicates whether such Mortgage Loan is 90+, 60+, 30+ days delinquent or current and at Special Servicer.]

               [Graphic material (5) omitted: Graphic depicts form of historical loan modification report to be provided in the future with respect to the Mortgage Loans. Graphic contains the following fields for information to be provided for each property to be listed for historical information, Total all Mortgage Loans and Mortgage Loans in Current Month: Modification/Extension, Effective Date, Balance When Sent to Special Servicer, Balance at Effective Date of Rehabilitation, Old Rate, Number of Months/New Rate, Old P&I, New P&I, Old Maturity, New Maturity, Modification Period, Realized Loss to Trust, Interest Loss to Trust (Rate Reduction) and Comments.

               The chart also contains fields for information to be provided for the number and balance of Mortgage Loans with Modifications and Maturity Date Extensions.]

               [Graphic material (6) omitted: Graphic depicts form of historical Loss estimate (REO-sold or discounted payoff) to be provided in the future with respect to the Mortgage Loans. Graphic contains the following fields for information to be provided for each property to be listed for historical information, Total all Mortgage Loans and Mortgage Loans in Current Month: Sale Price, Effective Date of Sale, Latest Appraisal or Brokers Opinion, Percent Received From Sale, Net Amount Received from Sale, Scheduled Balance, Total P&I Advanced, Total Expenses, Servicing Fees, Net Proceeds, Actual Losses Passed Through, Date Loss Passed Through, Minor Adjustment to Trust, Date Minor Adjustment Passed Through, Total Loss with Adjustment and Loss Percentage of Scheduled Balance.]

               [Graphic material (7) omitted: Graphic depicts form of REO status report to be provided in the future with respect to the Mortgage Loans. Graphic contains the following fields to provide information for the Mortgage Loans to be listed: Square Feet or Units; Occupancy Percentage, Paid to Date, Scheduled Loan Balance, Total P&I Advances to Date, Other Advances (Taxes & Escrow), Total Expenses to Date, Total Exposure, Current Monthly P&I, Current Interest Rate, Maturity Date, NOI Date, LRM NOI & DSCR, Appraisal Date, Most Accurate Property Value, Appraisal BPO Internal Value, Transfer Date/ Closing Date, Loss using 92% Appraisal or BPO, REO Acquisition Date and Pending Offers and Comments.]

               [Graphic material (8) omitted: Graphic depicts form of operating statement analysis to be provided in the future with respect to the Mortgage Loans. Graphic contains fields to provide the following information respecting Property Overview to be provided for a single Mortgage Loan: LB Control Number, Servicer Loan Number, Asset Name, Property Address, Net Rentable Square Feet, year Built/Year Renovated and Occupancy Rate and Average Rental Rate (as of the underwriting and for 1993, 1994, 1995 and year-to-date).

                Graphic also contains various fields for information to be provided for a single Mortgage Loan for the Base Line Underwriting Year, 1993 (normalized), 1994 (normalized), 1995 (normalized), 1996 (year-to-date), the 1995 Base Variance and the 1995-1994 Base Variance: Income (Rental Income, Pass Through/ Escalations, Other Income); Effective Gross Income; Operating Expenses (Real Estate Taxes, Property Insurance, Utilities, Repairs and Maintenance, Management Fees, Payroll & Benefits Expense, Advertising & Marketing, Professional Fees, Other Expenses, Ground Rent); Total Operating Expenses; Operating Expense Ratio; Net Operating Income; Leasing Commissions; Tenant Improvements; Replacement Reserve; Total Capital Items; NOI after Capital Items; Debt Service (per Servicer); Cash Flow after debt service; DSCR (NOI/Debt Service); and DSCR (after reserves\Capital Expenditures). Graphic also has space to provide the Source of Financial Data and Notes and Assumptions (Income Comments, Expense Comments and Capital Items Comments).]

               [Graphic material (9) omitted: Graphic depicts form of NOI adjustment worksheet to be provided in the future. Graphic contains the same fields of information to be provided as in the graphic on page C-6, but instead of providing such information for different years, it depicts such fields to be provided for Borrower Actual Year, Adjustments, and Normalized.]

               [Graphic material (10) omitted: Graphic depicts form of watch list to be provided in the future with respect to the Mortgage Loans. Graphic contains the following fields for information to be provided for the Mortgage Loans on the watch list: City, State, Current Scheduled Balance, Paid Through Date, Maturity Date, Current DSCR and Reason on the watch list.]

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION
                MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

   This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the related Prospectus Supplement ("Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

   The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement. Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

   Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS OR CERTIFICATES."

   Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

   An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                               LEHMAN BROTHERS

November 10, 1995

                              TABLE OF CONTENTS

                                                                                PAGE
                                                                             --------
Prospectus Supplement ...................................................... 5
Additional Information ..................................................... 5
Incorporation of Certain Documents by Reference ............................ 5
Summary of Terms ........................................................... 7
Risk Factors ............................................................... 26
Description of the Securities .............................................. 32
 General ................................................................... 32
 The Bonds--General ........................................................ 32
 The Certificates--General ................................................. 33
 Bearer Securities and Registered Securities ............................... 33
 Book-Entry Registration ................................................... 35
 Valuation of Mortgage Assets .............................................. 36
 Payments and Distributions of Interest .................................... 36
 Payments and Distributions of Principal ................................... 38
 Special Redemption ........................................................ 38
 Optional Redemption ....................................................... 39
 Mandatory Redemption ...................................................... 39
 Optional Termination ...................................................... 40
 Optional Repurchase of Certificates ....................................... 40
 Other Repurchases ......................................................... 40
Yield and Prepayment Considerations ........................................ 41
 Timing of Payment of Distribution of Interest and Principal  .............. 41
 Principal Prepayments ..................................................... 41
 Prepayments and Weighted Average Life ..................................... 41
 Other Factors Affecting Weighted Average Life ............................. 43
Security for the Bonds and Certificates .................................... 44
 General ................................................................... 44
 Mortgage Loans ............................................................ 45
 Private Mortgage-Backed Securities ........................................ 48
 Substitution of Mortgage Assets ........................................... 50
 Collection Account ........................................................ 50
 Other Funds or Accounts ................................................... 51
 Investment of Funds ....................................................... 51
 Guaranteed Investment Contract ............................................ 51
 Enhancement ............................................................... 51
Servicing of Mortgage Loans ................................................ 52
 General ................................................................... 52
 Collection Procedures ..................................................... 52
 Payments on Mortgage Loans; Deposits to Custodial Accounts  ............... 53
 Advances .................................................................. 53
 Maintenance of Insurance Policies and Other Servicing Procedures  ......... 54
 Enforcement of Due-On-Sale Clauses ........................................ 55
 Modification; Waivers ..................................................... 55
 Servicing Compensation and Payment of Expenses ............................ 55
 Evidence as to Compliance ................................................. 55
 Certain Matters Regarding the Master Servicer and Special Servicer  ....... 56
Enhancement ................................................................ 56
 General ................................................................... 56

                                2


                                                                                PAGE
                                                                             --------
 Subordinate Securities .................................................... 57
 Cross-Support Features .................................................... 57
 Insurance on the Mortgage Loans ........................................... 58
 Letter of Credit .......................................................... 58
 Bond Guarantee Insurance .................................................. 58
 Reserve Funds ............................................................. 58
Description of Insurance on the Mortgage Loans ............................. 59
 Mortgage Insurance on the Mortgage Loans .................................. 59
 Hazard Insurance on the Mortgage Loans .................................... 59
Certain Legal Aspects of Mortgage Loans .................................... 61
 Mortgages ................................................................. 61
 Foreclosure of Mortgage ................................................... 61
 Rights of Redemption ...................................................... 62
 Environmental Matters ..................................................... 63
 Certain Laws and Regulations .............................................. 63
 Leases and Rents .......................................................... 64
 Anti-Deficiency Legislation and Other Limitations on Lenders  ............. 64
 Due on Sale Clauses in Mortgage Loans ..................................... 66
 Enforceability of Prepayment and Late Payment Fees ........................ 66
 Equitable Limitations on Remedies ......................................... 67
 Applicability of Usury Laws ............................................... 67
 Alternative Mortgage Instruments .......................................... 68
 Secondary Financing; Due-on-Encumbrance Provisions ........................ 68
The Indenture .............................................................. 69
 Certain Covenants ......................................................... 69
 Modification of Indenture ................................................. 69
 Events of Default ......................................................... 70
 Authentication and Delivery of Bonds ...................................... 72
 Satisfaction and Discharge of the Indenture ............................... 72
 Issuer's Annual Compliance Statement ...................................... 72
 List of Bondholders ....................................................... 72
 Meetings of Bondholders ................................................... 72
 Fiscal Year ............................................................... 73
 Trustee's Annual Report ................................................... 73
 The Trustee ............................................................... 73
The Trust Agreement ........................................................ 73
 Assignment of Mortgage Assets ............................................. 73
 Repurchase of Non-Conforming Loans ........................................ 74
 Reports to Certificateholders ............................................. 75
 Event of Default .......................................................... 76
 Rights Upon Event of Default .............................................. 76
 The Trustee ............................................................... 77
 Duties of the Trustee ..................................................... 77
 Resignation of Trustee .................................................... 78
 Amendment of Trust Agreement .............................................. 78
 Voting Rights ............................................................. 78
 List of Certificateholders ................................................ 78
 REMIC Administrator ....................................................... 79
 Termination ............................................................... 79
The Issuer ................................................................. 80

                                3


                                                                                PAGE
                                                                             --------
 The Company ............................................................... 80
 Owner Trust ............................................................... 80
 Administrator ............................................................. 80
Use of Proceeds ............................................................ 81
Limitations on Issuance of Bearer Securities ............................... 81
Federal Income Tax Considerations .......................................... 82
 General ................................................................... 82
 Characterization of Securities ............................................ 82
 Taxation of Regular Interest Securities ................................... 83
 Sale or Exchange of Regular Interest Securities ........................... 87
 REMIC Expenses ............................................................ 87
 Taxation of the REMIC ..................................................... 87
 Taxation of Holders of Residual Interest Securities ....................... 88
 Excess Inclusion Income ................................................... 90
 Restrictions on Ownership and Transfer of Residual Interest Securities  ... 90
 Administrative Matters .................................................... 91
 Tax Status as a Grantor Trust ............................................. 91
 Miscellaneous Tax Aspects ................................................. 95
 Tax Treatment of Foreign Investors ........................................ 95
State and Local Tax Considerations ......................................... 96
ERISA Considerations ....................................................... 97
Legal Investment ........................................................... 99
Plan of Distribution ....................................................... 99
Legal Matters .............................................................. 100
Experts ....................................................................
Glossary ................................................................... 101

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series; (c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (d) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (e) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (f) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (g) the extent of subordination of any Subordinate Securities; (h) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (i) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (j) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (k) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (l) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (m) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (n) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (o) the plan of distribution of such Series; and (p) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                               SUMMARY OF TERMS

   The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company and Bankers Trust Company of California, N.A., a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED               Collateralized Mortgage Obligations (the
 A. THE BONDS ..........           "Bonds"). The Bonds may be issued from
                                    time to time in separately secured Series pursuant to the Indenture and a related Series Supplement. Each Series will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond Interest Rate. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Bonds with respect to the right to receive payments of principal, interest, or both, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Bonds under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Class will be issued in fully registered form in the minimum denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Bonds or certain Classes of such Bonds offered thereby may be available in book-entry form only. The Bonds may be issued in registered form or bearer form with coupons attached. Bonds in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "DESCRIPTION OF THE SECURITIES-- The Bonds--General" and "ENHANCEMENT--Subordinated Securities."
                                     Mortgage-Backed Certificates (the

 B. THE CERTIFICATES ...        "Certificates"). The Certificates are
                                    issuable from time to time in separate
                                    Series pursuant to separate Trust
                                    Agreements and a related Series
                                    Supplement. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such

                                    Series. Each Series of Certificates will consist of one or more Classes of Certificates, one or more of which may be Classes of Compound Interest Securities, PAC Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities,
                                    Subordinate Securities or Senior
                                    Securities. If a Series consists of
                                    multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions or principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

ISSUER .................        The Issuer with respect to a Series of Bonds
                                    will be Structured Asset Securities
                                    Corporation (the "Company") or an owner
                                    trust established by it ("Owner Trust")
                                    for the purpose of issuing one or more
                                    Series of Bonds. Each such Owner Trust
                                    will be created by an agreement (the
                                    "Deposit Trust Agreement") between the
                                    Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). The Bonds will be non- recourse obligations of the Issuer. The Series Supplement for a particular Series of Bonds may permit the assets pledged to secure the related Bonds to be transferred by the Issuer to a trust or other limited purpose affiliate of the Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                                 The Issuer with respect to a Series of
                                    Certificates will be a trust fund (the
                                    "Trust Fund") established by the Company for the purpose of issuing one or more Series of Certificates. Such Trust Fund will be created by an agreement (the "Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as trustee (the "Trustee").

                                 The Issuer will not have, nor be expected in
                                    the future to have, any significant assets available for payments on a Series of Bonds or distributions on a Series of Certificates, other than the assets pledged as security for a specific Series of Bonds issued by it, or assets deposited into a Trust Fund, the Certificates issued by such Trust Fund as Issuer representing a beneficial ownership interest in such assets. Unless otherwise specified in the related Prospectus Supplement, (i) each

                                    Series of Bonds will be separately secured and no Series of Bonds will have any claim against or security interest in the assets pledged to secure any other Series, and
                                    (ii) no Series of Certificates will have a beneficial ownership interest in any other Series.

                                 The Company, a Delaware corporation, is a
                                    limited-purpose finance subsidiary
                                    organized for the purpose of issuing one or more Series and other similar obligations directly or through one or more Trust Funds established by it. Although all of the outstanding capital stock of the Company is owned by Lehman Commercial Paper Inc. ("LCPI"), a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), neither LCPI nor Lehman Brothers nor any of their affiliates has guaranteed or is otherwise obligated with respect to any Series, except with respect to any representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets relating to a Series.

                                 The Company's principal office is located at
                                    200 Vesey Street, New York, New York 10285
                                    and its telephone number is (212)
                                    526-5594. See "RISK FACTORS" and "THE
                                    ISSUER."

INTEREST PAYMENTS ON THE
BONDS ..................         Each Class of a Series of Bonds (other than
                                    a Class of Zero Coupon Securities or
                                    Principal Only Securities) will accrue
                                    interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined by the method described in) the related Prospectus Supplement (the "Bond Interest Rate"). Interest on all Bonds which bear interest, other than Compound Interest Securities, will be due and payable on the Payment Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Bonds. Payments of interest on a Class of Variable Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest Payment Dates"). Interest on any Class of Compound Interest Securities will not be paid currently, but will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date through the Accrual Termination Date specified in the related Prospectus Supplement. Following the applicable Accrual Termination Date, interest payments on such Bonds will be made on the Compound Value thereof. Interest Only Bonds may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Bonds based on the principal balances or Bond Value of the Mortgage Loans attributable to the Bonds of a Series entitled to receive principal, and will be adjusted monthly over the life of the Bonds based upon adjustments to the Bond Value of such

                                    Mortgage Loans. Reference to the Notional
                                    Amount is solely for convenience in
                                    certain calculations and does not
                                    represent the right to receive any
                                    distributions allocable to principal. Zero
                                    Coupon Securities and Principal Only
                                    Securities will not accrue, and will not be entitled to receive, any interest.

                                 Each payment of interest on each Class of
                                    Bonds (or addition to principal of a Class of Compound Interest Securities) on a Payment Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Bonds), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding. See "YIELD AND PREPAYMENT CONSIDERATIONS."

                                 With respect to any Class of Variable
                                    Interest Securities, the related
                                    Prospectus Supplement will set forth: (a) the initial Bond Interest Rate (or the manner of determining the initial Bond Interest Rate); (b) the formula, index or other method by which the Bond Interest Rate will be determined from time to time;
                                    (c) the periodic intervals at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the interest rate floor (the "Minimum Variable Interest Rate") on the Bond Interest Rate, if any, for such Variable Interest Securities; and (e) the Variable Interest Period and any other terms relevant to such Class of Bonds. See "DESCRIPTION OF THE SECURITIES--Payments and Distributions of Interest."

INTEREST DISTRIBUTIONS ON
  THE CERTIFICATES ......       Interest distributions on the Certificates
                                    of a Series (other than Certificates that are Zero Coupon Securities or Principal Only Securities) will be made from amounts available therefor on each Distribution Date at the applicable rate specified in (or determined in the manner set forth in) the related Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the mortgage rates or annual percentage rates of the Mortgage

                                    Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets. Zero Coupon Securities and Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Compound Interest
                                    Securities will not receive distributions of interest but accrued interest will be added to the principal balance thereof on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

PRINCIPAL PAYMENTS ON
THE BONDS ..............         All payments of principal of a Series will
                                    be allocated among the Classes of such
                                    Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Bonds of any such Class, as specified in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date principal payments will be made on the Bonds of each Series in an amount (the "Principal Payment Amount") as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Bonds has a Class of Compound Interest Securities, additional principal payments on the Bonds will be made on each Payment Date in an amount equal to the interest accrued, but not then payable, on such Bonds for the related Interest Accrual Period. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date, as set forth in the related Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS ON THE
  CERTIFICATES ..........        Principal distributions on the Certificates
                                    of a Series will be made from amounts
                                    available therefor on each Distribution
                                    Date, unless otherwise specified in the
                                    related Prospectus Supplement, in an
                                    aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal payments will be made on the Certificates of each Series in the Principal Payment Amount as determined by a formula specified in the related Prospec-tus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Certificates has a Class of Compound Interest Securities, additional principal payments on the Certificates will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable, on such Certificates for the related Interest Accrual Period. If the Series of Certificates has a Class of PAC Securities, such PAC Securities will have certain priorities of distribution with respect to principal to the extent of certain targeted amounts with respect to each Distribution Date, as set forth in the related Prospectus Supplement.

ALLOCATION OF LOSSES ...       If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Bond or Certificate of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class. See "DESCRIPTION OF THE SECURITIES-- Payments and Distributions of Principal."

STATED MATURITY OF THE BONDS ..  The "Stated Maturity" for each Class of a
                                    Series is the date specified in the
                                    related Prospectus Supplement no later
                                    than which all the Bonds of such Class
                                    will be fully paid, calculated on the
                                    basis of the assumptions set forth in the related Prospectus Supplement. However, the actual maturity of the Bonds is likely to occur earlier and may occur significantly earlier than their Stated Maturity. The rate of prepayments on the Mortgage Assets pledged as security for any Series will depend on a variety of factors, including the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage Assets. See "YIELD AND PREPAYMENT CONSIDERATIONS."

FINAL SCHEDULED DISTRIBUTION
 DATE OF THE CERTIFICATES ...  The Final Scheduled Distribution Date for
                                    each Class of Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                 The actual maturity date of the Certificates
                                    of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Loans comprising the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the Mortgage Loans comprising Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

REDEMPTION OF BONDS ....       The Bonds will be redeemable only as
                                    follows:

 A. SPECIAL REDEMPTION .       If specified in the related Prospectus
                                    Supplement, Bonds of a Series will be
                                    subject to special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount of all scheduled principal payments and prepayments on the Mortgage Assets received since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, special redemptions of Bonds of a Series will be made in the same priority and manner as principal payments are made on a Payment Date. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at 100% of their unpaid principal amount plus accrued interest on such principal to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement or other agreement, and in certain other events at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Special Redemption."

 B. OPTIONAL REDEMPTION          To the extent specified in the related
                                    Prospectus Supplement, one or more Classes of any Series may be redeemed in whole, or in part, at, unless otherwise specified in the related Prospectus Supplement, the Issuer's option on any Payment Date on or after the date specified in the related Prospectus Supplement and at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Optional Redemption."

 C. MANDATORY REDEMPTION         If specified in the related Prospectus
                                    Supplement for a Series, the Bonds of one or more Classes ("Individual Investor Bonds") may be subject to mandatory redemptions by lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Individual Investor Securities will set forth Class priorities, if any, and conditions with respect to redemptions. Individual Investor Securities to be redeemed shall be selected by random lot in $1,000 units, after making all permitted redemptions requested by holders of Individual Investor Securities or by such other method set forth in the Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF
 TRUST FUND ............         If so specified in the related Prospectus
                                    Supplement, the Company, as depositor of the Primary Assets into the Trust Fund (acting in such capacity, and in such capacity in respect of an Owner Trust the "Depositor"), the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Optional Termination."

REPURCHASES OF CERTIFICATES ..   If so specified in the related Prospectus
                                    Supplement, one or more classes of the
                                    Certificates of such Series may be
                                    repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement and at the repurchase price set forth therein. See "DESCRIPTION OF THE SECURITIES--Optional Repurchase of Certificates" herein.

                                 If so specified in the related Prospectus
                                    Supplement, any Class of the Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "DESCRIPTION OF THE SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
OR THE TRUST FUND FOR THE
CERTIFICATES ...........        Each Series of Bonds will be separately
                                    secured by Primary Assets consisting of
                                    one or more of the assets described below, as specified in the Prospectus Supplement. The Trust Fund for a Series of Certificates will consist of one or more of the assets described below, as specified in the related Prospectus Supplement.

 A. MORTGAGE ASSETS ....        The Primary Assets for a Series may consist
                                     of any combination of the following, to
                                    the extent and as specified in the related
                                    Prospectus Supplement:

  (1) MORTGAGE LOANS ...        Mortgage Assets for a Series may consist, in
                                    whole or in part, of Mortgage Loans,
                                    including participation interests therein owned by the Issuer. Some Mortgage Loans or Mortgage Loans underlying such participation interests may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Mortgage Loans comprising or underlying the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on such Mortgage Loans will be collected by the Trustee or by the Servicer or Master Servicer with respect to a Series and remitted to the Trustee as described in the related Prospectus Supplement and will be available in the priority described in the related Prospectus Supplement to make payments on the Bonds of that Series. To the extent specified in the related Prospectus Supplement, Mortgage Loans owned by the Issuer will be serviced by Servicers, and, if applicable, a Master Servicer, either of which may be affiliates or shareholders of the Issuer.

                                 Mortgaged Properties securing Mortgage Loans
                                    may consist of multifamily residential
                                    rental property or cooperatively owned
                                    multifamily property consisting of five or more dwelling units, mixed multifamily/commercial property or commercial property. Mortgage Loans secured by Multifamily Property may consist of FHA Loans. Mortgage Loans may, as specified in the related Prospectus Supplement, have various payment characteristics and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon or other irregular payment features. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans comprising the Mortgage Assets for a Series, including, without limitation, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Assets; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans;
                                    (g) any enhancement relating to the
                                    Mortgage Assets; (h) the relative
                                    percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan.

                                 If permitted by applicable law, the Mortgage
                                    Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" and
                                    "--Maintenance of Insurance Policies and
                                    Other Servicing Procedures; Presentation of Claims; Realization Upon Defaulted Mortgage Loans."

(2) PRIVATE MORTGAGE-BACKED      Private Mortgage-Backed Securities may
   SECURITIES ..........            include (a) mortgage participations or
                                    pass-through certificates representing
                                    ben-
                                    eficial interests in certain Mortgage
                                    Loans, (b) debt obligations interest
                                    payments on which may be tax-exempt in
                                    whole or in part secured by mortgages or
                                    (c) participations or other interests in any of the foregoing. Although individual
                                    Mortgage Loans underlying a Private
                                    Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                    Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus
                                    Supplement relating to a Series, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee (on behalf of the Trust Estate) as registered owner of such Private
                                    Mortgage-Backed Securities. Unless
                                    otherwise specified in the Prospectus
                                    Supplement relating to a Series, if
                                    payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal income tax characteristics relating to the tax-exempt status of such obligations.

                                 The related Prospectus Supplement for a
                                    Series will specify, to the extent
                                    applicable, (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed interest rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features),
                                    (B) the approximate aggregate principal
                                    amount, if known, of the underlying
                                    Mortgage Loans, participations or other
                                    interests which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
                                    (D) the stated maturities of the Mortgage
                                    Loans, participations or other interests at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;
                                    (v) the pass- through or bond rate or
                                    ranges thereof for the Private
                                    Mortgage-Backed Securities or formula
                                    therefor; (vi) the weighted average
                                    pass-through or certificate rate of the
                                    Private Mortgage-Backed Securities or
                                    formula therefor; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer or Master Servicer of the Private Mortgage-Backed Securities and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, guarantees or overcollateralization, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves;
                                    (ix) the terms on which underlying
                                    Mortgage Loans, participations or other
                                    interests for such Private Mortgage-Backed
                                    Securities or the Private Mortgage-Backed
                                    Securities may, or are required to, be
                                    repurchased prior to maturity; and (x) the terms on which substitute Mortgage Loans, participations or other interests may be delivered to replace those initially deposited with the PMBS Trustee.

(3) DETERMINATION OF             If provided in the applicable Prospectus
   ASSET VALUE .........            Supplement, each item of Mortgage Assets

                                    for a Series will be assigned an Asset
                                    Value. Unless otherwise specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Primary Assets securing a Series of Bonds or comprising a Trust Fund will equal not less than the original Aggregate Outstanding Principal of such Series. The Asset Value of an item of Primary Assets securing any Series of Bonds or comprising a Trust Fund is intended to represent the principal amount of Securities of such Series that, based on certain assumptions stated in the related Series Supplement, can be supported by payments on such item of Primary Assets, irrespective of prepayments thereon, together with, depending on the type of Primary Assets and method used to determine its Asset Value, reinvestment earnings at the related Assumed Reinvestment Rate, if any, and amounts in any Reserve Fund established for that Series. In such a case, the related Prospectus Supplement will set forth the method or methods and related assumptions used to determine Asset Value, if such method is used, for the Primary Assets securing the related Series. See "DESCRIPTION OF THE SECURITIES--Valuation of Mortgage
                                    Collateral."

 B. COLLECTION ACCOUNT .        Unless otherwise provided in the related
                                    Prospectus Supplement, all payments on the Primary Assets pledged as security for a Series or comprising the assets of a Trust Fund will be remitted to a Collection Account to be established with the Trustee, or if the Trustee is not also the Paying Agent, with the Paying Agent, for such Series. Unless otherwise provided in the related Prospectus Supplement, such payments, together with the Reinvestment Income thereon, if any, the amount of cash, if any, initially deposited in the Collection Account by the Issuer together with Reinvestment Income thereon, if any, and any amounts withdrawn from any Reserve Fund established for such Series, will be available to make payments or distributions of principal of and interest on such Series on the next Payment Date or Distribution Date, as applicable. Any funds remaining in the Collection Account for a Series immediately following a Payment Date or Distribution Date, as applicable (unless required to be deposited into one or more Reserve Funds, as described below, or applied to pay certain expenses or other payments provided for in the Indenture or Trust Agreement, as applicable) will be promptly paid as provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual interests and, upon such payment, will be released from the lien of the Indenture or Trust Agreement, as applicable. See "SECURITY FOR THE BONDS AND
                                    CERTIFICATES--Collection Account."

 C. GUARANTEED INVESTMENT
 CONTRACTS AND OTHER AGREEMENTS .The Issuer may obtain and deliver to the
                                    Trustee Guaranteed Investment Contracts
                                    pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate for the Series. The Issuer may also obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements issued by a bank, insurance company, savings bank, savings and loan association or other entity which reduce the effects of interest rate fluctuations on the Mortgage Assets or the Securities. The principal terms of any such Guaranteed Investment Contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. Additionally, the related Prospectus Supplement will provide certain information with respect to the issuer of such Guaranteed Investment Contract or other agreement.

ENHANCEMENT ............         Enhancement in the form of reserve funds,
                                    subordination, overcollateralization,
                                    insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Mortgage Groups, each securing or supporting a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities secured by one Mortgage Group prior to distributions to Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund.

                                 The type, characteristics and amount of
                                    enhancement will be determined based on
                                    the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. If so specified in the related Prospectus Supplement, any such enhancement may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such enhancement will be limited. See "ENHANCEMENT" and "RISK FACTORS" herein.

 A. SUBORDINATE SECURITIES ...   A Series of Securities may include one or
                                    more Classes of Subordinate Securities.
                                    The rights of holders of such Subordinate
                                    Securities to receive distributions on any Payment Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Securities.

                                 The related Prospectus Supplement will set
                                    forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to holders of Senior Securities and/or to holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See
                                    "ENHANCEMENT--Subordinate Securities."

 B. INSURANCE ..........        If so specified in the related Prospectus
                                    Supplement, certain insurance policies
                                    will be required to be maintained with
                                    respect to the Mortgage Loans included in the Trust Estate or Trust Fund for a Series. Such insurance policies may include, but are not limited to, a standard hazard insurance policy or with respect to FHA Loans, FHA Insurance. See "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the extent described in the related Prospectus Supplement, certain insur-ance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Servicer or Master Servicer, if any, provided that no rating assigned to Securities of the related Series offered hereby and by the related Prospectus Supplement is adversely affected and such insurance policies may apply only in the event of certain types of losses, all as set forth in the related Prospectus Supplement.

 C. LETTER OF CREDIT ...        If so specified in the related Prospectus
                                    Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                                 The maximum liability of an L/C Bank under
                                    its letter of credit will be an amount
                                    equal to a percentage specified in the
                                    related Prospectus Supplement of the
                                    initial aggregate outstanding principal
                                    balance of the Mortgage Loans in the Trust
                                    Estate or Trust Fund or one or more
                                    Classes of Securities of the related
                                    Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "ENHANCEMENT--Letter of Credit."

 D. BOND GUARANTEE INSURANCE ..  If so specified in the related Prospectus
                                    Supplement, credit support for a Series
                                    may be provided by an insurance policy
                                    (the "Bond Guarantee Insurance") issued by one or more insurance companies. Such Bond Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "ENHANCEMENT--Bond
                                    Guarantee Insurance."

 E. RESERVE FUNDS ......        The Issuer may deposit in one or more
                                    reserve funds (collectively, the "Reserve
                                    Funds") for any Series cash, Eligible
                                    Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Securities of such Series or to reduce the likelihood of a special redemption with respect to any Series. Reserve Funds may be established to provide protection against certain losses or delinquencies in addition to or in lieu of other credit support. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, if any, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

                                 On each Payment Date or Distribution Date,
                                    as applicable, for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Indenture or Trust Agreement, as applicable, and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future payments or distributions on the Securities of such Series.

                                 Additional information concerning any
                                    Reserve Funds, including whether any such Reserve Fund is a part of the Trust Estate or Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Bondholders or Certificateholders, the balance required to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "ENHANCEMENT--Reserve
                                    Funds."

 F. OVERCOLLATERALIZATION ..    To the extent applicable and as specified in
                                    the related Prospectus Supplement, a
                                    Series may be structured such that the
                                    outstanding principal balances or
                                    Aggregate Asset Value of the Mortgage
                                    Assets securing a Series may exceed the
                                    Aggregate Outstanding Principal of such
                                    Series, thereby resulting in
                                    overcollateralization. See "DESCRIPTION OF
                                    THE SECURITIES--Valuation of Mortgage
                                    Assets."

SERVICING AGREEMENTS ...        Various Servicers will perform certain
                                    servicing functions with respect to any
                                    Mortgage Loans comprising Mortgage Assets or Underlying Collateral for a Series. In addition, if so specified in the related Prospectus Supplement, a Master Servicer identified in the related Prospectus Supplement may service Mortgage Loans directly or administer and supervise the performance by the Servicers of their duties and responsibilities under separate servicing agreements. Each Servicer must meet the requirements of the Master Servicer, if any, and be approved by the Issuer, and, if specified in the related Prospectus Supplement, the Master Servicer and each Ser-vicer must be approved by either FNMA or FHLMC as a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD as an FHA mortgagee. Each Servicer will be obligated under a servicing agreement to perform customary servicing functions and may be obligated to advance funds to cover certain payments not made by the Mortgagors to the extent described herein and in the related Prospectus Supplement. The Master Servicer, if any, may, if so specified in the related Prospectus Supplement, be obligated to advance funds to cover any required Advances not made by the Servicers to the extent that, in the judgment of the Master Servicer, such Advances are recoverable under the Insurance Policies, any Enhancement or from the proceeds of liquidation of the Mortgage Loans or as provided in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be recoverable. With respect to any such Series, the Issuer may (i) enter into a standby agreement with an independent standby Servicer acceptable to each Rating Agency rating such Securities providing that such standby Servicer will assume the Servicer's or Master Servicer's obligations in the event of a default by the Master Servicer or Servicer or (ii) obtain a servicer performance bond acceptable to each Rating Agency rating such Securities that will guarantee certain of the Servicer's or Master Servicer's obligations. The Issuer will assign to the Trustee its rights under any Master Servicing Agreement and any servicing agreements so provided with respect to a Series as security for the Series. See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER .......       If so specified in the related Prospectus
                                    Supplement, to the extent a Mortgage Loan on or after the Closing Date meets certain criteria set forth in the related Prospectus Supplement, (i) all or a portion of the servicing responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will provide advisory services with respect to the servicing of such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS" herein.

FEDERAL INCOME TAX
CONSIDERATIONS .........         Unless otherwise stated in the applicable
                                    Prospectus Supplement, a real estate
                                    mortgage investment conduit (a "REMIC")
                                    election will be made with respect to each Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Interest Securities") or as "residual interests" in a REMIC ("Residual Interest Securities").

                                 If the applicable Prospectus Supplement so
                                    specifies with respect to a Series of
                                    Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

                                 Compound Interest Securities and Zero Coupon
                                    Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Bondholder or
                                    Certificateholder will be required to
                                    include the original issue discount in
                                    gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non- REMIC Securities (other than interests in grantor trusts) will not qualify for such treatment.

                                 A holder of a Residual Interest Security
                                    will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest Security (i) except in certain circumstances with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities,
                                    (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                    (iii) for a foreign holder, may not
                                    qualify for exemption from or reduction of withholding. Further, individual holders are subject to limi-tations on the deductibility of expenses of the REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS."

LEGAL INVESTMENT .......      Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

USE OF PROCEEDS ........        The Issuer will use the net proceeds from
                                    the sale of each Series to (i) purchase
                                    Mortgage Loans and/or Private Mortgage-
                                    Backed Securities comprising the Mortgage
                                    Assets securing such Securities, (ii)
                                    repay indebtedness which has been incurred to acquire Mortgage Assets to be pledged by the Issuer as security for the Bonds or to be deposited into a Trust Fund, (iii) establish any Reserve Funds described in the related Prospectus Supplement, or (iv) pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the seller of such Mortgage Assets. See "USE OF PROCEEDS."

RATINGS ................       It will be a condition to the issuance of
                                    any Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                 A security rating should be evaluated
                                    independently of similar ratings of
                                    different types of securities. A security rating does not address the effect that the rate of prepayment on Mortgage Loans comprising or underlying the Mortgage Assets or the effect that reinvestment rates may have on the yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "RISK FACTORS."

                                 RISK FACTORS

   Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

   Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds-General," and "--The Certificates-General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement." See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Shearson Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

   Limited Assets. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

   Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

   Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   Yield and Prepayment Considerations. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Limited Nature of Rating. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

   The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

   Certain legal aspects of the Mortgage Loans comprising or underlying Mortgage Assets for a Series will be described in the related Prospectus Supplement.

   Certain Mortgage Loans and Mortgaged Property; Obligor Default. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and

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

foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

   Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

   Enhancement Limitations. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

   In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

   The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

   Overcollateralization and Subordination. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

   Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

   Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

   Remedies Following Default. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

   In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

   In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

   Enforceability. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

   As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt- acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

   Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

   ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

   Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Bonds, the taxable income arising in a given year on a Residual Interest Bond and Residual Interest Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                        DESCRIPTION OF THE SECURITIES

GENERAL

   The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

   The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

   The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

   Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

   The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

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

THE CERTIFICATES--GENERAL

   The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

   Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

   Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

   Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

   Distribution of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

   The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITY AND REGISTERED SECURITIES

   Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

   Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A),
(B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATION ON ISSUANCE OF BEARER SECURITIES."

   Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

   Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the

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

Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

   If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

   DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book- entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

   The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

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

   Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Bond owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

   If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

   With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

   There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

   The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

   Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest,

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other than Compound Interest Securities, will be due and payable on the
Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

   To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

   Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

   If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or

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

Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

   On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

   Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

   If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or
(ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

   If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the

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Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

   To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

   All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

   In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

   The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it obtains an opinion of counsel that such redemption, or any contribution made to the REMIC in connection with such redemption, will not cause the REMIC to fail to qualify as such or cause the REMIC to be subject to tax. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

   If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

   Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the

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Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

   If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

   If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

   If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

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                     YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

   Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

   The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

   If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

   The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

   The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

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

   The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

   The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

   Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original

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principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   Type of Mortgage Loan. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid to the investor.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series

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will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

   Single Mortgage Loan or Single Obligor. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                   SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

   Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets,
(c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

   To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

   Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus
Supplement: (a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

   The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "Private Mortgage-Backed Securities" below.

   Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required

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payments of interest on the Securities of such Series and to retire each
Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

   General. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

   The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--FHA Insurance."

   Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

   If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES-- Maintenance of Insurance Policies and Other Servicing Procedures; Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

   The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if

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any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

   If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

   The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

   Mortgage Underwriting Standards and Procedures. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

   Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has

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been completed. Unless otherwise stated in the applicable Prospectus
Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Determination of Compliance With Pool Requirements and Underwriting Procedures. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

   If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

   Repurchase and Substitution of Non-Conforming Mortgage Loans. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

   Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate ("Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more

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other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

   The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payment to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

   Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

   General. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the

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purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

   Enhancement Relating to Private Mortgage-Backed Securities. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

   Additional Information. The Prospectus Supplement for a Series which includes Private Mortgage- Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination,
(iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or

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

are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

   Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement,
(1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing Date) securing a Series may be substituted for,
(3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made
(1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

   If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

   Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

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

OTHER FUNDS OR ACCOUNTS

   A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "Enhancement."

INVESTMENT OF FUNDS

   The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

   Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

   If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

   Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

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

                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

   If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

   To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

   The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

   The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

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

   Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS;
DEPOSITS TO CUSTODIAL ACCOUNTS

   With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

   In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "Advances" below.

   If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

   The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

   With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

   General. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related

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Prospectus Supplement, from excess funds in the Custodial Account or
Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

   Adjustments to Servicing Fee or Advances in Connection with Prepaid Mortgage Loans. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES
AND OTHER SERVICING PROCEDURES

   General. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE."

   Presentation of Claims; Realization Upon Defaulted Mortgage Loans. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

   The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

   The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to

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which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

   Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

   As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

   The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

   The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement,

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Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and
(ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

   The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                 ENHANCEMENT

GENERAL

   For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as

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applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

   A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which

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requires that distributions be made on Senior Securities secured by one
Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

   Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

   The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

   Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

   One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from

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damage not covered by standard hazard insurance policies. Following each
Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

   The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE MORTGAGE LOANS

   General. Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

   Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified by FEMA pursuant to the Flood Disaster Protection Act of 1973, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

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   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

   In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

   FHA Insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

   Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien on title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is generally not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instruments, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage to secure the indebtedness. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

FORECLOSURE OF MORTGAGE

   Foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the

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court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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ENVIRONMENTAL MATTERS

   Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeal for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Bondholders in certain circumstances described above if such remedial costs were incurred.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

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   For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

   Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. In some instances, local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

   In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose out the junior lien.

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   In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that the lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under
Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in- possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial

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condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

   A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or

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may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the

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terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

   Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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                                THE INDENTURE

   The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

   The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and
(d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

   The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

   Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

   Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding,"
(iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds

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of such Series (or Class of such Series) contained therein or in the related
Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

   The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

   Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of

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the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

   The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

   An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

   Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3 % of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

   The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

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   Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

   The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

   The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or
(2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

   The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

   Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

   Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken

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by or on behalf of the Bondholders of any specified percentage of the
Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

   The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

   The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

   Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series) will be the Trustee under the Indenture for the Bond. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If Bankers Trust Company of California, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 3 Park Plaza, 16th Floor, Irvine, California 92714, and if Marine Midland Bank, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 140 Broadway, New York, New York 10015, or at such other addresses as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which (if Bankers Trust Company of California, N.A. is the Trustee) will be Bankers Trust Company, Four Albany Street, New York, New York 10006. If another bank or trust company serves as Trustee or as the New York Presenting Agent, the address of its Corporate Trust Office or such office of the New York Presenting Agent will be specified in the related Prospectus Supplement.

                             THE TRUST AGREEMENT

   The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

   General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

   Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage

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with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

   If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

   Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

   Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

   The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

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   The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

   The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

   (i) with respect to a Series the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

   (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

   (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

   (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

   (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

   (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

   (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

   (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

   (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

   (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

   (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

   (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

   (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

   (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

   (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders Senior Securities is less than their required distribution, the amount of the shortfall;

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   (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

   (xvii) such other information as specified in the related Trust Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

   Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series,
(ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

   In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

   During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates

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evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

   No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

   The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be Bankers Trust or Marine Midland. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

   The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

   The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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RESIGNATION OF TRUSTEE

   The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

   Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3 % of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

   The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

   Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

   No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

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REMIC ADMINISTRATOR

   With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

   The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

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                                  THE ISSUER

THE COMPANY

   The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

   The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

   The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

   Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

   The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

   Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

   Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or

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Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                               USE OF PROCEEDS

   The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

   Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the
Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

   Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

   Purchasers of bearer securities may be affected by certain limitations under United States tax laws. See "FEDERAL INCOME TAX
CONSIDERATIONS--Miscellaneous Tax Aspects."

   As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

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                      FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

   Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

   If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

   Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Securities will qualify for the tax treatment described in (i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).

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   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

   Interest and Acquisition Discount. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

   Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Proposed Contingent Regulations") governing the treatment of contingent payment obligations have recently been proposed. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Proposed Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities and not yet finalized, the Proposed Contingent Regulations may represent the likely method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Proposed Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

   The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Securities" below. In the case of the Compound Interest Securities, and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price.

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For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities"), and certain securities the interest rate on which is based on a weighted average of the rates on certain of the underlying mortgage loans, will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but Interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Securities is "unconditionally payable."

   The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

   The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   The Issuer may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

   Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

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

   A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under the rules governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments. The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Proposed Contingent Regulations, if they were finalized, and were applicable to Interest Weighted Securities (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the Proposed Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Securities." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history or relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment may be recognized currently or must be carried forward until disposition or retirement of the debt obligation.

   Variable Rate Regular Securities. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or
(ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments ( a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case

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of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

   Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Securities relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Securities") do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Securities described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Securities would be taxed under the rules applicable to contingent payment instruments. As noted above, there currently are no effective regulations governing such instruments. Under the Proposed Contingent Regulations, however, which will not be effective until 60 days after published in final form, it appears that a weighted average of fixed rates would qualify as an objective rate.

   Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

   Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to

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interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

   A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

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   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" above.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Income from Foreclosure Property. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property", that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

   The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is

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determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

   Mark-to-Market Rules. A Residual Interest Security is not treated as a security and thus may not be marked to market under proposed Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

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   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

   The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest." The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Bonds is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Securities is at least 20% of the anticipated weighted average life of the REMIC.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified

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Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with

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respect to the Mortgage Loans, and paid directly its share of the Servicing
Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The

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relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

   Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis except in the case of Certificates which it determines

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should more appropriately be treated as contingent payment instruments. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

   Under proposed Treasury Regulations applicable to contingent payment instruments (the "Proposed Contingent Regulations"), income on Stripped Certificates would be calculated by determining a projected payment schedule and a projected yield, and reporting income accruals on that basis. If the amount payable for a period were, however, greater or less than the amount projected, the income included for that period would be increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or
(iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute

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"loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security
(i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

   Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

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   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                      STATE AND LOCAL TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

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                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

   The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager;" or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of statutory or administrative exemptions.

   The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

   If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether (i) one or more statutory or administrative exemptions is applicable or (ii) one or more exceptions to the Plan Asset Regulations is applicable such that the underlying assets of the Issuer will not be treated as assets of such investing Plan.

   One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part

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of an offering pursuant to (a) an effective registration statement under the
Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Issuer are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Issuer.

   Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

   An additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption to apply are the following:

   1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

   3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

   4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

   5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

   6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The trust also must meet the following requirements:

       (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

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       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the "Restricted Group").

   There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

   Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("Enhancement Act"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

   The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

   The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series

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may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

   The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

   If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

   If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

   The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL MATTERS

   Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Weil, Gotshal and Manges, New York, New York or Cadwalader, Wickersham & Taft, New York, New York.

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                                   GLOSSARY

   The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

   "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

   "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

   "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

   "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

   "Administration Fee" means the fee specified as such in the Administration Agreement.

   "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

   "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

   "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

   "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

   "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

   "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on

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which the scheduled principal and interest payments with respect to such
Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

   "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

   "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

   "Bankers Trust" means Bankers Trust Company of California, N.A., a national banking association.

   "BIF" means Bank Insurance Fund.

   "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

   "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

   "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

   "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the city in which the Corporate Trust Office is then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

   "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

   "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

   "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

   "Certificate Interest Rate" means the interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

   "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

   "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Class" means a class of Securities of a Series.

   "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

   "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

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   "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

   "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

   "Commission" means the Securities and Exchange Commission.

   "Company" means Structured Asset Securities Corporation.

   "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

   "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

   "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

   "Corporate Trust Office" means the corporate trust office of the Trustee, which, unless otherwise specified in the related Prospectus Supplement, shall be the office of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, if Bankers Trust Company of California, N.A. is the Trustee, or Marine Midland Bank, N.A., 140 Broadway, New York, New York 10015, if Marine Midland Bank, N.A. is the Trustee.

   "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

   "CPR" means the Constant Prepayment Rate prepayment model.

   "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

   "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

   "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

   "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

   "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

   Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

   "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

   "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

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   "Depositor" means the Company (i) when acting in such capacity under a
Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

   "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

   "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

   "Determination Date" means the date specified in the related Prospectus Supplement.

   "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

   "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

   "DOL" means Department of Labor.

   "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

   "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

   "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

   "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

   "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

   "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

   "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

   "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

   "Exchange Act" means the Securities Exchange Act of 1934.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

   FNMA" means the Federal National Mortgage Association.

   Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

   "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

   "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

   "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

   "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

   "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

   "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

   "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

   "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

   "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

   "Holder" means a Bondholder or Certificateholder, as applicable.

   "Housing Act" means the National Housing Act of 1934, as amended.

   "HUD" means the United States Department of Housing and Urban Development.

   "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

   "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

   "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

   "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

   "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

   "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

   "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

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

   Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

   "IRS" means the Internal Revenue Service.

   "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

   "L/C Bank" means the issuer of the letter of credit.

   "LCPI" means Lehman Commercial Paper Inc.

   "Lehman Brothers" means Lehman Brothers Inc.

   "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

   "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

   "Marine Midland" means Marine Midland Bank, N.A., a national banking association.

   "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

   "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

   "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

   "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

   "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

   "Mortgage Loan Group" means groups of Mortgage Assets.

   "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

   "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

   "Mortgage Pool" means, with respect to a Series, the pool of Mortgage
Loans.

   "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

   "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

   "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

   "New York Presenting Agent" means the Issuer's agent in the State of New York, which, unless otherwise specified in the Prospectus Supplement for a Series, will be Bankers Trust Company, Four Albany Street, New York, New York 10006.

   "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

   "OID" means "original issue discount" within the meaning of section 1273 of the Code.

   "OTS" means the Office of the Thrift Supervision.

   "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

   "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

   "PAC" means Planned Amortization Class Securities.

   "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

   "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

   "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

   "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

   "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

   "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

   "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

   "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

   "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

   "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

   "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

   "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

   "PMBS Trustee" means the trustee of the Private Mortgage-Backed
Securities.

   "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

   "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

   "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

   "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

   "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

   "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

   "Principal Determination Date" means the day specified in the related Prospectus Supplement.

   "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

   "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

   "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

   "Principal Only Securities" means a Security entitled to receive payments of principal only.

   "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

   "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

   "PTE" means Prohibited Transactions Exemption.

   "Rating Agency" means a nationally recognized statistical rating agency.

   "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

   "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

   "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

   "Regular Bondholder" means a Holder of a Regular Interest Bond.

   "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

   "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

   "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

   "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

   "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

   "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

   "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

   "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

   "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

   "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

   "Reserve Funds" means, collectively, more than one reserve fund.

   "Residual Bondholder" means the Holder of a Residual Interest Bond.

   "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

   "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

   "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

   "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

   "SAIF" means Savings Association Insurance Fund.

   "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

   "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor,
(b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

   "Securities" means Bonds of Certificates.

   "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

   "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

   "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

   "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

   "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC- approved seller and servicer.

   "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

   "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

   "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

   "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

   "SPA" means the Standard Prepayment Assumption prepayment model.

   "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

   "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

   "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

   "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

   "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans.

   "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

   "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

   "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

   "TIN" means Taxpayer Identification Number.

   "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

   "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

   "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

   "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

   "Trustee" means Bankers Trust or Marine Midland or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series as trustee or the Trustee for any series of Certificates named in the Prospectus Supplement.

   "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

   "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

   "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

   "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

   "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

   "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

   "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi- annual or annual.

   "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

   "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period appliable to the first Variable Interest Payment Date with respect to such [Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the] date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

   "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

   "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

   "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

   "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only.

   "1986 Act" means the Tax Reform Act of 1986, as amended.

   No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                              TABLE OF CONTENTS
                            Prospectus Supplement


                                                           PAGE
                                                        ---------

Table of Contents ..................................... S-3
Summary of Terms ...................................... S-5
Risk Factors .......................................... S-28
Description of the Certificates ....................... S-38
The Seller ............................................ S-64
Underwriting Practices ................................ S-64
Description of the Mortgage Pool ...................... S-66
Servicing of Mortgage Loans ........................... S-89
Yield, Prepayment and Maturity Considerations  ........ S-107
Legal Investment Considerations ....................... S-113
Certain Legal Aspects of Mortgage Loans Located in
 California, Pennsylvania, and Florida ................ S-114
Use of Proceeds ....................................... S-114
ERISA Considerations .................................. S-115
Federal Income Tax Considerations ..................... S-117
Underwriting .......................................... S-118
Legal Matters ......................................... S-118
Certificate Rating .................................... S-119
Index of Principal Terms .............................. S-120
Appendix A ............................................ A-1
Appendix B ............................................ B-1
Appendix C ............................................ C-1

                            Prospectus
                                                        PAGE
                                                        ---------
Table of Contents ..................................... 2
Prospectus Supplement ................................. 5
Additional Information ................................ 5
Incorporation of Certain Documents by Reference  ...... 5
Summary of Terms ...................................... 7
Special Considerations ................................ 26
Description of the Securities ......................... 32
Yield and Prepayment Considerations ................... 41
Security for the Bonds and Certificates ............... 44
Servicing of Mortgage Loans ........................... 52
Enhancement ........................................... 56
Description of Insurance on the Mortgage Loans  ....... 59
Certain Legal Aspects of Mortgage Loan ................ 61
The Indenture ......................................... 68
The Trust Agreement ................................... 73
The Issuer ............................................ 79
Use of Proceeds ....................................... 80
Limitations on Issuance of Bearer Securities  ......... 80
Federal Income Tax Considerations ..................... 81
State and Local Tax Considerations .................... 96
ERISA Considerations .................................. 96
Legal Investment ...................................... 98
Plan of Distribution .................................. 98
Legal Matters ......................................... 99
Experts ............................................... 99
Glossary .............................................. 100



                                  AETNA LOGO


                                 $341,336,714
                                (APPROXIMATE)


                            Aetna 1995 Commercial
                                Mortgage Trust

                    Multiclass Pass-Through Certificates,
                                Series 1995-C5


                            PROSPECTUS SUPPLEMENT
                              December 12, 1995

                               LEHMAN BROTHERS